Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO
CREDIT AGREEMENT AND AMENDMENTS TO LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENTS TO LOAN DOCUMENTS (this “Amendment”), dated as of April 19, 2013 and effective as of the Fourth Amendment Effective Date (as hereinafter defined), is made and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), the other Loan Parties (as hereinafter defined), the Lenders party hereto, which constitute all of the Lenders as of the Fourth Amendment Effective Date and which include, for purposes of clarification, the Swing Line Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as one of the Lenders, Issuing Bank, Swing Line Lender and as the agent to the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH

A.                                    Borrower is a party to that certain Credit Agreement dated as of July 26, 2007, as amended by the First Amendment to Credit Agreement, dated as of February 17, 2010, the Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”) and the Third Amendment to Credit Agreement, dated as of November 21, 2012 (as further amended and in effect immediately before giving effect to this Amendment, the “Existing Credit Agreement,” and as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, Administrative Agent, and the lenders party thereto from time to time.

B.                                    In connection with the Existing Credit Agreement, (i) the Subsidiary Guarantors (together with Borrower, the “Loan Parties”) have executed that certain Subsidiary Guaranty dated as of July 26, 2007, as amended by the Second Amendment, or a joinder or counterpart thereto (as further amended and in effect immediately before giving effect to this Amendment, the “Existing Subsidiary Guaranty,” and as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) pursuant to which, among other things, each Subsidiary Guarantor has guaranteed the obligations of Borrower under the Existing Credit Agreement and any Lender Hedge Agreements (as defined in the Existing Subsidiary Guaranty), and (ii) the Loan Parties have executed that certain Security Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Security Agreement dated as of January 25, 2008, as amended by the Second Amendment, or a joinder or counterpart thereto (as further amended and in effect immediately before giving effect to this Amendment, the “Existing Security Agreement,” and as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) pursuant to which each Loan Party has granted in favor of Administrative Agent a security interest in substantially all of the personal property of such Loan Party to secure (x) in the case of Borrower, all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit

Agreement and the other Loan Documents and any Lender Hedge Agreements (as defined in the Existing Security Agreement) and (y) in the case of each other Loan Party, all obligations and liabilities of every nature of such Loan Party now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty.

C.                                    Borrower has requested that the Lenders agree to (i) amend the Existing Credit Agreement (including the Exhibits and Schedules thereto) in the manner set forth in Section 2 herein, (ii) amend the Existing Subsidiary Guaranty (including the Exhibits and Schedules thereto) in the manner set forth in Section 3 herein and (iii) amend the Existing Security Agreement (including the Exhibits and Schedules thereto) in the manner set forth in Section 4 herein, in each case subject to, and in accordance with, the terms and conditions set forth herein.

In particular, such amendments reflect, among other things and in each case as further specified in Attachments 1, 2 and 3 hereto:

I.                                        the repayment in full of the Term Loans under the Existing Credit Agreement;

II.                                   the continuation of the Revolving Loan Commitments under the Existing Credit Agreement (in the aggregate principal amount of $300,000,000);

III.                              an extension of the maturity date under the Existing Credit Agreement to the date that is the fifth anniversary of the Fourth Amendment Effective Date;

IV.                               the right of Borrower, subject to certain terms and conditions, to obtain future commitments to increase the Revolving Loan Commitments and/or incur one or more new series of Term Loans in a maximum aggregate principal amount of $200,000,000;

V.                                    depending on the then effective Consolidated Total Leverage Ratio, effective reductions in the interest rates and unused commitment fees applicable to Revolving Loans as follows:

Consolidated Total Leverage Ratio	Interest Margin for LIBOR Rate Loans	Interest Margin for Base Rate Loans	Commitment Fee
Less than 4.00 to 1.00	1.75%	0.75%	0.25%
Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	2.00%	1.00%	0.30%
Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	2.25%	1.25%	0.375%
Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	2.50%	1.50%	0.375%
Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	2.75%	1.75%	0.50%
Greater than or equal to 6.00 to 1.00	3.00%	2.00%	0.50%

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VI.                               amendments to each of the Maximum Consolidated Total Leverage Ratio, Maximum Consolidated Senior Secured Leverage Ratio and Minimum Interest Coverage Ratio financial covenants to, among other things, reflect the refinancing of the Term Loans under the Existing Credit Agreement and the provision of additional operating flexibility to the Loan Parties;

VII.                          clarifications regarding certain assets of the Loan Parties that are excluded from the Collateral pledged by the Loan Parties as security for the Obligations, including certain Leasehold properties at the Vicksburg Gaming Facilities;

VIII.                     the inclusion of additional flexibility to repay unsecured indebtedness and subordinated indebtedness prior the payment in full of the Obligations;

IX.                               the expansion of certain investment rights of the Loan Parties; and

X.                                    the inclusion of flexibility to dispose of, or otherwise restructure holdings in, the Davenport Gaming Facilities.

D.                                    In connection with and as a condition to the effectiveness of this Amendment, and only to reflect the effectiveness of this Amendment, including the extension of the maturity date, (i) each Loan Party that is party to a Mortgage as of the date hereof is entering into an amendment to and confirmation of such Mortgage in substantially the form of Exhibit A hereto (each such amendment to and confirmation of a Mortgage, a “Mortgage Amendment”) and (ii) each Loan Party that is party to a Ship Mortgage as of the date hereof is entering into an amendment to and confirmation of such Ship Mortgage in substantially the form of Exhibit B hereto (each such amendment to and confirmation of a Ship Mortgage, a “Ship Mortgage Amendment” and, together with this Amendment, each Mortgage Amendment and each Ship Mortgage Amendment, each an “Amendment Document” and, collectively, the “Amendment Documents”)).

E.                                     The Lenders are willing to agree to enter into this Amendment, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, each Lender, Administrative Agent and the Loan Parties agree as follows:

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1.                                      DEFINITIONS.  Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Existing Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Amendment.

2.                                      AMENDMENTS TO EXISTING CREDIT AGREEMENT.  With effect as of the Fourth Amendment Effective Date, the Existing Credit Agreement (including each of the Exhibits and Schedules thereto) is hereby amended to reflect, among other things, the amendments described above and such other amendments as are agreed to by the parties hereto by giving effect to each of the changes shown in the redlined version of the Credit Agreement (including each of the Exhibits and Schedules thereto) attached hereto as Attachment 1, as if each of such changes had been separately identified in this Amendment.

3.                                      AMENDMENTS TO EXISTING SUBSIDIARY GUARANTY. With effect as of the Fourth Amendment Effective Date concurrently with the amendment of the Existing Credit Agreement pursuant to Section 2 above, the Existing Subsidiary Guaranty (including the Exhibit thereto) is hereby amended to reflect, among other things, the amendments described above and such other amendments as are agreed to by the parties hereto by giving effect to each of the changes shown in the redlined version of the Subsidiary Guaranty (including the Exhibit thereto) attached hereto as Attachment 2, as if each of such changes had been separately identified in this Amendment.

4.                                      AMENDMENTS TO EXISTING SECURITY AGREEMENT.  With effect as of the Fourth Amendment Effective Date concurrently with the amendment of the Existing Credit Agreement pursuant to Section 2 above, the Existing Security Agreement (including each of the Exhibits and Schedules thereto) is hereby amended to reflect, among other things, the amendments described above and such other amendments as are agreed to by the parties hereto by giving effect to each of the changes shown in the redlined version of the Security Agreement (including each of the Exhibits and Schedules thereto) attached hereto as Attachment 3, as if each of such changes had been separately identified in this Amendment.

5.                                      REPRESENTATIONS AND WARRANTIES.  To induce the Lenders to agree to this Amendment, Borrower and each of the other Loan Parties represents to the Lenders and the Administrative Agent that as of the date hereof and as of the Fourth Amendment Effective Date:

5.1                               Borrower and each of the other Loan Parties has all power and authority to enter into, execute and deliver this Amendment and each other Amendment Document to which it is a party and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment and each other Amendment Document to which it is a party;

5.2                               the execution and delivery of this Amendment and each other Amendment Document to which it is a party and the performance of the obligations of Borrower and each of the other Loan Parties under or in respect of this Amendment and each other Amendment Document to which it is a party have been duly authorized by all necessary action on the part of Borrower and each of the other Loan Parties;

5.3                               the execution and delivery of this Amendment and each other Amendment Document to which it is a party and the performance of the obligations of Borrower and each of

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the other Loan Parties under or in respect of this Amendment and each other Amendment Document to which it is a party do not and will not conflict with or violate (i) any provision of the articles or certificate of incorporation or bylaws (or similar constituent documents) of Borrower or any other Loan Party, (ii) any provision of any law or any governmental rule or regulation (other than any violation of any such law, governmental rule or regulation, or Gaming Law, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), (iii) any order, judgment or decree of any Governmental Authority or arbitrator binding on Borrower or any other Loan Party (other than any violation of any such order, judgment or decree, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), or (iv) any material indenture, material agreement or material instrument to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party, or any property of any of them, is bound (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), and do not and will not require any consent or approval of any Person that has not been obtained;

5.4                               Borrower and each of the other Loan Parties has duly executed and delivered this Amendment and each other Amendment Document to which it is a party, and this Amendment and each other Amendment Document constitutes a legal, valid and binding obligation of Borrower (to the extent party thereto) and each of the other Loan Parties (to the extent parties thereto), enforceable against Borrower and each of the other Loan Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

5.5                               after giving effect to this Amendment and each other Amendment Document, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the other Amendment Documents or the performance by Borrower and the other Loan Parties of their obligations hereunder or thereunder that would constitute a Potential Event of Default or an Event of Default; and

5.6                               each of the representations and warranties made by Borrower and the other Loan Parties in or pursuant to the Loan Documents, as amended hereby and by the other Amendment Documents, shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, or which by their context relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

6.                                      EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective only if and when: (a) the Administrative Agent shall have received a copy of this Amendment, duly executed and delivered by Borrower, the other Loan Parties and each of the Lenders party hereto, which Lenders constitute all of the Lenders under the Existing Credit Agreement, (b) the Term Loans under the Existing Credit Agreement shall have been repaid in full (and each of the Lenders, by release of its signature pages hereto, confirms its agreement to fund in accordance with Section 2.1A(ii) of the Credit Agreement its Pro Rata Share of the Revolving Loans subject

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to the Notice of Borrowing previously delivered for a Funding Date as of the date hereof), (c) the Lenders shall have entered into such Assignment Agreements and otherwise consummated trades of the Revolving Loans such that, immediately prior to the Fourth Amendment Effective Date, such Lenders and their respective Revolving Loan Commitments are as set forth in Attachment 4 hereto (and each of the Lenders, by release of its signature pages hereto, confirms its release of its signature pages to such Assignment Agreements), and (d) each of the conditions set forth in Section 4.1 of the Credit Agreement are satisfied (or waived pursuant to Section 4.1 of the Credit Agreement), which conditions are hereby incorporated by reference herein with the same effect as if each such condition had been separately set forth in this Amendment (the first date on which all of such conditions have been satisfied being the “Fourth Amendment Effective Date”).

7.                                      ACKNOWLEDGMENTS.  By executing this Amendment, each of the Loan Parties (a) consents to this Amendment and each other Amendment Document and the performance by Borrower and each of the other Loan Parties of their obligations hereunder and thereunder, (b) acknowledges that notwithstanding the execution and delivery of this Amendment and the other Amendment Documents, and except as expressly modified hereby or by the other Amendment Documents, the obligations of each of the Loan Parties under the Subsidiary Guaranty, the Security Agreement and each of the other Loan Documents to which such Loan Party is a party, are not impaired or affected and each of the Subsidiary Guaranty, the Security Agreement and each such other Loan Document continues in full force and effect, (c) affirms and ratifies, to the extent it is a party thereto, the Subsidiary Guaranty, the Security Agreement and each other Loan Document with respect to all of the Obligations as expanded or amended hereby or by the other Amendment Documents and (d) reaffirms the security interests, Liens, mortgages and conveyances it has granted to or made in favor of or for the benefit of Administrative Agent under the Collateral Documents and confirms that such security interests, Liens, mortgages and conveyances continue to secure the obligations recited to be secured by the applicable Collateral Documents, after giving effect to this Amendment and the other Amendment Documents.

8.                                      NO NOVATION.  The amendment of the Existing Credit Agreement, the Existing Subsidiary Guaranty and the Existing Security Agreement as contemplated hereby shall not be construed to (and is not intended to) discharge or release the Borrower or any other Loan Party from any obligations owed to the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Documents, which shall remain owing under the Credit Agreement and the other Loan Documents.  In furtherance of the foregoing, this Amendment shall not extinguish the Obligations outstanding under the Existing Credit Agreement or any other Loan Documents.  The provisions of Sections 2.7, 3.6, 10.2 and 10.3 of the Credit Agreement will be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Fourth Amendment Effective Date.

9.                                      MISCELLANEOUS.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5- 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  This Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this Amendment, when signed by all of the parties listed below shall constitute a

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single binding agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Amendment.  Except as amended hereby, all of the provisions of the Credit Agreement, the Subsidiary Guaranty, the Security Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, the “Subsidiary Guaranty”, the “Security Agreement” or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement, Subsidiary Guaranty or Security Agreement, as applicable, as amended hereby.  This Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.  Sections 10.17 and 10.18 of the Credit Agreement shall apply to this Amendment and all past and future amendments to the Credit Agreement and other Loan Documents as if expressly set forth herein or therein.  Witnesseth and other recital statements and Section headings herein are included for convenience of reference only and the amendments as made effective by this Amendment shall be solely as specified by Attachments 1, 2 and 3 hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.

ISLE OF CAPRI CASINOS, INC,
a Delaware corporation
IOC- CARUTHERSVILLE, LLC
By:	/s/ Dale R. Black	IOC - BOONVILLE, INC.
Name:	Dale R. Black	IOC DAVENPORT, INC.
Title:	Chief Financial Officer, Treasurer	IOC - KANSAS CITY, INC.
	and Assistant Secretary	IOC - LULA, INC.
IOC - NATCHEZ, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI MARQUETTE, INC.
PPI, INC.
ST. CHARLES GAMING COMPANY, INC.
BLACK HAWK HOLDINGS, L.L.C.
CCSC/BLACKHAWK, INC.
IOC — CAPE GIRARDEAU LLC
IC HOLDINGS COLORADO, INC.
IOC BLACK HAWK DISTRIBUTION COMPANY, LLC
ISLE OF CAPRI BLACK HAWK, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C. IOC — PA, L.L.C.

		By:	/s/ Dale R. Black
		Name:	Dale R. Black
		Title:	Chief Financial Officer, Treasurer
and Assistant Secretary

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

By: IOC-VICKSBURG, INC., its General Partner

		By:	/s/ Dale R. Black
		Name:	Dale R. Black
		Title:	Chief Financial Officer, Treasurer
and Assistant Secretary

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WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, Issuing Bank and Lender

By:	/s/ Peitty Chou
Name:	Peitty Chou
Title:	Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Notice Address:           Eleven Madison Avenue

New York, New York 10010

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Notice Address:

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U.S. BANK N.A., as Lender

By:	/s/ Kyle E. Orrock
Name:	Kyle E. Orrock
Title:	Vice President

Notice Address:	2300 W. Sahara Ave.
Suite 600
Las Vegas, NV 89102

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CAPITAL ONE N.A., as Lender

By:	/s/ Kacy Kent
Name:	Kacy Kent
Title:	Vice President

Notice Address:

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ONEWEST BANK, FSB, Lender

By:	/s/ John Farrace
Name:	John Farrace
Title:	Executive Vice President

Notice Address:

2450 BROADWAY AVE
STE 400
SANTA MONICA, CA 90404

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MUTUAL OF OMAHA BANK, as Lender

By:	/s/ Ashari Perera
Name:	Ashari Perera
Title:	Vice President

Notice Address:

8945 W. Russell Rd.
Suite 300
Las Vegas, NV 89148

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EXHIBIT A

TO FOURTH AMENDMENT TO CREDIT AGREEMENT

FORM OF AMENDMENT AND CONFIRMATION OF MORTGAGE

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
Attention:  Jenna Woods

Title of Document:	AMENDMENT TO AND CONFIRMATION OF FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (COLORADO)

Date of Document:	April 19, 2013

Grantor:

ISLE OF CAPRI BLACK HAWK, L.L.C., a Colorado limited liability company, whose address is c/o Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, MO 63141, Attn: Edmund J. Quatmann, Jr.

Beneficiary:	WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, whose address is 1700 Lincoln Street, 3rd Floor, Denver, CO 80203-4500, MAC C7300-033, Attn.: Doc Team 4

Trustee:	THE PUBLIC TRUSTEE OF THE COUNTY OF GILPIN, COLORADO

	Location:	Casino and Lower Parking Lot
	Municipality:	Black Hawk
	County:	Gilpin
	State:	Colorado

Legal Description:	See Exhibits A and B attached hereto

Reference No. 136444

AMENDMENT TO AND CONFIRMATION OF
FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES AND FIXTURE FILING (COLORADO)

This AMENDMENT TO AND CONFIRMATION OF FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of April 19, 2013 (this “Amendment”), is entered into by and between ISLE OF CAPRI BLACK HAWK, L.L.C., a Colorado limited liability company (“Grantor”), whose address is c/o Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Mr. Edmund J. Quatmann, Jr. and delivered, to THE PUBLIC TRUSTEE OF THE COUNTY OF GILPIN, COLORADO (“Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity, “Administrative Agent”), for and representative of the financial institutions who are party from time to time to the Credit Agreement (hereafter defined) (such financial institutions, together with their respective successors and assigns, are collectively referred to as the “Lenders”) and the Hedge Providers (Administrative Agent, together with its successors and assigns, in such capacity, “Beneficiary”), having an address at 333 S. Grand Avenue, Suite 1200, Los Angeles, CA 90071, Attention: Donald Schubert.

Recitals

A.                                    Pursuant to that certain Credit Agreement dated as of July 26, 2007, (as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (each, as defined below) and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, “Original Administrative Agent”) and the Lenders, the Lenders agreed to make certain loans and issue certain letters of credit as more specifically set forth therein.

B.                                    In order to induce the Lenders to enter into the Credit Agreement, Grantor and certain other subsidiaries of Borrower (collectively, the “Subsidiary Guarantors”) executed and delivered a Subsidiary Guaranty dated as of July 26, 2007 (as amended by the Second Amendment and the Fourth Amendment (each, as defined below) and as the same may hereafter be amended, restated, supplemented or otherwise modified from time, to time, the “Subsidiary Guaranty”) in favor of Original Administrative Agent for the benefit of the Lenders and any Hedge Providers, pursuant to which Subsidiary Guarantors guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Credit Agreement and the other Loan Documents.

C.                                    In connection with the Subsidiary Guaranty, Grantor executed that certain Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of May 6, 2008 and as recorded on May 20, 2008 in the Official Records of Gilpin County, Colorado, as ID No. 136444 to Trustee for the benefit of Original Administrative Agent for and representative of the Lenders and Hedge Providers (as confirmed by the First Confirmation and the Second Confirmation and as assigned to the Administrative Agent (each, as defined below), the “Existing Deed of Trust,” and as amended and confirmed hereby and as

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hereafter amended, restated, supplemented or otherwise modified from time to time, the “Deed of Trust”), as security for Grantor’s obligation under the Subsidiary Guaranty.

D.                                    Borrower and the Subsidiary Guarantors (including, without limitation, Grantor), together with Original Administrative Agent and Lenders entered into that certain First Amendment to Credit Agreement, dated as of February 17, 2010 (the “First Amendment”) to, among other things, increase the interest rate and amend various definitions and financial covenants under the Credit Agreement.  In connection with the First Amendment, Grantor executed that certain Confirmation of Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Colorado), dated as of February 17, 2010 and recorded on February 26, 2010 in the Official Records of Gilpin County, Colorado, as ID No. 141036 to Trustee for the benefit of Original Administrative Agent for and representative of the Lenders and Hedge Providers (the “First Confirmation”).

E.                                     Immediately prior to the effectiveness of the Second Amendment (as defined below), pursuant to that certain Successor Agent Agreement, dated as of March 25, 2011, among Original Administrative Agent, Wells Fargo, Borrower and Requisite Lenders, Original Administrative Agent resigned as the “Administrative Agent” under the Credit Agreement and the other Loan Documents, and Wells Fargo was appointed by Requisite Lenders as the “Administrative Agent” under the Credit Agreement and the other Loan Documents.  In connection with such resignation by Original Administrative Agent as the “Administrative Agent” under the Credit Agreement and other Loan Documents, and such appointment by Requisite Lenders of Wells Fargo as the “Administrative Agent” under the Credit Agreement and other Loan Documents, pursuant to Section 10.11(b) of the Existing Deed of Trust, Original Administrative Agent executed in favor of Wells Fargo that certain Assignment of Interest in Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of March 23, 2011 and recorded on March 28, 2011 in the Official Records of Gilpin County, Colorado, as ID No. 143772.

F.                                      Borrower and the Subsidiary Guarantors (including, without limitation, Grantor), together with Beneficiary and Lenders, entered into that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”) to, among other things, extend the maturity date of the Loans, change the interest rate applicable to the Loans and amend various definitions and financial covenants under the Credit Agreement.  In connection with the Second Amendment, Grantor executed that certain Confirmation of Fee and Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Colorado), dated as of March 25, 2011 and recorded on March 28, 2011 in the Official Records of Gilpin County, Colorado, as ID No. 143774 to Trustee for the benefit of Administrative Agent for and representative of the Lenders and Hedge Providers (the “Second Confirmation”).

G.                                    Borrower and the Subsidiary Guarantors (including, without limitation, Grantor), together with Beneficiary and Lenders, entered into that certain Third Amendment to Credit Agreement, dated as of November 21, 2012 (the “Third Amendment”) to, among other things, amend various definitions and financial covenants under the Credit Agreement.

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H.                                   Borrower and the Subsidiary Guarantors (including, without limitation, Grantor), together with Beneficiary and Lenders, entered into that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment”) to, among other things, extend the maturity date of the Loans, change the interest rate applicable to the Loans and amend various definitions and financial covenants under the Credit Agreement.

I.                                        In accordance with the terms and conditions of the Credit Agreement and in order to facilitate the issuance of certain endorsements to the title policy with respect to the Deed of Trust, Grantor and Beneficiary hereby agree to amend the Existing Deed of Trust and confirm that the Deed of Trust incorporates the terms of the Fourth Amendment.

Agreement

1.                                      Definitions.  Unless otherwise defined in this Amendment, the capitalized terms used in this Amendment (including in the Recitals hereto) shall have the meanings assigned to them in the Deed of Trust or, if not defined in the Deed of Trust, in the Credit Agreement.

2.                                      Amendments to Existing Deed of Trust.  Section 1.1(a) of the Existing Deed of Trust is hereby amended and restated in its entirety to read as follows:

“(a) “Indebtedness”:  (1) All indebtedness of Borrower to Beneficiary, the Lenders and any Hedge Providers, the full and prompt payment of which has been guaranteed by Grantor pursuant to the Subsidiary Guaranty, including the sum of all (i) principal, interest and other amounts evidenced or secured by the Loan Documents, (ii) principal, interest, and other amounts which may hereafter be owed or owing by Borrower to Beneficiary or any of the Lenders under or in connection with the Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (iii) early termination amounts and other amount which may hereafter be owed or owing by Borrower to any Hedge Provider under any Lender Hedge Agreement and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the Lenders under documents which recite that they are intended to be secured by this Deed of Trust.  The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all of Grantor’s obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement. The final maturity date of the Indebtedness is April 19, 2018.”

3.                                      Confirmation.  Grantor hereby confirms that the Deed of Trust secures all of the obligations under the Credit Agreement and the other Loan Documents, as amended by the Fourth Amendment, and all obligations under the Lender Hedge Agreements.  The Deed of Trust remains in full force and effect.  The Deed of Trust shall continue to create a valid and subsisting lien and security interest against the property described on Exhibit A and Exhibit B.  It is the intent of Grantor that all security previously granted to Trustee pursuant to the Deed of Trust and Loan Documents continues to exist despite the Fourth Amendment being executed.

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4.                                      Effectiveness.  This Amendment shall become effective as of the date first set forth above when Grantor and Beneficiary shall have duly and validly executed and delivered to the other party an original of this Amendment.

5.                                      Entire Agreement.  The Deed of Trust and the other Loan Documents represent the final agreement between the parties with respect to the subject matter thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

6.                                      Further Assurances.  Grantor hereby agrees to execute and deliver such other instruments, and take such other actions, as may be reasonably requested in furtherance of the transactions contemplated by this Amendment.

7.                                      General.  This Amendment is governed by and shall be construed, interpreted and governed in accordance with Section 10.9 of the Deed of Trust.  This Amendment may be signed in counterparts, each of which shall be an original, and all of which when assembled together shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.  Nothing herein shall be construed as a novation, remission or compromise of the Indebtedness secured by the Deed of Trust and other Loan Documents.

8.                                      No Affect on Priority.  Nothing herein shall be construed as affecting the priority of the Deed of Trust and other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

ISLE OF CAPRI BLACK HAWK, L.L.C., a Colorado limited liability company

By:
Name:
Title:

[AMENDMENT TO AND CONFIRMATION OF DEED OF TRUST SIGNATURE PAGE]
[IOC CASINO — GILPIN COUNTY, COLORADO]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

STATE OF CALIFORNIA	§
§
COUNTY OF	§

On              , 20   , before me,                               , Notary Public, personally appeared                                                    who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

(SEAL)

[AMENDMENT TO AND CONFIRMATION OF DEED OF TRUST SIGNATURE PAGE]
[IOC CASINO — GILPIN COUNTY, COLORADO]

STATE OF	)
) ss.
COUNTY OF	)

On this          day of                 , 2013, before me appeared                              , to me personally known, who, being by me duly sworn did say that he/she is the                    of                  , a                , and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed on behalf of said corporation by authority of its board of directors, and said                               acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

[SEAL]

My Commission expires:	Notary Public in and for said County and State

[AMENDMENT TO AND CONFIRMATION OF DEED OF TRUST SIGNATURE PAGE]
[IOC CASINO — GILPIN COUNTY, COLORADO]

EXHIBIT A

DESCRIPTION OF FEE ESTATE

Parcel A:

Those portions of: Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21, Block 51; Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18, Block 52; The Mary Ann Kelly Tract; The A. H. Whitford Tract; The Stevens Lode Black Hawk City Title; the John Bruhl Tracts; the Wabash Lode Mining Claim, U. S. Mineral Survey No. 42; and the Running Lode Mining Claim, U. S. Mineral Survey No. 592, in Section 7, Township 3 South, Range 72 West of the 6th P.M., City of Black Hawk, County of Gilpin, State of Colorado, more particularly described as follows:

Beginning at a point on the Southerly Right-of-Way of Main Street and the Northwesterly Corner of Lot 5, Block 51 of the City of Black Hawk, from whence Triangulation Station No. 7 bears N 73°29’55” W a File distance of 6105.74 feet and from whence Triangulation Station No. 9 bears N 73°06’08” W a distance of 4250.25 feet and from whence the South Quarter Corner of said Section 7 bears S 46°15’20” W a distance of 1622.07 feet; Thence departing from said Right-of-Way N 56°05’15” E a distance of 21.21 feet along amended Right-of-Way; Thence continuing along said amended Right-of-Way S 78°54145” E a distance of 713.45 feet to a point on the Northerly line of Block 52, said City of Black Hawk and also the Southerly Right-of-Way of Main Street as per ADG Engineering Survey current in October 1995, N 83°38’00” E a distance of 41.60 feet; Thence, departing from said Right-of-Way S 06°22’00” E a distance of 0.18 feet; Thence N 83°38’00” E along the Northerly line of said Block 52 a distance of 88.31 feet; Thence, continuing along said Northerly line S 82°55’00” E a distance of 291.38 feet; Thence, continuing along said Northerly line S 72°00’00” E a distance of 264.50 feet to the Northeasterly corner of Lot 18, said Block 52; Thence, S 18°00’00” W a distance of 100.00 feet to the Southeasterly corner of said Lot 18; Thence, N 72°00’00” W a distance of 254.94 feet along the Southerly line of said Block 52; Thence, N 82°55’00” W a distance of 270.03 feet continuing along said Southerly line; ‘Thence, S 83°38’00” W a distance of 33.06 feet to the intersection of the Southerly line of Lot 4, said Block 52 and Line 4-1 of the Stevens Lode; Thence, departing from said Southerly line and along Line 4-1 of said Stevens Lode S 73°45’00” W a distance of 143.20 feet to Corner No.3 of the Running Lode, U.S. Mineral Survey No. 592; Thence S 14°25’00” E a distance of 150.10 feet to Corner No.4 of said Running Lode; Thence along Line 4-1 of said Running Lode S 73°45’00” W a distance of 228.64 feet; Thence, N 78°52’00” W a distance of 326.18 feet to said Line 4-1 of said Stevens Lode; Thence along said Line 4-1 S 73°45’00” W a distance of 400.00 feet to Corner No.1 of said Stevens Lode and to intersect with Line 4-1 of the Wabash Lode, U.S. Mineral Survey No. 42; Thence N 18°06’46” E along Line 4-1 of said Wabash Lode a distance of 328.65 feet; Thence, N 68°28’58” W a distance of 85.12 feet; Thence, N 30°32’16” E a distance of 130.71 feet to a point on the Southerly Line of said Block 51; Thence S 62°03’00” E along said Southerly line a distance of 69.21 feet; Thence, S 78°52’00” E a distance of 41.23 feet to the Southwesterly corner of Lot 5, said Block 51; Thence, N 11°08’00” E a distance of 99.99 feet to the Point of Beginning.

Excepting therefrom any portion lying within the boundaries of the lands conveyed by Deeds recorded: January 4, 1999, in Book 659, Page 255; September 27, 2000, in Book 703, Page 177; and September 27, 2000, in Book 703, Page 180, And Except that portion conveyed to the City of Black Hawk by Deed recorded January 21, 2004, Reception No. 120540, County of Gilpin, State of Colorado

Parcel B:

The Easterly half of Lot 2, and all of Lots 3 and 4, Block 51, City of Black Hawk, including any portion in conflict with the Wabash Lode Mining Claim, U.S. Survey No. 42,

Except that portion conveyed to City of Black Hawk by Boundary Agreement recorded January 8, 1996, in Book 592 at Page 421, and except any mine of Gold, Silver, Cinnabar or Copper or to any valid mining claim or possession held under existing laws, as shown in Patent to the City of Black Hawk, recorded in Book 56 at Page 555 and in Book 62 at Page 456,

And Excepting therefrom any portion lying within the boundaries of the lands conveyed by Deeds recorded: January 4, 1999, in Book 659, Page 255; September 27, 2000, in Book 703, Page 177; and September 27, 2000, in Book 703, Page 180,

And Except that portion conveyed to the City of Black Hawk by Deed recorded January 21, 2004, Reception No. 120540 County of Gilpin, State of Colorado.

[AMENDMENT TO AND CONFIRMATION OF DEED OF TRUST SIGNATURE PAGE]
[IOC CASINO — GILPIN COUNTY, COLORADO]

EXHIBIT B

DESCRIPTION OF LEASEHOLD ESTATE

Parcel C:

A Leasehold Estate created by: Lease and Agreement - Spring 1995 (Lower Lots) recorded November 9, 1995, in Book 590, Page 86; Addendum to Lease and Agreement - Spring 1995 (Lower Lots) recorded April 12, 1996, in Book 597, Page 311; Assignment and Assumption of Leases recorded January 2, 2002, in Book 743, Page 15; Second Addendum to Lease and Agreement - Spring 1995 (Lower Lots) recorded April 23, 2003, Reception No. 116876; Assignment and Assumption of Lease recorded April 23, 2003, at Reception No. 116879; Third Addendum to Lease and Agreement - Spring 1995 (Lower Lots) recorded April 23, 2003, at Reception No. 116880; and Fourth Addendum to Lease and Agreement - Spring 1995 (Lower Lots) recorded January 16, 2004, Reception No. 120499, in and to:

Lot 1, Block 1, Isle of Capri Hotel & Garage Expansion Final Plat,

Except any mine of Gold, Silver, Cinnabar or Copper or to any valid mining claim or possession held File under existing laws, as shown in Patent to the City of Black Hawk, recorded in Book 56 at Page 555 and in Book 62 at Page 456, County of Gilpin, State of Colorado.

EXHIBIT B

TO FOURTH AMENDMENT TO CREDIT AGREEMENT

FORM OF AMENDMENT AND CONFIRMATION OF SHIP MORTGAGE

THIRD AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE

ON THE WHOLE OF THE

TREBLE CLEF

(OFFICIAL NUMBER 1000320)

IOC DAVENPORT, INC.

101 W. River Drive

Davenport, Iowa  52801

OWNER AND MORTGAGOR

WELLS FARGO BANK, NATIONAL ASSOCIATION

in its capacity as Administrative Agent under that certain

Credit Agreement dated as of July 26, 2007, as amended

1700 Lincoln Street, 3rd Floor

Denver, CO  80203-4500

MAC C7300-033

Attn.:  Doc Team 4

MORTGAGEE

Dated:  as of April 19, 2013

Discharge Amount:  $300,000,000 Together

With Interest, Expenses, Costs,

Obligations under Hedge Agreements and

Performance of Mortgage Covenants

THIRD AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE

THIS THIRD AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE (this “Amendment”) is dated as of the 19th of April, 2013 (the “Effective Date”) by and between (i) IOC DAVENPORT, INC., an Iowa corporation, whose address is 101 W. River Drive, Davenport, Iowa  52801 (hereinafter called “Mortgagor”), and (ii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as Administrative Agent for and representative of (in such capacity, together with its successors and assigns, “Mortgagee”) the financial institutions who are party from time to time to the Credit Agreement (hereafter defined) (such financial institutions, together with their respective successors and assigns, are collectively referred to as the “Lenders”) and the Hedge Providers (as defined in the Mortgage (as hereinafter defined)), whose mailing address is 333 S. Grand Avenue, Los Angeles, California  90071.

RECITALS:

A.                                    Mortgagor is the sole owner (100%) of the whole of the TREBLE CLEF, Official Number 1000320 (the “Vessel”), a vessel documented in the name of Mortgagor under the laws and flag of the United States of America, as more fully described in the Amended Mortgage (as hereinafter defined).

B.                                    Mortgagor executed and delivered to Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) as administrative agent for and representative of the Lenders and the Hedge Providers (“Original Mortgagee”) that certain First Preferred Ship Mortgage dated as of July 26, 2007, filed on July 31, 2007 at 4:30 p.m. in the official records of the National Vessel Documentation Center of the United States Coast Guard in Falling Waters, West Virginia (the “NVDC”), at Batch No. 598867; Document ID 7549086 (the “Original Mortgage”), which Original Mortgage was amended by First Amendment to First Preferred Ship Mortgage dated as of February 17, 2010, filed on February 23, 2010 at 1:41 p.m. at the NVDC at Batch No. 731708, Document ID 11635532 (the “First Amendment”), which was further amended by the Second Amendment to First Preferred Ship Mortgage dated as of March 25, 2011, filed on March 25, 2011 at 1:35 p.m. at the NVDC at Batch No. 793135, Document ID 13345134 (the “Second Amendment”, together with the Original Mortgage and the First Amendment, the “Amended Mortgage”, and the Amended Mortgage, as amended by this Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”), pursuant to which Mortgagor conveyed to Original Mortgagee all of Mortgagor’s estate, right, title and interest in and to the whole of the Vessel, to secure, among other things, payment and performance by Mortgagor of the Secured Obligations.

C.                                    Pursuant to that certain Credit Agreement dated as of July 26, 2007 (the “Original Credit Agreement”), by and among Isle of Capri Casinos, Inc., a Delaware corporation, as borrower (including its successors and assigns, the “Borrower”), the Lenders and Original Mortgagee, the Lenders agreed to make to or for the account of Borrower, from time to time and subject to the terms and conditions set forth therein, certain loans and issue certain letters of credit as more specifically set forth therein.  A copy of such Original Credit Agreement, without exhibits or schedules, was attached to the Original Mortgage.

D.                                    Pursuant to that certain Subsidiary Guaranty dated as of July 26, 2007 or a joinder or counterpart thereto (the “Original Subsidiary Guaranty”, as amended by the Second Amendment to Credit Agreement and the Fourth Amendment to Credit Agreement, each as hereinafter defined, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), by Mortgagor and certain other subsidiaries of Borrower in favor of Original Mortgagee for the benefit of the Lenders and any Hedge Providers, the Subsidiary Guarantors guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Original Credit Agreement and the other “Loan Documents” (as such term was defined in the Original Credit Agreement) to which they were a party and the obligations of Borrower under the Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof.  A copy of the Original Subsidiary Guaranty is attached hereto as Exhibit “A” and incorporated herein by reference.

E.                                     Borrower and the Subsidiary Guarantors (including, without limitation, Mortgagor), together with Original Mortgagee and the Lenders, entered into that certain First Amendment to Credit Agreement, dated as of February 17, 2010 (the “First Amendment to Credit Agreement”), a copy of such First Amendment to Credit Agreement, without exhibits or schedules, was attached to the First Amendment.

F.                                      Immediately prior to the effectiveness of the Second Amendment to Credit Agreement (as hereinafter defined), pursuant to that certain Successor Agent Agreement, dated as of March 25, 2011, among Credit Suisse, Wells Fargo, Borrower and Requisite Lenders, Credit Suisse resigned as the “Administrative Agent” under the Credit Agreement and the other Loan Documents, and Wells Fargo was appointed by Requisite Lenders as the “Administrative Agent” under the Credit Agreement and the other Loan Documents, including the Subsidiary Guaranty.  In connection with such resignation by Credit Suisse as the “Administrative Agent” under the Credit Agreement and other Loan Documents, and such appointment by Requisite Lenders of Wells Fargo as the “Administrative Agent” under the Credit Agreement and other Loan Documents, Original Mortgagee executed in favor of Mortgagee that certain Assignment of First Preferred Ship Mortgage, dated as of March 25, 2011 and filed on March 25, 2011 at 1:35 p.m. at the NVDC at Batch No. 793135, Document ID 13345123.

G.                                    Borrower and the Subsidiary Guarantors (including, without limitation, Mortgagor), together with Mortgagee and the Lenders entered into that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment to Credit Agreement”), a copy of such Second Amendment to Credit Agreement, without exhibits or schedules, was attached to the Second Amendment.

H.                                   Borrower and the Subsidiary Guarantors (including, without limitation, Mortgagor), together with Mortgagee and the Lenders entered into that certain Third Amendment to Credit Agreement, dated as of November 21, 2012 (the “Third Amendment to Credit Agreement”, and together with the Original Credit Agreement, the First Amendment to Credit Agreement and the Second Amendment to Credit Agreement, the “Amended Credit Agreement”).

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I.                                        Borrower and the Subsidiary Guarantors (including, without limitation, Mortgagor), together with Mortgagee and certain Lenders entered into that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment to Credit Agreement”); the Amended Credit Agreement, as amended by the Fourth Amendment to Credit Agreement, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), being attached hereto, without attachments, exhibits or schedules (except for Attachment 1 to the Fourth Amendment to Credit Agreement (Redlined Credit Agreement), Attachment 2 to the Fourth Amendment to Credit Agreement (Redlined Subsidiary Guaranty) and Exhibits IV, V and VI thereto (Forms of Term Note, Revolving Note and Swing Line Note, respectively)), as Exhibit “B” and incorporated herein by reference.

J.                                        The Fourth Amendment to Credit Agreement, among other things, decreases the maximum amount that may be outstanding at any one time, extends the maturity date of the Loans, changes the interest rate applicable to the Loans and amends various definitions and financial covenants under the Credit Agreement.

K.                                   The Secured Obligations (including, without limitation, as amended by the Fourth Amendment to Credit Agreement) are to be secured by, among other things, all of Mortgagor’s estate, right, title and interest in and to the Vessel.

L.                                     Mortgagor is entering into this Amendment in order to induce the Lenders, and other parties thereto, to enter into the Fourth Amendment to Credit Agreement, and will receive substantial benefit from the execution, delivery and performance of the obligations thereof.

M.                                 By the execution and recording of this Amendment, Mortgagor and Mortgagee desire to give notice (i)  of the execution and delivery of the Fourth Amendment to Credit Agreement (which among other things effectuates the modifications as set forth in Recital J above) and (ii) to confirm that the Mortgage remains in full force and effect, except as expressly modified by this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Recitals, Mortgagor, and Mortgagee hereby agree and give notice as follows:

Section 1.                                           Amendment.  The Amended Mortgage is hereby amended as follows:

(a)                                 Defined Terms.

(i)                                     Each capitalized term used but not otherwise defined or redefined herein (including, without limitation, by reference to another document) shall have the meaning assigned to such term in the Amended Mortgage, the Fourth Amendment to Credit Agreement or in the Credit Agreement.  In addition to and notwithstanding the foregoing, for purposes of clarification, all capitalized terms used

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in the Amended Mortgage which are defined in the Mortgage by reference to the meaning of such terms ascribed in the “Credit Agreement” shall mean reference to the “Credit Agreement” as defined in Section 1(a)(ii) of this Amendment.

(ii)                                  Whenever referred to in the Amended Mortgage, the definitions of the following terms shall be amended to have the meaning ascribed to such term below:

“Amended Credit Agreement” shall have the meaning ascribed to such term in Recital H to the Third Amendment.

“Amended Mortgage” shall have the meaning ascribed to such term in Recital B to the Third Amendment.

“Credit Agreement” shall have the meaning ascribed to such term in Recital I to the Third Amendment; which term shall also include and refer to any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering, or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors (upon Mortgagor’s acknowledgment of the termination of the predecessor Credit Agreement).

“First Amendment” shall have the meaning ascribed to such term in Recital B to the Third Amendment.

“Fourth Amendment to Credit Agreement” shall have the meaning ascribed to such term in Recital I to the Third Amendment.

“Mortgage” shall have the meaning ascribed to such term in Recital B to the Third Amendment.

“Mortgagee” means Wells Fargo Bank, National Association, as successor administrative agent for and representative of the financial institutions who are a party from time to time to the Credit Agreement and the Hedge Providers (as defined in the Mortgage).

“Original Mortgagee” means Credit Suisse AG, Cayman Islands Branch (formerly known as “Credit Suisse, Cayman Islands Branch”), as administrative agent for and representative of the financial institutions who are a party from time to time to the Amended Credit Agreement and the Hedge Providers (as defined in the Mortgage).

“Second Amendment” shall have the meaning ascribed to such term in Recital B to the Third Amendment.

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“Third Amendment” means the Third Amendment to First Preferred Ship Mortgage between Mortgagor and Mortgagee dated as of April 19, 2013.

(b)                                 Recitals.  The “RECITALS” set forth in this Amendment constitute supplements and amendments to the “WHEREAS” provisions set forth in the Amended Mortgage and shall control in the event of conflict with said “WHEREAS” provisions therein.

(c)                                  Concerning the Amended Mortgage.  Section 2 of Article IV of the Original Mortgage, Section 3(c) of the First Amendment and Section 3(c) of the Second Amendment are hereby amended by changing the amounts stated therein from “Eight Hundred Million Dollars ($800,000,000)” to “Three Hundred Million Dollars ($300,000,000)”.

Section 2.                                           Confirmation, Restatement, Further Granting and Ratification.  Mortgagor, to induce Mortgagee, and the other parties thereto, to consummate the transactions contemplated by the Fourth Amendment to Credit Agreement, and to secure the payment of the Secured Obligations, hereby confirms, ratifies, agrees, restates and reaffirms (i) the grant, bargain and conveyance of the Vessel to Mortgagee in accordance with the terms of the Mortgage, (ii) the assurance that the Amended Mortgage, as amended by this Amendment, secures the Secured Obligations (including, without limitation, as amended by the Fourth Amendment to Credit Agreement), and (iii) the representations, warranties, covenants and agreements of Mortgagor set forth in Article I of the Original Mortgage as if the same were made as of the Effective Date.  Nothing contained in this Amendment shall be construed as (a) a novation of the Secured Obligations or (b) a release or waiver of all or any portion of the grant or conveyance to Mortgagee of the Vessel; provided, however, that if it is deemed that the Secured Obligations have been novated, then the Mortgage shall secure the Secured Obligations, as novated.  As modified by this Amendment, the Amended Mortgage shall continue in full force and effect and shall continue to be a valid and subsisting lien against the Vessel.  This Amendment relates only to the specific matters covered herein and shall not constitute a consent to or waiver or modification of any other provision, term or condition of the Amended Mortgage.  Nothing in this Amendment is intended to waive any rights or remedies of Mortgagee under the Mortgage, or any defaults of Mortgagor under the Mortgage.  As acknowledged by its signature below, Mortgagee agrees to the terms, covenants, provisions and agreements of this Amendment.

Section 3.                                           Miscellaneous.

(a)                                 Incorporation into Agreement.  The “RECITALS” of this Amendment are incorporated in and are made a part of this Amendment.

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(b)                                 Effect of Agreement.

(i)                                     If it is determined that any person or entity except Mortgagee has a lien, encumbrance, or claim of any type with priority over any term of this Amendment, the original terms of the Amended Mortgage shall be severable from this Amendment and shall be separately enforceable from the terms thereof (as modified hereby) in accordance with their original terms, and Mortgagee shall maintain all legal or equitable priorities that existed before the Effective Date.  Any legal or equitable priorities of Mortgagee over any party that existed before the Effective Date shall remain in effect after the Effective Date.

(ii)                                  This Amendment shall be filed at the United States Coast Guard, National Documentation Center, in Falling Waters, West Virginia.  This Amendment shall be a part of the Amended Mortgage as fully as if the same were incorporated therein, and the Amended Mortgage, as so amended, is in all respects continued and shall continue in full force and effect and shall secure the observance and performance of each of the covenants, conditions, stipulations, promises and agreements set forth herein and therein on the part of Mortgagor to be observed and performed.

(c)                                  Compliance with Law.  In order to comply with the requirements of Chapter 313 of Title 46 of the United States Code, the parties to this Amendment hereby declare as follows:  (i) the total amount of the obligations that is or may be secured by the Mortgage is $300,000,000, the maximum amount that may be outstanding at any one time; plus interest, expenses and costs as provided in the Mortgage, in Mortgagor’s Subsidiary Guaranty and in the other Collateral Documents, all obligations under Hedge Agreements, and the performance of the Mortgage covenants; (ii) the addresses of Mortgagor and Mortgagee are as shown in the preamble to this Amendment; and (iii) the interest of Mortgagor in the Vessel is the entire 100% interest and the interest mortgaged by the Mortgage is Mortgagor’s entire 100% interest in the Vessel.

(d)                                 Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH ARTICLE IV(13) OF THE MORTGAGE.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, this Amendment has been duly executed by each of Mortgagor and Mortgagee as of the day and year set forth below, to be effective as of the Effective Date.

IOC DAVENPORT, INC.,
an Iowa corporation,
as Mortgagor

By:
Name:
Title:

(THIRD AMENDMENT TO SHIP MORTGAGE SIGNATURE PAGE)

ACKNOWLEDGEMENT

STATE OF

COUNTY OF

BE IT KNOWN, that on                    , 2013, personally appeared before me, Notary Public, duly commissioned and qualified and the undersigned authority for the said state and county, and within my jurisdiction,                                                                                              (“Appearer”), who, being duly sworn, did depose, acknowledge and say:

That Appearer is                                                  of IOC DAVENPORT, INC., the corporation described in and which executed the foregoing Third Amendment to First Preferred Ship Mortgage; that by order and authority of the Board of Directors of said corporation Appearer signed his/her name thereto and acknowledged to me that he/she executed said Third Amendment to First Preferred Ship Mortgage as such officer of said corporation; and that the same is the free and voluntary act and deed of said corporation, and of himself/herself as such officer thereof, for the uses and purposes therein expressed, after first having been duly authorized by said corporation so to do.

IN WITNESS WHEREOF, Appearer has signed this Acknowledgement in the presence of the two undersigned witnesses and me, Notary, on the day and in the month and year first above written.

WITNESSES:
Name:

Name:

Name:

[Signature page continues on the following page.]

(THIRD AMENDMENT TO SHIP MORTGAGE SIGNATURE PAGE)

EXHIBIT “A”

ORIGINAL SUBSIDIARY GUARANTY

EXHIBIT “B”

SECOND AMENDMENT TO CREDIT AGREEMENT

(together with Attachment 3 to the Second Amendment to Credit Agreement (Form of Amended and Restated Credit Agreement) and Exhibits IV, V and VI thereto (Forms of Term Note, Revolving Note and Swing Line Note, respectively))

Attachment 1

REDLINED CREDIT AGREEMENT

[See attached]

16

Attachment ~~2~~1

$~~800,000,000~~300,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF MARCH 25, 2011

AMONG

ISLE OF CAPRI CASINOS, INC.,
as Borrower,

THE LENDERS LISTED HEREIN,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and Swing Line Lender,

and

WELLS FARGO SECURITIES, LLC,

CREDIT SUISSE SECURITIES (USA) LLC

and

DEUTSCHE BANK SECURITIES INC.
as Joint Lead Arrangers and Joint Bookrunners,

and

CREDIT SUISSE SECURITIES (USA) LLC,

and

DEUTSCHE BANK SECURITIES INC.
as Syndication Agents

and

~~COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES~~

~~and~~

U.S. BANK, NATIONAL ASSOCIATION,
~~as Co-Documentation Agents~~as Documentation Agent

Page

SECTION 1.	DEFINITIONS	~~2~~1
1.1.	Certain Defined Terms.	~~2~~1
1.2.	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.	~~38~~42
1.3.	Other Definitional Provisions and Rules of Construction.	~~39~~42
SECTION 2.	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS	~~40~~43
2.1.	Commitments; Making of Loans; the Register; Notes.	~~40~~43
2.2.	Interest on the Loans.	~~51~~54
2.3.	Fees.	~~56~~59
2.4.	Repayments, Prepayments and Reductions in Loans and Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.	~~57~~60
2.5.	Use of Proceeds.	~~66~~69
2.6.	Special Provisions Governing LIBOR Loans.	~~66~~69
2.7.	Increased Costs; ~~Taxes;~~ Capital Adequacy.	~~68~~72
2.8.	Obligation of Lenders and Issuing Banks to Mitigate; Replacement of Lender.	~~73~~78
2.9.	Defaulting Lenders.	80
SECTION 3.	LETTERS OF CREDIT	~~75~~82
3.1.	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.	~~75~~82
3.2.	Letter of Credit Fees.	~~77~~85
3.3.	Drawings and Reimbursement of Amounts Paid Under Letters of Credit.	~~77~~85
3.4.	Obligations Absolute.	~~80~~88
3.5.	Indemnification; Nature of Issuing Banks’ Duties.	~~81~~89
3.6.	Increased Costs Relating to Letters of Credit.	90
SECTION 4.	CONDITIONS TO LOANS AND LETTERS OF CREDIT	~~83~~91
4.1.	Conditions to ~~Term Loans, Revolving Loans and Swing Line Loans 83~~Fourth Amendment Effective Date.	91
4.2.	Conditions to All Loans.	~~90~~98
4.3.	Conditions to Letters of Credit.	~~91~~99
SECTION 5.	BORROWER’S REPRESENTATIONS AND WARRANTIES	~~91~~99
5.1.	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.	~~92~~99
5.2.	Authorization of Borrowing, etc.	~~93~~100
5.3.	Financial Condition.	~~94~~102
5.4.	No Material Adverse Change; No Restricted Junior Payments.	~~95~~103

i

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5.5.	Title to Properties; Liens; Real Property.	~~95~~103
5.6.	Litigation; Adverse Facts.	~~96~~104
5.7.	Payment of Taxes.	~~96~~105
5.8.	Performance of Agreements; Materially Adverse Agreements; Material Contracts.	~~97~~105
5.9.	Governmental Regulation.	~~97~~105
5.10.	Securities Activities.	~~97~~106
5.11.	Employee Benefit Plans.	~~98~~106
5.12.	Certain Fees.	~~98~~106
5.13.	Environmental Protection.	~~98~~107
5.14.	Employee Matters.	~~99~~108
5.15.	Solvency.	~~100~~108
5.16.	Matters Relating to Collateral.	~~100~~108
5.17.	Disclosure.	~~101~~110
5.18.	Mortgage Taxes.	~~102~~110
5.19.	Foreign Assets Control Regulations.	~~102~~110
5.20.	Credit Support for Lender Hedge Agreements.	111
SECTION 6.	BORROWER’S AFFIRMATIVE COVENANTS	~~102~~111
6.1.	Financial Statements and Other Reports.	~~102~~111
6.2.	Corporate Existence, Etc.	~~108~~117
6.3.	Payment of Taxes and Claims; Tax Consolidation.	~~109~~117
6.4.	Maintenance of Properties; Insurance.	~~109~~117
6.5.	Inspection Rights.	~~111~~119
6.6.	Compliance with Laws, Etc.; Maintenance of Gaming and Liquor Licenses.	~~112~~120
6.7.	Environmental Review and Investigation, Disclosure, Etc.; Borrower’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.	~~112~~120
6.8.	Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.	~~115~~123
6.9.	Conforming Leasehold Interests; Matters Relating to Additional Real Property Collateral; Additional Ship Mortgages.	~~115~~124
6.10.	Deposit Accounts, Securities Accounts and Cash Management Systems.	~~116~~125
~~6.11.~~	~~Interest Rate Protection~~	~~117~~
~~6.12.~~	~~Intentionally Omitted~~	~~118~~
~~6.13.~~	~~Ratings~~	~~118~~
~~6.14.~~	~~Specified Unrestricted Subsidiaries~~	~~118~~
~~6.15~~6.11.	Post-Closing Matters.	~~118~~126
SECTION 7.	BORROWER’S NEGATIVE COVENANTS	~~118~~126
7.1.	Indebtedness.	~~119~~126

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7.2.	Liens and Related Matters.	~~121~~129
7.3.	Investments.	~~123~~131
7.4.	Contingent Obligations.	~~125~~133
7.5.	Restricted Junior Payments.	~~126~~134
7.6.	Financial Covenants.	~~127~~135
7.7.	Restriction on Fundamental Changes; Asset Sales and Permitted Acquisitions.	~~128~~136
7.8.	Consolidated Capital Expenditures.	~~129~~138
7.9.	Fiscal Year.	~~131~~139
7.10.	Sales and Lease-Backs.	~~131~~139
7.11.	Sale or Discount of Receivables.	~~132~~140
7.12.	Transactions with Shareholders and Affiliates.	~~132~~140
7.13.	Disposal of Subsidiary Stock.	~~132~~140
7.14.	Conduct of Business.	~~132~~140
7.15.	Amendments of Documents Relating to Subordinated Indebtedness; Designation of “Designated Senior Indebtedness”.	~~133~~140
SECTION 8.	EVENTS OF DEFAULT	~~133~~141
8.1.	Failure to Make Payments When Due.	~~133~~141
8.2.	Default in Other Agreements.	~~133~~141
8.3.	Breach of Certain Covenants.	~~134~~142
8.4.	Breach of Warranty.	~~134~~142
8.5.	Other Defaults Under Loan Documents.	~~134~~142
8.6.	Involuntary Bankruptcy; Appointment of Receiver, etc.	~~134~~142
8.7.	Voluntary Bankruptcy; Appointment of Receiver, Etc.	~~135~~143
8.8.	Judgments and Attachments.	~~135~~143
8.9.	Dissolution.	~~135~~143
8.10.	Employee Benefit Plans.	~~135~~143
8.11.	Change of Control.	~~136~~144
8.12.	Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations.	~~136~~144
8.13.	Loss of Gaming Licenses.	~~136~~144
SECTION 9.	ADMINISTRATIVE AGENT	~~136~~145
9.1.	Appointment.	~~137~~145
9.2.	Powers and Duties; General Immunity.	~~138~~146
9.3.	Representations and Warranties; No Responsibility for Appraisal of Creditworthiness.	~~140~~148
9.4.	Right to Indemnity.	~~140~~149
9.5.	Successor Administrative Agent and Swing Line Lender.	~~141~~149
9.6.	Collateral Documents and Guaranties.	~~141~~150
9.7.	Joint Lead Arrangers ~~and~~, Joint Bookrunners ~~142~~, Syndication Agents and Documentation Agents.	151
9.8.	Administrative Agent May File Proofs of Claim.	~~142~~151

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9.9.	Withholding Tax.	~~143~~152
9.10.	Performance of Conditions.	152
SECTION 10.	MISCELLANEOUS	~~143~~152
10.1.	Assignments and Participations in Loans and Letters of Credit.	~~143~~152
10.2.	Expenses.	~~147~~157
10.3.	Indemnity; Waiver.	~~148~~158
10.4.	Set-Off; Security Interest in Accounts.	~~149~~159
10.5.	Ratable Sharing.	~~150~~159
10.6.	Amendments and Waivers.	~~150~~160
10.7.	Independence of Covenants.	~~153~~163
10.8.	Notices~~;~~: Effectiveness of Signatures.	~~153~~163
10.9.	Survival of Representations, Warranties and Agreements.	~~154~~164
10.10.	Failure or Indulgence Not Waiver; Remedies Cumulative.	~~154~~165
10.11.	Marshalling; Payments Set Aside.	~~154~~165
10.12.	Severability.	~~154~~165
10.13.	Obligations Several; Independent Nature of Lenders’ Rights.	~~155~~165
10.14.	Headings.	~~155~~166
10.15.	Applicable Law.	~~155~~166
10.16.	Successors and Assigns.	~~155~~166
10.17.	Consent to Jurisdiction and Service of Process.	~~155~~166
10.18.	Waiver of Jury Trial.	~~156~~167
10.19.	Confidentiality.	~~157~~167
10.20.	~~Joint Bookrunners and Joint Lead Arrangers 158~~Intentionally Omitted.	168
10.21.	Counterparts; Effectiveness.	~~158~~168
10.22.	Gaming Laws.	~~158~~169
10.23.	USA Patriot Act.	~~158~~169
10.24.	Release of Security Interest or Guaranty.	~~159~~169
10.25.	Construction of Agreement; Nature of Relationship.	~~159~~170
10.26.	Designated Senior Indebtedness.	~~159~~170
10.27.	No Third Parties Benefited.	170
10.28.	Further Assurances	170
10.29.	Integration	171
10.30.	Wells Fargo in Multiple Capacities.	171

EXHIBITS

I                                                                   FORM OF NOTICE OF BORROWING

II                                                              FORM OF NOTICE OF CONVERSION/CONTINUATION

III                                                         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT

IV                                                          FORM OF TERM NOTE

V                                                               FORM OF REVOLVING NOTE

VI                                                          FORM OF SWING LINE NOTE

VII                                                     FORM OF COMPLIANCE CERTIFICATE

VIII                                                FORM OF OPINION OF COUNSEL TO LOAN PARTIES

IX                                                          FORM OF ASSIGNMENT AGREEMENT

X                                                               FORM OF SOLVENCY CERTIFICATE

XI                                                          FORM OF SUBSIDIARY GUARANTY

XII                                                     FORM OF SECURITY AGREEMENT

XIII                                                FORM OF MORTGAGE

XIV-A                                    FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

XIV-B                                    FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

XV-A                                         FORM OF INSTRUMENT OF JOINDER

XV-B                                         FORM OF NOTICE TO LENDERS

XV-C                                         FORM OF OFFICER’S CERTIFICATE

XVI                                                 FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

XVII                                            FORM OF CERTIFICATE RE NON-DOMESTIC BANK STATUS

v

SCHEDULES

1.1(a)                                        EXISTING LETTER OF CREDIT

1.1(~~c~~b)                                  ~~RESTATEMENT~~FOURTH AMENDMENT EFFECTIVE DATE COMMITMENTS

~~4.1F                                               INTENTIONALLY OMITTED~~

4.1H                                             ~~RESTATEMENT~~FOURTH AMENDMENT EFFECTIVE DATE MORTGAGED PROPERTIES

4.1M                                           SHIP MORTGAGES

5.1                                                       CORPORATE AND CAPITAL STRUCTURE, MANAGEMENT, AND RESTRICTED AND UNRESTRICTED SUBSIDIARIES OF BORROWER

5.2C                                              GOVERNMENTAL CONSENTS

5.5                                                       REAL PROPERTY

5.8                                                       MATERIAL CONTRACTS

5.11                                                CERTAIN EMPLOYEE BENEFIT PLANS

5.14                                                COLLECTIVE BARGAINING AGREEMENTS

6.10                                                DEPOSIT AND SECURITIES ACCOUNTS

~~6.15~~6.11                        POST CLOSING MATTERS

7.1                                                       CERTAIN EXISTING INDEBTEDNESS AND CAPITAL LEASES

7.2                                                       CERTAIN EXISTING LIENS

7.3                                                       CERTAIN EXISTING INVESTMENTS

7.4                                                       CERTAIN EXISTING CONTINGENT OBLIGATIONS

ISLE OF CAPRI CASINOS, INC.

$~~800,000,000~~300,000,000
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of March 25, 2011 and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (the “Borrower”), THE FINANCIAL INSTITUTIONS PARTY FROM TIME TO TIME HERETO as lenders (each individually referred to herein as a “Lender” and collectively as “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as swing line lender (in such capacity, the “Swing Line Lender”)~~, Wells Fargo, as successor to Credit Suisse AG, Cayman Islands Branch~~, as agent for the Lenders (in such capacity, the “Administrative Agent”) and as an issuing lender with respect to Letters of Credit (in such capacity, the “Issuing Bank”), and WELLS FARGO SECURITIES, LLC, CREDIT SUISSE SECURITIES (USA) LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”) and as joint bookrunners (in such capacity, the “Joint Bookrunners”). CREDIT SUISSE SECURITIES (USA) LLC and DEUTSCHE BANK SECURITIES INC. have been given the title of syndication agents in connection with this Agreement. ~~COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, and~~ U.S. BANK, NATIONAL ASSOCIATION ~~have~~has been given the title of ~~co-documentation agents~~documentation agent in connection with this Agreement.

R E C I T A L S

WHEREAS, Borrower is party to that certain Credit Agreement, dated as of July 26, 2007, ~~by and among Borrower, the lenders party thereto and the agents party thereto,~~ as amended by the First Amendment to Credit Agreement, dated as of February 17, 2010, as amended by the Second Amendment to Credit Agreement and Amendment to Loan Documents, dated as of March 25, 2011, as amended by the Third Amendment to Credit Agreement, dated as of November 21, 2012, by and among Borrower ~~and~~, the other ~~parties~~Loan Parties party thereto, the lenders party thereto and the agents party thereto, and as further amended, restated, supplemented or modified immediately prior to the ~~Restatement~~Fourth Amendment Effective Date (as defined below) (the “Existing Credit Agreement”); ~~and~~

WHEREAS, Borrower and the other parties to the ~~Second~~Fourth Amendment (as defined below) wish to amend ~~and restate~~ the Existing Credit Agreement as set forth herein in accordance with the terms and conditions of the ~~Second~~Fourth Amendment~~.~~; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, effective upon the ~~Restatement~~Fourth Amendment Effective Date, Borrower, Lenders and Administrative Agent amend ~~and restate~~ the Existing Credit Agreement ~~as follows::~~to incorporate the changes thereto reflected herein.

Section 1.                                          DEFINITIONS

1.1.                            Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Act” has the meaning assigned to that term in subsection 10.23.

“Additional Mortgage” means any Mortgage delivered with respect to an Additional Mortgaged Property.

“Additional Mortgaged Property” has the meaning assigned to that term in subsection 6.9B.

“Adjusted LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by dividing (x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period by reference to the British Bankers’ Association London Interbank Offered Rate for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by Administrative Agent which has been admitted by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) at or about 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate is not ascertainable pursuant to clause (a) above, the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which Dollar deposits in immediately available funds are offered to Wells Fargo in the interbank LIBOR market in London, England at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and for a period approximately equal to such Interest Period, by (y) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D)~~; provided that, for any Term Loan, the amount computed under clause (a) above shall not be less than 1.25% per annum~~.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means any successor Administrative Agent appointed pursuant to subsection 9.5A and, to the extent applicable to the Administrative Agent prior to March 25, 2011, Credit Suisse AG, Cayman Islands Branch, as predecessor in interest to Wells Fargo.

“Administrative Agent’s Office” means (i) the office of Administrative Agent located at 333 S. Grand Avenue, 12th Floor, Los Angeles, CA 90071, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrower and each Lender.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means ~~this Amended and Restated~~the Credit Agreement, dated as of July 26, 2007, as amended by the First Amendment to Credit Agreement, dated as of February 17, 2010, as amended by the Second Amendment to Credit Agreement and Amendment to Loan Documents, dated as of March 25, 2011~~.~~, as amended by the Third Amendment to Credit Agreement, dated as of November 21, 2012, as amended by the Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013, by and among Borrower, the other Loan Parties party thereto, the lenders party thereto and the agents party thereto.

“Applicable Base Rate Margin” means, as at any date of determination, (i) with respect to any Term Loan that is a Base Rate Loan, ~~2.50%~~a rate per annum set forth in the Instrument of Joinder applicable to such Series of Term Loans and (ii) with respect to any Revolving Loan that is a Base Rate Loan, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable Base Rate Margin

less than ~~4.75~~4.00:1.00	~~1.75~~0.75%

greater than or equal to 4.00:1.00 but less than 4.50:1.00	1.00%

greater than or equal to 4.50:1.00 but less than 5.00:1.00	1.25%

greater than or equal to ~~4.75~~5.00:1.00 but less than 5.50:1.00	~~2.00~~1.50%

greater than or equal to 5.50:1.00 but less than ~~6.25~~6.00:1.00	~~2.25~~1.75%

greater than or equal to ~~6.25~~6.00:1.00	~~2.50~~2.00%;

provided, that until the first Margin Reset Date after the ~~Restatement~~Fourth Amendment Effective Date, ~~the Consolidated Total Leverage Ratio shall be deemed to be equal to 6.25:1.00 for purposes of calculating~~ the Applicable Base Rate Margin shall equal 1.75% per annum.

“Applicable LIBOR Margin” means, as at any date of determination, (i) with respect to any Term Loan that is a LIBOR Loan, ~~3.50%~~a rate per annum set forth in the Instrument of Joinder applicable to such Series of Term Loans and (ii) with respect to any Revolving Loan that is a LIBOR Loan, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable LIBOR Margin

less than ~~4.75~~4.00:1.00	~~2.75~~1.75%

greater than or equal to 4.00:1.00 but less than 4.50:1.00	2.00%

greater than or equal to 4.50:1.00 but less than 5.00:1.00	2.25%

greater than or equal to ~~4.75~~5.00:1.00 but less than 5.50:1.00	~~3.00~~2.50%

greater than or equal to 5.50:1.00 but less than ~~6.25~~6.00:1.00	~~3.25~~2.75%

greater than or equal to ~~6.25~~6.00:1.00	~~3.50~~3.00%;

Provided, that until the first Margin Reset Date after the ~~Restatement~~Fourth Amendment Effective Date, ~~the Consolidated Total Leverage Ratio shall be deemed to be equal to 6.25:1.00 for purposes of calculating~~ the Applicable LIBOR Margin shall equal 2.75% per annum.

“Applicable Margin” means, as the context may require, either the Applicable Base Rate Margin or the Applicable LIBOR Margin, or both.

“Approved Fund” means any fund that invests (in whole or in part) in commercial loans or any other fund that is managed or advised by a Lender, the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Asset Sale” means the sale (in any single transaction or related series of transactions) by Borrower or any of its Restricted Subsidiaries to any Person other than Borrower or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any of Borrower’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries (other than (a) gaming equipment sold in the ordinary course of business to the extent the proceeds of such sale are promptly reinvested in other gaming equipment, and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $4,000,000 or less, with the aggregate value of all assets sold pursuant to this clause (b) not to exceed $10,000,000 in any Fiscal Year).

“Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit IX annexed hereto or any other form approved by Administrative Agent.  To the extent approved by Administrative Agent, an Assignment Agreement may be electronically executed and delivered to Administrative Agent via an electronic settlement system then acceptable to Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means, at any time, the highest of (x) the Reference Rate, (y) the rate which is 0.50% in excess of the Federal Funds Effective Rate and (z) the Adjusted LIBOR for a one-month Interest Period on such date (or if such date is not a Business Day, the immediately preceding Business Day) plus 1.0% (provided that, for the avoidance of doubt, in the case of clause (z) above, the Adjusted LIBOR for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association London Interbank Offered Rate for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates)).

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

“Bettendorf Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in Bettendorf, Iowa, including the vessel Bettendorf Capri having Official No. 1030831.

~~“Biloxi Additional Real Property” means those certain Real Property Assets of approximately 3 acres in the aggregate owned in fee by Riverboat Corporation of Mississippi, a Mississippi corporation, located north of U.S. 90 in Biloxi, Mississippi.  Borrower may at any time at its option elect to exclude all or a portion of the Real Property Assets described above from this definition by delivering to Administrative Agent a written notice describing in reasonable detail the Real Property Assets to be so excluded, in which case, so long as the Real Property Assets requested to be so excluded shall immediately thereafter be directly owned by Borrower or a Restricted Subsidiary, this definition shall be deemed automatically amended to permanently exclude such identified Real Property Assets.~~

~~“Biloxi Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in Biloxi, Mississippi.~~

~~“Biloxi Leasehold Property” means the approximately 8 acres of Leasehold Property leased from the City of Biloxi and the Biloxi Port Commission in Harrison~~

~~County, Mississippi, and used in connection with the Isle of Capri Casino and Hotel located at the Biloxi Gaming Facilities.~~

“Black Hawk Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries as Isle - Black Hawk and Lady Luck — Black Hawk, each in Black Hawk, Colorado.

“Boonville Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in Boonville, Missouri, including the vessel Isle of Boonville having Official No. 1121372.

“Borrower” has the meaning assigned such term in the introduction to this Agreement.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR or any LIBOR Loan or any Base Rate Loan bearing interest at the rate described in clause (z) of the definition of Base Rate, any day that (a) is a Business Day described in clause (i) above, and (b) is a day for trading by and between banks in Dollar deposits in the London Interbank Market.

“Cape Girardeau Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in Cape Girardeau, Missouri.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Caruthersville Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in Caruthersville, Missouri, including the vessel City of Caruthersville having Official No. 929687.

“Cash” means a credit balance in a Deposit Account, money, or currency.

“Cash Equivalents” means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United

States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, ~~a rating of at least A-1 from~~one of the two highest ratings obtainable from Moody’s or S&P ~~or at least P-1 from Moody’s~~; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least ~~95~~90% of its assets invested continuously in the types of investments referred to in clauses (i) and (~~ii~~iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate re Non-Domestic Bank Status” means a certificate substantially in the form of Exhibit XVII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iv).

“Change of Control” means:

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the “beneficial owner” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities representing ~~40~~45% or more of the combined voting power of the Borrower’s outstanding Voting Stock, but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that (A) such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group and (B) at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage beneficially owned by such person or group;

(ii)                                  any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Permitted Equity Holders (including any Permitted Equity Holders who are part of a “group” where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such “group”)) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity Securities of the transferee;

(iii)                               during any period of 24 consecutive months after the ~~date hereof~~Fourth Amendment Effective Date, individuals who at the beginning of any such 24-month period constituted the Governing Body of Borrower (together with any new directors whose election by such Governing Body or whose nomination for election by the shareholders of Borrower, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Governing Body of Borrower then in office; or

(iv)                              the occurrence of a “Change of Control” under any of the ~~7~~8.875% Subordinated Note Indenture, the 7.75% Unsecured Note Indenture, the 5.875% Unsecured Note Indenture or any other agreement pursuant to which Indebtedness in excess of $30,000,000 is incurred, in each case, as the same may be amended from time to time and any permitted refinancing thereof.

“Closing Date” means July 26, 2007.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, unless otherwise indicated.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided, however, that “Collateral” shall not include any Excluded Collateral (as defined in the Security Agreement), the Pompano Beach Real Property, the ~~Biloxi~~Vicksburg Additional Real Property, and the Real Estate Options~~, and Capital Stock of the Specified Unrestricted Subsidiaries~~.

“Collateral Documents” means the Security Agreement, the Mortgages, the Ship Mortgages, the Securities Account Control Agreements, the Deposit Account Control Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations or otherwise perfect or protect the same.

“Commitment Fee Percentage” means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Commitment Fee Percentage

less than 4.00:1.00	0.25%

greater than or equal to 4.00:1.00 but less than ~~4.75~~4.50:1.00	0.30%

greater than or equal to 4.50:1.00 but less than 5.00:1.00	0.375%

greater than or equal to ~~4.75~~5.00:1.00 but less than 5.50:1.00	~~0.40~~0.375%

greater than or equal to 5.50:1.00 but less than ~~6.25~~6.00:1.00	0.50%

greater than or equal to ~~6.25~~6.00:1.00	~~0.625~~0.50%;

provided, that until the first Margin Reset Date after the ~~Restatement~~Fourth Amendment Effective Date, the Commitment Fee Percentage shall be ~~0.625~~0.50% per annum.

“Commitments” means the commitments of Lenders to make Loans as set forth in subsection 2.1A.  The Commitments as of the ~~Restatement~~Fourth Amendment Effective Date are set forth on Schedule 1.1(~~c~~b).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 6.1(iv).

“Confidential Information Memorandum” means that certain Confidential Information Memorandum relating to Borrower dated March ~~2011~~2013.

“Conforming Leasehold Interest” means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of “Landlord Consent and Estoppel,” which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Restricted Subsidiaries) by Borrower and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Borrower and its Restricted Subsidiaries.  Notwithstanding the foregoing, any Consolidated Capital Expenditures made by Borrower or any of its Restricted Subsidiaries with respect to the ~~Biloxi Additional Real Property or the~~ Pompano Beach Additional Real Property shall not be deemed Consolidated Capital Expenditures but rather Investments in accordance with the definition thereof (provided that in the event any Real Property Assets no longer constitute ~~Biloxi Additional Real Property or~~ Pompano Beach Additional Real Property in accordance with the definitions thereof, any such Consolidated Capital Expenditures with respect to such removed

Real Property Assets shall no longer constitute Investments and shall constitute Consolidated Capital Expenditures).

“Consolidated Cash Interest Expense” means, for any period, without duplication, Consolidated Interest Expense plus all capitalized interest expense for such period, excluding, however, (i) any interest expense not payable in Cash and (ii) amortization of discount and amortization of debt issuance costs.

“Consolidated EBITDA” means, for any period, (a) the sum, without duplication, of the amounts for such period of Consolidated Net Income, plus the following items (i) through (x) to the extent deducted in determining such Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) provisions for Taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) pre-opening expense, (vi) any extraordinary expenses or losses, (vii) other non-recurring non-cash items (including, to the extent deducted in determining Consolidated Net Income, non-cash charges related to ineffective portions of Hedging Agreements), (viii) the non-cash expense associated with the granting of stock based compensation, (ix) the Transaction Costs, and (x) any prepayment premiums associated with (I) the repayment of the ~~7~~8.875% Subordinated Notes ~~(~~, the 7.75% Unsecured Notes or the 5.875% Unsecured Notes (to the extent of any prepayments permitted hereunder but except to the extent such premiums are attributable to an increase in the amount thereof resulting from ~~an amendment~~any amendments of the 8.875% Subordinated Note Indenture, the 7.75% Unsecured Note Indenture or the 5.875% Unsecured Note Indenture after the Fourth Amendment Effective Date), (II) repayment of the 7% Subordinated ~~Note Indenture after February 22, 2011)~~Notes (as defined in the Existing Credit Agreement) or (III) the repayment of the Term Loans issued in accordance with Section 2.1A(i) of the Existing Credit Agreement, minus (b) to the extent added in determining such Consolidated Net Income for such period, the sum of the following for such period (without duplication): (x) the aggregate amount of extraordinary or nonrecurring income or gains and (y) non-cash income or gains, all of the foregoing as determined on a consolidated basis for Borrower and its Restricted Subsidiaries in conformity with GAAP; provided, that for purposes of calculating Consolidated EBITDA for Borrower and its Restricted Subsidiaries for any period in determining the Consolidated Total Leverage Ratio and Consolidated Senior Secured Leverage Ratio (x) the Consolidated EBITDA of any Person or line of business acquired by Borrower or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period), (y) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by Borrower or any of its Restricted Subsidiaries during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period) and (z) for any Restricted Subsidiary which is a new Restricted Subsidiary without any historical operations (such as a “greenfield” project), until the date which is four full consecutive Fiscal Quarters after the first date such Restricted Subsidiary began its operations (which for any Gaming Facility shall mean the date it was first open to the public) (the “Initial Operation Date”), the Consolidated EBITDA of such Restricted Subsidiary for each relevant period shall be calculated as follows: (A) if the relevant date of calculation is less than two full ~~calendar months~~fiscal accounting periods (each period consisting of either 4 or 5 weeks) after such

Restricted Subsidiary’s Initial Operation Date, the Consolidated EBITDA of such Restricted Subsidiary shall be deemed to be such Restricted Subsidiary’s actual Consolidated EBITDA for the period beginning on such Initial Operation Date and ending on such date of calculation; and (B) if the relevant date of calculation is no less than two full ~~calendar months~~fiscal accounting periods (each period consisting of either 4 or 5 weeks) after such Restricted Subsidiary’s Initial Operation Date, the Consolidated EBITDA of such Restricted Subsidiary shall be deemed to be equal to the product of (1) such Restricted Subsidiary’s Consolidated EBITDA for the period beginning on such Initial Operation Date and ending on such date of calculation multiplied by (2) a fraction, the numerator of which is the number of days in the Fiscal Year that includes such date of calculation and the denominator of which is the number of days in such period; provided that (I) for the avoidance of doubt, the provisions of this clause (z) shall not apply from and after the date which is four full consecutive Fiscal Quarters after such Restricted Subsidiary’s Initial Operation Date and (II) the provisions of this clause (z) shall not apply to any calculation for a period shorter than four full consecutive Fiscal Quarters.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) of Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent, the Joint Lead Arrangers and Lenders on or before the ~~Restatement~~Fourth Amendment Effective Date.

“Consolidated Net Income” means, for any period, the net income (or loss) of Borrower and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries, and (ii) the income of any Restricted Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.  There shall be excluded from Consolidated Net Income the income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to Borrower or a Restricted Subsidiary during such period (other than any such dividends or distributions made for the purposes of paying any Taxes arising from any equity ownership interests in such Persons).

“Consolidated Net Senior Secured Debt” means, as at any date of determination, the aggregate amount of Consolidated Net Total Debt minus the sum of the aggregate amount of unsecured Indebtedness of Borrower and its Restricted Subsidiaries and the aggregate amount of subordinated Indebtedness of Borrower and its Restricted Subsidiaries.

“Consolidated Net Total Debt” means, as at any date of determination, an aggregate amount equal to (a) the aggregate amount of all Indebtedness of Borrower and its

Restricted Subsidiaries plus (b) the Contingent Obligations of Borrower and its Restricted Subsidiaries where the primary obligation of such Contingent Obligation constitutes Indebtedness (but excluding Contingent Obligations under Hedge Agreements) less (c) the aggregate amount of Cash and Cash Equivalents of Borrower and its Restricted Subsidiaries in excess of the Subject Amount, in each case determined on a consolidated basis in accordance with GAAP.  For purposes of this definition and the definition of Consolidated Net Senior Secured Debt, the “Subject Amount” shall be an amount equal to (i) $45,000,000 plus (ii) the product of (x) $3,000,000 times (y) the number of Gaming Facilities opened or acquired, in either case directly, by Borrower and the Restricted Subsidiaries from and after the ~~Restatement~~Fourth Amendment Effective Date minus (iii) the product of (x) $3,000,000 times (y) the number of Gaming Facilities closed or sold, in either case directly, by Borrower and the Restricted Subsidiaries from and after the ~~Restatement~~Fourth Amendment Effective Date.

“Consolidated Senior Secured Leverage Ratio” means, as at any date of determination, the ratio of (a) Consolidated Net Senior Secured Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

“Consolidated Total Leverage Ratio” means, as at any date of determination, the ratio of (a) Consolidated Net Total Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, including any credit support agreements, makewell agreements, keepwell agreements, completion guaranties and any other agreements evidencing similar obligations, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal (I) to the amount of the obligation so guaranteed or otherwise supported, (II) if less, the amount to which such Contingent Obligation is specifically limited or (III) if less and in the case of Contingent Obligations that do not constitute Indebtedness only, the amount at such time that is required to be accounted for as a liability on the consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

“CS” means Credit Suisse AG, Cayman Islands Branch.

“Date-Down Endorsement” has the meaning assigned to that term in subsection 4.1K(iv).

“Davenport Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Davenport, Iowa, including the vessel Treble Clef having Official No. 1000320.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” has the meaning assigned to such term in subsection 2.2E.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative agent, that (a) has failed to fund its portion of any amount required to be funded by it under this Agreement and has continued in such failure for three (3) Business Days after written notice from Administrative Agent, unless, with respect to any failure to fund other than under subsection 2.1A(iii) or subsection 3.3C, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not be satisfied, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days after the date when due, unless the subject of a good faith dispute or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” has the meaning assigned to such term under the UCC and includes any demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Deposit Account Control Agreements” means the Deposit Account Control Agreements executed and delivered by Borrower, the applicable Restricted Subsidiaries and the depository banks at which certain Deposit Accounts are maintained, each substantially in the form of Exhibit XIV-A annexed hereto or in such other form as is reasonably acceptable to Administrative Agent.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Eligible Assignee” means a Person that is (I) to the extent required under applicable Gaming Laws, registered or licensed with, approved or found suitable by, or not disapproved, denied a license or approval or found unsuitable by (whichever may be required under applicable Gaming Laws), any applicable Gaming Authorities, and (II)(A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof (provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country); and (iv) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans including insurance companies, mutual funds, lease financing companies and investment funds; (B) a Lender or an Affiliate of a Lender; (C) any Approved Fund; or (D) any other Person (other than a natural Person) approved by (1) Administrative Agent, (2) in the case of any assignment of a Revolving Loan, Issuing Bank, and (3) Borrower unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing (each such approval not to be unreasonably withheld or delayed); provided that (A) “Eligible Assignee” shall not include (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Defaulting Lender, (iv) any Subsidiary of a Defaulting Lender, or (v) any Person who, upon becoming a Lender hereunder, would be a Defaulting Lender or a Subsidiary of a Defaulting Lender and (B) notwithstanding anything herein to the contrary, while an Event of Default is continuing, “Eligible Assignee” shall include any Person (other than Borrower or an Affiliate of Borrower) subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement executed and delivered by the Loan Parties on the Closing Date, or executed and delivered by additional Restricted Subsidiaries of Borrower from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVI annexed hereto.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Government Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of ~~Section~~Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, or the treatment of a plan amendment under Section 4041(e) of ERISA as a distress termination under Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization ~~or~~, insolvency or endangered or critical status pursuant to Section 4241 ~~or~~, 4245, or 305 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (ix) a determination that any Pension Plan is, or is expected to be in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (x) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, Taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (~~ix~~xi) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (~~x~~xii) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section

501(a) of the Code; or (~~xi~~xiii) the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the events set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Loan Party that is a guarantor under the Subsidiary Guaranty (such Loan Party, a “Guarantor” and the obligations of such Guarantor under the Subsidiary Guaranty, the “Guarantee”), (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of a Lender, Administrative Agent or other recipient of any payment to be made hereunder or under any other Loan Document (1) Taxes that are imposed on the overall net income or net profits including franchise or similar Taxes (and all interest, penalties or similar amounts with respect thereto or with respect to non-payment thereof) of such Lender, Administrative Agent or other recipient by (a) the United States, (b) any other Government Authority under the laws of which such Lender, Administrative Agent or other recipient is organized or has its principal office or maintains its applicable lending office, or (c) any jurisdiction solely as a result of a present or former connection between such Lender, Administrative Agent or other recipient and such jurisdiction (other than a connection arising from such Lender, Administrative Agent or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document), and (2) any branch profits Taxes imposed on such Lender, Administrative Agent or other recipient by the United States~~.~~ or by any jurisdiction described in clause (b) or (c) above and (3) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to that term in the first recital of this Agreement.

“Existing Letters of Credit” means the letters of credit issued by CS and described in Schedule 1.1(a).

“Existing Mortgage” ~~has the meaning assigned to that term in subsection~~ means each Mortgage previously executed and delivered by a Loan Party to Administrative Agent with respect to an Existing Mortgaged Property listed on Schedule 4.1~~K(i)~~H annexed hereto.

“Existing Mortgaged Property” ~~has the meaning assigned to that term in subsection~~means the Real Property Assets listed on Schedule 4.1~~K(i)~~H annexed hereto.

“Existing Ship Mortgage” ~~has the meaning assigned to that term in subsection~~means each Ship Mortgage previously executed and delivered by a Loan Party to Administrative Agent with respect to a vessel listed on Schedule 4.1M annexed hereto.

“Existing Title Policy” has the meaning assigned to that term in subsection 4.1K(iv).

“Expansion Capital Expenditures” means any Consolidated Capital Expenditures by Borrower or any of its Restricted Subsidiaries (a) which are made with respect to any Related Business that is owned by Borrower or any of its Restricted Subsidiaries or (b) which further expands or enhances any Gaming Facility owned, leased, operated or used by Borrower or any of its Restricted Subsidiaries existing or under construction as of the ~~Restatement~~Fourth Amendment Effective Date and which is not properly characterized as a Maintenance Capital Expenditure.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon and all Gaming Facilities) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code (as enacted on the date of this Agreement and any amended, successor or comparable provision of the Code that is not materially more onerous to comply with) and any current or future United States Treasury regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

“Financial Plan” has the meaning assigned to that term in subsection 6.1(xiii).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien and, with respect to ships, barges and other vessels, Permitted Priority Maritime Liens) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries as determined on the basis of a four consecutive Fiscal Quarter period ending on the last Sunday in April.

“Flood Hazard Property” means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of the Fourth Amendment Effective Date, by and among Borrower, the other Loan Parties party thereto, the lenders party thereto and the agents party thereto.

“Fourth Amendment Documents” means, collectively, the Fourth Amendment, each Note executed and delivered by Borrower pursuant to subsection 4.1C, each Mortgage Amendment, each Ship Mortgage or amendment to a Ship Mortgage executed and delivered by Borrower or any Restricted Subsidiary pursuant to subsection 4.1M.

“Fourth Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4.1 hereof and in Section 6 of the Fourth Amendment shall have been satisfied or waived.

“Funding Date” means the date of the funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Gaming Authority” means any Government Authority that holds regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

“Gaming Authorizations” means any and all Governmental Authorizations (i) necessary to enable Borrower or any of its Subsidiaries to engage in the casino, gambling or gaming business or otherwise continue to conduct its business as it is conducted on the ~~Restatement~~Fourth Amendment Effective Date, or (ii) required by any Gaming Authority or under any Gaming Law.

“Gaming Facility” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

“Gaming Laws” means all statutes, rules, regulations, ordinances, codes, administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

“Gaming Reserves” means any mandatory gaming security reserves or other reserves required under applicable Gaming Laws or by directive of any Gaming Authorities.

“General Incremental Facility” has the meaning assigned to that term in subsection 2.1A(iv)(a).

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means any governmental or regulatory body, agency, commission, central bank, board, bureau, department, office, organ or instrumentality, any court, and any political subdivision or department thereof, in each case whether federal, state, local or foreign, including any Gaming Authority (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any federal, state or local court or Government Authority (including any Gaming Authority).

“Hazardous Materials” means (i) any chemical, material or substance at any time defined in any Environmental Law or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means (i) any Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which Borrower or any of its Restricted Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity Securities of any Person, or any equity forward agreements or similar agreements or arrangements.

“ICBH” means Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company, and, together with its 100% owned Subsidiaries, the owner, lessor, operator and user, of all of Borrower’s direct or indirect interest in the Black Hawk Gaming Facilities.

“Increasing Lender” has the meaning assigned to that term in subsection 2.1A(iv)(a).

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) the principal balance outstanding under any synthetic lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (vii) the indebtedness, other than any Non-Recourse Debt, of any partnership or unincorporated Joint Venture (specifically excluding any limited liability company) in which such Person is a general partner or a joint venturer, (viii) obligations of such Person under letters of credit issued for the account of such Person, and (ix) without duplication, all Contingent Obligations of such Person in respect of the foregoing.  Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements,

Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in subsection 10.3.

“Instrument of Joinder” means, with respect to any Series of New Term Loan Commitments, an Instrument of Joinder signed by the applicable Increasing Lender or New Lender, substantially in the form attached hereto as Exhibit XV-A.

“Intellectual Property” means all patents, patent rights, patent applications, licenses, inventions, trade secrets, trademarks, tradenames, service marks, copyrights, technology, software, know-how and proprietary techniques (including processes and substances) used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

“Interest Payment Date” means (i) with respect to any Base Rate Loan (including a Swing Line Loan), February 15, May 15, August 15 and November 15 of each year (or, if any such day is not a Business Day, the next succeeding Business Day), commencing on May 15, ~~2011~~2013, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, the term “Interest Payment Date” shall also include each three month anniversary of the commencement of such Interest Period until the end of such Interest Period, and, (iii) as to any Swing Line Loan, the day that such Loan is required to be repaid.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrower or any of its Restricted Subsidiaries is a party.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Borrower from any Person other than Borrower or any of its Restricted Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Restricted Subsidiaries to any other Person (other than a wholly-owned domestic Restricted Subsidiary of Borrower), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements not constituting Hedge Agreements.  The amount of any Investment shall be the excess of (x) the original cost of such Investment plus (y) the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, over (z) the aggregate amount of all distributions of Cash or Cash Equivalents constituting a return of capital on such Investment.  In addition to the foregoing, any Consolidated Capital Expenditures made or other costs or expenses incurred by Borrower or any of its Restricted Subsidiaries with respect to the ~~Biloxi Additional Real Property or the~~ Pompano Beach Additional Real Property shall be deemed Investments (provided that in the event any Real Property Assets no longer constitute ~~Biloxi Additional Real Property or~~ Pompano Beach Additional Real Property in accordance with the definitions thereof, any such Consolidated Capital Expenditures made or other costs or expenses incurred with respect to such removed Real Property Assets shall no longer constitute Investments).  Furthermore, to the extent Borrower or any of its Restricted Subsidiaries contribute any Real Property Asset or other property to an Unrestricted Subsidiary that constitutes an Investment and Borrower or any of its Restricted Subsidiaries has made Expansion Capital Expenditures with respect to such Real Property Asset or other property during the Fiscal Year in which such contribution occurs, such Expansion Capital Expenditures shall no longer be deemed Consolidated Capital Expenditures to the extent any such Expansion Capital Expenditures are included in the determination of the amount of Investment made to such Unrestricted Subsidiary as a result of such contribution.  Upon any Contingent Obligation permitted pursuant to subsection 7.4(vii) actually being paid or made, or upon any payments under any such Contingent Obligation being required in the future to be incurred pursuant to Contractual Obligations that (I) are certain and not contingent and (II) would at such time be required to be accounted for as a liability on the consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP or represents a binding legal obligation to make future payments, the same shall be deemed an Investment (and shall cease to be a Contingent Obligation) at such time.

“IOC Davenport” means IOC Davenport, Inc., an Iowa corporation.

“IP Collateral” means the Collateral consisting of Intellectual Property under the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, as the context requires, Wells Fargo, in its capacity as Issuing Bank, and its successors and permitted assigns, and, with respect to any Letters of Credit issued by such Revolving Lender, any other Revolving Lender that issues a Letter of Credit in accordance with the terms of this Agreement, including CS and its successors and permitted assigns~~.~~ (it being understood that CS shall only be an Issuing Bank with respect to the Existing Letters of Credit and shall not be deemed an Issuing Bank for, or otherwise have any obligations to issue, any other Letters of Credit or any extensions or modifications to the Existing Letters of Credit unless CS shall otherwise agree in writing in its sole and absolute discretion).

“Joint Bookrunners” has the meaning assigned to that term in the introduction to this Agreement.

“Joint Lead Arrangers” has the meaning assigned to that term in the introduction to this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Kansas City Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Kansas City, Missouri.

“Lake Charles Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Westlake (near Lake Charles), Louisiana, including the vessel ~~Crown Casino having Official No. 1023327 and the vessel~~ Grand Palais having Official No. 1028318.

“Lake Charles Leasehold Property” means the approximately 16.25 acres of Leasehold Property leased in Calcasieu Parish, Louisiana, and used in connection with the Isle of Capri Casino and Hotel located at the Lake Charles Gaming Facilities.

“Landlord Consent and Estoppel” means (x) with respect to any Leasehold Property (other than ~~the Biloxi Leasehold Property and~~ the Lake Charles Leasehold Property), a letter, certificate or other instrument in writing from the lessor under the related lease (which may be included in such related lease), satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request (or, in any such case, such other mortgagee protections as may be reasonably acceptable to Administrative Agent), and (y) with respect to the ~~Biloxi Leasehold Property and the~~ Lake Charles Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in each case in form and substance reasonably satisfactory to Administrative Agent.

“LC Reimbursement Amount” has the meaning assigned to such term in subsection 3.3B.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property during the term of any such lease.

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement or New Lenders that become party hereto pursuant to Section 2.1A(iv), together with their successors and permitted assigns pursuant to subsection 10.1, and the term “Lenders” shall include the Swing Line Lender unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, means Lenders having that Commitment.

“Lender Hedge Agreement” has the meaning assigned to such term in subsection 7.4(iii).

“Letter of Credit” or “Letters of Credit” means Standby Letters of Credit issued or to be issued by Issuing Banks for the account of Borrower pursuant to subsection 3.1.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Banks and not theretofore reimbursed by Borrower in any manner, either directly or out of the proceeds of Revolving Loans pursuant to subsection 3.3B.

“LIBOR Loans” means Loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in subsection 2.2A.

“License Revocation” means, with respect to Borrower and any Restricted Subsidiary, the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming Authorization or other casino, gambling or gaming license issued by any Gaming Authority to Borrower or any Restricted Subsidiary covering any Gaming Facility or other gaming facility owned, leased, operated or used by Borrower or any such Restricted Subsidiary.

“Lien” means any lien, mortgage, ship mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Liquor Law” has the meaning given such term in Section 10.22A.

“Loan” or “Loans” means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Bank relating to, the Letters of Credit), the Subsidiary Guaranty~~,~~ and the Collateral Documents ~~and~~(including the ~~Second~~Fourth Amendment Documents~~, as the same may be amended, restated, supplemented or modified from time to time~~).

“Loan Party” means each of Borrower and any of Borrower’s Subsidiaries from time to time executing a Loan Document, and “Loan Parties” means all such Persons, collectively.

“Lula Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Coahoma County, Mississippi, including the vessel Lady Luck Rhythm & Blues having Official No. 526959, the vessel Lady Luck Rhythm & Blues II having Official No. 994567 and the vessel Lady Luck Country having Official No. 1029370.

“Maintenance Capital Expenditures” means any Consolidated Capital Expenditures by Borrower or any of its Restricted Subsidiaries that are made to maintain, restore or refurbish the condition or usefulness of property of Borrower or any of its Restricted Subsidiaries, or otherwise to support the continuation of such Person’s day-to-day operations as then conducted, but that are not properly chargeable to repairs and maintenance in accordance with GAAP; provided, however, that such term shall not include any Consolidated Capital Expenditures to restore the condition or usefulness of property to the extent funded from Net Insurance/Condemnation Proceeds delivered to Borrower or any of its Restricted Subsidiaries in accordance with the terms of the Loan Documents.

“Management Agreement” means an agreement entered into between Borrower or a Subsidiary, on the one hand, and a Person other than a Subsidiary, on the other hand, pursuant to which Borrower or a Subsidiary agrees to manage the operations of a Gaming Facility owned by such Person.

“Margin Reset Date” means each January 1, April 1, July 1 and October 1 of each year, commencing on ~~July~~October 1, ~~2011~~2013.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Marquette Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Marquette, Iowa, including the vessel Miss Marquette having Official No. 950558.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the impairment of the ability of Borrower and its Subsidiaries taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the Obligations or (iii) a material adverse effect on the validity or enforceability of any Loan Document or the rights or remedies of Administrative Agent or the Lenders thereunder.

“Material Contract” means any contract, indenture, mortgage, deed of trust, understanding, agreement, instrument or other arrangement, whether written or oral, to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents), and that is material to a Gaming Facility or for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Effect.

“Material Fee Property” means any Real Property Asset owned by Borrower or a Restricted Subsidiary in fee interest (a) that has a fair market value in excess of $2,500,000, (b) upon which Consolidated Capital Expenditures in excess of $5,000,000 have been made, (c) upon which a material portion of any Gaming Facility exists or is being developed or

(d) which is of material importance to the operations of a Gaming Facility (or the anticipated operations of any Gaming Facility then being developed); provided that, ~~except with respect to any Real Property Asset that no longer constitutes Biloxi Additional Real Property in accordance with the definitions thereof (which may then be deemed Material Fee Property if it otherwise satisfies the above described criteria),~~(i) none of the Pompano Beach ~~Real Property, the Biloxi Additional~~ Real Property nor the Vicksburg Additional Real Property shall be ~~deemed to be~~Material Fee Property and (ii) any Real Property Asset acquired by the Borrower or a Restricted Subsidiary (including as result of any Person becoming a Restricted Subsidiary of the Borrower) that, at the time of such acquisition, is subject in whole to a long term “triple-net” lease with a non-Affiliated third party pursuant to which de minimus rent payments are payable by the lessee thereunder and such lease is otherwise structured such that the lessor thereunder obtains de facto ownership thereof (that in any event was not created in connection with or in anticipation of such acquisition) shall not be a Material Fee Property.

“Material Leasehold Property” means (a) on the ~~Restatement~~Fourth Amendment Effective Date, a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Borrower or any of its Restricted Subsidiaries or (b) a Leasehold Property (i) that has a term of greater than ten years and has annual rental payments in excess of $1,000,000 per year, (ii) upon which Consolidated Capital Expenditures in excess of $5,000,000 have been made, (iii) upon which a material portion of any Gaming Facility exists or is being developed or (iv) which is of material importance to the operations of a Gaming Facility (or the anticipated operations of any Gaming Facility then being developed).

“Material Subsidiary” means each Restricted Subsidiary of Borrower now existing or hereafter acquired or formed by Borrower which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 2.5% of the consolidated revenues of Borrower and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 2.5% of the consolidated assets of Borrower and its Subsidiaries.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XIII annexed hereto or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent’s or Borrower’s local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage.  “Mortgages” means all such instruments, including the Existing Mortgages and any Additional Mortgages, collectively.

“Mortgage Amendment” has the meaning assigned to that term in subsection 4.1K(ii).

~~“Mortgage Assignment” has the meaning assigned to that term in subsection 4.1K(i).~~

“Mortgaged Property” means an Existing Mortgaged Property or an Additional Mortgaged Property.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Natchez Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in the City of Natchez, Adams County, Mississippi, including the vessel Lady Luck I having Official No. 519502.

“Nemacolin Gaming Facilities” means any Gaming Facilities owned, leased, operated, managed or used by Borrower or its Restricted Subsidiaries in the City of Farmington, Pennsylvania.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income Taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) any reasonable brokerage fees, commissions and other similar expenses relating to such Asset Sale.

“Net Debt Proceeds” means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence of Indebtedness by Borrower or any of its Restricted Subsidiaries.

“Net Equity Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of Borrower or any of its Restricted Subsidiaries (other than a wholly-owned Subsidiary) and (ii) capital contributions made by a holder of Capital Stock of Borrower or any of its Restricted Subsidiaries (other than a wholly-owned Subsidiary).

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received by Borrower or any of its Restricted Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrower or any of its Restricted Subsidiaries by any Person

pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof.

“Net Proceeds Amount” has the meaning assigned to that term in subsection 2.4B(iii)(d).

“New Lender” has the meaning assigned to that term in subsection 2.1A(iv)(b).

“New Term Loan” has the meaning assigned to that term in subsection 2.1A(iv)(f).

“New Term Loan Commitments” has the meaning assigned to that term in subsection 2.1A(iv)(a).

“New Term Note” means a promissory note substantially in the form of Exhibit IV, with such changes as may be necessary or appropriate to evidence a New Term Loan of the applicable Series.

“Non-Recourse Debt” means Indebtedness (i) as to which neither Borrower nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind that would constitute Indebtedness of Borrower or a Restricted Subsidiary or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Indebtedness permitted under subsections 7.1(xi) and 7.4(ix), and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-US Lender” has the meaning assigned to that term in subsection 2.7B(iv)(a).

“Non-Waiving Lenders” has the meaning assigned to that term in subsection 2.4B(iv)(e).

“Notes” means one or more of the Term Notes, Revolving Notes or Swing Line Notes or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

“Notice of Issuance of Letter of Credit” means a notice substantially in the form of Exhibit III annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether contingent, direct or otherwise, including post- petition interest on such amounts accruing subsequent to, and interest that would have accrued but for, the commencement of a Proceeding under the Bankruptcy Code (whether or not such interest is allowed or allowable as a claim in such Proceeding).

“Officer” means the president, chief executive officer, general counsel, general manager, controller, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate,” as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“On-Site Cash” means amounts held in Cash on-site at the Gaming Facilities in connection with the ordinary course operations of such Gaming Facilities.

“Operating Lease” as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease, other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including bylaws (or similar agreements), if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” has the meaning assigned to that term in subsection 10.1C.

“Participant Register” has the meaning assigned to that term in subsection 10.1C.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA.

 “Permitted Acquisition” means an acquisition of hotel and/or casino assets or substantially all of the Capital Stock of any Person where (i) the acquired Person is in a Related Business or the assets so acquired are to be used in a Related Business, (ii) after giving effect to such transaction and all then anticipated Expansion Capital Expenditures to be made in the future with respect thereto, the Revolving Loan Commitments minus the Total Utilization of Revolving Loan Commitments is not less than $50,000,000, (iii) in the event such acquisition is consummated by a merger, Borrower or any Subsidiary Guarantor is the surviving entity, (iv) a description of the acquisition shall have been delivered to Administrative Agent prior to the consummation of the acquisition (and Administrative Agent shall deliver a copy to any Lender who requests a copy), (v) Borrower shall have delivered to Administrative Agent copies of the most recent financial statements (audited, if available) of the acquired Person, together with any other information that Administrative Agent may reasonably request (and Administrative Agent shall deliver a copy to any Lender who requests a copy), and (vi) no Potential Event of Default or Event of Default shall have occurred or be continuing both before and after giving effect to the acquisition and all scheduled Consolidated Capital Expenditures.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 436 or 430(k) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(i)            Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(ii)           statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are asserted by the lienor to be overdue and that (in the case of any such amounts claimed by the lienor to be overdue for a period in excess of 5 days) are being contested in good faith by customary and appropriate actions (including, without limitation, as appropriate, legal proceedings), so long as (1) such reserves or other appropriate provisions, if any, as shall be ~~required by~~in accordance with GAAP shall have been made for any such contested amounts, ~~and~~ (2) in the case of a Lien with respect to any portion of the Collateral, ~~such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;~~the manner in which the contested obligation asserting such Lien is being addressed (including legal proceedings) operates to suspend the enforcement of such Lien on such Collateral and (3) in the event of an adverse judgment relative to such contested obligations and Lien, Borrower takes such actions as will preclude the forfeiture (pursuant to foreclosure or otherwise) of the Collateral to satisfy such judgment;

(iii)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(iv)          any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(v)           leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

(vi)          easements, rights-of-way, navigational servitudes, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

(vii)         any (a) interest or title of a lessor or sublessor under any Operating Lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(viii)        Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

(ix)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xi)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries;

(xii)         licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary; ~~and~~

(xiii)        Permitted Priority Maritime Liens~~.~~; and

(xiv)       Restrictions upon the use of certain Collateral imposed by a Governmental Authority in connection with Environmental Claims; provided that such restrictions do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries with respect to such Collateral or result in a material diminution in the value of any Collateral as security for the Obligations.

“Permitted Equity Holders” means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants), and any entity the equity interests of which are owned by only such Persons or their spouses or which was established for the exclusive benefit of, or the estate of, any of the foregoing or their spouses.

“Permitted Priority Maritime Liens” means maritime Liens on ships, barges or other vessels for wages of a stevedore, when employed directly by a Person listed in 46 U.S.C. § 31341, crew’s wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during the normal operations of such ships, barges or other vessels which (a) are paid in the ordinary course of business, and (b) have not been recorded on the General Index or Abstract of Title (U.S.C.G. 1332) of such ships, barges or other vessels or judicially asserted.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Pledged Collateral” means, collectively, the “Pledged Collateral” as defined in the Security Agreement.

“Pompano Beach Additional Real Property” means approximately 150 acres of the Pompano Beach Real Property (such acreage specifically excluding the Real Property Assets upon which the Pompano Park Gaming Facilities are located).  Borrower may at any time at its option elect to exclude all or a portion of the Real Property Assets described above from this definition by delivering to Administrative Agent a written notice describing in reasonable detail the Real Property Assets to be so excluded, in which case, so long as the Real Property Assets requested to be so excluded shall immediately thereafter be directly owned by Borrower or a Restricted Subsidiary, this definition shall be deemed automatically amended to permanently exclude such identified Real Property Assets.

“Pompano Beach Real Property” means the Real Property Assets owned by PPI, Inc., a Florida corporation, located in Pompano Beach, Florida, including the Real Property Asset upon which the Pompano Park Gaming Facilities are located and the other Real Property Assets adjacent thereto.

“Pompano Park Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Subsidiaries in Pompano Beach, Florida.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Pro Rata Share” means:

(i)            with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender (of a particular Series, if applicable), the percentage obtained by dividing (x) the Term Loan Exposure of that Lender (within such Series, if applicable) by (y) the aggregate Term Loan Exposure of all Lenders (within such Series, if applicable);

(ii)           with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loan purchased or funded by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders; and

(iii)          for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders and the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

“PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

“Real Estate Options” means (a) all options held by Borrower, directly or indirectly, on the ~~Restatement~~Fourth Amendment Effective Date, and (b) all options acquired by Borrower, directly or indirectly, after the ~~Restatement~~Fourth Amendment Effective Date, in each case to purchase or lease land with an aggregate option cost to Borrower and its Restricted Subsidiaries not to exceed $5,000,000 at any time outstanding.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party in any real property.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

For purposes of this definition, the term “Record Document” means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

“Reference Rate” means the rate that Wells Fargo announces from time to time as its prime commercial lending rate at its principal United States office, as in effect from time to time.  The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

“Refinancing Indebtedness” has the meaning assigned to that term in subsection 7.1(vii).

“Refunded Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Register” has the meaning assigned to that term in subsection 2.1D(i).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Related Businesses” means the gaming businesses (including pari-mutuel betting) conducted by Borrower and its Subsidiaries as of the ~~Restatement~~Fourth Amendment Effective Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming businesses, including the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of Gaming Facility).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

~~“Repricing Event” means (i) any amendment, amendment and restatement or other modification of this Agreement which reduces the effective interest rate applicable to the Term Loans or (ii) any optional prepayment or refinancing of the Term Loans (other than a refinancing in full of all of the Loans) with proceeds of the substantially concurrent incurrence of new term loans bearing interest at an effective rate less than the effective interest rate applicable to the Term Loans as of the Restatement Effective Date (as such comparative rates are determined by the Administrative Agent, and which, for such~~

~~purposes only, shall be deemed to include all upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such other term loans and (y) four years) payable to all lenders providing such other term loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all lenders providing such other term loans).~~

“Required Prepayment Date” has the meaning assigned to that term in subsection 2.4B(iv)(e).

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders; provided, that the Term Loan Exposure and Revolving Loan Exposure of any Lender that is a Defaulting Lender shall be excluded in determining “Requisite Lenders.”

~~“Resigning Administrative Agent” means Credit Suisse, Cayman Islands Branch, as Administrative Agent under the Existing Credit Agreement.~~

~~“Restatement Effective Date” means the date on which the conditions precedent set forth in Section 4.1 hereof shall have been satisfied or waived.~~

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except (x) a dividend payable solely in shares of that class of stock to the holders of that class, or (y) a dividend payable to Borrower by any of its Subsidiaries, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Restricted Subsidiary” means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

“Revolving Lenders” means the Lenders that have Revolving Loan Commitments or a Swing Line Loan Commitment or that have Revolving Loans or Swing Line Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

“Revolving Loan Commitment” means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(ii) (as the same may be increased pursuant to subsection 2.1A(iv)) or to purchase participations in Swing Line Loans pursuant to subsection 2.1A(iv), and “Revolving Loan Commitments” means such commitments of all Lenders in the aggregate.

“Revolving Loan Commitment Termination Date” means ~~November 1, 2013 or, if the Subordinated Debt Refinancing occurs prior to such date, March 25, 2016~~April 19, 2018.

“Revolving Loan Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, that Lender’s Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) if that Lender is an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) if that Lender is the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any Swing Line Risk Participations purchased by other Lenders) plus (e) the aggregate amount of all Swing Line Risk Participations purchased by that Lender.

“Revolving Loans” means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii).

“Revolving Notes” means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E on or after the Closing Date, (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in Revolving Loan Commitments made pursuant to subsection 2.1A(iv), and (iii) any promissory notes issued by Borrower pursuant to the second to last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto.

“S & P” means Standard & Poor’s Rating Group.

~~“Second Amendment” means the Second Amendment to Credit Agreement dated the Restatement Effective Date among Borrower, each other Loan Party, Resigning Administrative Agent, Administrative Agent and the Lenders, which attaches this Agreement.~~

~~“Second Amendment Documents” means, collectively, the Second Amendment, each Note executed and delivered by Borrower pursuant to subsection 4.1C, each Mortgage Amendment, each Ship Mortgage or amendment to a Ship Mortgage executed and delivered by Borrower or any Restricted Subsidiary pursuant to subsection 4.1M.~~

“Security Agreement” means the Security Agreement executed and delivered by each of the Loan Parties on the Closing Date, or executed and delivered by additional Restricted Subsidiaries of Borrower from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XII annexed hereto.

“Securities” means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning assigned to such term under the UCC and includes any brokerage or similar account maintained with a securities intermediary.

“Securities Account Control Agreements” means the Securities Account Control Agreements executed and delivered by Borrower and the securities intermediaries at which certain Securities Accounts are maintained, each substantially in the form of Exhibit XIV-B annexed hereto or in such other form as is reasonably acceptable to Administrative Agent.

“Securities Act” means the Securities Act of 1933.

~~“Senior Credit Facilities” has the meaning assigned to such term in subsection 4.1V.~~

“Series” has the meaning assigned to that term in subsection 2.1A(iv)(f).

“Ship Mortgage” means a security instrument (whether designated as a first preferred ship mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent’s or Borrower’s local counsel based on local laws or customary local first preferred ship mortgage practices.

“Solvent” means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Restricted Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers’ compensation liabilities of Borrower or any of its Restricted Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Restricted Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Restricted Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Restricted Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

~~“Subordinated Debt Refinancing” means (i) the extension of the scheduled maturity date of the 7% Subordinated Notes to a date not earlier than July 25, 2017, or (ii) the refinancing of the 7% Subordinated Notes in accordance with Section 7.1(vii) following which refinancing, the Refinancing Indebtedness has a scheduled maturity date not earlier than July 25, 2017.~~

“Subordinated Indebtedness” means (i) the Indebtedness of Borrower evidenced by the ~~7~~8.875% Subordinated Notes and (ii) any other Indebtedness of Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities (with the maturity date of any such Subordinated Indebtedness to be at not earlier than ~~July 25, 2017~~181 days after the latest maturity date of the Loans, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent.  For purposes of clarification, Indebtedness incurred pursuant to subsection 7.1(xiii) shall not be deemed Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Governing Body of such Person is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  Notwithstanding anything to the contrary herein, Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 46R (“Consolidation of Variable Interest Entities”), which is an Interpretation of Accounting Research Bulletin No. 51, shall be disregarded for purposes of determining the Subsidiaries of any Person under this definition.

“Subsidiary Guarantor” means the domestic Restricted Subsidiaries of Borrower listed on Schedule 5.1 attached hereto and any domestic Restricted Subsidiary of Borrower that executed and delivered a counterpart of the Subsidiary Guaranty on or after the Closing Date or that executes and delivers a counterpart of the Subsidiary Guaranty on or after the ~~Restatement~~Fourth Amendment Effective Date or from time to time thereafter pursuant to subsection 6.8.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by existing Subsidiary Guarantors on the Closing Date, or executed and delivered by additional Restricted Subsidiaries of Borrower from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XI annexed hereto.

“Supplemental Collateral Agent” has the meaning assigned to that term in subsection 9.1B.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Swing Line Lender appointed pursuant to subsection 9.5B.

“Swing Line Loans” means the Loans made by Swing Line Lender to Borrower pursuant to subsection 2.1A(iii).

“Swing Line Loan Commitment” means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to subsection 2.1A(iii).

“Swing Line Note” means any promissory note of Borrower issued pursuant to subsection 2.1E on or after the Closing Date.

“Swing Line Risk Participation” shall mean, with respect to any Lender and any Swing Line Loan as of any date of determination, the sum of (a) such Lender’s Pro Rata Share of the Swing Line Loan outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Pro Rata Shares of such Swing Line Loans outstanding at such time that have been reallocated to such Lender pursuant to Section 2.9D.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term Loan Commitment” means~~, collectively, (a) the commitment of a Lender to make a Term Loan pursuant to subsection 2.1A(i) of the Existing Credit Agreement and (b)~~ the New Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Exposure” means, with respect to any Lender as of any date of determination the principal amount of Term Loans held by such Lender.

“Term Loan Maturity Date” means ~~November 1, 2013 or, if the Subordinated Debt Refinancing occurs on or prior to such date, March 25, 2017.~~, with respect to any Series of Term Loans, the final maturity date with respect thereto as set forth on the applicable Instrument of Joinder.

 “Term Loans” means (a) the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i) and (b) New Term Loans.

“Term Notes” means (i) the promissory notes of Borrower, if any, issued pursuant to subsection 2.1E on or after the ~~Closing~~Fourth Amendment Effective Date, (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any New Term Loans made pursuant to subsection 2.1A(iv), and (iii) any promissory notes issued by Borrower pursuant to the second to last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto.

“Title Company” means, collectively, one or more title insurance companies reasonably satisfactory to Administrative Agent.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by Borrower in connection with the Transactions, together with all redemption premiums, fees, costs and expenses paid by Borrower in connection with any Indebtedness or refinancing of Indebtedness permitted to be incurred or refinanced pursuant to subsection 7.1 of this Agreement.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of the foregoing, (c) the granting of Liens pursuant to the Collateral Documents and (d) any other transactions entered into by Borrower or any of its Subsidiaries in connection with any of the foregoing.

“Type” means with respect to a Loan, a Term Loan (differentiating between each Series, if applicable), a Revolving Loan or a Swing Line Loan (each of which is a “Type” of Loan).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary that is designated as an Unrestricted Subsidiary pursuant to a resolution of the Governing Body of Borrower (or, to the extent such a resolution is not required in order to designate such Subsidiary as an “Unrestricted Subsidiary” under any Unsecured Notes or Subordinated Indebtedness, designated by an Officer’s Certificate of Borrower) and any Subsidiary of such Unrestricted Subsidiary; provided that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower; (iii) is a Person with respect to which neither Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional equity Securities or other equity or ownership interests, or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve or maintain any specified levels of profitability; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any of its Restricted Subsidiaries; and (v) has no Subsidiaries other than Unrestricted Subsidiaries; provided further that, notwithstanding the foregoing, Borrower may not designate as an

Unrestricted Subsidiary any then existing Subsidiary that owns, leases, operates or uses any assets or function directly relating to or necessary for the conduct of casino gaming at the ~~Biloxi Gaming Facilities, the~~ Caruthersville Gaming Facilities, the Pompano Park Gaming Facilities, the Bettendorf Gaming Facilities, the Marquette Gaming Facilities, the Lula Gaming Facilities, the Natchez Gaming Facilities, the Lake Charles Gaming Facilities, the Boonville Gaming Facilities, the Kansas City ~~Gaming Facilities, the Davenport~~ Gaming Facilities, the Waterloo Gaming Facilities, the Black Hawk Gaming Facilities, the Vicksburg Gaming Facilities or the Cape Girardeau Gaming Facilities; provided further that each Subsidiary of Borrower that is not a domestic Subsidiary shall be deemed an Unrestricted Subsidiary at all times unless consented to in writing by Administrative Agent (such consent not to be unreasonably withheld but evaluated in light of the guaranty and security package, if any, able to be obtained under the laws applicable to such Subsidiary).  Immediately after giving effect to any designation of a Subsidiary of Borrower as an Unrestricted Subsidiary, Borrowers and the Restricted Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.6 as of the most recently ended Fiscal Quarter for which financial statements have been delivered (assuming such designation occurred as of the first day of the period being tested).  Any such designation ~~by the Governing Body of Borrower~~ shall be evidenced to Administrative Agent by ~~filing with Administrative Agent resolutions of the Governing Body of Borrower giving effect to such designation and~~ an Officer’s Certificate certifying that such designation complied with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness or Liens of such Subsidiary shall be deemed to be incurred and outstanding by a Restricted Subsidiary of Borrower as of such date.  The designation of any Subsidiary that is a Loan Party as an Unrestricted Subsidiary shall constitute an Investment by the Loan Parties therein at the date of designation in an amount equal to the fair market value of such Subsidiary (determined as of the date of designation by Governing Body of Borrower in good faith) and such designation shall only be permitted if such Investment is permitted under subsection 7.3.  ~~The Governing Body of Borrower may at~~At any time ~~designate~~ any Unrestricted Subsidiary ~~to~~may be designated as a Restricted Subsidiary pursuant to the delivery of an Officer’s Certificate of Borrower to Administrative Agent; provided that such designation shall be deemed to be an incurrence of Indebtedness and Liens by a Restricted Subsidiary of Borrower of any outstanding Indebtedness or Liens of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under subsection 7.1, (ii) such Liens are permitted under subsection 7.2 and (iii) no Event of Default or Potential Event of Default would be in existence following such designation.  The Unrestricted Subsidiaries shall be deemed to include as of the ~~Restatement~~Fourth Amendment Effective Date those Subsidiaries designated as “Unrestricted Subsidiaries” on Schedule 5.1 annexed hereto ~~(including the Specified Unrestricted Subsidiaries)~~.  Notwithstanding anything herein to the contrary, Isle of Capri-Bahamas Ltd. shall be deemed an Unrestricted Subsidiary for all purposes other than the determination of the Consolidated Total Leverage Ratio and the financial covenant set forth in subsection 7.6B.

“Unsecured Notes” means (i) the Indebtedness of Borrower evidenced by the 7.75% Unsecured Notes ~~and~~, (ii) the Indebtedness of Borrower evidenced by the 5.875% Unsecured Notes and (iii) any other Indebtedness of Borrower (a) having a maturity date of no earlier than ~~July 25, 2017~~181 days after the latest maturity date of the Loans, (b) not benefiting from any Lien on any property (whether real, personal or mixed) of Borrower or any

Subsidiary of Borrower, (c) having no scheduled principal amortization payments before final maturity or mandatory repayment based on asset dispositions (whether voluntary or involuntary, related to insurance proceeds, condemnation proceeds or otherwise except those of the type contained in the ~~7.75~~5.875% Unsecured Notes) or earnings or cash flow of Borrower or any Subsidiary of Borrower, and (d) having no maintenance financial covenants and otherwise having restrictive covenants and defaults that are, taken as a whole, not materially less favorable to Borrower and the Restricted Subsidiaries than those in the ~~7.75~~5.875% Unsecured Note Indenture.

“Vicksburg Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Restricted Subsidiaries in the City of Vicksburg, Warren County, Mississippi, including the vessels Creole 5 and Creole 6 having Official Nos. 585504 and 585505, respectively.

“Vicksburg Additional Real Property” means those certain Real Property Assets owned in fee by Rainbow Casino-Vicksburg Partnership, L.P., a Mississippi limited partnership, located in the City of Vicksburg, Warren County, Mississippi, and which is leased to MPH Investments of Mississippi, pursuant to that certain Ground Lease, dated as of June 21, 1994, as amended.

“Voting Stock” means, with respect to any Person, the Capital Stock (including any and all rights, warrants or options exchangeable for or convertible into such Capital Stock) of such Person that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of Securities has such voting power by reason of any contingency.

“Waivable Mandatory Prepayment” has the meaning assigned to that term in subsection 2.4B(iv)(e).

“Waiving Lender” has the meaning assigned to that term in subsection 2.4B(iv)(e).

“Waterloo Gaming Facilities” means the Gaming Facilities owned, leased, operated or used by Borrower and its Subsidiaries in Waterloo, Iowa.

“Wells Fargo” has the meaning assigned to that term in the introduction to this Agreement.

“~~7~~8.875% Subordinated Note Indenture” means the indenture pursuant to which $~~500,000,000~~350,000,000 in aggregate principal amount of ~~7.00~~8.875% Subordinated Notes due ~~March 2014~~June 2020 of Borrower were issued, as in effect on the ~~Restatement~~Fourth Amendment Effective Date ~~and as such indenture may be amended from time to time to the extent permitted under subsection 7.15A or refinanced or replaced as permitted by subsection 7.1 (vii)~~.

“~~7~~8.875% Subordinated Notes” means the subordinated notes issued pursuant to the ~~7~~8.875% Subordinated Note Indenture.

“5.875% Unsecured Note Indenture” means the indenture pursuant to which $350,000,000 in aggregate principal amount of 5.875% Unsecured Notes due March 2021 of Borrower were issued, as in effect on the Fourth Amendment Effective Date.

“5.875% Unsecured Notes” means the unsecured notes issued pursuant to the 5.875% Unsecured Note Indenture.

“7.75% Unsecured Note Indenture” means the indenture pursuant to which $300,000,000 in aggregate principal amount of 7.75% Unsecured Notes due March ~~15,~~ 2019 of Borrower were issued, as in effect on the ~~Restatement~~Fourth Amendment Effective Date.

“7.75% Unsecured Notes” means the unsecured notes issued pursuant to the 7.75% Unsecured Note Indenture.

1.2.                            Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect in the United States of America at the time of such preparation (other than the absence of footnotes with respect to the financial statements and other information delivered pursuant to clause (ii) of subsection 6.1) and delivered together with the reconciliation statements provided for in subsection 6.1(v).  Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect in the United States of America on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3(i).  Notwithstanding the other provisions of this Section 1.2, for purposes of determining compliance with any covenant, including any financial covenant, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of Financial Accounting Standards Board (FASB) ASC 825 (and Financial Accounting Standards Board (FASB) ASC 470-20, if applicable) on financial liabilities shall be disregarded.  Notwithstanding anything to the contrary herein, unaudited financial statements, accounting determinations, calculations (including financial ratios) and computations hereunder shall be made without giving effect to Financial Accounting Standards Board (FASB) Interpretation No.  (FIN) 46R (“Consolidation of Variable Interest Entities”), which is an Interpretation of Accounting Research Bulletin No. 51.

1.3.                            Other Definitional Provisions and Rules of Construction.

A.            Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.            References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

C.            The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

D.            Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement and the other Loan Documents, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement and the other Loan Documents, (iii) this Agreement and the other Loan Documents have been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.  Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

E.            Except as otherwise expressly provided herein, (i) any reference in this Agreement or any other Loan Document to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time; (ii) any reference in this Agreement or any other Loan Document to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action as amended, supplemented, restated or otherwise modified from time to time and any successor thereto, and shall include any rule or regulation promulgated thereunder; and (iii) any reference in this Agreement or any Loan Document to a Person shall include the successor or assignee of such Person.

F.            The terms “payment in full”, “paid in full”, satisfaction in full”, “repay in full” or any similar term means the indefeasible payment in full of the Obligations, other than inchoate reimbursement or indemnification obligations for which no claim has been asserted, termination of the Commitments and the cancellation or expiration or, to the extent acceptable to the applicable Issuing Bank, cash collateralization or collateralization by “back to back” letters of credit, of all Letter of Credit.

Section 2.              AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1.                            Commitments; Making of Loans; the Register; Notes.

A.            Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, ~~each Lender with a Term Loan Commitment has made the Loans described in subsection 2.1A(i) and~~ each Revolving Lender hereby severally agrees to make the Loans described in subsection 2.1A(ii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii):

(i)            Term Loans.  ~~The Term Loans were made prior to the Restatement Effective Date.~~  As of the ~~Restatement~~Fourth Amendment Effective Date, the aggregate outstanding principal amount of the Term Loans is $~~500,000,000~~0.

(ii)           Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B.  As of the ~~Restatement~~Fourth Amendment Effective Date, the aggregate amount of the Revolving Loan Commitments is $300,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to (1) any increase in Revolving Loan Commitments pursuant to subsection 2.1A(iv), and (2) any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B (in no event shall any such adjustment cause a Lender’s Revolving Loan Exposure to exceed its Revolving Loan Commitment); and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii).  Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

(iii)          Swing Line Loans.  Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Borrower in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender’s outstanding Revolving Loans and Swing Line Lender’s Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender’s Revolving Loan Commitment.  As of the ~~Restatement~~Fourth Amendment Effective Date, the amount of the Swing Line Loan Commitment is $50,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding proportionate reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Borrower, Administrative Agent or Swing Line Lender.  The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Revolving Lender’s Pro Rata Share of such Swing Line Loan; provided, however that the amount of such Lender’s risk participation shall be adjusted in the manner set forth in Section 2.9D.

Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect and prior to the termination of the Revolving Loan Commitments, the Revolving Loan Exposure of a Lender shall not exceed its Revolving Loan Commitment.  With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Borrower) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender.  Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge Borrower’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, the request submitted by Swing Line Lender pursuant to the immediately preceding paragraph shall be deemed to be a request by Swing Line Lender that each of the Revolving Lenders fund the amount of its Swing Line Risk Participation in the relevant Swing Line Loan and each Revolving Loan made pursuant to the immediately preceding paragraph shall be deemed payment in respect of such Swing Line Risk Participation.  In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender’s Swing Line Risk Participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have funded Swing Line Risk Participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender’s obligation to fund its Swing Line Risk Participation pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

Subject to Section 2.9E, at any time a Lender is a Defaulting Lender, within three (3) Business Days after the request of the Administrative Agent or Swing Line Lender, such Defaulting Lender shall provide cash collateral or other security satisfactory to the Swing Line Lender (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund its Swing Line Risk Participation (as adjusted pursuant to Section 2.9D); provided, that if such Defaulting Lender fails to provide such cash collateral or other security, the Borrower shall provide, within five (5) Business Days, cash collateral or other security satisfactory to the Swing Line Lender (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund its Swing Line Risk Participation (as adjusted pursuant to Section 2.9D).  Such Defaulting Lender and Borrower each hereby grants to the Administrative Agent, for the benefit of the Swing Line Lender and the other Lenders (other than such Defaulting Lender), a Lien on of such Person’s cash collateral or other security (and all proceeds of the foregoing) to secure the Obligations.  Cash collateral shall be maintained in blocked, Deposit Accounts with the Administrative Agent and shall be invested in Cash Equivalents reasonably acceptable to the Administrative Agent or held as Cash.  If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or the Swing Line Lender or that the total amount of such funds is less than such Defaulting Lender’s funding obligations in respect of its Swing Line Risk Participation, such Defaulting Lender or Borrower shall, within three (3) Business Days after demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate funding obligations over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim.  At the discretion of the Swing Line Lender, such funds shall be applied, to the extent permitted under applicable Governmental Authorizations, to reimburse the Swing Line Lender.  The Lien held by the Administrative Agent in such cash collateral shall be released upon the satisfaction of each of the following conditions: (a) no Swing Line Loans shall be outstanding, (b) all Swing Line Loan obligations shall have been repaid in full and (c) no Event of Default shall have occurred and be continuing.

(iv)          Increases of the Term Loans or Revolving Loan Commitments.

(a)           Borrower may request in writing at any time that (x) one or more new term loan commitments (the “New Term Loan Commitments”) be established and/or (y) the then effective aggregate principal amount of Revolving Loan Commitments be increased in an aggregate amount for all such New Term Loan Commitments and increases in Revolving Loan Commitments not in excess of $200,000,000 in the aggregate and not less than $50,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent) and integral multiples of $5,000,000 in excess of that amount (the “General Incremental Facility”); provided that (I) no Event of Default shall have occurred and be continuing as of the date of such request, (II) no Event of Default or Potential Event of Default shall have occurred and be continuing on the effective date thereof, or occur as a result of such New Term Loan Commitments or increases in Revolving Loan Commitments, (~~II~~III) after giving effect to each establishment of, and/or increase in, Loans and/or Commitments under the General Incremental Facility and any acquisitions or dispositions effected since the then most recently ended Fiscal Quarter for which financial statements have been delivered, Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.6 as of the end of such Fiscal Quarter (assuming the full borrowing of new Loans in an amount equal to the amount of Loans related to such establishment of, and/or increase in, Loans and/or Commitments under the General Incremental Facility in accordance with this subsection 2.1A(iv)(a), the consummation of any such acquisitions or dispositions and the incurrence or assumption, or repayment, of any Indebtedness in connection therewith occurred as of the first day of such period being tested), and (~~III~~IV) all fees and expenses then owing to Administrative Agent and the Lenders in connection with the General Incremental Facility shall have been paid in full.

Any request under this subsection 2.1A(iv)(a) shall be submitted by Borrower to Administrative Agent (and Administrative Agent shall promptly forward copies to Lenders), specify the proposed effective date and amount of such New Term Loan Commitments or increase in Revolving Loan Commitments and be accompanied by an Officer’s Certificate certifying ~~that no Event of Default or Potential Event of Default exists or will occur as a result of such New Term Loan Commitments or increase in Revolving Loan Commitments~~as to the matters described in clauses (I), (II) and (III) of the immediately preceding paragraph.  Borrower shall specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to acquire such New Term Loan Commitments or increase the principal amount of their Revolving Loan Commitments, as the case may be, which fees may be variable based upon the amount of such New Term Loan Commitments any such Lender is willing to acquire or amount by which any such Lender is willing to increase the principal amount of its Revolving Loan Commitment, as the case may be.  No Lender shall have any obligation, express or implied, to acquire any New Term Loan Commitments or increase the aggregate principal amount of its Revolving Loan Commitment, as the case may be.  Only the consent of each Increasing Lender shall be required for an issuance of New Term Loan Commitments or an increase in the aggregate principal amount of the Revolving Loan Commitments, as the case may be, pursuant to this subsection 2.1A(iv).  No Lender that elects not to acquire any New Term Loan Commitments or increase the principal amount of its ~~Term Loan or~~ Revolving Loan Commitment, as the case may be, may be replaced in respect of its existing Term Loans or Revolving Loan Commitment, as the case may be, as a result thereof without such Lender’s consent.

(b)           Each Increasing Lender shall as soon as practicable specify the amount of the proposed New Term Loan Commitments or increase in Revolving Loan Commitments that it is willing to assume.  Borrower may accept some or all of the offered amounts or designate new lenders that qualify as Eligible Assignees and that are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iv) (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the

New Term Loan Commitments or increase in the aggregate principal amount of the Revolving Loan Commitments, as the case may be.  Borrower and Administrative Agent shall have discretion jointly to adjust the allocation of the New Term Loan Commitments or increased aggregate principal amount of the Revolving Loan Commitments, as the case may be, among Increasing Lenders and New Lenders.

(c)           Each New Lender designated by Borrower and reasonably acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed issuance of new Term Loan Commitments or increase in the aggregate principal amount of the Revolving Loan Commitments.

(d)           Subject to the foregoing, any New Term Loan Commitments or increase in Revolving Loan Commitments requested by Borrower shall be effective upon delivery to Administrative Agent of each of the following documents: (i) an originally executed copy of an Instrument of Joinder signed by a duly authorized Officer of each New Lender (and, if applicable, Increasing Lender), substantially in the form attached hereto as Exhibit XV-A; (ii) a notice to the Increasing Lenders and New Lenders, substantially in the form attached hereto as Exhibit XV-B, signed by a duly authorized Officer of Borrower; (iii) an Officer’s Certificate of Borrower, substantially in the form attached hereto as Exhibit XV-C; and (iv) any other certificates or documents that Administrative Agent shall reasonably request (including legal opinions from counsel to Borrower, documents related to the Mortgages and insurance endorsements, new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, reaffirmations of the Subsidiary Guaranty, resolutions regarding the New Term Loan Commitments or Revolving Loan Commitments and related actions taken by Borrower and the Subsidiary Guarantors, certified as true and correct by an Officer of the relevant Borrower or Subsidiary Guarantor), all in form and substance satisfactory to Administrative Agent (including certificates from Borrower certifying that the Loans to be made pursuant to this subsection 2.1A(iv), together with all other Obligations under the Loan Documents then outstanding, are “Designated Senior Indebtedness” under the ~~7~~8.875% Subordinated Note Indenture.  Any New Term Loan Commitments or increase in Revolving Loan Commitments shall be in the principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume of the New Term Loan Commitments or as increases to the principal amount of their Revolving Loan Commitments, as the case may be, plus (B) the principal amount offered by New Lenders with respect to the New Term Loan Commitments or Revolving Loan Commitments, as the case may be, in either case as adjusted by Borrower and Administrative Agent pursuant to this subsection 2.1A(iv).

(e)           Upon effectiveness of any such increase in Revolving Loan Commitments, the Pro Rata Share of the Revolving Loan Commitments of each Revolving Lender will be adjusted to give effect to the increase in the Revolving

Loan Commitments and (i) each of the existing Revolving Lenders shall assign to each of the Increasing Lenders and New Lenders, and each of the Increasing Lenders and New Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders, Increasing Lenders and New Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the increase in Revolving Loan Commitments in accordance with the General Incremental Facility, (ii) each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (iii) each New Lender shall become a Revolving Lender.  To the extent that the adjustment of Pro Rata Shares of the Revolving Loan Commitments results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower shall be responsible for such losses or expenses pursuant to subsection 2.6D.

(f)            Any New Term Loans made in accordance with this subsection 2.1 A(iv) shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.  Upon any New Term Loan Commitments of any Series becoming effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Increasing Lender and New Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each Increasing Lender and New Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(g)           ~~The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except with respect to the rate of interest as more fully described below, identical to the Term Loans made pursuant to subsection 2.1A(i).~~ The terms and provisions (including applicable rates of interest) of any Revolving Loans made pursuant to an increase in the Revolving Loan Commitments in accordance with the General Incremental Facility shall be identical to the Revolving Loans.  The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be as set forth herein or in the applicable Instrument of Joinder.  In any event the rate of interest applicable to the New Term Loans of each Series may be determined by Borrower and the applicable Increasing Lenders and New Lenders and shall be set forth in each applicable Instrument of Joinder; provided, however, that to the extent that the weighted average ~~interest rate payable~~yield in respect of the New Term Loans (whether in the form of interest, fees, original issue discount (amortized over the shorter of four years or the remaining term of such New Term Loans) or a combination of any thereof) is higher by more than 0.50% than the weighted average ~~interest rate payable~~yield in respect of the ~~Term~~Revolving Loans ~~made pursuant to subsection 2.1A(i)~~ or any Series of New Term Loans previously made pursuant to this subsection 2.1A(iv)

immediately prior to the incurrence of any such New Term Loans, the interest rates applicable to the ~~Term~~Revolving Loans ~~made pursuant to subsection 2.1A(i)~~ or any Series of New Term Loans previously made pursuant to this subsection 2.1A(iv) shall increase to provide the holders of such Revolving and/or Term Loans the same weighted ~~interest rate~~yield provided to the holders of the New Term Loans.  Additionally, (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Revolving Loans or any Series of New Term Loans previously made pursuant to this subsection 2.1A(iv) immediately prior to the incurrence of any such New Term Loans (whichever is longest), (ii) the applicable Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of any Loans then outstanding and (iii) all other terms of the New Term Loans and New Term Loan Commitments, if not consistent with the terms otherwise set forth herein with respect to Term Loans, as applicable must be reasonably acceptable to the Administrative Agent.  Each Instrument of Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this subsection 2.1A(iv).

B.            Borrowing Mechanics.  Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loan or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing the Issuing Bank for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $~~1,000,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount; provided that Revolving Loans made on any Funding Date as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $~~2,500,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount.  Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $~~250,000~~100,000 in excess of that amount.  Whenever Borrower desires that Lenders make Revolving Loans or Term Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan and subject to the last paragraph of subsection 2.2B) or the same Business Day of the proposed Funding Date (in the case of a Base Rate Loan).  Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Swing Line Lender (with a copy to Administrative Agent) a Notice of Borrowing no later than Noon (New York City time) on the proposed Funding Date.  The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and Type of Loans requested, (iii) in the case of Loans other than Swing Line Loans, whether such Loans shall be Base Rate Loans or LIBOR Loans, (iv) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor and (v) information about the account of Borrower to be credited.  Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D.  All Swing Line Loans, shall be made as Base Rate Loans.  In lieu of delivering the above-described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on the date such notice was given.

Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

Borrower shall notify Administrative Agent prior to the funding of any Loans if any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

C.            Disbursement of Funds.  Subject to subsection 2.1A(iv), all Term Loans and Revolving Loans under this Agreement shall be made by Lenders having a Commitment of that Type simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder (except as a result of a reallocation of a Defaulting Lender’s Pro Rata Share of Letter of Credit Usage and Swing Line Loans pursuant to Section 2.9D) nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent (or Swing Line Lender in the case of a Swing Line Loan) of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing.  Each Lender shall make the amount of its Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Borrower not later than 1:00 p.m. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at Administrative Agent’s Office.  Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Bank for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, Administrative Agent shall promptly upon receipt make the proceeds of any Loans made on or after the ~~Restatement~~Fourth Amendment Effective Date available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line

Lender, as the case may be, to be wire transferred to the account of Borrower as specified in the applicable Notice of Borrowing.

Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any applicable Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans for such Type of Loans.  Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

D.            The Register.

(i)            Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender (and stated interest thereon) from time to time (the “Register”).  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(ii)           Administrative Agent shall record in the Register the Term Loan Commitments (including each Series thereof), Revolving Loan Commitment and Swing Line Loan Commitment and the Term Loans (including each Series thereof) and Revolving Loans from time to time of each Lender and Swing Line Loans from time to time of Swing Line Lender, and of stated interest thereon and each repayment or prepayment in respect of the principal amount of the Term Loans (including each Series thereof) or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender.  Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans.

(iii)          Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of any Term Loan (including each Series thereof) and each

Revolving Loan made by it and each payment in respect thereof.  Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern (absent manifest error).

(iv)          Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof absent manifest error, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1 B(ii).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(v)           Borrower hereby designates Wells Fargo to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrower hereby agrees that, to the extent Wells Fargo serves in such capacity, Wells Fargo and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

E.            Optional Notes.  If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent)  at any time, Borrower shall execute and deliver within three Business Days after receipt of a written request therefor, a Term Note substantially in the form of Exhibit IV annexed hereto to evidence a particular Series of that Lender’s Term Loan, in the principal amount of that Lender’s applicable Term Loan and with other appropriate insertions, a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender’s Revolving Loans, in the principal amount of that Lender’s Revolving Loan Commitment and with other appropriate insertions and a Swing Line Note substantially in the form of Exhibit VI  annexed hereto to evidence the Swing Line Lender’s Swing Line Loans, the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii).  Any request, authorization or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

If Borrower issues New Term Loans or increases the Revolving Loan Commitments, as the case may be, pursuant to subsection 2.1A(iv), Borrower shall issue new

Term Notes or replacement Revolving Notes, as the case may be, to each Increasing Lender (or to Administrative Agent for such Increasing Lender) that requests a Note in accordance with the terms hereof and new Term Notes or Revolving Notes, as the case may be, to each New Lender (or to Administrative Agent for such New Lender) that requests a Note in accordance with the terms hereof.

2.2.                            Interest on the Loans.

A.            Rate of Interest.  Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR.  Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan (other than Swing Line Loans) shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D.  If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans (other than Swing Line Loans) shall bear interest through maturity as follows:

(i)            if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin for such Type of Loans; or

(ii)           if a LIBOR Loan, then at the sum of the Adjusted LIBOR plus the Applicable LIBOR Margin for such Type of Loans.

Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin for Revolving Loans.

Upon delivery of the Margin Determination Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(xix), the Applicable Base Rate Margin and Applicable LIBOR Margin for Revolving Loans (other than Swing Line Loans) shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the succeeding Margin Reset Date; provided that (1) at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, with respect to Revolving Loans (other than Swing Line Loans), the Applicable Base Rate Margin shall be ~~2.50~~2.00% and the Applicable LIBOR Margin shall be ~~3.50~~3.00%, and (2) if either Borrower or Administrative

Agent becomes aware that a Margin Determination Certificate erroneously indicates an Applicable Margin (x) more favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, the party who becomes aware of such error shall promptly inform the other of such error and Borrower shall, immediately following the earlier of its becoming aware of such error or demand from Administrative Agent, pay additional interest and Letter of Credit fees to correct for such error and (y) less favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, the party who becomes aware of such error shall promptly inform the other of such error and Borrower shall be afforded a credit against future payments of interest on Revolving Loans and Letter of Credit fees in an amount equal to any excess so paid (but in no event shall such credit be offset against the principal amount of any Revolving Loans or any other Obligations of Borrower or its Restricted Subsidiaries or be required to be paid by the Revolving Lenders in Cash) to correct for such error; provided that in the case of this clause (y), such credit shall only be available to Borrower for any such excess interest or fees paid during the 90-day period prior to Administrative Agent receiving written notice from Borrower of such an error and such credit shall only be available against the interest on Revolving Loans and Letter of Credit fees payable to Revolving Lenders who received such excess interest and fee payment (and in any event in an amount no greater than the excess so received by such Revolving Lenders).  If, as a result of any restatement of or other adjustment to the financial statements of Borrower and its Restricted Subsidiaries or for any other reason, Administrative Agent determines that (i) the Consolidated Total Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in (x) higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, automatically and without further action by Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period and (y) lower pricing for such period, Borrower shall be afforded a credit against future payments of interest on Revolving Loans and Letter of Credit fees in an amount equal to any excess so paid (but in no event shall such credit be offset against the principal amount of any Revolving Loans or any other Obligations of Borrower or its Restricted Subsidiaries or be required to be paid by the Revolving Lenders in Cash); provided that in the case of this clause (y), such credit shall only be available to Borrower for any such excess interest or fees paid during the 90-day period prior to Administrative Agent receiving written notice from Borrower of such an error and such credit shall only be available against the interest on Revolving Loans and Letter of Credit fees payable to Revolving Lenders who received such excess interest and fee payment (and in any event in an amount no greater than the excess so received by such Revolving Lenders).  This paragraph shall not limit the rights of Administrative Agent, any Lender or the Issuing Bank, as the case may be, under any other provision of this Agreement or the other Loan Documents.  Borrower’s (as opposed to the Lenders’) obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations.

B.            Interest Periods.  In connection with each LIBOR Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which

Interest Period shall be, at Borrower’s option, either a one, two, three or six month period (or, if available to all Lenders with respect to such LIBOR Loan, a nine or twelve month period or less than a month period); provided that:

(i)            the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

(ii)           in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

(iii)          if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iv)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v)           no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

(vi)          no Interest Period with respect to any portion of any Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such Term Loans unless the sum of (a) the aggregate principal amount of such Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Term Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Term Loans on such date; and

(vii)         there shall be no more than ten (10) Interest Periods outstanding at any time.

Notwithstanding anything to the contrary contained in this Agreement, in the case of any requested Interest Periods for a LIBOR Loan of nine or twelve months or for a period of less than a month, Borrower shall deliver the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, to Administrative Agent no later than 11:00 A.M. (New York City time) at least four Business Days in advance of the proposed Funding Date or date of conversion or continuation, as the case may be.  Administrative Agent shall thereafter request the consent of each applicable Lender to such Interest Period request.  Any such Lender that has not either approved or denied Borrower’s request for such Interest Period selection by 11:00 A.M. (New York City time) three Business Days in advance of the proposed Funding Date or date of conversion or continuation, as the case may be, shall be deemed to have consented to such Interest Period selection.

C.            Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that if any Swing Line Loans or Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

D.            Conversion or Continuation.

(i)            Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $~~1,000,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $~~2,500,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount as a LIBOR Loan; provided, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

(ii)           Borrower shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent at least three Business Days in advance (subject to the last paragraph of subsection 2.2B) of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan or a conversion to, or a continuation of, a LIBOR Loan).  With respect to any LIBOR Loan, if Borrower fails to specify an Interest Period for any Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, or Borrower shall not have given notice in accordance with this Section 2.2D to continue any LIBOR Loan into a subsequent Interest Period or to convert such LIBOR Loan, Borrower shall be deemed to have selected an Interest Period of one month with respect to the applicable Loan.

(iii)          A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the amount and Type of the Loan to be converted/continued, (c) the nature of the proposed conversion/continuation, (d) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (e) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing.  In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D;

provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.  Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

(iv)          Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other Person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

(v)           Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

E.            Default Rate.  Upon the occurrence and during the continuation of any Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Requisite Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed as a claim in bankruptcy) on the aggregate, outstanding principal amount of all Obligations hereunder at a per annum rate equal to two percent (2.00%) plus the otherwise applicable interest rate or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to two percent (2.00%) plus the Base Rate, plus the Applicable Margin for Base Rate Loans (the “Default Rate”) payable on demand; provided, however, that the Borrower shall have no obligation to pay interest at the Default Rate until such time as the Requisite Lenders have delivered written notice thereof with respect any Event of Default other than the Events of Default set forth in Sections 8.1 (solely with respect to the payment of principal and interest), 8.6 and 8.7 (in which case the Borrower’s obligation to pay interest at the Default Rate shall be automatic); provided, further, if the Borrower is required to pay interest at the Default Rate pursuant to this subsection 2.2E, the Requisite Lenders may require that interest shall begin to accrue at the Default Rate upon the occurrence of the underlying Event of Default.  Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable laws.

F.            Computation of Interest.  Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans and other Obligations (other than Base Rate Loans), on the basis of a 360- day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

G.            Maximum Rate.  Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

2.3.                            Fees.

A.            Commitment Fees.

(i)            Borrower agrees to pay to Administrative Agent, for distribution to each Revolving Lender (other than any Defaulting Lender) in proportion to that Lender’s Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments (but not any outstanding Swing Line Loans) multiplied by the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year (or, if any such day is not a Business Day, on the next succeeding Business Day) commencing on May 15, ~~2011~~2013, and on the Revolving Loan Commitment Termination Date.

(ii)           Intentionally Omitted.

(iii)          Upon delivery of the Margin Determination Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(xix), the Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Margin Reset Date; provided that at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Commitment Fee Percentage shall be ~~0.625~~0.50%, and if a Margin Determination Certificate erroneously indicates an Applicable Margin (x) more favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Borrower shall promptly pay additional commitment fees to correct for such error and (y) less favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Borrower shall be afforded a credit against future payments of commitment fees on Revolving Loans in an amount equal to any excess so paid (but in no event shall such credit be offset against the principal amount of any Revolving Loans or any other Obligations of Borrower or its Restricted Subsidiaries or be required to be paid by the Revolving Lenders in Cash) to correct for such error; provided that in the case of this clause (y), such credit shall only be available to Borrower for any such excess commitment fees paid during the 90-day period prior to Administrative Agent receiving written notice from Borrower of such an error and such credit shall only be available against the commitment fees payable to Revolving Lenders who received such excess commitment fees (and in any event in an amount no greater than the excess so received by such Revolving Lenders).

~~B. Repricing Fee.  Borrower agrees to pay to the Administrative Agent for the account of each Lender with outstanding Term Loans immediately prior to any Repricing Event occurring on or prior to the first anniversary of the Restatement Effective Date, a fee in an amount equal to 1.0% of the aggregate principal amount of such Lender’s outstanding Term Loans immediately prior (and subject) to such Repricing Event, which fee shall be payable upon the effectiveness of any such Repricing Event.~~

B.            Intentionally Omitted.

C.            Other Fees.  Borrower agrees to pay to each Joint Lead Arranger and Administrative Agent such fees in the amounts and at the times separately agreed upon between Borrower, such Joint Lead Arranger and Administrative Agent.

2.4.                            Repayments, Prepayments and Reductions in Loans and Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

A.            Scheduled Payments of Term Loans.

(i)            Scheduled Payments of Term Loans.  Borrower shall make principal payments on the Term Loans as follows:

(a)           with respect to each Series of Term Loans, as specified in the applicable Instrument of Joinder; and

~~(a) on each February 15, May 15, August 15 and November 15 or, if any such day is not a Business Day, the next succeeding Business Day, of each year, commencing with May 15, 2011 and ending on the last such date prior to the Term Loan Maturity Date, Borrower shall make principal payments on the Term Loans in the following amounts:~~

~~(1) $1,250,000; and~~

~~(2) in the event any Series of New Term Loans are made, in addition to the amount set forth in clause (1) above, an amount equal to 0.25% of the initial aggregate principal amount of any such Series of New Term Loans and;~~

(b)           on the Term Loan Maturity Date of any Series of Term Loans, Borrower shall make a final principal payment on ~~the~~such Term Loans in an amount equal to the then outstanding principal amount of ~~the~~such Term Loans;

provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv)~~; provided further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date and the final installment payable by Borrower in respect of the Term Loans on the Term Loan Maturity Date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Term Loans.~~.

B.            Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

(i)            Voluntary Prepayments.  Borrower may, upon irrevocable prior written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time, prepay any Swing Line Loans in whole or in part in an aggregate minimum amount of $250,000 and integral multiples of $~~250,000~~100,000 in excess of that amount, or, if less, the entire amount thereof outstanding.  Borrower may, upon not less than one Business Day’s irrevocable prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days’ irrevocable prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit to each Lender for the Loans to be prepaid), prepay any Series of Term Loans or any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $~~1,000,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount; provided, however, that a LIBOR Loan may only be prepaid on the expiration of the Interest Period applicable thereto.  Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

(ii)           Voluntary Reductions of Revolving Loan Commitments.  Borrower may, upon not less than three Business Days’ irrevocable prior written or telephonic notice to Administrative Agent (and if given by telephone, promptly confirmed in writing to Administrative Agent) (which written or telephonic notice Administrative Agent will promptly transmit to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $~~1,000,000~~500,000 and integral multiples of $~~1,000,000~~100,000 in excess of that amount.  Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share thereof.

(iii)          Mandatory Prepayments.  The Loans shall be prepaid and/or the outstanding Letters of Credit cash collateralized in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

(a)           Prepayments and Reductions From Net Asset Sale Proceeds.  No later than the first Business Day following the date of receipt by Borrower or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrower shall prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% of the amount of such Net Asset Sale Proceeds; provided, however, that such Net Asset Sale Proceeds received by Borrower or any of its Restricted Subsidiaries from any Asset Sales permitted under subsection 7.7(vi) shall be excluded from the requirements of this subsection 2.4B(iii)(a) to the extent such proceeds are reinvested in a Related Business within 180-days after receipt of such proceeds or within such 180 day period Borrower or any of its Restricted Subsidiaries enters into a binding agreement to reinvest such proceeds in a Related Business; provided, further, that, to the extent any such Net Asset Sale Proceeds are not so reinvested within such 180-day period or Borrower or any of its Restricted Subsidiaries have not entered into a binding agreement for such reinvestment within such 180-day period or such proceeds are not reinvested in accordance with any such binding agreement, then such proceeds shall be applied to prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% of the amount of such Net Asset Sale Proceeds.

(b)           Prepayments and Reductions from Net Insurance/Condemnation Proceeds.  No later than the first Business Day following the date Borrower or any of its Restricted Subsidiaries is required to prepay the Loans in accordance with subsection 6.4C with Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds required to be applied pursuant to subsection 6.4C.

(c)           Prepayments and Reductions Due to Issuance of Debt Securities.    On the date of receipt by Borrower or any of its Restricted Subsidiaries of any Net Debt Proceeds from the issuance of any debt Securities or other forms of Indebtedness (other than the issuance of Indebtedness permitted under any of clauses (i) through (vii) or (ix) through (xiii) of Section 7.1) of Borrower after the ~~Restatement~~Fourth Amendment Effective Date, Borrower shall prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% or, in the case of issuances of debt Securities and other forms of Indebtedness permitted under Section 7.1(viii), 50% of such Net Debt

Proceeds; provided, however, that such Net Debt Proceeds received by Borrower or any of its Restricted Subsidiaries from any issuance of any debt Securities or other forms of Indebtedness permitted under clause (viii) or (xiv) of Section 7.1 shall be excluded from the requirements of this subsection 2.4B(iii)(c) to the extent such proceeds are used to make a Permitted Acquisition that complies with Section 7.7(vii) within 180 days after receipt of such proceeds or within such 180-day period Borrower or any of its Restricted Subsidiaries enters into a binding agreement to make a Permitted Acquisition that complies with Section 7.7(vii); provided, further, that, to the extent any such Net Debt Proceeds are not used to make such a Permitted Acquisition within such 180-day period or Borrower or any of its Restricted Subsidiaries have not entered into a binding agreement to make such a Permitted Acquisition within such 180-day period or such proceeds are not used to make such a Permitted Acquisition in accordance with any such binding agreement, then such proceeds shall be applied to prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% or, in the case of issuances of debt Securities and other forms of Indebtedness permitted under Section 7.1(viii), 50% of the amount of such Net Debt Proceeds.

(d)           Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans and/or cash collateralization of outstanding Letters of Credit pursuant to subsections 2.4B(iii)(a)-(c), Borrower shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount (the “Net Proceeds Amount”) of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Debt Proceeds, as the case may be, that gave rise to such prepayment and/or reduction.  If Borrower subsequently determines that the actual Net Proceeds Amount was greater than the amount set forth in such Officer’s Certificate, Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, cash collateralize the outstanding Letters of Credit) in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

(e)           Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments.  Borrower shall from time to time prepay, first, the Swing Line Loans and, second, the Revolving Loans and, third, to the extent that the Revolving Loans have been paid in full, cash collateralize all outstanding Letters of Credit, to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

(iv)          Application of Prepayments.

(a)           Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i)

shall be applied as specified by Borrower in the applicable notice of prepayment; provided that if Borrower fails to specify the Loans to which any such prepayment shall be applied, (I) such prepayment shall be applied first to repay outstanding Swing Line Loans, second, to repay outstanding Revolving Loans to the full extent thereof, and third to repay the outstanding Term Loans (pro rata across each Series thereof) to the full extent thereof, and (II) such voluntary prepayments of Term Loans shall be applied pro rata to the scheduled installments thereof (including the amount due on the applicable Term Loan Maturity Date) set forth in subsection 2.4A.

(b)           Application of Mandatory Prepayments by Type of Loans.  Any amount (the “Applied Amount”) required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(c) shall be applied, first, to prepay the Term Loans (pro rata across each Series thereof) to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to the prepayment of the Swing Line Loans to the full extent thereof without any permanent reduction of the Revolving Loan Commitments, third, to the extent of any remaining portion of the Applied Amount, to the prepayment of the Revolving Loans and the cash collateralization of outstanding Letters of Credit to the full extent thereof, without a permanent reduction of the Revolving Loan Commitments unless the aggregate principal amount of the Revolving Loan Commitments is in excess of $300,000,000, in which case such Revolving Loan Commitments shall be permanently reduced by such remaining portion of the Applied Amount to an amount not less than $300,000,000 (and, to the extent of any Applied Amounts resulting from mandatory repayments made pursuant to subsections 2.4B(iii)(a) and/or (b) from and after the Fourth Amendment Effective Date that do not result in a permanent reduction of the Revolving Loan Commitments, the amount of commitments available under the General Incremental Facility shall be reduced by such Applied Amounts), and, fourth, to the extent of any remaining portion of the Applied Amount, to Borrower.

(c)           Application of Mandatory Prepayments of Term Loans.  Any mandatory prepayments of any Term Loans pursuant to subsection 2.4B(iii) shall be applied first to reduce the amount due on the Term Loan Maturity Date until such amount has been reduced to zero and, thereafter, pro rata to reduce the scheduled installments of principal of such Term Loans (other than the amount due on the applicable Term Loan Maturity Date) set forth in subsection 2.4A until all such Term Loans have been paid in full.

(d)           Application of Prepayments to Base Rate Loans and LIBOR Loans.

(1)           In connection with any voluntary prepayments by Borrower pursuant to subsection 2.4B(i), any such voluntary prepayment shall be applied, first, to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner that minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

(2)           In connection with any mandatory prepayments by Borrower of Term Loans pursuant to subsection 2.4B(iii), such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or LIBOR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to subsection 2.4B(iv)(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied, first, to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are LIBOR Loans in a manner that minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.6D.

(e)           Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option (each such Lender, a “Waiving Lender”) by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) first, in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders, if any, that have elected not to exercise such option (such Lenders, the “Non-Waiving Lenders”), to prepay the Term Loans of the Non-Waiving Lenders (which prepayment shall be applied on a pro rata basis to the remaining scheduled installments of principal of the Term Loans (including the amount due on the Term Loan Maturity Date) of the Non-Waiving Lenders), (ii) second, in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to the Waiving Lenders, to prepay the Term Loans of those Non-Waiving Lenders, if any, that have elected to require the prepayment of that portion of the Waivable Mandatory Prepayment applicable to Waiving Lenders to the prepayment of such Non-Waiving Lenders’ Term Loans (which prepayment shall be further applied on a pro rata basis to the remaining scheduled installments of the principal of the Term Loans (including the amount due on the Term Loan Maturity Date) of such Non-Waiving Lenders), (iii) third, to the extent remaining, to the prepayment of the Revolving Loans and the cash collateralization of outstanding Letters of Credit to the full extent thereof, without a permanent reduction of the Revolving Loan Commitments, and (iv) fourth, to the extent remaining, to Borrower.

C.            General Provisions Regarding Payments.

(i)            Manner and Time of Payment.  All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff (except, with respect to amounts owing to a Defaulting Lender, as provided in subsection 2.9E) or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at Administrative Agent’s Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day in Administrative Agent’s sole discretion.  Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)           Application of Payments.  Prior to any payments being applied to principal or interest under this Agreement or under the Notes, such payments shall first be applied to any outstanding and payable fees, costs and expenses then due and payable.  Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(iii)          Apportionment of Payments.  Except as otherwise expressly provided in this Agreement, including subsection 2.4B(iv)(e) and subsection 2.9B, aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares.  Administrative Agent shall promptly distribute to each Lender, at its primary address set forth in the Register or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees, if any, of such Lender when received by Administrative Agent pursuant to subsections 2.3 and 2.4.  Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(iv)          Payments on Business Days.  Except as otherwise explicitly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v)           Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will use reasonable efforts to make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided, that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note or result in any liability for such Lender; and provided further, however, that in the event of any inconsistency the Register shall govern (absent manifest error).

D.            Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

(i)            Application of Proceeds of Collateral.  Upon the occurrence and during the continuance of an Event of Default, except as otherwise expressly provided in any applicable Collateral Document, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document by or on behalf of the Administrative Agent shall either be, in the discretion of Administrative Agent, held by Administrative Agent as Collateral for, or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each in the following order of priority:

(a)           To the payment of all costs and expenses of such sale, collection or other realization, including the fees and expenses of Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under such Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with such Loan Document, all in accordance with the terms of this Agreement and such Loan Document;

(b)           thereafter, to the extent of any excess of such proceeds, to the payment of all Revolving Loans and Swing Line Loans that have been advanced by Administrative Agent (in such capacity) or the Swing Line Lender (in such capacity) and all accrued, but unpaid interest with respect thereto and to the reimbursement of the Issuing Bank for all draws on Letters of Credit for which the Issuing Bank has not otherwise been reimbursed in accordance with the terms of this Agreement and all accrued, but unpaid interest with respect thereto;

(c)           thereafter, to the extent of any excess of such proceeds, to the payment of fees, expenses and indemnities payable to the Lenders (for purposes of clarification, excluding principal and interest);

(d)           ~~(c)~~ thereafter, to the extent of any excess of such proceeds, to the payment of all accrued but unpaid interest owing in respect of all Term Loans, Revolving Loans, Swing Line Loans and Letters of Credit owing to the Lenders;

(e)           ~~(d)~~ thereafter, to the extent of any excess of such proceeds, to the payment of the principal amount owing in respect of all Loans and Letters of Credit (which shall cash collateralize the outstanding Letters of Credit to the extent not previously cash collateralized) and Lender Hedge Agreements, in each case, for the ratable benefit of the holders thereof;

(f)            ~~(e)~~ thereafter, to the extent of any excess of such proceeds, to the payment of all other such Secured Obligations (as such term is defined in the applicable Collateral Document) for the ratable benefit of the holders thereof; and;

(g)           ~~(f)~~ thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(ii)           Application of Payments Under Subsidiary Guaranty.  All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

(a)           To the payment of all costs and expenses of collection or other realization, including the fees and expenses of Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under the Subsidiary Guaranty and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Subsidiary Guaranty, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

(b)           thereafter, to the extent of any excess of such payments, to the payment of all Revolving Loans and Swing Line Loans that have been advanced by Administrative Agent (in such capacity) or the Swing Line Lender (in such capacity) and all accrued, but unpaid interest with respect thereto and to the reimbursement of the Issuing Bank for all draws on Letters of Credit for which the Issuing Bank has not otherwise been reimbursed in accordance with the terms of this Agreement and all accrued, but unpaid interest with respect thereto;

(c)           thereafter, to the extent of any excess of such proceeds, to the payment of fees, expenses and indemnities payable to the Lenders (for purposes of clarification, excluding principal and interest);

(d)           ~~(c)~~ thereafter to the extent of any excess of such proceeds, to the payment of all accrued but unpaid interest owing in respect of all Term Loans, Revolving Loans, Swing Line Loans and Letters of Credit owing to the Lenders;

(e)           ~~(d)~~ thereafter, to the extent of any excess of such payments, to the payment of the principal amount owing in respect of all Loans and Letters of Credit (which shall cash collateralize the outstanding Letters of Credit to the extent not previously cash collateralized) and Lender Hedge Agreements, in each case, for the ratable benefit of the holders thereof;

(f)            ~~(e)~~ thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

(g)           ~~(f)~~ thereafter, to the extent of any excess of such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5.                            Use of Proceeds.

~~A. Term Loans.  The proceeds of the Term Loans made on the Closing Date were applied as set forth in the Existing Loan Agreement.~~

A.            Intentionally Omitted.

B.            New Term Loans, Revolving Loans and Swing Line Loans.  The proceeds of any New Term Loans, any Revolving Loans and any Swing Line Loans shall be applied by Borrower for working capital and other general corporate purposes, which may include Permitted Acquisitions, Investments and Consolidated Capital Expenditures in accordance with the terms of this Agreement and the making of intercompany loans to any of Borrower’s wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iii), for their own working capital, pay fees, commissions and expenses in connection with the ~~Senior Credit Facilities~~Loan Documents and general corporate purposes; provided, that unless Requisite Lenders otherwise agree, in no event may Borrower use the proceeds of any Revolving Loans or New Term Loans to prepay, redeem, refinance or replace the principal amount of any Subordinated Indebtedness (other than intercompany loans solely between Borrower and its wholly-owned Restricted Subsidiaries).

C.            Intentionally Omitted.

D.            Margin Regulations.  No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds, including in connection with a Restricted Junior Payment.

2.6.                            Special Provisions Governing LIBOR Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

A.            Determination of Applicable Interest Rate.  As soon as practicable after 12:00 Noon (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

B.            Inability to Determine Applicable Interest Rate.  If Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the market for LIBOR loans adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

C.            Illegality or Impracticability of LIBOR Loans.  If on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the market for LIBOR loans or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative

Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

D.            Compensation For Breakage or Non-Commencement of Interest Periods.  Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or prepayment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower, (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Loans when required by the terms of this Agreement, or (v) as a consequence of becoming a Replaced Lender pursuant to subsection 2.8B.

E.            Booking of LIBOR Loans.  Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F.            Assumptions Concerning Funding of LIBOR Loans.  Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America whether or not its LIBOR Loans had been funded in such manner; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

G.            LIBOR Loans After Default.  After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

2.7.                            Increased Costs; Capital Adequacy.

A.            Compensation for Increased Costs and Taxes.  If any Lender (which, for purposes of this subsection 2.7A, shall include Issuing Bank) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration, promulgation, implementation, or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Government Authority, in each case that becomes effective after the ~~date hereof~~Fourth Amendment Effective Date, or compliance by such Lender with any guideline, request or directive issued or made after the ~~date hereof~~Fourth Amendment Effective Date by any central bank or other Government Authority or quasi- Government Authority (whether or not having the force of law):

(i)            subjects such Lender (or its applicable lending office) to any additional Tax (other than an Excluded Tax or a Tax for which such Lender has been indemnified pursuant to Section 2.7B or would have been indemnified but for any of the failures referenced in subsection 2.7B(iv)(d)) due to a change in the basis of taxation with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

(ii)           imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBOR); or

(iii)          imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the market for LIBOR loans;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, that Borrower shall be liable for such additional amounts only if such Lender shall have delivered such written statement to Borrower within 90-days after such Lender shall have made such determination of any such increased costs; and provided further that if such Lender delivers such written statement after such 90-day period, then Borrower shall be liable only for such additional amounts arising after delivery to Borrower of such written statement.  For purposes of this subsection 2.7A: (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement; and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a  change in any “Requirement of Law”, regardless of the date enacted, adopted or issued.

B.            Withholding of Taxes.

(i)            Payments to Be Free and Clear.  All sums payable by or on behalf of Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(ii)           Grossing-up of Payments.  If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender (which, for purposes of this subsection 2.7B, shall include Issuing Bank) under any of the Loan Documents:

(a)           Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

(b)           Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

(c)           if such Tax is an Indemnified Tax, the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d)           within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent and the affected Lenders evidence satisfactory to Administrative Agent and the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

(iii)          Indemnification for Indemnified Taxes and Other Taxes.  Borrower shall indemnify the Administrative Agent and each Lender, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.7) payable or paid by the Administrative Agent or such Lender (including by way of withholding or deduction) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  For the avoidance of doubt, this subsection 2.7B(iii) shall not apply to the extent a Lender or the Administrative Agent has been grossed-up for such Indemnified Taxes under subsection 2.7B(ii).

(iv)          Evidence of Exemption from United States Federal Withholding Tax.

(a)           Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan

Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)           ~~(a)~~ Each Lender that is ~~organized under the laws of any jurisdiction other than the~~not a “United States ~~or any state or other political subdivision thereof~~Person” as defined in Section 7701(a)(30) of the Code (for purposes of this subsection 2.7B(iv), a “Non-US Lender”) shall deliver to Administrative Agent and to Borrower, on or prior to the ~~Restatement~~Fourth Amendment Effective Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Non-US Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” an Internal Revenue Service Form W-8BEN, and a Certificate re Non-Domestic Bank Status of such Non-US Lender certifying that such Lender is none of (i) a “bank” for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code) in each case ~~of the Code~~ together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to United States federal withholding Tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.  Each Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of Internal Revenue Service Form W-9, properly completed and duly executed by such Lender, certifying that such Lender is exempt from U.S. federal backup withholding.

(c)           ~~(b)~~ Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrower, on or prior to the ~~Restatement~~Fourth Amendment Effective Date (in

the case of each Non-US Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Non- US Lender), or on such later date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, (1) two original copies of the forms or statements required to be provided by such Non-US Lender under subsection 2.7B(iv)(a) and subsection 2.7B(iv)(c), properly completed and duly executed by such Non-US Lender, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States federal withholding Tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Non-US Lender, together with any information, if any, such Non-US Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code or the regulations issued thereunder, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender.

(d)           ~~(c)~~ Each Non-US Lender hereby agrees, upon the reasonable request of Administrative Agent or Borrower, and from time to time after the initial delivery by such Non-US Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect or if, by virtue of a change in law or regulations, such forms are no longer valid evidence of a Person’s exemption from United States federal withholding Tax which is reasonably satisfactory to Borrower, that such Non-US Lender shall promptly (1) deliver to Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Non-US Lender is not subject to United States federal withholding Tax with respect to payments to such Non-US Lender under the Loan Documents and, if applicable, that such Non-US Lender does not act for its own account with respect to any portion of any such payments, or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(e)           ~~(d)~~ Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), or indemnify any Non-US Lender under subsection 2.7B(iii), with respect to any Tax required to be deducted or withheld or imposed on any Lender or Administrative Agent as a result of such Non-US Lender’s failure to satisfy the requirements of clause (a), (b)~~,~~ or (c)(1~~) or (e~~) of this subsection 2.7B(iv); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iv)(a) on the date such Non-US Lender became a Lender ~~or in the case of FATCA, subsection 2.7B(iv)(e) on the date United Stated federal withholding Tax imposed by FATCA is effective)~~, nothing in this subsection 2.7B(iv)(d) shall relieve Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c), or indemnify any Non-US Lender under subsection 2.7B(iii), if, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-US Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Non-US Lender is not subject to U.S. federal withholding ~~as described in subsection 2.7B(iv)(a)~~Tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

(f)            ~~(e)~~ Tax Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to subsection 2.7B(ii) or (iii), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this subsection 2.7B(ii) or (iii) with respect to the Indemnified Taxes and Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any net income or similar taxes imposed with respect to amounts paid by Borrower pursuant to subsection 2.7B(ii) or (iii)) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that (i) the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any interest imposed by the relevant taxing authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such taxing authority), and (ii) neither the Administrative Agent, nor any Lender, shall be required to pay any amounts pursuant to this subsection 2.7B(iv)(e) at any time during which an Event of Default exists.  This subsection 2.7B(iv)(e) shall not be construed to require either the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)           ~~(f)~~ If a payment made to a ~~Non-US~~ Lender under ~~this Agreement or~~ any ~~other~~ Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such ~~Non-US~~ Lender were to fail to comply with the applicable reporting requirements of FATCA~~, such Non-US~~ (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent~~,~~ at the time or times prescribed by law~~,~~ and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation ~~as is~~ prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D),

“FATCA” shall include any amendments made to FATCA after the Fourth Amendment Effective Date and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.

(h)           Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of subsection 10.1C relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

C.            Capital Adequacy Adjustment.  If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after- tax basis for such reduction.  Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.   For purposes of this subsection 2.7C:  (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement; and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a  change in any “Requirement of Law”, regardless of the date enacted, adopted or issued.

2.8.                            Obligation of Lenders and Issuing Banks to Mitigate; Replacement of Lender.

A.            Mitigation.  Each Lender and Issuing Bank agrees that, as promptly as practicable after the Officer of such Lender or Issuing Bank responsible for administering the Loans or Letters of Credit of such Lender or Issuing Bank, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Bank to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Bank and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Bank through another lending or letter of credit office of such Lender or Issuing Bank, or (ii) take such other measures as such Lender or Issuing Bank may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Bank pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Bank in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not be disadvantageous to such Lender or Issuing Bank or otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Bank; provided that such Lender or Issuing Bank will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8A unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Bank as a result of utilizing such other lending or letter of credit office as described in clause (i) above.  A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8A (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Bank to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

B.            Replacement of Lender.  If (I) Borrower receives a notice pursuant to subsection 2.7A, 2.7C or 3.6, (II) a Lender refuses to consent to an amendment, modification or waiver of this Agreement or the other Loan Documents that, pursuant to subsection 10.6, requires consent of 100% of the Lenders, 100% of the Lenders with Obligations directly affected, 100% of the Term Loan Lenders or 100% of the Revolving Lenders and as to which the consent of the Requisite Lenders has been received, (III) Borrower receives a notice from any applicable Gaming Authority that a Lender is no longer qualified or suitable to make Loans to Borrower under the applicable Gaming Laws (and such Lender is notified by Borrower and Administrative Agent in writing of such disqualification), or (IV) any Lender becomes a Defaulting Lender and continues as such for more than five (5) Business Days at any time, in each case Borrower shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such

Lender (a “Replaced Lender”) with one or more Eligible Assignees (collectively, the “Replacement Lender”) acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant to this subsection 2.8B, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of all outstanding Loans of the Replaced Lender and (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, (y) the appropriate Issuing Bank an amount equal to such Replaced Lender’s Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender and (z) Swing Line Lender an amount equal to such Replaced Lender’s Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, (ii) all obligations (including all such amounts, if any, owing under subsection 2.6D) of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement and (iii) in the case of the replacement of a Lender pursuant to clause (II) above, all such non-consenting Lenders shall be replaced in accordance with this subsection 2.8B and each Replacement Lender shall consent, at the time of such assignment, to each matter that was the subject of the applicable consent request.  All accrued but unpaid interest, commitment fees and letter of credit fees and other amounts payable to the Replaced Lender shall be paid in accordance with the terms set forth in the respective Assignment Agreement.  Upon the execution and delivery of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification and confidentiality provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification and confidentiality provisions shall survive as to such Replaced Lender.  Notwithstanding anything to the contrary contained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Bank or the cancellation and return of such outstanding Letter of Credit) have been made with respect to such outstanding Letters of Credit.  For the avoidance of doubt, in the case of the replacement of a Lender pursuant to clause (II) above solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Lender that are subject to the assignments required by this subsection 2.8 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Lender refused to provide its consent.

2.9.                            Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

A.            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Requisite Lenders” and in clause (viii) of Section 10.6.

B.            Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, upon acceleration or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the Administrative Agent, Issuing Bank or Swing Line Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement as determined by the Administrative Agent; fifth, as Borrower may request and if so agreed by the Administrative Agent, to be held in a Deposit Account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Administrative Agent, Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Administrative Agent, Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Potential Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans owed to such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9B shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

C.            Certain Fees.  The Defaulting Lender (i) shall not be entitled to receive any Commitment Fee under Section 2.3A for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 3.2.

D.            Reallocation of Participations.  All or any part of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage and Swing Line Loans shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (i) the conditions set forth in Section 4.2 are satisfied at such time (and, unless Borrower shall have otherwise notified the Administrative Agent at the time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (ii) such reallocation does not cause the Revolving Loan Exposure of such Lender at such time to exceed such Lender’s Revolving Loan Commitment at such time.

E.            Cash Collateral by Borrower.  If the reallocation described in clause D above cannot, or can only partially, be effected, and the applicable Defaulting Lender has failed to provide cash collateral or other security as required under Section 2.9F, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, no later than five (5) Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage and Swing Line Loans (after giving effect to any partial reallocation pursuant to clause D above) in accordance with the procedures set forth in Sections 2.1A(iii) and 3.1D, as applicable, for so long as such Letters of Credit or Swing Line Loans are outstanding; provided, that Borrower shall be permitted to offset from amounts owing to the applicable Defaulting Lender the amount of any cash collateral posted by Borrower hereunder, to the extent attributable to such Defaulting Lender.

F.            Defaulting Lender Cure.  If Borrower, the Administrative Agent, Issuing Bank and Swing Line Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.9D, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 3.              LETTERS OF CREDIT

3.1.                            Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

A.            Letters of Credit.  Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date that is 15 days prior to the Revolving Loan Commitment Termination Date, that the Issuing Bank issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Standby Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Issuing Bank shall (in the case of Letters of Credit (and notices and applications therefor) which meet the requirements of this Agreement) issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that the Issuing Bank issue (and the Issuing Bank shall not issue):

(i)            any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

(ii)           any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $100,000,000;

(iii)          any Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent the Issuing Bank (but subject to clause (a)) from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Bank elects not to extend for any such additional period; and provided, further, that the Issuing Bank shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time the Issuing Bank must elect whether or not to allow such extension;

(iv)          any Letter of Credit for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code);

(v)           any Letter of Credit denominated in a currency other than Dollars; and

(vi)          any Letter of Credit that is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion.

Notwithstanding anything to the contrary herein and without limiting the other conditions set forth herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit at a time when there is a Defaulting Lender unless the obligations of such Defaulting Lender with respect to such Letter of Credit shall have been reallocated to non-Defaulting Lenders pursuant to subsection 2.9D and/or cash collateralized by the Defaulting Lender or Borrower in accordance with subsection 2.9E on or prior to the date of issuance of such Letter of Credit.

B.            Mechanics of Issuance.

(i)            Notice of Issuance.  Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 11:00 A.M. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance.  The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, and (d) the name and address of the beneficiary; provided that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Bank) on such Business Day.

Borrower shall notify the Issuing Bank prior to the issuance of any Letter of Credit if any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

(ii)           Additional Issuing Banks. Borrower may, at any time and from time to time with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Revolving Lender, designate one or more additional Revolving Lenders to act as issuing banks under this Agreement.  Any Revolving Lender designated as an issuing bank pursuant to this subsection 3.1B(ii) shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender.

(iii)          Issuance of Letter of Credit.  Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Bank’s standard operating procedures.

(iv)          Notification to Lenders.  Upon the issuance of or amendment to any Letter of Credit, the applicable Issuing Bank shall promptly notify Administrative Agent of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment.  Promptly after receipt of notice of any issuance of a Letter of Credit, Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender’s respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

C.            Revolving Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder; provided, however, that the amount of such Lender’s participation shall be adjusted in the manner set forth in Section 2.9D.

D.            Cash Collateral.  Subject to Section 2.9E, if at any time a Lender is a Defaulting Lender, within three (3) Business Days after the request of the Administrative Agent or the Issuing Bank, such Defaulting Lender shall provide cash collateral or other security satisfactory to the Administrative Agent (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund under Section 3.3 (after giving effect to Section 2.9D); provided, that if such Defaulting Lender fails to provide such cash collateral or other security, the Borrower shall provide, within five (5) Business Days, cash collateral or other security satisfactory to the Administrative Agent (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund under Section 3.3 (after giving effect to Section 2.9D).  Such Defaulting Lender and Borrower each hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the other Lenders (other than such Defaulting Lender), a Lien on all its cash collateral or other security (and all proceeds of the foregoing) to secure the Obligations.  Cash collateral shall be maintained in blocked, Deposit Accounts with the Administrative Agent and shall be invested in Cash Equivalents reasonably acceptable to the Administrative Agent or held as Cash.  If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or the Issuing Bank or that the total amount of such funds is less than the aggregate funding obligations of such Defaulting Lender under Section 3.3, such Defaulting Lender or Borrower shall, within five (5) Business Days upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate funding obligations under Section 3.3 over (y) the total amount of funds, if any, then held as cash collateral under this Section 3.1D that the ~~Collateral~~Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the Issuing Bank.  The Lien held by the Administrative Agent in such cash collateral under this Section 3.3D shall be released upon the earlier of (a) the date such Defaulting Lender is replaced with a replacement Lender pursuant to Section 2.8B and (b) the date each of the following conditions is satisfied: (i) no Letters of Credit shall be outstanding, (ii) all Obligations in respect of Letters of Credit shall have been repaid in full and (iii) no Event of Default shall have occurred and be continuing.

3.2.                            Letter of Credit Fees.

Borrower agrees to pay with respect to each outstanding Letter of Credit, a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable LIBOR Margin for Revolving Loans, each such letter of credit fee to be payable in arrears on and to (but excluding) each February 15, May 15, August 15 and November 15 of each year (or, if any such date is not a Business Day, on the next succeeding Business Day) commencing on

May 15, ~~2011~~2013 and on the Revolving Loan Commitment Termination Date, and computed on the basis of a 360-day year for the actual number of days elapsed.  For purposes of calculating any fees payable under this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination; provided, that any fees payable for the account of a Defaulting Lender shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments of their respective participations in such Letter of Credit pursuant to Section 2.9D, with the balance of such fee, if any, payable to the Administrative Agent for its own account.  Promptly upon receipt by Administrative Agent of any amount described in this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3.                            Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

A.            Responsibility of Issuing Bank with Respect to Drawings.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

B.            Reimbursement by Borrower of Amounts Paid Under Letters of Credit.  If an Issuing Bank has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Bank shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Issuing Bank no later than the next succeeding Business Day (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing plus interest, if any, thereon as provided in subsection 3.3D(i) for the period from the date of drawing to the date of reimbursement (including by the making of Revolving Loans) (the “LC Reimbursement Amount”); provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and such Issuing Bank prior to 12:00 P.M. (New York City time) on the Reimbursement Date that Borrower intends to reimburse such Issuing Bank for the LC Reimbursement Amount with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the LC Reimbursement Amount (and Administrative Agent shall promptly give notice thereof to each Lender by telefacsimile or electronic mail or by telephone promptly confirmed by telefacsimile or electronic mail) and, (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the LC Reimbursement Amount, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Bank in an amount equal to the LC Reimbursement Amount; and provided, further that if for any reason proceeds of Revolving Loans are not received by Administrative Agent on the Reimbursement Date in an amount equal to the LC Reimbursement Amount, Borrower shall reimburse Administrative Agent, on demand, in an amount in same day funds equal to the excess of (x) the LC Reimbursement Amount over (y) the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.  The Issuing Bank may honor or dishonor any drawing in accordance with the terms of the Letter of Credit without regard to any instruction of Borrower.

C.            Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

(i)            Payment by Revolving Lenders.  If Borrower shall fail for any reason to reimburse any Issuing Bank (or Administrative Agent) as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, Administrative Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share of the Revolving Loan Commitment by telefacsimile or by telephone promptly confirmed by telefacsimile.  Each Revolving Lender shall make available to Administrative Agent for the account of such Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at Administrative Agent’s office, not later than 2:00 P.M. (New York City time) on the Business Day notified by Administrative Agent.  If any Revolving Lender fails to make available to Administrative Agent for the account of such Issuing Bank on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this subsection 3.3C, Administrative Agent and/or such Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Bank any amounts made available by such Revolving Lender to such Issuing Bank pursuant to this subsection 3.3C if it is determined by the final non-appealable judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank.

(ii)           Distribution to Revolving Lenders of Reimbursements Received From Borrower.  If Administrative Agent for the account of any Issuing Bank shall have been reimbursed by the Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, Administrative Agent shall promptly distribute to each Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such Revolving Lender’s Pro Rata Share of the Revolving Loan Commitment of all payments subsequently received by Administrative Agent for the account of such Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Revolving Lender at its primary address set forth in the Register or at such other address as such Lender may request.

D.            Interest on Amounts Paid Under Letters of Credit.

(i)            Payment of Interest by Borrower.  Borrower agrees to pay to Administrative Agent on account of each Issuing Bank, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate that is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans.  Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii)           Distribution of Interest Payments by Administrative Agent.  Promptly upon receipt by Administrative Agent for the account of any Issuing Bank of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) Administrative Agent shall distribute to each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such honored drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and, (b) if such Issuing Bank shall have been reimbursed by the Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Bank shall pay to Administrative Agent for the account of each Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such Revolving Lender’s Pro Rata Share of the Revolving Loan Commitment any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Revolving Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.  Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4.                            Obligations Absolute.

The obligation of Borrower to reimburse each Issuing Bank (or Administrative Agent for the account of each Issuing Bank) for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i)            any lack of validity or enforceability of any Letter of Credit;

(ii)           the existence of any claim, set-off, defense or other right which Borrower or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii)          any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

(vi)          any breach of this Agreement or any other Loan Document by any party thereto;

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii)        the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question (as determined by a final non-appealable judgment of a court of competent jurisdiction).

3.5.                            Indemnification; Nature of Issuing Banks’ Duties.

A.            Indemnification.  In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank, Administrative Agent, each Joint Lead Arranger and each other Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Person may incur or be subject to as a consequence, direct or indirect, of (i) the issuance or honoring of any Letter of Credit by such Issuing Bank, other than as a result of (a)

the gross negligence or willful misconduct of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it (excluding the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority (all such acts or omissions herein called “Governmental Acts”)).

B.            Nature of Issuing Banks’ Duties.  As between Borrower and any Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to Borrower.

Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Bank for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a final non-appealable judgment of a court of competent jurisdiction.

3.6.                            Increased Costs Relating to Letters of Credit.

If any Issuing Bank or any Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or

Government Authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Bank or any Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority or quasi-Government Authority (whether or not having the force of law):

(i)            subjects such Issuing Bank or any Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than an Excluded Tax or a Tax for which such Lender has been indemnified pursuant to Section 2.7B) due to a change in the basis of taxation with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Bank;

(ii)           imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Bank or participations therein purchased by any Revolving Lender; or

(iii)          imposes any other condition (other than with respect to a Tax matter) on or affecting any Issuing Bank or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Bank or any Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to such Issuing Bank or such Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Bank or such Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Issuing Bank or such Revolving Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Bank or such Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Borrower shall be liable for such additional amounts only if such Revolving Lender shall have delivered such written statement to Borrower within 180 days after such Revolving Lender shall have made such determination of any such increased costs; and provided  further that if such Revolving Lender delivers such written statement after such 180 day period, then Borrower shall be liable only for such additional amounts arising after delivery to Borrower of such written statement.

For purposes of this subsection 3.6, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

Section 4.              CONDITIONS TO LOANS AND LETTERS OF CREDIT

The obligations of Lenders to make Loans and the Issuing Banks to issue Letters of Credit hereunder are subject to the prior or concurrent satisfaction of the following conditions.

4.1.                            Conditions to ~~Restatement~~Fourth Amendment Effective Date.

The effectiveness of ~~this Agreement~~the Fourth Amendment and the obligations of each Lender to become a party hereto is subject to the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “~~Restatement~~Fourth Amendment Effective Date”) (unless Administrative Agent and ~~Requisite~~the Lenders, in their sole and absolute discretion, shall agree otherwise):

A.            ~~Second~~Fourth Amendment.  ~~Administrative Agent shall have received counterparts of the Second Amendment, duly executed and delivered by Borrower, each other Loan Party, Resigning Administrative Agent, Administrative Agent and the Lenders;~~The conditions precedent set forth in Section 6 of the Fourth Amendment shall have been satisfied.

B.            Payment of Accrued Interest and Fees.  Borrower shall have paid all interest on the Loans and fees with respect to the Loans under the Existing Credit Agreement to the extent such interest and fees accrued prior to the ~~Restatement~~Fourth Amendment Effective Date.

C.            Notes.  Administrative Agent shall have received (i) original Revolving Notes, duly executed and delivered by Borrower in favor of each Revolving Lender that has requested a Revolving Note by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the ~~Restatement~~Fourth Amendment Effective Date, payable to the order of such Lender in the principal amount of such Revolving Lender’s Revolving Loan Commitment after giving effect to the ~~Second~~Fourth Amendment~~, (ii) original Term Notes, duly executed and delivered by Borrower in favor of each Lender holding a Term Loan that has requested a Term Note by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Restatement Effective Date payable to the order of such Lender in the principal amount of the Term Loan held by such Lender after giving effect to the Second Amendment, and (iii~~ and (ii) an original Swing Line Note, duly executed and delivered by Borrower and payable to the order of Swing Line Lender in the principal amount of the Swing Line Loan Commitment after giving effect to the ~~Second~~Fourth Amendment.

D.            Counterparts to Certain Loan Documents.  To the extent not previously delivered to ~~Resigning~~ Administrative Agent, counterparts to the Subsidiary Guaranty, the Security Agreement, and the Environmental Indemnity Agreement, in the forms attached to such Loan Documents, duly executed and delivered by each Subsidiary that has become a Restricted Subsidiary after the Closing Date.

E.            Updated Schedules to Credit Agreement and Security Agreement.  Administrative Agent shall have received revised Schedules ~~5.1, 5.2(C), 5.5, 5.8, 5.11 and 5.14~~ to the Credit Agreement and ~~Schedules 1(f)(i), 1(f)(ii), 1(g)(i), 1(g)(ii), 1(g)(iii), 4(b), 4(d), (4)(e), 4(i), 4(j) and 4(k)~~ to the Security Agreement, in each case updated to contain such information as is necessary to make the representations and warranties in the Credit Agreement or Security Agreement, as applicable, that refer to such Schedules (and disregarding any reference in such representations and warranties to such Schedules “as amended” or “as supplemented” from time to time) true and correct as of the ~~Restatement~~Fourth Amendment Effective Date (and after giving effect to the ~~Second~~Fourth Amendment).  ~~Administrative Agent shall have received Schedule 6.10 to the Credit Agreement, updated to contain all information required by Section 6.10 of the Credit Agreement to have been delivered by Borrower to Resigning Administrative Agent since the Closing Date.~~

F.            Corporate Documents.  Administrative Agent shall have received the following with respect to Borrower and each other Loan Party, each, unless otherwise noted, dated the ~~Restatement~~Fourth Amendment Effective Date:

(i)            (a) copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Loan Party and (b) a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the ~~Restatement~~Fourth Amendment Effective Date;

(ii)           Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the ~~Second~~Fourth Amendment Documents to which it is a party, certified as of the ~~Restatement~~Fourth Amendment Effective Date  by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

(iii)          Signature and incumbency certificates of the Officers of such Person executing the ~~Second~~Fourth Amendment Documents to which it is a party; and

(iv)          Such other documents as Administrative Agent may reasonably request.

G.            No Material Adverse Effect.  Since April ~~25~~29, ~~2010~~2012, there shall not have occurred  (in the sole opinion of Administrative Agent) (i) any material adverse change in or affecting the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) any Material Adverse Effect.

H.            Corporate and Capital Structure.  The capital and ownership structure and the equityholding arrangements of Borrower and its Subsidiaries (and all agreements relating thereto), on a pro forma basis giving effect to the transactions contemplated by the ~~Second~~Fourth Amendment Documents, will be reasonably satisfactory to Administrative Agent.

I.             Matters Relating to Existing Indebtedness of Borrower and its Subsidiaries.  Administrative Agent shall have received an Officer’s Certificate of Borrower stating that as of the ~~Restatement~~Fourth Amendment Effective Date the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents, the ~~7~~8.875% Subordinated Notes, the 7.75%

Unsecured Notes, the 5.875% Unsecured Notes and any Indebtedness solely among Borrower and the Restricted Subsidiaries) shall consist of approximately $~~20,933,000~~58,000,000 in aggregate principal amount of outstanding Indebtedness and Capital Leases described in Schedule 7.1 annexed hereto.

J.             Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc.  Borrower shall have obtained all Governmental Authorizations and all consents of other Persons (including from Gaming Authorities), in each case that are necessary or advisable in connection with the transactions contemplated by the ~~Second~~Fourth Amendment Documents, and the continued operation of the business conducted by Borrower and its Subsidiaries in substantially the same manner as conducted prior to the ~~Restatement~~Fourth Amendment Effective Date and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the ~~Second~~Fourth Amendment Documents.  No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

K.            ~~Mortgage Assignments and~~ Mortgage Amendments; Mortgage Policies; Etc.  Administrative Agent shall have received from Borrower~~,~~ and each applicable Subsidiary Guarantor ~~and, in the case of the Mortgage Assignments described in clause (i) below, Resigning Administrative Agent~~:

~~(i) Mortgage Assignments.  Fully executed and notarized instruments of assignment by Resigning Administrative Agent in favor of Administrative Agent, in form and substance satisfactory to Administrative Agent and in proper form for recording in all appropriate places in all applicable jurisdictions (each, a “Mortgage Assignment” and, collectively, the “Mortgage Assignments”), with respect to each Mortgage listed in Schedule 4.1H annexed hereto (each, an “Existing Mortgage” and, collectively, the “Existing Mortgages”) encumbering the Real Property Assets listed in Schedule 4.1H annexed hereto (each an “Existing Mortgaged Property” and, collectively, the “Existing Mortgaged Properties”);~~

(i)            Intentionally Omitted.

(ii)           Mortgage Amendments.  Fully executed and notarized amendments and confirmations, in form and substance satisfactory to Administrative Agent and in proper form for recording in all appropriate places in all applicable jurisdictions (each, a “Mortgage Amendment” and, collectively, the “Mortgage Amendments”), with respect to each Existing Mortgage;

~~(iii) Landlord Consents and Estoppels; Recorded Leasehold Interests.  In the case of each Existing Mortgaged Property, other than with respect to the Existing Mortgaged Property related to the Lula Gaming Facilities, consisting of a Material~~

~~Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto (or, in the case of any Material Leasehold Property for which a Landlord Consent and Estoppel was delivered to Resigning Administrative Agent prior to the Restatement Effective Date, a written notice in form and substance satisfactory to Administrative Agent executed by the applicable Loan Party and by Resigning Administrative Agent notifying the applicable lessor of (x) the resignation of Resigning Administrative Agent and the appointment of Administrative Agent as successor administrative agent under this Agreement and the other Loan Documents and (y) the effectiveness of the Second Amendment); and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;~~

(iii)         Intentionally Omitted.

(iv)          Date-Down Endorsements.  (a) a date-down endorsement, or unconditional commitment therefor (each, a “Date-Down Endorsement” and, collectively, the “Date-Down Endorsements”), issued by the Title Company with respect to each mortgage title insurance policy (each, an “Existing Title Policy”) issued by the Title Company prior to the ~~Restatement~~Fourth Amendment Effective Date with respect to the Existing Mortgages, in an amount not less than the amount designated therein, insuring title to each Existing Mortgaged Property vested in the Borrower or the applicable Subsidiary Guarantor and assuring Administrative Agent that the Existing Mortgages, after giving effect to the ~~Mortgage Assignments and~~ Mortgage Amendments, continue to create valid and enforceable First Priority mortgage Liens on the Existing Mortgaged Properties, which Date-Down Endorsements shall be in form and substance reasonably satisfactory to Administrative Agent, and (b)  evidence satisfactory to Administrative Agent that Borrower has (1) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Date-Down Endorsements and (2) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Date-Down Endorsements and all recording and stamp Taxes (including mortgage recording and intangible Taxes) payable in connection with recording the Mortgage ~~Assignments and the Mortgage~~ Amendments in the appropriate real estate records;

(v)           Copies of Leasehold Documents and Documents Relating to Title Exceptions.  Copies of (a) all documents creating a Leasehold Property that is insured by an Existing Title Policy and (b) all recorded documents listed as exceptions to title or otherwise referred to in the Date-Down Endorsements; and

(vi)          Matters Relating to Flood Hazard Properties.  the Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (~~c~~3) if any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

(vii)         “No Change” Survey Affidavit.  A “no change” survey affidavit executed by each Loan Party that is a party to an Existing Mortgage, in the same form required by the Title Company as a condition to issuing the applicable Date-Down Endorsement for such Existing Mortgage.

L.            Security Interests in Personal and Mixed Property.  To the extent not otherwise satisfied pursuant to subsection K above, Administrative Agent shall have received evidence satisfactory to it that Borrower and Subsidiary Guarantors have taken or shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create and/or continue in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) First Priority security interest in the entire personal and mixed property Collateral.  Such actions shall include the following:

(i)            Stock Certificates and Instruments.  To the extent not previously delivered to ~~Resigning~~ Administrative Agent, delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all certificated equity interests pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral (to the extent delivery thereof would be required under the Collateral Documents);

(ii)           Lien Searches and UCC Termination Statements.  Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all Tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions, and/or pay-off letters, each in form and substance satisfactory to Administrative Agent, in each case as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of the Credit Agreement);

(iii)          UCC Financing Statements and Fixture Filings.  To the extent not previously delivered to and filed or recorded by ~~Resigning~~ Administrative Agent, delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed (if required to be executed) by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing or recording in all jurisdictions as may be necessary or, in the opinion of Administrative

Agent, desirable to perfect or continue the perfection of the security interests created in such Collateral pursuant to the Collateral Documents;

(iv)          PTO and Copyright Office Cover Sheets, Etc.  To the extent not previously delivered to and recorded by ~~Resigning~~ Administrative Agent, delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO or the United States Copyright Office in order to create or continue, or perfect or continue to perfect, Liens in respect of any IP Collateral; and

(v)           Agreements with Deposit Account Banks and Securities Account Securities Intermediaries.  To the extent not previously delivered to ~~Resigning~~ Administrative Agent, delivery to Administrative Agent of a Deposit Account Control Agreement and/or a Securities Account Control Agreement, as applicable, executed by Borrower or its applicable Restricted Subsidiaries and each of the financial institutions with which Borrower or any of its Restricted Subsidiaries maintains a Deposit Account or  single Securities Account with a principal balance on deposit therein or credited thereto in excess of $4,000,000 sufficient to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

M.           ~~Assignments of and~~ Amendments to Ship Mortgages.  Administrative Agent shall have received ~~(i) from Resigning Administrative Agent, a fully executed and notarized assignment instrument in favor of Administrative Agent, in form and substance satisfactory to Administrative Agent in proper form for recording in all appropriate places in all applicable jurisdictions, with respect to each Ship Mortgage previously executed and delivered by a Loan Party to Resigning Administrative Agent with respect a vessel listed in Schedule 4.1M annexed hereto (each, an “Existing Ship Mortgage”) and (ii)~~ from each Loan Party party to an Existing Ship Mortgage, a fully executed and notarized amendment to and confirmation of such Existing Ship Mortgage, in form and substance satisfactory to Administrative Agent in proper form for recording in all appropriate places in all applicable jurisdictions.

~~N. Environmental Reports.  Administrative Agent shall have received such information, in form, scope and substance satisfactory to Administrative Agent regarding environmental matters relating to Borrower and its Subsidiaries and the Existing Mortgaged Properties from one or more environmental consultants acceptable to Administrative Agent that have conducted reviews of such matters within thirty (30) days of the Restatement Effective Date.~~

N.            Intentionally Omitted.

O.            Financial Statements and Information.  On or before the ~~Restatement~~Fourth Amendment Effective Date, Administrative Agent shall have received from Borrower, in each case satisfactory to Joint Lead Arrangers, (i) audited financial statements of Borrower and its Subsidiaries for Fiscal Years ~~2008, 2009 and~~ 2010, 2011 and 2012 consisting of a consolidated balance sheet and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Borrower and its Subsidiaries for the Fiscal Quarters ended July ~~25~~29, ~~2010~~2012, October ~~24~~28, ~~2010~~2012 and

January ~~23~~27, ~~2011~~2013 consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Quarters, and (iii) projections prepared by Borrower’s management containing consolidated balance sheets, statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries, which projections will be quarterly for the first full Fiscal Year after the ~~Restatement~~Fourth Amendment Effective Date and annually thereafter for the term of the ~~Senior Credit Facilities~~Revolving Loans (and which projections will not be inconsistent with information provided to the Joint Lead Arrangers prior to February ~~28~~20, ~~2011~~2013).

P.            Evidence of Insurance.  Administrative Agent shall have received a certificate from Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 of this Agreement is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4 of this Agreement.

Q.            Opinions of Counsel to Loan Parties.  Administrative Agent and its counsel shall have received (i)  executed copies of one or more favorable written opinions addressed to Administrative Agent and the Lenders (which opinions shall permit reliance by permitted assigns of Administrative Agent and Lenders) of (a) Edmund L. Quatmann, Jr., general counsel to the Loan Parties, (b) Mayer Brown LLP, counsel to the Loan Parties, (c) Phelps Dunbar L.L.P., special admiralty, Louisiana and Mississippi counsel to the Loan Parties, (d) ~~Lane & Waterman~~Nyemaster Goode, P.C., Iowa counsel to the Loan Parties, (e) The Boles Law Firm, Louisiana counsel for the Loan Parties, (f) Becker & Poliakoff, Florida counsel to the Loan Parties, (g) ~~Gallop, Johnson & Neuman, L.C.~~Lathrop & Gage LLP, Missouri counsel to the Loan Parties, (h) Brownstein, Hyatt & Farber, P.C., Colorado counsel to the Loan Parties, ~~and~~ (i) Baker, Donselon, Bearman, Caldwell & Berkowitz PC, special Mississippi gaming counsel to the Loan Parties, and (j) Flaster/Greenberg PC, Pennsylvania counsel to the Loan Parties, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the ~~Restatement~~Fourth Amendment Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to Administrative Agent that Loan Parties have requested such counsel to deliver such opinions to Administrative Agent and Lenders.

R.            Funds Flow Statement.  A funds flow statement detailing the disbursement of the Loans to occur on the ~~Restatement~~Fourth Amendment Effective Date, in form and substance acceptable to the Administrative Agent.

S.             Fees and Expenses.  Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, each Joint Lead Arranger and Lenders, the fees and expenses payable on the ~~Restatement~~Fourth Amendment Effective Date referred to in Sections 2.3 and 10.2.

T.            Representations and Warranties; No Defaults; Performance of Agreements.  Borrower shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance satisfactory to Administrative Agent, to the effect that (i) the representations and warranties in this Agreement and the other Loan Documents (as amended by the ~~Second~~Fourth

Amendment Documents), are true, correct and complete in all material respects on and as of the ~~Restatement~~Fourth Amendment Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), (ii) no event has occurred and is continuing that constitutes an Event of Default or a Potential Event of Default, and (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which the ~~Second~~Fourth Amendment provides shall be performed or satisfied by it on or before the ~~Restatement~~Fourth Amendment Effective Date; provided that, if a representation and warranty or condition is qualified as to materiality, with respect to such representation and warranty or condition the applicable materiality qualifier set forth above shall be disregarded for purposes of this condition.

U.            No Litigation.  There shall not be pending or, to the knowledge of Borrower, threatened, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that, in the opinion of Administrative Agent, could reasonably be expected to result in a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any Proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the ~~Second~~Fourth Amendment Documents.

~~V. No Disruption of Financial and Capital Markets.  There shall not have occurred after February 28, 2011 any material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the judgment of the Joint Bookrunners, has impaired, or could reasonably be expected to impair, the syndication of any component of the credit facilities (the “Senior Credit Facilities”) provided for by this Agreement.~~

V.            Intentionally Omitted.

W.           Completion of Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the ~~Second~~Fourth Amendment Documents and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

X.            Solvency Assurances.  On the ~~Restatement~~Fourth Amendment Effective Date, Administrative Agent and Lenders shall have received an Officer’s Certificate of Borrower dated the ~~Restatement~~Fourth Amendment Effective Date, substantially in the form of Exhibit X annexed hereto, demonstrating that, after giving effect to the consummation of the transactions contemplated by the ~~Second~~Fourth Amendment Documents, each Loan Party and Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

Y.            “Know Your Customer” and Patriot Act Matters.  To the extent requested at least two (2) Business Days prior to the ~~Restatement~~Fourth Amendment Effective Date, Loan Parties shall have provided the documentation and other information to Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

~~Z. Ratings Requirements.  Borrower shall have received (i) a current corporate family rating and a current corporate rating, respectively, from each of Moody’s and S & P, with a minimum rating of B3/B- and (ii) a rating with respect to the Senior Credit Facilities.~~

~~AA. Issuance of Unsecured Notes.  Borrower shall have issued not less than $275,000,000 in original principal amount of 7.75% Unsecured Notes.~~

Z.            ~~BB.~~ No Material Adverse Information; Due Diligence Matters.  The Administrative Agent will not have become aware since February ~~28~~20, ~~2011~~2013 of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information and projections previously delivered to the Administrative Agent), and the results of the Administrative Agent’s due diligence regarding Borrower, its Subsidiaries and their respective properties shall be satisfactory to the Administrative Agent.

4.2.                            Conditions to All Loans.

The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

A.            Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

B.            As of that Funding Date:

(i)            The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the applicable materiality qualifier set forth above shall be disregarded for purposes of this condition;

(ii)           No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing and the application of the proceeds thereof that would constitute an Event of Default or a Potential Event of Default;

(iii)          No order, judgment or decree of any court, arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

(iv)          The Loans to be made on such Funding Date, together with all other Obligations under the Loan Documents then outstanding, are “Designated Senior Indebtedness” under the ~~7~~8.875% Subordinated Note Indenture; and

(v)           Borrower shall be in pro forma compliance with subsection 7.6A and subsection 7.6C as of such Funding Date calculated using (x) Consolidated Net Total Debt and Consolidated Net Senior Secured Debt, as applicable, as of such Funding Date (after giving effect to the Loans to be made on such Funding Date) and (y) Consolidated EBITDA as of the end of the most recent Fiscal Quarter for which financial statements have been delivered.

4.3.                            Conditions to Letters of Credit.

The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Bank is obligated to issue such Letter of Credit) and any renewal of any Letter of Credit is subject to the following conditions precedent; provided that no such condition shall apply on the Closing Date to the Existing Letter of Credit, and the Existing Letter of Credit shall, effective as of the Closing Date, be deemed to be Letters of Credit under this Agreement to the same extent as if initially issued hereunder:

~~A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the Term Loans shall have been made pursuant to Section 2.1A(i).~~

A.            ~~B.~~ On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit (or a facsimile copy thereof), in each case signed by a duly authorized Officer of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

B.            ~~C.~~ On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.                                          BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Banks to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit and the renewal of any Letter of Credit hereunder that the following statements are true, correct and complete:

5.1.                            Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

A.            Organization and Powers.  Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation as specified in Schedule 5.1 annexed hereto as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1 (xvi).  Each Loan Party has all requisite corporate or other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

B.            Qualification and Good Standing.  Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

C.            Conduct of Business.  Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

D.            Subsidiaries.  All of the Subsidiaries of Borrower ~~as of the Restatement Effective Date~~ are identified in Schedule 5.1 annexed hereto (as so supplemented).  Schedule 5.1 annexed hereto (as so supplemented) identifies which Subsidiaries of Borrower are Restricted Subsidiaries and Unrestricted Subsidiaries.  The Capital Stock of each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.  Each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation set forth therein, has all requisite corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or other power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.  Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.  As of the ~~Restatement~~Fourth Amendment Effective Date, there exists no Indebtedness nor Contingent Obligations of the Unrestricted Subsidiaries owed to Borrower or any of its Restricted Subsidiaries or for which Borrower or any of its Restricted Subsidiaries is or may become liable except as set forth on Schedule 5.1 annexed hereto.

5.2.                            Authorization of Borrowing, etc.

A.            Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other action on the part of each Loan Party that is a party thereto.

B.            No Conflict.  The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation or any Gaming Law applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Borrower or any of its Subsidiaries (other than any violation of any such law, governmental rule or regulation, or Gaming Law or any such order, judgment or decree, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents that will be obtained on or before the ~~Restatement~~Fourth Amendment Effective Date and disclosed in writing to Lenders.

C.            Governmental Consents; Gaming Authorizations.

(i)            Except for such authorizations, approvals, consents or notices (a) obtained or delivered as of the Closing Date or as of the ~~Restatement~~Fourth Amendment Effective Date, (b) subsequently required in connection with the addition of any Subsidiary Guarantor pursuant to subsection 6.8, or (c) set forth on Schedule 5.2C annexed hereto (which have been obtained or delivered as of the Closing Date or as of the ~~Restatement~~Fourth Amendment Effective Date), the execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not result in any License Revocation or require any registration with, consent or approval of, or notice to, or other action to, with or by, any Government Authority, including any Gaming Authority.  Other than the filings or recordings contemplated by subsection 5.16A, all authorizations, approvals, consents, notices, registrations or filings required to be obtained, delivered, filed or made as of the ~~Restatement~~Fourth Amendment Effective Date for the execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents have been obtained from or registered or filed with the applicable Government Authorities, including any applicable Gaming Authority.

(ii)           All Gaming Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Gaming Authorizations or any such conflict or restriction could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries has received any written notice or other written communications from any Gaming Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Gaming Authorizations, or (ii) any other limitations on the conduct of business by Borrower or any of its Subsidiaries, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

D.            Binding Obligation.  Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

E.            Valid Issuance of ~~7~~8.875% Subordinated Notes ~~and~~, 7.75% Unsecured Notes and 5.875% Unsecured Notes.  The ~~7~~8.875% Subordinated Notes ~~and~~, the 7.75% Unsecured Notes and the 5.875% Unsecured Notes are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.  The subordination provisions of the ~~7~~8.875% Subordinated Notes are enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of “Senior Indebtedness” included in such provisions.  The ~~7~~8.875% Subordinated Notes ~~and~~, the 7.75% Unsecured Notes and the 5.875% Unsecured Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

F.            Compliance with Laws.  Borrower and its Subsidiaries are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws or Gaming Laws, or any presently existing rules, regulations or orders of any Government Authority, including any Gaming Authority), and with all present existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

G.            Margin Regulations.  No portion of the proceeds of any borrowing made or to be made under this Agreement has been or will be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve

System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds, including in connection with a Restricted Junior Payment.

5.3.                            Financial Condition.

Borrower has heretofore delivered to Lenders, at Lenders’ request, the following financial statements and information: (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as of April ~~25~~29, ~~2010~~2012 and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at January ~~23~~27, ~~2011~~2013 and the related unaudited consolidated and consolidating statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for the nine months then ended and (iii) Borrower’s Quarterly Report on Form 10Q for the quarter ended January ~~23~~27, ~~2011~~2013 as filed with the Securities Exchange Commission on February ~~28~~20, ~~2011~~2013.  All such statements ~~(after taking into consideration the Form 10Q/A filing described in clause (iii) above and the restatement described therein)~~ were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.  Neither Borrower nor any of its Restricted Subsidiaries has (and will not following the funding of the initial Loans have) any Contingent Obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto ~~(after taking into consideration the Form 10Q/A filing described in clause (iii) above and the restatement described therein)~~ and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries taken as a whole.

5.4.                            No Material Adverse Change; No Restricted Junior Payments.

Since April ~~25~~29, ~~2010~~2012, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.  During the period from April ~~25~~29, ~~2010~~2012 through and including the ~~Restatement~~Fourth Amendment Effective Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so, except as permitted by subsection 7.5.

5.5.                            Title to Properties; Liens; Real Property.

A.            Title to Properties; Liens.  Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

B.            Real Property.  As of the ~~Restatement~~Fourth Amendment Effective Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all Real Property Assets constituting fee properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Except as specified in Schedule 5.5 annexed hereto, and except with respect to those agreements that are not material to the present or anticipated operations of any Gaming Facility and that individually do not require lease, rental or similar payments in excess of $500,000 in any calendar year during its term (to the extent comprising percentage or other payments contingent on operations associated with such Real Property Asset, as reasonably determined or anticipated by Borrower in good faith) each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and there is no default by any Loan Party thereunder.  Borrower does not have knowledge of any default by any other party thereto that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

C.            Deposit Accounts and Securities Accounts.  As of the Fourth Amendment Effective Date, Schedule 6.10 annexed hereto contains all information required by Section 6.10 with respect to each Deposit Account and Securities Account of the Borrower and its Restricted Subsidiaries.

5.6.                            Litigation; Adverse Facts.

A.            Proceedings, Investigations and Violations.  There are no Proceedings (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

B.            Land Use Proceedings.  As of the ~~Restatement~~Fourth Amendment Effective Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Existing Mortgaged Properties or the use thereof, and neither Borrower nor any of its Subsidiaries has received written notice from any Government Authority threatening any such Proceeding.  After the ~~Restatement~~Fourth Amendment Effective Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Mortgaged Properties or the use thereof, and neither Borrower nor any of its Subsidiaries has received written notice from any Government Authority threatening any such Proceeding that could reasonably be expected to result in a Material Adverse Effect.  No Loan Party has entered into any agreements or commitments with any Government Authority that will be binding on the Mortgaged Properties after the ~~Restatement~~Fourth Amendment Effective Date and which would (i) materially affect the operations of or the entitlements applicable to such properties, (ii) require the owner of any such property to make improvements to such property or make dedications or off-site improvements for the benefit of adjoining properties, or (iii) make additional expenditures with respect to the operation of the Mortgaged Properties.

5.7.                            Payment of Taxes.

Except to the extent permitted by subsection 6.3, all Tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all U.S. federal income Taxes and other material Taxes due and payable by Borrower and/or its Subsidiaries, and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable, have been paid when due and payable.  Borrower knows of no proposed Tax assessment against Borrower or any of its Subsidiaries which has not been paid when due or is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8.                            Performance of Agreements; Materially Adverse Agreements; Material Contracts.

A.            Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

B.            Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions or any provision of any applicable law, rule or regulation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

C.            Schedule 5.8 contains a true, correct and complete list of all of the Material Contracts in effect on the ~~Restatement~~Fourth Amendment Effective Date.  Except as described on Schedule 5.8, all such Material Contracts are in full force and effect and no defaults currently exist thereunder; except for defaults that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on any Gaming Facility.

D.            Neither Borrower nor any of its Subsidiaries has entered into any currently effective contracts for the sale of the Existing Mortgaged Properties ~~or the Vicksburg Mortgaged Property~~, nor do there exist any currently effective rights of first refusal or options to purchase such properties, except such contracts, rights of first refusal and options to purchase entered into in accordance with subsection 7.7.

5.9.                            Governmental Regulation.

Except for the Gaming Laws described in Schedule 5.2C annexed hereto, neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

5.10.                     Securities Activities.

A.            Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

B.            Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 and 7.7 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11.                     Employee Benefit Plans.

A.            Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.

B.            No ERISA Event has occurred or is reasonably expected to occur.

C.            Except to the extent required under Section 4980B of the Code, or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

D.            As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), based on the actuarial assumptions specified for funding purposes in the most recent valuation report for such Pension Plan, does not exceed $5,000,000.

E.            As of the most recent valuation date for each Multiemployer Plan ~~for which the actuarial report is available~~, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on ~~information available pursuant to ERISA~~the actuarial assumptions specified for funding purposes in the most recent valuation report for such Multiemployer Plan, does not exceed $5,000,000.

5.12.                     Certain Fees.

Except for fees disclosed to Administrative Agent prior to the ~~Restatement~~Fourth Amendment Effective Date, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated by the Loan Documents, and Borrower hereby indemnifies Administrative Agent, each Joint Lead Arranger and Lenders against, and agrees that it will hold Administrative Agent, each Joint Lead Arranger and the Lenders harmless from, any claim, demand or liability for any non-disclosed broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13.                     Environmental Protection.

(i)            neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or any Joint Lead Arranger;

(ii)           neither Borrower nor any of its Subsidiaries has received any material letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(iii)          there are no and, to Borrower’s knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or any Joint Lead Arranger;

(iv)          neither Borrower nor any of its Subsidiaries nor, to Borrower’s knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

(v)           compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or any Joint Lead Arranger.

Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect, or could reasonably be expected to impose any liability on the Lenders, Administrative Agent or any Joint Lead Arranger.

5.14.                     Employee Matters.

There are no collective bargaining agreements covering the employees of Borrower and its Subsidiaries except as set forth on Schedule 5.14.  There is no strike or work stoppage in existence or to Borrower’s knowledge, threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, and there are no strikes or walkouts in progress, pending, or to Borrower’s knowledge, contemplated relating to any labor contracts to which Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise, that could reasonably be expected to result in a Material Adverse Effect.

5.15.                     Solvency.

Each Loan Party is and Borrower and its Subsidiaries, taken as a whole, are and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16.                     Matters Relating to Collateral.

A.            Creation, Perfection and Priority of Liens.  The security interests in each Loan Party’s Collateral granted to Administrative Agent for the ratable benefit of the Lenders under the Collateral Documents constitute valid security interests in such Collateral, securing the payment of the Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral).  Upon (i) the filing of UCC financing statements naming the applicable Loan Party as “debtor”, naming Administrative Agent as “secured party” and describing the Collateral in the filing offices with respect to such Loan Party set forth on Schedule 4(i) of the Security Agreement (as such schedule may be amended or supplemented from time to time pursuant to the terms thereof); (ii) the recording of any Mortgages or Ship Mortgages, (iii) in the case of the securities Collateral of a Loan Party consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Administrative Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank; and (iv) in the case of IP Collateral of each Loan Party, in addition to the filing of such UCC financing statements, the filing of a grant of trademark security interest in respect of registered trademarks, substantially in the form of Exhibit I to the Security Agreement, and a grant of patent security interest in respect of registered patents, substantially in the form of Exhibit II to the Security Agreement, with the PTO or the filing of a grant of copyright security interest in respect of registered copyrights, substantially in the form of Exhibit III to the Security Agreement, with the United States Copyright Office, (A) the security interests in each Loan Party’s Collateral granted to Administrative Agent for the ratable benefit of the Lenders that (x) may be perfected by filing of a financing statement or the registration of a Mortgage or Ship Mortgage, (y) that constitutes the securities Collateral described in clause (iii) or, (z) that constitutes IP Collateral described in clause (iv) that may be perfected by recording the security interests granted hereunder in the applicable intellectual property registries (including but not limited to the PTO and the United States Copyright Office) will constitute First Priority perfected security interests therein, and (B) all filings and other actions necessary to perfect and protect such security interests shall have been duly made or taken.  Each agreement purporting to give the Administrative Agent “control” (as such term is defined in the UCC) over any Collateral is effective to establish Administrative Agent’s “control” (as such term is defined in the UCC) of the Collateral subject thereto.

B.            Governmental Authorizations.  No Governmental Authorization or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for such Governmental Authorizations set forth on Schedule 5.2C annexed hereto and filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

C.            Absence of Third-Party Filings.  Except (x) such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, (y) for Permitted Encumbrances and other Liens permitted by subsection 7.2A, and (z) for Liens that shall be terminated pursuant to UCC termination statements delivered to Administrative Agent for filing (but not yet filed), such Liens to be terminated upon the filing or recording of such UCC termination statements, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

D.            Margin Regulations.  The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

E.            Information Regarding Collateral.  All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

F.            Conditions Affecting the Mortgaged Properties.  There are no defects, facts or conditions affecting the Mortgaged Properties that would make them unsuitable for the current use of such properties or of any abnormal hazards (including earth movement, slippage or flood damage) affecting the Mortgaged Properties, except for defects, facts or conditions which could not reasonably be expected to result in a Material Adverse Effect.

G.            Permits and Approvals for the Mortgaged Properties.  Borrower has obtained, or caused its Subsidiaries to obtain, all Governmental Authorizations, including all liquor licenses, Gaming Authorizations, sewer and water permits, elevator permits, certificates of occupancy, subdivision approvals, environmental approvals, zoning and land use entitlements which are necessary for the current operation of the Mortgaged Properties and the operation of their respective business as currently conducted, and there are no uncured violations thereof, except for Governmental Authorizations where the failure to obtain, and violations thereof, could not reasonably be expected to result in a Material Adverse Effect.

5.17.                     Disclosure.

~~Except with respect to the financial statements described in subsection 5.3(i) as and to the extent modified or qualified by the restatement described in the Form 10Q/A filed with the Securities Exchange Commission on July 25, 2007, no~~No representation or warranty of Borrower or any of its Subsidiaries contained in the Confidential Information Memorandum, in any Loan Document or in any other document, certificate or written statement (taken as a whole) furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18.                     Mortgage Taxes.

All mortgage, note, transfer, documentary stamp, intangible and other similar Taxes and impositions which may be required to be paid in connection with the Loans, the Mortgages and the other Loan Documents have been (or concurrently with the recording of the Mortgages will be) paid in full by Borrower or its Subsidiaries.

5.19.                     Foreign Assets Control Regulations.

Neither the making of the Loans to, or issuance of Letters of Credit on behalf of, Borrower nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither Borrower nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  Borrower and its Subsidiaries and Affiliates are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

5.20.                     Credit Support for Lender Hedge Agreements.

Neither Borrower nor any Restricted Subsidiary has guaranteed or created any Lien on its assets to secure any obligations arising under Lender Hedge Agreements, other than pursuant to the Subsidiary Guaranty and the Collateral Documents.

Section 6.              BORROWER’S AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until repayment in full of all of the Obligations, unless Requisite Lenders shall otherwise give prior written consent:

6.1.                            Financial Statements and Other Reports.

Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  Borrower will deliver to Administrative Agent who will distribute to each Lender:

(i)            Intentionally Omitted.

(ii)           Quarterly Financials: as soon as available and in any event within (x) 50 days after the end of each Fiscal Quarter (other than each fourth Fiscal Quarter), or (y) 95 days after the end of each fourth Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

(iii)          Year-End Financials: as soon as available and in any event within 95 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of

Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of a nationally recognized “big 4” accounting firm or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iv)          Officer’s and Compliance Certificates: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, commencing with the financial statements delivered for the Fiscal Quarter ending April ~~24~~28, ~~2011~~2013, (a) an Officer’s Certificate of Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under the signer’s supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period, together with a description (including amounts) of all Investments and Consolidated Capital Expenditures made during such period, and with respect to each construction or expansion project of Borrower and its Restricted Subsidiaries, a report setting forth the budgeted and/or projected total cost of such project, the costs incurred to date for such project and the expenditures made to date for such project;

(v)           Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3(i), the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Borrower and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(vi)          Accountants’ Certification: together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

(vii)         Accountants’ Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(viii)        SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its Security holders or by any Subsidiary of Borrower to its Security holders other than Borrower or another Subsidiary of Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries;

(ix)          Events of Default, Etc.: promptly upon any Officer of Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice to Borrower or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K ~~(Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof)~~ if Borrower were required to file such reports under the Exchange Act, (d) of any resignation or dismissal of Borrower’s independent accountant, (e) of any Change of Control, (f) of any individual or series of related Asset Sales, issuances of Capital Stock or receipt of Net Insurance/Condemnation Proceeds from a single or related series of events aggregating in excess of $~~10,000,000~~15,000,000, or (g) of the occurrence of any event or change, that individually or in the aggregate could reasonably expect to have a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(x)           Litigation or Other Proceedings: (a) promptly upon any Officer of Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries not previously disclosed in writing by Borrower to Lenders or (Y) any material development in any Proceeding that, in any case:

(1)           if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or

(2)           seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings (other than any Proceeding (x) disclosed by Borrower in its public filings with the Securities and Exchange Commission and delivered to Lenders or (y) as to which a Solvent and unaffiliated insurance company has acknowledged coverage) involving an alleged liability of, or claims against or affecting, Borrower or any of its Subsidiaries equal to or greater than $20,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

(xi)          ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto;

(xii)         ERISA Notices: with reasonable promptness, copies of (a) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (b) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan, in each case, as Administrative Agent shall reasonably request;

(xiii)        Financial Plans: as soon as practicable and in any event no later than 30 days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the “Financial Plan” for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, (b) forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as Administrative Agent may reasonably request;

(xiv)        Insurance:

(a)           as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage required under this Agreement to be maintained as of the date of such report by Borrower and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Restricted Subsidiaries in the immediately succeeding Fiscal Year; and

(b)           as soon as practicable after any material change in insurance coverage maintained of Borrower and its Restricted Subsidiaries, notice thereof to Administrative Agent specifying the changes and reasons therefor.

(xv)         Board of Directors: with reasonable promptness, written notice of any change in the Governing Body of Borrower;

(xvi)        New Subsidiaries: promptly upon any Person becoming a Subsidiary of Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Borrower and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

(xvii)       Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Borrower or any of its Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Restricted Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

(xviii)      UCC Search Report: as promptly as practicable (depending on the jurisdiction) after the date of filing of any UCC financing statements pursuant to this Agreement, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Borrower or such Loan Party;

(xix)        Margin Determination Certificate: for each Fiscal Quarter as part of (and together with) the Compliance Certificate delivered pursuant to subdivision (iv) for such Fiscal Quarter, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements;

(xx)         License Revocation: promptly upon any Officer of Borrower obtaining knowledge of a License Revocation, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such License Revocation, and such other information as may be reasonably requested by Administrative Agent;

(xxi)        Revisions or Updates to Schedules: should any of the information or disclosures provided on any of the Schedules originally attached to any of the Loan Documents become outdated or incorrect in any material respect, as part of the next Officer’s Certificate delivered with the year-end financial statements required pursuant to subsection 6.1(iii), such revisions or updates to such Schedules as may be necessary or appropriate to update or correct such Schedules, provided that, to the extent qualified by or made with respect to a Schedule, the representations and warranties set forth herein shall only refer to the Schedules attached hereto and, if applicable, to the annual updates to the Schedules provided pursuant to this clause (xxi); provided further, that no such revisions or updates to any Schedules shall be deemed to have amended, modified or superseded such Schedules immediately prior to the submission of such revised or updated Schedules~~,~~ (unless such revisions or updates were made to reflect changes made in accordance with the terms of this Agreement~~,~~) or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedules, unless and until the Requisite Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules; provided further, that in no event shall this subsection 6.1(xxi) apply to Schedules 1.1(a), 1.1(b), 4.1(h), 4.1(m), 6.11, 7.1, 7.2, 7.3 or 7.4; and

(xxii)       Other Information: with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2.                            Corporate Existence, Etc.

Except as permitted under subsection 7.7, Borrower will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however, that neither Borrower nor any of its Restricted Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Restricted Subsidiary or Lenders.

6.3.                            Payment of Taxes and Claims; Tax Consolidation.

A.            Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Taxes and other material governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

B.            Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries).

6.4.                            Maintenance of Properties; Insurance.

A.            Maintenance of Properties.  Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition,

ordinary wear and tear excepted, all material properties (including all Gaming Facilities) used or useful in the business of Borrower and its Restricted Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

B.            Insurance.  Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance to the extent companies of similar size and in similar businesses self-insure), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.  Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and having other terms and conditions as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment.  Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $10,000,000 (provided that in the case of any insurance payment in excess of such amounts, Administrative Agent may, in its reasonable discretion and in response to a written request by Borrower with respect thereto, permit such amounts to be payable directly to Borrower or one or more of its Restricted Subsidiaries) and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.  The proceeds of any business interruption and casualty insurance policy wherein the covered loss is equal to or less than $10,000,000 shall be payable directly to Borrower or one or more of its Restricted Subsidiaries, as the case may be, and may be adjusted by Borrower or such Restricted Subsidiary directly with the applicable insurer and the provisions of subsection 6.4C below, shall not be applicable thereto.

C.            Application of Net Insurance/Condemnation Proceeds.

(i)            Business Interruption Insurance.  Upon receipt by Borrower or any of its Restricted Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or no Potential Event of Default shall have occurred and be continuing, Borrower or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net

Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

(ii)           Net Insurance/Condemnation Proceeds Received by Borrower.  Upon receipt by Borrower or any of its Restricted Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.  If at any time Administrative Agent reasonably determines (A) that Borrower or such Restricted Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds received, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Borrower or such Restricted Subsidiary of such Net Insurance/Condemnation Proceeds (unless during such 180 day period Borrower or such Restricted Subsidiary commences such repair, restoration or replacement and diligently pursues the same to completion), then Administrative Agent shall notify Borrower and Borrower shall apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

(iii)          Net Insurance/Condemnation Proceeds Received by Administrative Agent.  Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and, if such proceeds are business interruption proceeds constituting Net Insurance/Condemnation Proceeds, Borrower or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, or, if such Net Insurance/Condemnation Proceeds are other than from business interruption insurance, Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided, however, that if at any time Administrative Agent reasonably determines (A) that Borrower or such

Restricted Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, unless during such 180 day period Borrower or such Restricted Subsidiary commences such repair, restoration or replacement and diligently pursues the same to completion.

6.5.                            Inspection Rights.

Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Borrower or of any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records (and if a Lender so requests, Administrative Agent shall provide copies of such records in its possession available for such Lender’s review), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Any inspections of any property of the Borrower or of any of its Restricted Subsidiaries made by or through the Administrative Agent are for purposes of administration of the Loan Documents only and the Borrower is not entitled to rely upon the same.

6.6.                            Compliance with Laws, Etc.; Maintenance of Gaming and Liquor Licenses.

A.            Compliance with Laws.  Borrower shall comply, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws and Gaming Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

B.            Maintenance of Licenses.  Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain (i) such valid Gaming Authorizations, gaming licenses, registrations and findings of suitability in all jurisdictions as may be necessary to operate each of its Gaming Facility businesses and (ii) all liquor licenses and registrations as may be necessary to sell alcoholic beverages from and in its Gaming Facilities, except in each case, to the extent that any failure to maintain such item, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.7.                            Environmental Review and Investigation, Disclosure, Etc.; Borrower’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

A.            Environmental Review and Investigation.  Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrower’s expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower or any of its Restricted Subsidiaries, and (ii) if (a) Administrative Agent reasonably believes that Borrower has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6, 6.7B or 6.7C in any material respect or that there has been a material violation of Environmental Laws at any Facility or by Borrower or any of its Restricted Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Borrower or any of its Restricted Subsidiaries, Borrower shall only be obligated to use all commercially reasonable efforts to obtain permission for Administrative Agent’s professional consultant to conduct an investigation of such Facility.  For purposes of conducting such a review and/or investigation, Borrower hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrower or any of its Restricted Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith.  Any such review and/or investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Administrative Agent, upon reasonable notice during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility.  Borrower and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders’ internal credit decisions, to monitor the Loans and to protect Lenders’ security interests, if any, created by the Loan Documents.  Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent, each Joint Lead Arranger and each Lender from any costs, losses or liabilities relating to Borrower’s use of or reliance on such report, (y) neither Administrative Agent, any Joint Lead Arranger nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrower, neither Administrative Agent, any Joint Lead Arranger nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

B.            Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

(i)            Environmental Audits and Reports.  As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Restricted Subsidiaries or by independent consultants, Government Authorities or any other

Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)           Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims resulting in, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to result in individually, or in the aggregate, a Material Adverse Effect.

(iii)          Written Communications Regarding Environmental Claims, Releases, Etc.   As soon as practicable following the sending or receipt thereof by Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local Government Authority, and (c) any request for information from any Government Authority that suggests such agency is investigating whether Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

(iv)          Notice of Certain Proposed Actions Having Environmental Impact.  Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrower or any of its Restricted Subsidiaries that could reasonably be expected to (1) expose Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrower or any of its Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrower or any of its Restricted Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Restricted Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(v)           Other Information.  With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

C.            Borrower’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

(i)            Remedial Actions Relating to Hazardous Materials Activities.  Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Restricted Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.  If Borrower or any of its Restricted Subsidiaries undertakes any such action with respect to any Hazardous Materials, Borrower or such Restricted Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local Government Authorities except when, and only to the extent that, Borrower’s or such Restricted Subsidiary’s liability with respect to such Hazardous Materials Activity is being diligently contested in good faith and by appropriate proceedings by Borrower or such Restricted Subsidiary.

(ii)           Actions with Respect to Environmental Claims and Violations of Environmental Laws.  Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (1) cure any material violation of applicable Environmental Laws by Borrower or its Restricted Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (2) make an appropriate response to any Environmental Claim against Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.8.                            Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.

A.            Execution of Subsidiary Guaranty and Personal Property Collateral Documents.  If any Subsidiary of Borrower existing on the ~~Restatement~~Fourth Amendment Effective Date that has not previously executed the Subsidiary Guaranty hereafter becomes a Restricted Subsidiary, or if any Person becomes a Restricted Subsidiary after the ~~date hereof~~Fourth Amendment Effective Date, Borrower will (i) promptly notify Administrative Agent of that fact, (ii) cause such Restricted Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, the Environmental Indemnity Agreement and the Security Agreement and (iii) to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection ~~4.11~~4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on all of the personal and mixed property assets of such Restricted Subsidiary described in the applicable forms of Collateral Documents.

B.            Subsidiary Charter Documents, Legal Opinions, Etc.  Borrower shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Restricted Subsidiary’s Organizational Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified as a foreign company to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar Officer of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the Officers of such Restricted Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Restricted Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the valid existence and good standing of such Restricted Subsidiary, (b) the due authorization, execution and delivery by such Restricted Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Restricted Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

6.9.                            Conforming Leasehold Interests; Matters Relating to Additional Real Property Collateral; Additional Ship Mortgages.

A.            Conforming Leasehold Interests.  If Borrower or any of its Restricted Subsidiaries acquires any, or a Leasehold Property becomes a, Material Leasehold Property (including as a result of the exercise of a Real Estate Option), Borrower shall, or shall cause such Restricted Subsidiary to, use commercially reasonable best efforts (without requiring Borrower or such Restricted Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord’s out-of-pocket costs, including ~~attorneys~~attorney’s fees) to cause such Material Leasehold Property to be a Conforming Leasehold Interest.

B.            Additional Mortgages, Etc.  From and after the ~~Restatement~~Fourth Amendment Effective Date, if (i) Borrower or any Restricted Subsidiary acquires any, or a Real Property Asset becomes a, Material Fee Property or a Material Leasehold Property (including as a result of the exercise of a Real Estate Option), or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, ~~(X) Borrower shall, or shall cause the applicable Restricted Subsidiary to, deliver to Administrative Agent those reports and certificates described under subsection B of Schedule 6.15 annexed hereto with respect to any such Material Fee Property or Material Leasehold Property (to the extent not previously delivered) and (Y)~~ in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor where Borrower and its Subsidiaries are unable to obtain such lessor’s consent after using commercially reasonable efforts (any such ~~non-excluded~~non excluded Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional

Mortgaged Property”), Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, ~~all of the items required to be~~fully executed and notarized Mortgages with respect thereto in proper form for recording in all appropriate places in all applicable jurisdictions, title insurance policies materially consistent with the Existing Title Policies (with such endorsements and affirmative insurance as Administrative Agent may reasonably request; provided that, as to any such Additional Mortgaged Property that at the time of acquisition by the Borrower or such Subsidiary Guarantor is either then currently under material construction or that has otherwise recently completed material construction but for which inchoate mechanics liens related thereto that are not then time-barred if not otherwise filed of record, the Borrower or such Guarantor, as applicable, shall not be obligated to provide any indemnities to a Title Company to induce such Title Company to insure against, or delete the exception to coverage for, loss arising from inchoate mechanics liens, so long as the Lien on the Additional Mortgaged Property shall at all times be First Priority; provided, further however, that the Borrower shall use commercially reasonable efforts to cause the Title Company to deliver an endorsement to the applicable title insurance policy insuring against such inchoate mechanics liens after such time following completion of construction as would be required for such inchoate mechanics liens to be time-barred if not filed of record) and all of the other items previously delivered in connection with the Existing ~~Mortgages~~Mortgaged Properties (to the extent reasonably requested by Administrative Agent and not previously delivered).  Notwithstanding the foregoing, this subsection 6.9B shall not apply to any Real Property Asset to the extent Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a Lien and/or title and extended title insurance thereon.

C.            Additional Ship Mortgages, Etc.  From and after the ~~Restatement~~Fourth Amendment Effective Date, if (a) Borrower or any Restricted Subsidiary acquires any ship, barge or other vessel that is eligible to be documented with the United States Coast Guard as part of a Gaming Facility or (b) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any interest in a ship, barge or other vessel that is eligible to be documented with the United States Coast Guard as part of a Gaming Facility, Borrower or such Restricted Subsidiary shall deliver to Administrative Agent, as soon as practicable after such Person acquires such additional ship, barge or other vessel, either (x) a Ship Mortgage with respect to such acquired ship, barge or other vessel or (y) an assignment of an existing Ship Mortgage, in form and substance satisfactory to Administrative Agent, and such other approvals, opinions or documents in connection with the foregoing as Administrative Agent may reasonably request.

6.10.                     Deposit Accounts, Securities Accounts and Cash Management Systems.

Borrower shall, and shall cause each of its Restricted Subsidiaries to, use and maintain its Deposit Accounts, Securities Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent, and deliver to Administrative Agent information regarding these Deposit Accounts and Securities Accounts, including (a) the name and address of the financial institutions maintaining the Deposit Accounts and Securities Accounts and (b) the Deposit Account and Securities Accounts numbers, in each case which information shall be set forth on Schedule 6.10 annexed hereto (and Borrower shall provide Administrative Agent with written notice of the opening of any new such Deposit Account or Securities Account, it being understood that such written notice shall be deemed to supplement Schedule 6.10 annexed hereto for all purposes of this Agreement).  Borrower shall, and shall cause each of its Restricted Subsidiaries to, deposit in a Deposit Account or a Securities Account and, until utilized, maintain on deposit in a Deposit Account or a Securities Account, all Cash and Cash Equivalents other than (i) On-Site Cash, (ii) Cash and Cash Equivalents required pursuant to Gaming Laws or by Gaming Authorities to be deposited into Gaming Reserves, (iii) Cash and Cash Equivalents held, pursuant to ordinary course operations, in payroll accounts, (iv) Cash and Cash Equivalents on temporary deposit with, or held temporarily in escrow or trust by, other Persons pursuant to customary arrangements related to transactions otherwise permitted under the Loan Documents, (v) Cash or Cash Equivalents that in the ordinary course of business are not maintained on deposit in a bank or other deposit or investment account pending application toward working capital or other general corporate purposes of the Loan Parties, and (vi) Cash and Cash Equivalents on deposit in 401(k) and pension accounts established in the ordinary course of business.  Except with respect to payroll accounts for which only funds related to the payment of employees are deposited ~~and~~, Gaming Reserves to the extent the pledge of any such Gaming Reserves would violate applicable Gaming Laws and accounts for which only On-Site Cash is deposited as a result of an emergency situation or other force majeure event occurring at an applicable Gaming Facility (for a period of not greater than 45 days after such situation or event), Borrower shall not permit any such Deposit Account or Securities Account at any time to have a principal balance on deposit therein or credited thereto in excess of $4,000,000 (and any Deposit Account or Securities Account having a principal balance in excess of such amount shall be so noted on Schedule 6.10 annexed hereto (as so supplemented)) unless Borrower or such Restricted Subsidiary, as the case may be, has (i) delivered to Administrative Agent a Deposit Account Control Agreement or a Securities Account Control Agreement (as applicable), satisfactory in form and substance to Administrative Agent and executed by the financial institution at which such Deposit Account(s) or Securities Account(s) are maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent’s First Priority security interest in such Deposit Account(s) or Securities Account(s) and waives its rights to set off with respect to amounts in such Deposit Account(s) or Securities Account(s) and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent will have “control” (as defined in the UCC) over such Deposit Account(s) or Securities Account(s) at all times while such agreement is in effect; provided that if Borrower or such Restricted Subsidiary is unable to obtain such agreement from such financial institution Borrower shall notify Administrative Agent in writing thereof, or shall cause such Restricted Subsidiary to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account or Securities Account to a Deposit Account or Securities Account maintained at a financial institution from which such Borrower or such Restricted Subsidiary has obtained such an agreement.

~~6.11. Intentionally Omitted.~~

~~6.12. Intentionally Omitted.~~

~~6.13. Ratings.~~

~~Borrower shall use commercially reasonable efforts to ensure that Moody’s and S&P continue to rate the Senior Credit Facilities and Borrower until payment in full of the Obligations.~~

~~6.14. Intentionally Omitted.~~

6.11.                     ~~6.15.~~ Post-Closing Matters.

Notwithstanding anything to the contrary set forth in this Agreement, Borrower agrees that Borrower shall, or shall cause its Subsidiaries to, deliver to the Administrative Agent on behalf of the Lenders, the documents set forth on Schedule ~~6.15~~6.11, in form and substance reasonably satisfactory to the Administrative Agent, and/or take the actions set forth on Schedule  ~~6.15~~6.11, in a manner reasonably acceptable to the Administrative Agent, on or before the deadlines set forth in Schedule ~~6.15~~6.11 (as such deadlines may be extended by Administrative Agent in writing in its sole discretion).  To the extent there is any conflict between the provisions of any Loan Document and Schedule ~~6.15~~6.11, the provisions of Schedule ~~6.15~~6.11 shall control.

Section 7.              BORROWER’S NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until repayment in full of all of the Obligations, unless Requisite Lenders shall otherwise give prior written consent:

7.1.                            Indebtedness.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i)            Borrower and its Restricted Subsidiaries may become and remain liable with respect to the Obligations;

(ii)           Borrower and its Restricted Subsidiaries may become and remain liable with respect to obligations under Capital Leases and purchase money Indebtedness in a combined aggregate amount not to exceed at any time $25,000,000 (including any such Indebtedness acquired in connection with a Permitted Acquisition); provided, that with respect to purchase money Indebtedness, such Indebtedness (a) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness or other assets financed in accordance with this subsection 7.1(ii) by the same Person or an Affiliate of such Person, (b) shall constitute not less than 80% and not more than 100% of the aggregate consideration paid with respect to such asset and (iii) shall be incurred prior to or within 180 days after the acquisition of such asset;

(iii)          Borrower may become and remain liable with respect to Indebtedness to any of its wholly-owned domestic Restricted Subsidiaries, and any wholly-owned domestic Restricted Subsidiary of Borrower may become and remain liable with respect to Indebtedness to Borrower or any other wholly-owned domestic Restricted Subsidiary of Borrower; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Borrower to any of its domestic Restricted Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any domestic Restricted Subsidiary of Borrower under any guaranty of the Obligations shall result in a pro tanto  reduction of the amount of any intercompany Indebtedness owed by such domestic Restricted Subsidiary to Borrower or to any of its domestic Restricted Subsidiaries for whose benefit such payment is made;

(iv)          Borrower and its Restricted Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

(v)           Borrower and its wholly-owned Restricted Subsidiaries may incur and remain liable with respect to Indebtedness loaned from the proceeds of industrial revenue bonds provided that Borrower or one of its wholly-owned Restricted Subsidiaries is the owner of such bonds;

(vi)          Intentionally Omitted;

(vii)         Borrower and its Restricted Subsidiaries may remain liable with respect to Indebtedness evidenced by the ~~7~~8.875% Subordinated Notes in an aggregate principal amount not to exceed $~~357,300,000~~350,000,000 and any Indebtedness of Borrower and its Restricted Subsidiaries representing refinancing, replacement or refunding of the ~~7~~8.875% Subordinated Notes provided that (a) such Indebtedness (the “Refinancing Indebtedness”) is an original aggregate principal amount not greater than the aggregate principal amount of the ~~7~~8.875% Subordinated Notes on the ~~Restatement~~Fourth Amendment Effective Date, plus unpaid interest on the ~~7~~8.875% Subordinated Notes plus the amount of any premiums and tender costs required to be paid thereon and fees and expenses associated therewith, (b) such Refinancing Indebtedness has a later or equal scheduled maturity and does not provide for amortization of principal prior to the scheduled maturity date, (c) such Refinancing Indebtedness is subordinated to the Loans on terms no less favorable to the Lenders than the terms of the ~~7~~8.875% Subordinated Notes, (d) the covenants, events of default and any Contingent Obligations in respect thereof shall be no less favorable to the Lenders than those contained in the ~~7~~8.875% Subordinated Notes, (e) at the time of, and after giving effect to, such refinancing, replacement or refunding, (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated Total Leverage Ratio as of the date of such refinancing calculated using (x) Consolidated Net Total Debt as of such date (after giving effect to such refinancing) and (y) Consolidated EBITDA as of the end of the most recent Fiscal Quarter for which financial statements have been delivered shall be no greater than the Consolidated Total Leverage Ratio calculated in the same manner immediately before giving effect to such refinancing, and (f) such Refinancing Indebtedness shall contain such other terms and conditions as are satisfactory to Administrative Agent;

(viii)        Borrower and its Restricted Subsidiaries may become and remain liable with respect to other unsecured Subordinated Indebtedness; provided that after giving effect to the incurrence of such Subordinated Indebtedness and the application of the proceeds thereof in accordance with subsection 2.4B(iii)(c), Borrower is in pro forma compliance with subsection 7.6 as of the end of the most recent Fiscal Quarter for which financial statements have been delivered (assuming such Subordinated Indebtedness was incurred, and the application of the proceeds thereof applied, as of the first day of the period being tested) and no Potential Event of Default or Event of Default has occurred and is continuing or would arise as a result of the incurrence of such Subordinated Indebtedness;

(ix)          Borrower and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance the then outstanding aggregate principal amount of any Indebtedness permitted under this subsection 7.1 (other than Indebtedness with respect to the Obligations and Indebtedness permitted under clause (vii) of this subsection 7.1); provided that such refinancing Indebtedness (a) shall be in an aggregate principal amount not to exceed the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon (provided, however, that with respect to Indebtedness incurred to refinance the then outstanding aggregate principal amount of Indebtedness permitted under subsection 7.1(viii), (x) the aggregate principal amount of such refinancing Indebtedness shall be in an amount equal to the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon and any premiums and tender costs required to be paid thereon and fees and expenses associated therewith and (y) after giving effect to the incurrence of such refinancing Indebtedness and the application of the proceeds thereof, Borrower is in pro forma compliance with subsection 7.6 as of the end of the most recent Fiscal Quarter for which financial statements have been delivered (assuming such refinancing Indebtedness was incurred, and the application of the proceeds thereof applied, as of the first day of the period being tested); (b) shall have a maturity no earlier and an average life no shorter than the Indebtedness being so refinanced; and (c) shall contain terms and conditions no less favorable to Borrower and Lenders and such other terms and conditions as are satisfactory to Administrative Agent (including, in the case of Indebtedness incurred to refinance the then outstanding aggregate principal amount of Indebtedness permitted under subsection 7.1(viii), terms and conditions consistent with clause (ii) of the definition of Subordinated Indebtedness); provided further that to the extent that any Indebtedness permitted under subsection 7.1 is refinanced pursuant to this subsection 7.1(ix), then the maximum aggregate principal amount of such Indebtedness permitted to be incurred pursuant to the applicable provision of subsection 7.1 shall be reduced by an amount equal to the aggregate principal amount of such permitted refinancing and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness;

(x)           Borrower and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness (other than Contingent Obligations constituting Indebtedness) in an aggregate principal amount not to exceed $50,000,000 at any time outstanding less the amount of Contingent Obligations constituting Indebtedness then outstanding pursuant to subsection 7.1(xi);

(xi)          Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations constituting Indebtedness in an aggregate principal amount at any time outstanding not to exceed the lesser of $25,000,000 and the principal amount of Indebtedness permitted to be incurred at such time in accordance with subsection 7.1(x);

(xii)         Borrower and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding assumed in connection with any Permitted Acquisition permitted under subsection 7.7(vii); provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or incurred to finance a Permitted Acquisition;

(xiii)        Borrower and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness owed to Capri Insurance Company in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

(xiv)        (a) Borrower and its Restricted Subsidiaries may remain liable with respect to Indebtedness evidenced by the 7.75% Unsecured Notes in an aggregate principal amount not to exceed $300,000,000 ~~and~~, (b) Borrower and its Restricted Subsidiaries may remain liable with respect to Indebtedness evidenced by the 5.875% Unsecured Notes in an aggregate principal amount not to exceed $350,000,000 and (c) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Unsecured Notes other than the 7.75% Unsecured Notes and the 5.875% Unsecured Notes; provided that after giving effect to the incurrence of such Unsecured Notes and the application of the proceeds thereof (including application to the prepayment of Loans pursuant to Section 2.4B(iii)(c)), Borrower is in pro forma compliance with subsection 7.6 as of the end of the most recent Fiscal Quarter for which financial statements have been delivered (assuming such Unsecured Notes was incurred, and the application of the proceeds thereof applied, as of the first day of the period being tested) and no Potential Event of Default or Event of Default has occurred and is continuing or would arise as a result of the incurrence of such Unsecured Notes.

7.2.                            Liens and Related Matters.

A.            Prohibition on Liens.  Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(i)            Permitted Encumbrances;

(ii)           Liens granted pursuant to the Collateral Documents that secure Obligations or obligations arising under Lender Hedge Agreements;

(iii)          Liens constituting a second Ship Mortgage granted in connection with the financing of equipment or other appurtenances on the ship, barge or other vessel so secured by such second Ship Mortgage; provided that prior to granting such second Ship Mortgage, the Person to which is granted such Lien shall have entered into an intercreditor agreement with Administrative Agent and Lenders and executed and delivered such other related agreements and instruments as reasonably requested by Administrative Agent in connection with such intercreditor agreement, in each case in form and substance satisfactory to Administrative Agent;

(iv)          Liens described in Schedule 7.2 annexed hereto; and

(v)           Liens securing Indebtedness permitted pursuant to subsection 7.1(ii); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and other assets acquired with Indebtedness permitted under subsection 7.1 (ii) owing to the same Person or an Affiliate of such Person; provided, further that in connection with the granting of any Liens permitted by this subsection 7.2A(v), Administrative Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including by executing appropriate Lien releases or Lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

B.            Equitable Lien in Favor of Lenders.  If Borrower or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

C.            No Further Negative Pledges.  Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted by this Agreement, neither Borrower nor any of its Restricted Subsidiaries (including any Restricted Subsidiary that owns, leases, operates or uses any assets or function directly relating to or necessary for the conduct of casino gaming or racetrack operations at the Pompano Park Gaming Facilities) shall enter into any agreement (other than the ~~7~~8.875% Subordinated Note Indenture, the 7.75% Unsecured Note Indenture, the 5.875% Unsecured Note Indenture any other agreement evidencing Subordinated Indebtedness and containing similar terms to the ~~7~~8.875% Subordinated Note Indenture or prohibiting the creation of Liens securing such Subordinated Indebtedness, and any other agreement pursuant to which Unsecured Notes are issued and containing similar terms to the ~~7.75~~5.875% Unsecured Note Indenture) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

D.            No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries.  Except as provided herein or in the ~~7~~8.875% Subordinated Note Indenture, in the 7.75% Unsecured Note Indenture or in the ~~7.75~~5.875% Unsecured Note Indenture, or in any other agreement evidencing Subordinated Indebtedness and containing similar terms to the ~~7~~8.875% Subordinated Note Indenture or in any other agreement pursuant to which Unsecured Notes are issued and containing similar terms to the ~~7.75~~5.875% Unsecured Note Indenture, Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Borrower or any other Restricted Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Borrower or any other Restricted Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Restricted Subsidiary of Borrower, or (iv) otherwise transfer any of its property or assets to Borrower or any other Restricted Subsidiary of Borrower.

7.3.                            Investments.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, Capital Stock of any Person, or any division or line of business of any Person except:

(i)            Borrower and its Restricted Subsidiaries may make and own Investments in Cash Equivalents;

(ii)           Borrower and its Restricted Subsidiaries may continue to own the Investments owned by them as of the ~~Restatement~~Fourth Amendment Effective Date in any Subsidiaries of Borrower and Borrower and its Restricted Subsidiaries may make Investments in new Subsidiaries that are domestic Restricted Subsidiaries; provided that Borrower shall cause each such new Restricted Subsidiary to comply with the requirements of subsections 6.8 and 6.9 in connection with the formation of such new Restricted Subsidiary;

(iii)          Borrower and its Restricted Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

(iv)          Borrower and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

(v)           Borrower and its Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

(vi)          Borrower and its Restricted Subsidiaries may contribute the ~~Biloxi Additional Real Property or the~~ Pompano Beach Additional Real Property, the Vicksburg Additional Real Property or the Davenport Gaming Facilities to Unrestricted Subsidiaries~~;~~ or Joint Ventures or otherwise designate IOC Davenport as an Unrestricted Subsidiary (provided that, in the event the Davenport Gaming Facilities are contributed to an Unrestricted Subsidiary or Joint Venture or the

Subsidiaries owning or operating the Davenport Gaming Facilities are designated as Unrestricted Subsidiaries, any Expansion Capital Expenditures made with respect to the Davenport Gaming Facilities during the period from the Fourth Amendment Effective Date through the date of such contribution and/or designation shall be deemed an Investment subject to the allowance set forth in subsection 7.3(x) hereof);

(vii)         Intentionally Omitted;

(viii)        Borrower and its Restricted Subsidiaries may make and own Investments permitted by subsection 7.7(vi) hereto;

(ix)          Borrower and its wholly-owned Restricted Subsidiaries may make Investments to acquire industrial revenue bonds the proceeds of which are loaned to Borrower or one of its wholly-owned Restricted Subsidiaries and used by Borrower or one of its wholly-owned Restricted Subsidiaries to make Consolidated Capital Expenditures;

(x)           Borrower and its Restricted Subsidiaries may make and own other Investments in connection with any Related Businesses (including Investments in Related Businesses conducted by Unrestricted Subsidiaries) in an aggregate amount outstanding during the term of this Agreement not to exceed the sum of (i) $200,000,000 plus (ii) the aggregate amount of Net Equity Proceeds issued from and after the ~~Restatement~~Fourth Amendment Effective Date less the amount of Net Equity Proceeds used for Expansion Capital Expenditures pursuant to subsection 7.8A(viii) plus (iii) any unutilized amounts then available for Restricted Junior Payments pursuant to subsection 7.5(iv) (taking into consideration all Restricted Junior Payments made on or prior to such date in reliance on such subsection) (the “Maximum Investments Amount”); provided, that so long as (A) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 5.00 to 1.00 after giving pro forma effect to any proposed Investment and all other Investments and Restricted Junior Payments made since such date (assuming such Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make and own other Investments (including Investments in Unrestricted Subsidiaries) in an additional aggregate amount not to exceed $100,000,000 and (B) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 4.00 to 1.00 after giving pro forma effect to any proposed Investment and all other Investments and Restricted Junior Payments made since such date (assuming such Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make and own other Investments (including Investments in Unrestricted Subsidiaries) in an amount without regard to the Maximum Investments Amount; provided, further, that Investments made pursuant to this subsection 7.3(x) shall be deemed applied first against the Maximum Investment Amount, second against the allowance provided in clause (A) above and third against the allowance provided in clause (B) above but in no event shall any Investments, once made in accordance with this subsection 7.3(x), later be deemed to create an Event of Default under this subsection 7.3(x) as a result of a change in the Consolidated Total Leverage Ratio that causes the allowances provided for in either clause (A) or (B) above to no longer be available;

(xi)          Borrower and its Restricted Subsidiaries may make Permitted Acquisitions in accordance with subsection 7.7(vii); and

(xii)         Borrower and its Subsidiaries may make and own Investments in an aggregate amount not to exceed $100,000,000 in Persons that own Gaming Facilities subject to (or promptly thereafter to become subject to) a Management Agreement; provided that to the extent any amounts paid under any such Management Agreement are received by an Unrestricted Subsidiary, all such amounts (net of reasonable costs and expenses related thereto) shall be promptly distributed by such Unrestricted Subsidiary to Borrower or a Restricted Subsidiary.

7.4.                            Contingent Obligations.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)            Restricted Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

(ii)           Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

(iii)          Borrower may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements constituting Hedge Agreements entered into for bona fide hedging purposes (but in any event not for speculative purposes) with any Person who, at the time it enters into such Interest Agreement, is a Lender or an Affiliate of a Lender (irrespective of whether such Person, subsequent to entering into such Interest Rate Agreement, ceases to be a Lender or an Affiliate of a Lender) (any of the foregoing Interest Rate Agreements, a “Lender Hedge Agreement”) ;

(iv)          Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets or other financing transactions, including customary indemnification obligations in favor of the lenders and other financial institutions party to the Existing Credit Agreement that survive the repayment in full of the Indebtedness under the Existing Credit Agreement;

(v)           Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrower or any of its domestic Restricted Subsidiaries permitted by subsection 7.1 (other than Indebtedness permitted under clause (vii), (viii) or (ix) of subsection 7.1);

(vi)          Borrower and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

(vii)         Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations (other than Contingent Obligations constituting Indebtedness) in support of Gaming Facilities owned and/or operated by ~~Unrestricted~~ Subsidiaries, including credit support agreements, makewell agreements, keepwell agreements, completion guaranties and any other agreements evidencing similar obligations entered into in the ordinary course of business and consistent with past practice;

(viii)        Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of (a) the ~~7~~8.875% Subordinated Notes as set forth in the ~~7~~8.875% Subordinated Note Indenture, (b) any Refinancing Indebtedness permitted by subsection 7.1(vii), and (c) any unsecured Subordinated Indebtedness permitted by subsection 7.1(viii);  provided that the subordinated guaranties of Indebtedness described in clauses (b) and (c) of this subsection 7.1(viii) are subordinated to the Loans on terms no less favorable to the Lenders than the terms of the subordinated guaranties of the ~~7~~8.875% Subordinated Notes; and

(ix)          Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted in accordance with subsection 7.1(xi).

7.5.                            Restricted Junior Payments.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that:

(i)            Borrower may (w) make regularly scheduled payments of interest in respect of the ~~7~~8.875% Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the ~~7~~8.875% Subordinated Note Indenture, (x) refinance, or replace the ~~7~~8.875% Subordinated Notes in accordance with subsection 7.1(vii) or (y)  refinance, or replace the other Subordinated Indebtedness in accordance with subsection 7.1(ix);

(ii)           Borrower may make regularly scheduled payments of interest in respect of any other Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15A;

(iii)          Borrower may make a “Change of Control Offer” (as defined in the ~~7~~8.875% Subordinated Note Indenture) with respect to the ~~7~~8.875% Subordinated Notes; provided, however, that prior to making any such “Change of Control Offer”, either (x) Borrower shall (1) repay in full all of the Obligations or (2) offer to repay in full all of the

Obligations and repay in full all of the Obligations with respect to each Lender which has accepted such offer, or (y) Administrative Agent and Requisite Lenders shall otherwise approve such “Change of Control Offer” with respect to the ~~7~~8.875% Subordinated Notes;

(iv)          From and after the Fourth Amendment Effective Date, Borrower may make Restricted Junior Payments in compliance with applicable law, including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board and the Exchange Act, in each case, as in effect on the date of such Restricted Junior Payment, up to an aggregate amount not to exceed $150,000,000 less any amounts utilized for Investments pursuant to subsection 7.3(x)(iii) (“Maximum Restricted Junior Payments Amount”), provided, that so long as (A) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 5.00 to 1.00 after giving pro forma effect to any proposed Restricted Junior Payments and all other Investments and Restricted Junior Payments made since such date (assuming such Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make other Restricted Junior Payments in an additional aggregate amount not to exceed $50,000,000 and (B) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 4.00 to 1.00 after giving pro forma effect to any proposed Restricted Junior Payments and all other Investments and Restricted Junior Payments made since such date (assuming such Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make additional Restricted Junior Payments without regard to any dollar limitation; provided, further, that Restricted Junior Payments made pursuant to this subsection 7.5(iv) shall be deemed applied first against the Maximum Restricted Junior Payments Amount, second against the allowance provided in clause (A) above and third against the allowance provided in clause (B) above but in no event shall any Restricted Junior Payments, once made in accordance with this subsection 7.5(iv), later be deemed to create an Event of Default under this subsection 7.5(iv) as a result of a change in the Consolidated Total Leverage Ratio that causes the allowances provided for in either clause (A) or (B) above to no longer be available; and

(v)           Borrower or any of its Restricted Subsidiaries may make Restricted Junior Payments to Borrower or any domestic Restricted Subsidiary.

7.6.                            Financial Covenants.

A.            Maximum Consolidated Total Leverage Ratio.  Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Consolidated Total Leverage Ratio
~~May 1, 2011 — October 31, 2012~~	~~7.35:1.00~~
November 1, 2012 — April 30, 2013	7.00:1.00
~~May 1, 2013 — October 31, 2013~~	~~6.50:1.00~~
~~November~~May 1, 2013 — April 30, 2014	~~6.25~~6.50:1.00
May 1, 2014 — ~~January 31~~April 30, 2015	~~5.75~~6.25:1.00
~~February~~May 1, 2015 — April 30, ~~2015~~2016	~~5.50~~6.00:1.00
May 1, ~~2015~~2016 and thereafter	~~5.25~~5.50:1.00

B.            Minimum Interest Coverage Ratio.  Borrower shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ~~ending during any of the periods set forth below~~ to be less than ~~the correlative ratio indicated~~2.00:1.00.

~~Period~~	~~Minimum Interest Coverage Ratio~~
~~May 1, 2011 — July 31, 2011~~	~~1.85:1.00~~
~~August 1, 2011 — January 31, 2013~~	~~2.00:1.00~~
~~February 1, 2013 — July 31, 2013~~	~~2.15:1.00~~
~~August 1, 2013 and thereafter~~	~~2.25:1.00~~

C.            Maximum Consolidated Senior Secured Leverage Ratio.  Borrower shall not permit the Consolidated Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter ~~ending during any of the periods set forth below~~ to exceed ~~the correlative ratio indicated~~2.50:1.00.

~~Period~~	~~Maximum Consolidated Senior Secured Leverage Ratio~~
~~May 1, 2011 — January 31, 2013~~	~~3.75:1.00~~
~~February 1, 2013 — April 30, 2013~~	~~3.50:1.00~~
~~May 1, 2013 — July 31, 2013~~	~~3.25:100~~
~~August 1, 2013 and thereafter~~	~~3.00:1.00~~

7.7.                            Restriction on Fundamental Changes; Asset Sales and Permitted Acquisitions.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, alter the corporate, capital or legal structure of Borrower or any of its Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

(i)            any Restricted Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

(ii)           Borrower and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

(iii)          Borrower and its Restricted Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

(iv)          Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(v)           Borrower and its Restricted Subsidiaries may make Asset Sales of ~~the Biloxi Additional Real Property and~~ the Pompano Beach Additional Real Property; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(vi)          From and after the Fourth Amendment Effective Date, Borrower and its Restricted Subsidiaries may make Asset Sales of (1) the Davenport Gaming Facilities and (2) assets having an aggregate fair market value ~~(excluding, in each case so long as the conditions set forth in the following proviso are satisfied, the aggregate fair market value of (x) the assets and Capita  Stock disposed of in connection with the Asset Sale related to the Lake Charles Gaming Facilities on or about February 9, 2012 and (y) assets and Capital Stock disposed of in connection with Asset Sales completed after June 1, 2012 related to the Biloxi Gaming Facilities)~~ not in excess of $100,000,000; in each case, provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) no less than 75% of the consideration received for such assets shall be in the form of Cash, with the remainder in promissory notes, which notes shall be pledged to Administrative Agent pursuant to the applicable Collateral Documents; and (z) the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); provided, however, that in the case of an Asset Sale of the Davenport Gaming Facilities, any Expansion Capital Expenditures made with respect to the Davenport Gaming Facilities during the period from the Fourth Amendment Effective Date through the date of such Asset Sale shall be subject to the $100,000,000 basket set forth in this subsection 7.7(vi);

(vii)         Borrower and its Restricted Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition and, for purposes of clarification, the acquisition of direct or indirect

Capital Stock of ICBH) in transactions constituting Permitted Acquisitions; provided, that (A) Borrower is in compliance with subsection 7.6 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered after giving pro forma effect to any such Permitted Acquisition and any Indebtedness incurred or assumed in connection therewith (assuming the consummation of such acquisition and the incurrence or assumption of any such Indebtedness occurred as of the first day of the relevant testing period) and all other Investments and Restricted Junior Payments made since such date (assuming such Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter); (B) any such assets so acquired shall be subjected to the Lien of the Collateral Documents in accordance with the provisions thereof and the other Loan Documents and (C) to the extent such acquisition results in a Person becoming a Subsidiary, such Subsidiary shall become a Subsidiary Guarantor and shall comply with the requirements of subsections 6.8 and 6.9;

(viii)        Intentionally Omitted;

(ix)          Borrower and its Restricted Subsidiaries may make Investments permitted under subsection 7.3; and

(x)           any Restricted Subsidiary of Borrower may change its legal form so long as (A) if any such Restricted Subsidiary is a Subsidiary Guarantor it shall continue as a Subsidiary Guarantor and (B) such transaction shall have been undertaken for a valid purpose and shall not be disadvantageous to the Lenders or otherwise affect the Liens of the secured parties created and/or perfected under the Security Documents in any manner (and, in furtherance thereof, Borrower shall, and shall cause such Restricted Subsidiary to, take such actions and execute and deliver such documents, agreements and certificates (including ratifications of Loan Documents and legal opinions of counsel) as may be reasonably requested by Administrative Agent in furtherance of the foregoing).

7.8.                            Consolidated Capital Expenditures.

Borrower shall not, and shall not permit its Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, except:

A.            Expansion Capital Expenditures.  Borrower and its Restricted Subsidiaries may make Expansion Capital Expenditures for:

(i)            The ~~Cape Girardeau~~Bettendorf Gaming Facilities in an aggregate amount not to exceed $~~150,000,000~~90,000,000 (less any such amounts applied pursuant to subsection 7.8A(iii)) from and after the ~~Closing~~Fourth Amendment Effective Date;

(ii)           The Nemacolin Gaming Facilities in an aggregate amount not to exceed $65,000,000 (less any such amounts applied pursuant to subsection 7.8A(iii)) from and after the ~~Closing~~Fourth Amendment Effective Date; and

(iii)          Any purpose (including the purposes described in subsections 7.8(A)(i) through (ii), in an aggregate amount from and after the ~~Closing~~Fourth Amendment

Effective Date not to exceed $250,000,000 plus an amount equal to any unused amounts described in subsections 7.8(A)(i) through (ii) plus the aggregate amount of Net Equity Proceeds not applied to make Investments pursuant to subsection 7.3(x) (the “Maximum Expansion Capital Expenditures Amount”) provided, that so long as (A) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 5.00 to 1.00 after giving pro forma effect to any proposed Expansion Capital Expenditures and all other Expansion Capital Expenditures, Investments and Restricted Junior Payments made since such date (assuming such Expansion Capital Expenditures, Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make other Expansion Capital Expenditures in an additional aggregate amount not to exceed $250,000,000 and (B) the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered is less than 4.00 to 1.00 after giving pro forma effect to any proposed Expansion Capital Expenditures and all other Expansion Capital Expenditures, Investments and Restricted Junior Payments made since such date (assuming such Expansion Capital Expenditures, Investments and Restricted Junior Payments, and any Loans or other Indebtedness incurred in connection therewith, were made on the last date of such Fiscal Quarter), then Borrower and its Restricted Subsidiaries may make additional Expansion Capital Expenditures without regard to any dollar limitation; provided, further, that Expansion Capital Expenditures made pursuant to this subsection 7.8A(~~ii~~iii) shall be deemed applied first against the Maximum Expansion Capital Expenditures Amount, second against the allowance provided in clause (A) above and third against the allowance provided in clause (B) above but in no event shall any Expansion Capital Expenditures, once made in accordance with this subsection 7.8A(~~ii~~iii), later be deemed to create an Event of Default under this subsection 7.8A(~~ii~~iii) as a result of a change in the Consolidated Total Leverage Ratio that causes the allowances provided for in either clause (A) or (B) above to no longer be available; provided further that any amounts available pursuant to this subsection 7.8A(~~ii~~iii) may be used for the purpose described in subsection 7.8A(i) and (ii) notwithstanding that the maximum amount of Expansion Capital Expenditures set forth in such subsection is exceeded solely by such use.

B.            Maintenance Capital Expenditures.  Borrower and its Restricted Subsidiaries may make Maintenance Capital Expenditures in an aggregate amount not to exceed in any Fiscal Year the greater of (i) $85,000,000 and (ii) 5.00% of the gross revenues of Borrower and its Restricted Subsidiaries on a consolidated basis in such Fiscal Year (the “Maximum Maintenance Capital Expenditures Amount”); provided that the Maximum Maintenance Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Maintenance Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Maintenance Capital Expenditures for such previous Fiscal Year, up to a maximum increase of $20,000,000 in any Fiscal Year.

7.9.                            Fiscal Year.

Borrower shall not change its Fiscal Year-end from the last Sunday in April without the prior written consent of Administrative Agent; provided that in the event Administrative Agent consents to any such change, Administrative Agent is authorized by the Lenders to make such changes to this Agreement (including the left hand columns of the tables set forth in Section 7.6) as may be appropriate to reflect such change.

7.10.                     Sales and Lease-Backs.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Restricted Subsidiaries) or (ii) which Borrower or any of its Restricted Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Restricted Subsidiaries to any Person (other than Borrower or any of its Restricted Subsidiaries) in connection with such lease; provided that Borrower and its Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that (x) Borrower or any of its Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease, and sell such asset, under subsections 7.1 and 7.7, (y) any proceeds of any related Asset Sale is, to the extent applicable, applied to the repayment of the Loans and other Obligations to the extent required under subsection 2.4B(iii)(a) and (z) the fair market value of all assets sold and thereafter subjected to leases described above does not exceed $50,000,000.

7.11.                     Sale or Discount of Receivables.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount (except discounts with the primary obligor of any accounts receivable) or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12.                     Transactions with Shareholders and Affiliates.

Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its Subsidiary Guarantors or between any of its Subsidiary Guarantors otherwise permitted hereunder or (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrower and its Restricted Subsidiaries.

7.13.                     Disposal of Subsidiary Stock.

Except for (x) any pledge or encumbrance of the Capital Stock of any of its Restricted Subsidiaries required under this Agreement and the applicable Collateral Documents and (y) any sale of 100% of the Capital Stock of any of its Restricted Subsidiaries in compliance with the provisions of subsection 7.7, Borrower shall not:

(i)            directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or

(ii)           permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Restricted Subsidiaries (including such Restricted Subsidiary), except to Borrower, another Restricted Subsidiary of Borrower, or to qualify directors if required by applicable law.

7.14.                     Conduct of Business.

From and after the ~~Restatement~~Fourth Amendment Effective Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the Related Businesses.

7.15.                     Amendments of Documents Relating to Subordinated Indebtedness; Designation of “Designated Senior Indebtedness”.

A.            Amendments of Documents Relating to Subordinated Indebtedness.  Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto (i) if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof (including provisions relating to a “Change of Control” or “Repurchase Offer” (as such terms are defined therein) and the related definitions), reduce the amount of permitted Indebtedness, change the subordination provisions thereof (or of any guaranty thereof), allow any collateral therefor, or (ii) if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf), unless Administrative Agent shall have approved such amendments or changes in its reasonable discretion.

B.            Designation of “Designated Senior Indebtedness”.  Borrower shall not designate any Indebtedness (other than the Obligations and any Indebtedness evidenced by the 7.75% Unsecured Note Indenture or the 5.875% Unsecured Note Indenture) as “Designated Senior Indebtedness” (as defined in the ~~7~~8.875% Subordinated Note Indenture or any other agreement evidencing Subordinated Indebtedness) for purposes of the ~~7~~8.875% Subordinated

Note Indenture or such other agreement evidencing Subordinated Indebtedness, as applicable, without the prior written consent of Requisite Lenders.

Section 8.              EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

8.1.                            Failure to Make Payments When Due.

Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2.                            Default in Other Agreements.

(i)            Failure of Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $30,000,000 or more or with an aggregate principal amount of $30,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrower or any of its Restricted Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).

8.3.                            Breach of Certain Covenants.

Failure of Borrower to perform or comply with any term or condition contained in subsections 2.5, 6.1(ix)(a), 6.1(ix)(b), 6.1(ix)(e), 6.1(ix)(g), 6.2, or Section 7 of this Agreement (provided that in the case of subsections 6.1 (ix)(a), 6.1 (ix)(b), 6.1 (ix)(e) and 6.1 (ix)(g), such failures shall constitute an Event of Default in the event such failure shall not have been remedied or waived within 5 days of the occurrence thereof); or

8.4.                            Breach of Warranty.

Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5.                            Other Defaults Under Loan Documents.

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Borrower and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6.                            Involuntary Bankruptcy; Appointment of Receiver, etc.

(i)            A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7.                            Voluntary Bankruptcy; Appointment of Receiver, Etc.

(i)            Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8.                            Judgments and Attachments.

Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $30,000,000 or (ii) in the aggregate at any time an amount in excess of $30,000,000 (in either case not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9.                            Dissolution.

Any order, judgment or decree shall be entered against Borrower or any of its Material Subsidiaries decreeing the dissolution or split up of Borrower or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10.                     Employee Benefit Plans.

There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11.                     Change of Control.

(i) The occurrence of a Change of Control or (ii) Borrower makes an offer to purchase or redeem any of the ~~7~~8.875% Subordinated Notes, any other Subordinated Indebtedness ~~or~~, the 7.75% Unsecured Notes or the 5.875% Unsecured Notes upon a Change of Control; or

8.12.                     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations.

At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms or as otherwise permitted under this Agreement) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid First Priority Lien in any material Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or the validity, enforceability or priority of any Lien in any material Collateral purported to be covered thereby in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13.                     Loss of Gaming Licenses.

The occurrence of a License Revocation by any Gaming Authority in a jurisdiction in which Borrower or any of its Subsidiaries owns or operates a Gaming Facility which, individually or in the aggregate, could reasonably be expected to result in reduction of more than 5% of the gross revenues of Borrower and its Restricted Subsidiaries on a consolidated basis; provided that such License Revocation continues for at least thirty (30) consecutive days;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6, 8.7 or 8.11(ii), each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i).

Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent as cash collateral security for reimbursement obligations with respect to Letters of Credit then outstanding.

Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential

Event of Default or impair any right consequent thereon.  The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrower, and such provisions shall not at any time be construed so as to grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.  Lenders hereby acknowledge that any foreclosure under this Agreement or any other Loan Document of any Gaming Facility, any Persons owning, leasing, operating or using such Gaming Facility or any gaming equipment or alcoholic beverages may be subject to any prior approvals or exemptions required under any applicable Gaming Laws or Liquor Laws.

Section 9.              ADMINISTRATIVE AGENT

9.1.                            Appointment.

A.            Appointment of Administrative Agent.  Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Wells Fargo to act as its administrative agent in accordance with the terms of this Agreement and the other Loan Documents.  Wells Fargo agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an administrative agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

B.            Appointment of Supplemental Collateral Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint (with notice to Borrower) an additional individual or institution as a separate trustee, co- trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

If Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such

Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

Should any instrument in writing from Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

C.            Control.  Each Lender and Administrative Agent hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

9.2.                            Powers and Duties; General Immunity.

A.            Powers; Duties Specified.  Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.  Administrative Agent is further authorized by the Lenders to enter into agreements supplemental to this Agreement or any other Loan Documents for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any other Loan Document to which it is a party (without any consent or approval by the Lenders).

B.            No Responsibility for Certain Matters.  Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Borrower to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.  Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof unless any such liability results from the gross negligence or willful misconduct of Administrative Agent.

C.            Exculpatory Provisions.  Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct.  Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); and (iii) Administrative Agent will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including principal, interest, any Commitment Fee, Loans and other amounts; provided, that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

D.            Administrative Agent Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity.  Administrative Agent and its Affiliates may accept deposits from, lend money to acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3.                            Representations and Warranties; No Responsibility for Appraisal of Creditworthiness.

Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries.  Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4.                            Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, each Joint Lead Arranger and their officers, directors, employees, agents, attorneys, professional advisors and each of them, to the extent that any such Person has not been and is required to be reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Administrative Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or such other Person in exercising its powers, rights and remedies or performing its duties of an Administrative Agent or Joint Lead Arranger hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Joint Lead Arranger in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s or any Joint Lead Arranger’s gross negligence or willful misconduct.  If any indemnity furnished to Administrative Agent or any other such Person for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5.                            Successor Administrative Agent and Swing Line Lender.

A.            Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Borrower; provided that if the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest affecting the Administrative Agent, or would create an unacceptable risk of significant liability of the Administrative Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, may resign at any time upon written notice to the Borrower and the Lenders; provided further, that such resignation shall not be effective until a successor Administrative Agent has been appointed.  Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders.  Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

B.            Successor Swing Line Lender.  Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Wells Fargo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder.  In such event (i) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Borrower for cancellation, and (iii) Borrower shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6.                            Collateral Documents and Guaranties.

Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be Administrative Agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders (or such greater number of Lenders as may be required pursuant to subsection 10.6) have otherwise consented ~~or~~, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders (or such greater number of Lenders as may be required pursuant to subsection 10.6) have otherwise consented or (c) take any actions deemed appropriate by it in connection with Permitted Encumbrances of the types described in clauses (v), (vi), (vii), (x) or (xiv) of the definition thereof (including by executing lien subordination agreements or non-disturbance agreements, as applicable).  Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as administrative agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

9.7.                            Joint Lead Arrangers, Joint Bookrunners, Syndication Agents and Documentation ~~Agents~~Agent.

Neither any Joint Lead Arranger, any Joint Bookrunner nor any other co-agent (including any syndication agent or any documentation agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, neither any Joint Lead Arranger, any Joint Bookrunner nor any other co-agent (including any syndication agent or any documentation agent) shall have or be deemed to have any fiduciary relationship with any other Lender.  Each such Lender acknowledges that it has not relied, and will not rely, any Joint Lead Arranger, any Joint Bookrunner or any other co-agent (including any syndication agent or any documentation agent) in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.8.                            Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any of the Subsidiaries of Borrower, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders, Administrative Agent and any Joint Lead Arranger (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Administrative Agent and any Joint Lead Arranger and their agents and counsel and all other amounts due Lenders, Administrative Agent and any Joint Lead Arranger under subsections 2.3 and 10.2) allowed in such judicial proceeding;

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii)          any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9.                            Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any withholding Tax.  If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of an Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully and for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expense) incurred.  Nothing herein shall limit or reduce Borrower’s obligations set forth in subsection 2.7B.

9.10.                     Performance of Conditions.

For the purpose of determining fulfillment by the Borrower of conditions precedent specified in Sections 4.1 and 4.2 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the

Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Section 8 to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Lender prior to the ~~Restatement~~Fourth Amendment Effective Date or the Funding Date, as applicable, specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Pro Rata Share of such Loan.

Section 10.            MISCELLANEOUS

10.1.                     Assignments and Participations in Loans and Letters of Credit.

A.            General.  Subject to subsections 10.1B and 10.1C, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further, that no such sale, assignment, or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any Revolving Loan or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment of the Lender effecting such sale, assignment, transfer or participation; and provided, further, that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5.  Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.  Except as otherwise provided in this subsection 10.1, such Lender shall remain solely responsible for the performance of such Obligations, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

B.            Assignments.

(i)            Amounts and Terms of Assignments.  Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Approved Fund affiliated with the assigning Lender or another Lender, with the giving of notice to the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower, or (b) be assigned in an aggregate amount of not less than $1,000,000 or integral multiples of $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee (or a group of related funds that each constitute an Eligible Assignee) with the prior written consent of Administrative Agent and, with respect to Revolving Loans and Revolving Loan Commitments, the Swing Line Lender and the Issuing Bank, and, so long as no Event of Default has occurred and is continuing, with the prior written consent of Borrower (which consent of Borrower, if required, and Administrative Agent shall not be unreasonably withheld or delayed).  To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned.  The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 (unless waived by Administrative Agent and unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required and provided, further, that only one recordation fee will be charged where multiple assignments are made by a single assignor to multiple Approved Funds administered or managed by the same Person, or by multiple Approved Funds administered or managed by the same Person to a single assignee) and such forms (including an administrative questionnaire if the Eligible Assignee is not a Lender), certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv).  Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Bank, with respect to any outstanding Letters of Credit, such Lender shall continue to have all rights and obligations of an Issuing Bank with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder).  The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon, if so requested by the assignee in accordance with subsection 2.1E, new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

(ii)           Acceptance by Administrative Agent; Recordation in Register.  Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1 B(i) and any forms, certificates or other evidence with respect to United States federal income Tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv), Administrative Agent shall, if Administrative Agent (and, if necessary, Borrower) have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), promptly (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower.  Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

(iii)          Deemed Consent by Borrower.  If the consent of Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

C.            Participations.  Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one or more banks or other entities, other than (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Defaulting Lender, (iv) any Subsidiary of a Defaulting Lender, or (v) any Person who, upon becoming a Lender hereunder, would be a Defaulting Lender or a Subsidiary of a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of such Participant, agree to any amendment, modification or waiver that affects such Participant if such amendment, modification or waiver requires the unanimous written consent of all affected Lenders pursuant to subsection 10.6.  Subject to subsection 10.1D, Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D, 2.7, and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this subsection 10.1C; provided, however, that in no event shall Borrower be obligated to make any payment with respect to such subsections which is greater than the amount that Borrower would have paid to the Lender had no such participation been sold, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender if any amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default.  Each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

A Participant shall not be entitled to receive any greater payment under subsections 2.6D, 2.7 and 3.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iv) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the

“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

D.            Pledges and Assignments.

(i)            Any Lender may, without the consent of Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and; provided that (a) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment or pledge, and (b) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(ii)           Any Lender that is an Approved Fund may pledge its Notes (and corresponding Loans) to its trustee for the benefit of its investors, provided that any foreclosure or similar action by such trustee or other representative shall be subject to the provisions of subsection 10.1B concerning assignments (including any required consents); and provided further, that no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such pledge.

E.            Information.  Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to subsection 10.19.

F.            Representations of Lenders.  Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; and (ii) that it has experience and expertise in the making or purchasing of loans such as the Loans.  Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2.                     Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of Administrative Agent in connection with the preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under this Agreement; (vi) all the actual costs and reasonable expenses incurred by the Administrative Agent relating to the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence and during the continuation of an Event of Default and an acceleration of the Obligations, all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such acceleration (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; provided that Borrower shall not be responsible for expenses relating to assignments between Lenders made pursuant to subsection 10.1.

10.3.                     Indemnity; Waiver.

In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Administrative Agent, each Joint Lead Arranger and Lenders, and the officers, directors, employees, counsel, agents, representatives, advisors and Affiliates of Administrative Agent, each Joint Lead Arranger and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower or Administrative Agent or any Joint Lead Arranger with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.  To the extent permitted by law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby.

10.4.                     Set-Off; Security Interest in Accounts.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, without prior notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits or other amounts held by any Lender for the credit or account of Borrower (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrower and each other Loan Party against and on account of the obligations and liabilities of Borrower and each other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any of the other Loan Documents shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.  Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5.                     Ratable Sharing.

Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them hereunder; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise (whether by litigation, demand, settlement or otherwise), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6.                     Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or of any of the other Loan Documents, and no consent to any departure by Borrower or any other Loan Party herefrom or therefrom, shall in any event be effective without the written concurrence of Borrower (unless an Event of Default has occurred and is then continuing) and Requisite Lenders unless otherwise provided elsewhere in this Agreement; provided that in addition:

(i)            any such amendment, modification, termination, waiver or consent that:

(a)             postpones the date or reduces or forgives the amount of any scheduled payment (but not any prepayment) of principal of any of the Loans (including any applicable maturity date) or of any scheduled payment of any reimbursement for any drawings under the Letters of Credit;

(b)             postpones the date on which any interest (other than interest at the Default Rate pursuant to subsection 2.2E) or any fees are payable or reduces the amount of any interest (other than interest at the Default Rate pursuant to subsection 2.2E) or any fees payable hereunder;

(c)             changes in any manner the definition of “Pro Rata Share”, the definition of “Requisite Lenders”, the pro rata provisions of subsection 2.4C(iii) or subsection 10.5 (provided, that, with respect to any additional extensions of credit pursuant hereto as are approved by the Requisite Lenders, the consent of the Requisite Lenders only shall be required to include the Lenders advancing such additional funds in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the ~~Restatement~~Fourth Amendment Effective Date);

(d)             changes in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders (or all Lenders directly affected thereby);

(e)             releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral;

(f)             releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents;

(g)             changes in any manner the provisions contained in subsections 2.4D or 8.1 or this subsection 10.6;

(h)             permits Borrower to assign or transfer any of its rights or obligations under this Agreement or other Loan Documents;

(i)              subordinates the Loans to any other Indebtedness; or

(j)              increases the maximum duration of Interest Periods permitted hereunder;

shall, in any such case, be effective only if evidenced by the written concurrence of all Lenders directly affected thereby;

(ii)           no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender that is the holder of that Note;

(iii)          no amendment, modification, termination or waiver of any provision of subsection 2.1A(i)-2.1A(ii) or of any other provision of this Agreement relating to the Term Loan Commitments or the Revolving Loan Commitments shall increase the Commitments of any Lender over the amount thereof then in effect or postpone the scheduled date of expiration of the Commitment of any Lender without the consent of Requisite Lenders and such Lender (it being understood that amendments, modifications or waivers of conditions precedent, representations and warranties, covenants or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(iv)          no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement that, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent~~;~~ (provided further, that, for purposes of clarification, any mandatory prepayment under subsections 2.4(B)(iii)(a)-(c) may be modified or otherwise waived in respect of Lenders having Revolving Loan Exposure and/or Lenders having Term Loan Exposure in respect of a Series of Term Loans with the written concurrence of the Requisite Lenders of each such group of affected Lenders);

(v)           no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing

Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender;

(vi)          no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to a Lender having Revolving Loan Exposure or Lenders having Term Loan Exposure in respect of any Series of Term Loans in a manner that disproportionately disadvantages such group of Lenders relative to any other group of Lenders shall be effective without the written concurrence of Requisite Lenders of such affected group;

(vii)         no amendment, modification, termination or waiver of any provision of Section 3 or other provisions in this Agreement relating to Letters of Credit or an Issuing Bank shall be effective without the written concurrence of such Issuing Bank which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; and

(viii)        no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) none of the Pro Rata Share of such Lender, the Revolving Loan Commitment of such Lender or the Term Loan Commitment of such Lender may be increased or extended without the consent of such Lender, (y) amounts due to such Lender with respect to Loans or participations which such Lender has participated may not be decreased without the consent of such Lender, and (z) the date (including any applicable maturity date) or amount of any scheduled payment (but not any prepayment) of principal of, or interest on, any of the Loans held by such Lender may not be postponed or reduced without the consent of such Lender.

Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

10.7.                     Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8.                     Notices: Effectiveness of Signatures.

A.            Notices.

(i)            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.  Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information and to distribute agreements and other documents to be signed by Administrative Agent, Lenders and the Loan Parties; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail, other than in the Adobe Portable Document Format.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(ii)           The Borrower and each of the Lenders agree that the Administrative Agent may make any material ~~delivered~~provided by or on behalf of the Borrower ~~to the Administrative Agent~~, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Loan Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as Syndtrak, or a substantially similar electronic system (the “Platform”).  The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform.  The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(iii)          Except for any Notice of Borrowing (which must also be sent to the Lenders pursuant to one of the delivery methods described in subsection 10.8A(i)), each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

B.            Effectiveness of Signatures.  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile and by signatures delivered in Adobe Portable Document Format.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Administrative Agent, each Joint Lead Arranger and Lenders.  Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

10.9.                     Survival of Representations, Warranties and Agreements.

A.            All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

B.            Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.2A, 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3, 10.4, 10.17, and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.3, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination or expiration of this Agreement.

10.10.              Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11.              Marshalling; Payments Set Aside.

Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by litigation, demand, settlement or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12.              Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13.              Obligations Several; Independent Nature of Lenders’ Rights.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders or Lenders and Borrower as a partnership, an association, a Joint Venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14.              Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15.              Applicable Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS

LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16.              Successors and Assigns.

The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to subsection 10.1).  Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and Affiliates of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.17.              Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)            ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)          WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)        AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

(IV)         AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)          AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)         AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18.              Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19.              Confidentiality.

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Borrower in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures (a) to its Affiliates and to its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or Participant in, or any

prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Borrower, (g) with the consent of Borrower, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower, or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law, regulation or court order, each Lender shall notify Borrower of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.  Notwithstanding anything contained herein to the contrary, Borrower understands and agrees that Administrative Agent and each institution identified as “Joint Lead Arranger” on the title page to this Agreement may make customary disclosures for advertising and “league table” purposes.

10.20.              Intentionally Omitted.

10.21.              Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22.              Gaming Laws.

A.            This Agreement and the other Loan Documents are subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of Administrative Agent, each Joint Lead Arranger, each Joint Bookrunner, each Lender and Participant acknowledges that (i) it is subject to being called forward by the Gaming Authority or Government Authority enforcing the Liquor Laws (the “Liquor Authorities”), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Loan Documents, including with respect to the entry into and ownership and operation of the Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

B.            Each of Administrative Agent, each Joint Lead Arrangers and each Joint Bookrunners and each Lender agrees to cooperate with the Gaming Authority (or be subject to the provisions of subsection 2.8) in connection with the provision of such documents or other information as may be requested by such Gaming Authority or Liquor Authorities relating to Borrower and its Subsidiaries or to the Loan Documents.

10.23.              USA Patriot Act.

Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

10.24.              Release of Security Interest or Guaranty.

Upon (i) the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of Borrower) that is permitted by this Agreement or to which Requisite Lenders (or such greater number of Lenders as may be required pursuant to Section 10.6) have otherwise consented~~,~~ or (ii) the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Borrower) that is permitted by this Agreement or to which Requisite Lenders (or such greater number of Lenders as may be required pursuant to Section 10.6) have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (~~i~~a) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (~~ii~~b) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction.  Upon (I) the receipt of such Officer’s Certificate~~, Administrative Agent shall, at such Loan Party’s expense~~, so long as Administrative Agent (~~a~~x) has no reason to believe that the facts stated in such Officer’s Certificate are not true and correct and (~~b~~y), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4 or (II) the designation of any Subsidiary as an Unrestricted Subsidiary in compliance with the requirements set forth in the definition of “Unrestricted Subsidiary”, Administrative Agent shall, at such Loan Party’s expense, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

10.25.              Construction of Agreement; Nature of Relationship.

Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

10.26.              Designated Senior Indebtedness.

The Indebtedness under the Loan Documents (including the Obligations) as and when incurred is hereby expressly designated as “Designated Senior Indebtedness” under the ~~7~~8.875% Subordinated Note Indenture.

10.27.              No Third Parties Benefited.

This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower and the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Bank and the Lenders in connection with the Loans and Letters of Credit, and is made for the sole benefit of the Borrower, the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Bank and the Lenders, and any of their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, no other Person shall have any rights of any nature hereunder or by reason hereof.

10.28.              Further Assurances.

The Borrower shall, at its sole expense and without expense to the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Bank and the Lenders, do, execute and deliver such further acts and documents as any Lender, the Issuing Bank, any Joint Lead Arranger or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Bank and the Lenders of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

10.29.              Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof (other than any provisions in any fee letter, engagement letter or commitment letter that expressly survive the ~~Restatement~~Fourth Amendment Effective Date).  In the event of any conflict between the provisions of this

Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

10.30.              Wells Fargo in Multiple Capacities.

Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Loan Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities, Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Loan Documents in accordance with its past practice, and notice from the Borrower to Wells Fargo in its capacity as Administrative Agent shall constitute notice to Wells Fargo in all of its various capacities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

Notice Address:

600 Emerson Road, #300
St. Louis, MO 63141
Facsimile: (314) 813-9481
Attention: Dale Black

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Swing Line Lender and a Lender

By:
Name:
Title:

Notice Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION
333 S. Grand Avenue
Suite 1200
Los Angeles, CA 90071
Attention: Donald Schubert
Phone: (213) 253-7309
donald.schuber@wellsfargo.com

Ex#	Name of Exhibit
I	Form of Notice of Borrowing
II	Form of Notice of Conversion/Continuation
III	Form of Notice of Issuance of Letter of Credit
IV	Form of Term Note
V	Form of Revolving Note
VI	Form of Swing Line Note
VII	Form of Compliance Certificate
VIII	Form of Opinion of Counsel To Loan Parties
IX	Form of Assignment Agreement
X	Form of Solvency Certificate
XI	Form of Subsidiary Guaranty
XII	Form of Security Agreement
XIII	Form of Mortgage
XIV-A	Form of Deposit Account Control Agreement
XIV-B	Form of Securities Account Control Agreement
XV-A	Form of Instrument of Joinder
XV-B	Form of Notice To Lenders
XV-C	Form of officer’s Certificate
XVI	Form of Environmental Indemnity Agreement
XVII	Form of Certificate Re Non-Domestic Bank Status

EXHIBIT I

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

Pursuant to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender, this represents Borrower’s request to borrow as follows:

1.	Date of borrowing:		,

2.	Amount of borrowing:		$

3.	Type of Loans:	☐ a.	Term Loans
		☐ b.	Revolving Loans

4.	Interest rate option:	☐ a.	Base Rate Loan(s)
		☐ b.	LIBOR Loans with an initial Interest Period of month(s)

The proceeds of such Loans are to be deposited in Borrower’s account at [               ] ABA Number:          , Account Number:          , Account Name:       , and Reference:               .

The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

(i)            The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the applicable materiality qualifier set forth above shall be disregarded for purposes of this certification;

I-1

(ii)           No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

(iii)          Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

(iv)          The Loans to be made on the requested Funding Date, together with all other Obligations under the Loan Documents then outstanding, are “Designated Senior Indebtedness” under the ~~7~~8.875% Subordinated Note Indenture;

(v)           Borrower is in pro forma compliance with subsection 7.6A and subsection 7.6C of the Credit Agreement as of the requested Funding Date calculated using (x) Consolidated Net Total Debt and Consolidated Net Senior Secured Debt, as applicable, as of the requested Funding Date (after giving effect to the Loans to be made on the requested Funding Date) and (y) Consolidated EBITDA as of the end of the most recent Fiscal Quarter for which financial statements have been delivered; and

(vi)          The undersigned has read this Notice of Borrowing and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the making of any Loans requested hereunder.

DATED:	ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

I-2

EXHIBIT II

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender, this represents Borrower’s request to convert or continue Loans as follows:

1.	Date of conversion/continuation: ,

2.	Amount of Loans being converted/continued: $

3.	Type of Loans being	☐ a.	Term Loans
	converted/continued:	☐ b.	Revolving Loans

4.	Nature of conversion/continuation:

	☐ a.	Conversion of Base Rate Loans to LIBOR Loans
	☐ b.	Conversion of LIBOR Loans to Base Rate Loans
	☐ c.	Continuation of LIBOR Loans as such

5.	If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the conversion/continuation date: month(s)

In the case of a conversion to or continuation of LIBOR Loans, the undersigned officer, to the best of his or her knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:	ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

II-1

EXHIBIT III

[FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

NOTICE OF ISSUANCE OF LETTER OF CREDIT

Pursuant to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, (as further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”) (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender, this represents Borrower’s request for the issuance of a Letter of Credit as follows:

1.	Issuing Bank:	☐ Administrative Agent
☐

2.	Date of issuance of Letter of Credit: ,

3.	Face amount of Letter of Credit: $

4.	Expiration date of Letter of Credit: ,

5.	Name and address of beneficiary:

6.	Attached hereto is:

☐ a.

a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

	☐ b.	if Wells Fargo is the Issuing Bank, a current application form from Wells Fargo with respect to the issuance of such Letter of Credit.

III-1

The undersigned officer, to the best of his or her knowledge, and Borrower, certify that:

(i)            The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the applicable materiality qualifier set forth above shall be disregarded for purposes of this certification;

(ii)           No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

(iii)          Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

(iv)          The issuance of the Letter of Credit on the requested issuance date, together with all other Obligations under the Letters of Credit then outstanding, are “Designated Senior Indebtedness” under the ~~7~~8.875% Subordinated Note Indenture;

(v)           Borrower is in pro forma compliance with subsection 7.6A and subsection 7.6C of the Credit Agreement as of the requested Funding Date calculated using (x) Consolidated Net Total Debt and Consolidated Net Senior Secured Debt, as applicable, as of the requested Funding Date (after giving effect to the Loans to be made on the requested Funding Date) and (y) Consolidated EBITDA as of the end of the most recent Fiscal Quarter for which financial statements have been delivered; and

(vi)         The undersigned has read this Notice of Issuance of Letter of Credit and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the issuance of the Letter of Credit requested hereunder.

DATED:	ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

III-2

EXHIBIT IV

[FORM OF TERM NOTE]

ISLE OF CAPRI CASINOS, INC.

PROMISSORY NOTE DUE ~~NOVEMBER 1, 2013*~~[               ](1)

$ (~~1~~2)	New York, NY
, ~~2011~~20

FOR VALUE RECEIVED, ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), promises to pay to the order of                               (~~2~~3)(“Payee”) or its registered assigns the principal amount of                               (~~3~~4) ($[1])(1) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, and as further amended, restated, supplemented or otherwise modified after the date hereof, by and among Borrower, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender (the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

Borrower shall make principal payments on this Note on each February 15, May 15, August 15 and November 15 or, if any such day is not a Business Day, the next succeeding Business Day, of each year, commencing on ~~May 15, 2011~~[          ] and ending on the last such date prior to the Term Loan Maturity Date~~, as the same may be extended to the Term Loan Maturity Date in accordance with subsection 2.4(A) of the Credit Agreement~~.  Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

~~* The maturity date of this Note may be extended until March [  ], 2017 if the Subordinated Debt Refinancing occurs on or prior to November 1, 2013.~~

(1)         To amend form as necessary to reflect specifics of particular Series of Term Loans.

(~~1~~2)         Insert amount of Lender’s Term Loan in numbers.

(~~2~~3)         Insert Lender’s name in capital letters.

(~~3~~4)         Insert amount of Lender’s Term Loan in words.

This Note is one of Borrower’s “Term Notes” ~~in an aggregate original principal amount of $500,000,000~~.  This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent’s Office or at such other place as shall be designated by Administrative Agent in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

Schedule 1

TRANSACTIONS

ON

TERM NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT V

[FORM OF REVOLVING NOTE]

ISLE OF CAPRI CASINOS, INC.

PROMISSORY NOTE DUE ~~NOVEMBER 1, 2013 *~~[          ], 2018

$ (1)	New York, NY
, ~~2011~~2013

FOR VALUE RECEIVED, ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), promises to pay to the order of                     (2) (“Payee”) or its registered assigns, on or before ~~November 1~~April 19, ~~2013~~2018, the lesser of (x)              (3) ($[1])(1) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, and as further amended, restated, supplemented or otherwise modified after the date hereof, by and among Borrower, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender (the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Borrower’s “Revolving Notes” in an aggregate original principal amount of $300,000,000.  This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent’s Office or at such other place as shall be designated by Administrative Agent in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment

~~* The maturity date of this Note may be extended until March [    ], 2016 if the Subordinated Debt Refinancing occurs on or prior to November 1, 2013.~~

(1)                                 Insert amount of Lender’s Revolving Loan Commitment in numbers.

(2)                                 Insert Lender’s name in capital letters.

(3)                                 Insert amount of Lender’s Revolving Loan Commitment in words.

Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

Schedule 1

TRANSACTIONS

ON

REVOLVING NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT VI

[FORM OF SWING LINE NOTE]

ISLE OF CAPRI CASINOS, INC.

PROMISSORY NOTE DUE [               ]

~~PROMISSORY NOTE DUE NOVEMBER 1, 2013~~

~~*~~

$ (1)	New York, NY
, ~~200~~20

FOR VALUE RECEIVED, ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), promises to pay to the order of                         (2) (“Payee”) or its registered assigns, on or before ~~November 1~~April 19, ~~2013~~2018, the lesser of (x)                (3) ($[1])(1) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Swing Line Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, and as further amended, restated, supplemented or otherwise modified after the date hereof, by and among Borrower, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender (the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Borrower’s “Swing Line Notes” in an aggregate original principal amount of $50,000,000.  This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

~~* The maturity date of this Note may be extended until March [    ], 2016 if the Subordinated Debt Refinancing occurs on or prior to November 1, 2013.~~

(1)                                 Insert amount of Lender’s Swing Line Loan Commitment in numbers.

(2)                                 Insert Lender’s name in capital letters.

(3)                                 Insert amount of Lender’s Swing Line Loan Commitment in words.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent’s Office or at such other place as shall be designated by Administrative Agent in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

Schedule 1

TRANSACTIONS

ON

SWING LINE NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT VII

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)                            I am the duly elected [Title] of Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”);

(2)                            I have reviewed the terms of that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among the Borrower, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”) (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders, Issuing Bank and Swing Line Lender, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3)                            The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this    day of             20   pursuant to subsection 6.1(iv) of the Credit Agreement.

 [Remainder of page intentionally left blank]

VII-1

IN WITNESS WHEREOF, Borrower has caused this Compliance Certificate to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

VII-2

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

[see attached]

[COMPANY TO PROVIDE]

VII-3

EXHIBIT VIII

[FORM OF OPINION OF COUNSEL TO LOAN PARTIES]

See Attached.

VIII-1

Mayer Brown LLP
1675 Broadway
New York, New York 10019-5820

April 19, 2013	Main Tel +1 212 506 2500
Main Fax +1 212 262 1910
www.mayerbrown.com

Wells Fargo Bank, National Association,

as Administrative Agent

333 S. Grand Avenue, Suite 1200

Los Angeles, CA 90071

and

The Lenders party from time to time

to the Credit Agreement

Ladies and Gentlemen:

We have acted as special New York law counsel to Isle of Capri Casinos, Inc., a Delaware corporation (“Company”), in connection with the Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, as further amended by that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”), as further amended by that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and as further amended by that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment”; and as so amended, supplemented, restated or otherwise modified, the “Credit Agreement”) among Company, the financial institutions listed therein as Lenders (“Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”), the other agents named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities, Inc., as Lead Arrangers.  This opinion is delivered to you at the request of the Loan Parties pursuant to subsection 4.1Q of the amended and restated Credit Agreement attached as Attachment 1 to the Second Amendment.  Capitalized terms used and not otherwise defined shall have the meanings ascribed to those terms in such amended and restated Credit Agreement.

In addition, we have acted as special New York law counsel to the Restricted Subsidiaries of Company listed on Schedule I (the “Restricted Subsidiaries”).

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

For purposes of this opinion, (i) Company and the Restricted Subsidiaries are each referred to individually as a “Loan Party” and are collectively referred to as the “Loan Parties” and (ii) Company, IOC-Vicksburg, L.L.C. and IOC-Vicksburg, Inc. are each referred to individually as a “Delaware Entity” and are collectively referred to as the “Delaware Entities”.

I.                                        Documents Reviewed and Definitions

In connection with this opinion letter, we have examined copies, certified or otherwise identified to our satisfaction, of the following documents:

A.                                    the Certificate or Articles of Incorporation or other comparable formation documents (the “Articles”) of each Delaware Entity, as amended to date;

B.                                    the Bylaws or other comparable charter documents (the “Bylaws”) of each Delaware Entity, as amended to date;

C.                                    all records of proceedings and actions of the Governing Body of each Delaware Entity relating to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby;

D.                                    the Credit Agreement;

E.                                    the Fourth Amendment;

F.                                     the Swing Line Note executed as of the date hereof by Company;

G.                                   the amendments to and confirmations of the Mortgages executed and delivered as of the date hereof;

H.                                   the amendments to the Ship Mortgages executed and delivered as of the date hereof;

I.                                        the Security Agreement, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, the Second Amendment and the Fourth Amendment (as so amended, the “Security Agreement”);

J.                                      the Subsidiary Guaranty, as amended by the Second Amendment and the Fourth Amendment (as so amended, the “Guaranty”);

K.                                   the Grants of Trademark Security Interest executed by Company and the Restricted Subsidiaries on or prior to the date hereof (as supplemented, the “Trademark Security Grant”), and the Grant of Patent Security Interest executed by Company and the

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Restricted Subsidiaries on or prior to the date hereof (the “Patent Security Grant”; and together with Trademark Security Grant, the “IP Security Agreements”);

L.                                    the Environmental Indemnity Agreement;

M.                                 the Deposit Account Control Agreement among the Loan Parties party thereto, The Peoples Bank (“Peoples”) and the Administrative Agent, the Deposit Account Control Agreement among the Loan Parties party thereto, Capital One (“Capital One”) and the Administrative Agent, and the Deposit Account Control Agreement among the Loan Parties party thereto, Regions Bank (“Regions”) and the Administrative Agent (collectively, the “Deposit Account Control Agreements”);

N.                                    the Securities Account Control Agreement among the Loan Parties party thereto, Capital One (in such capacity, the “Securities Intermediary”) and the Resigning Administrative Agent (the “Security Account Control Agreement”);

O.                                   the Restricted Account Agreement among the Loan Parties party thereto, Wells Fargo Bank, N.A., as depository bank (“Wells Fargo”, and, together with Peoples, Capital One and Regions, collectively, in such capacity, the “Depository Banks”);

P.                                     the following Uniform Commercial Code financing statements copies of which are attached hereto as Exhibit A-1 through A-3 (collectively, the “Financing Statements”):

1.                                      Form UCC-1 naming the Company, as debtor, and the Administrative Agent (as defined in the Credit Agreement), as secured party, which was filed with the Secretary of State of the State of Delaware (the “Filing Office”) on July 26, 2007, the Form UCC-3 amendment, which was filed with the Filing Office on March 28, 2011, the Form UCC-3 amendment, which was filed with the Filing Office on March 28, 2011 and the Form UCC-3 amendment, which was filed with the Filing Office on April 26, 2012;

2.                                      Form UCC-1 naming IOC-Vicksburg, L.L.C., as debtor, and the Administrative Agent (as defined in the Credit Agreement), as secured party, which was filed with Filing Office on June 18, 2010 and the Form UCC-3 amendment, which was filed with the Filing Office on March 28, 2011;

3.                                      Form UCC-1 naming IOC-Vicksburg, Inc., as debtor, and the Administrative Agent (as defined in the Credit Agreement), as secured party, which was filed with Filing Office on June 18, 2010 and the Form UCC-3 amendment, which was filed with the Filing Office on March 28, 2011; and

3

Q.                                   certificates of the Secretary of State of the State of Delaware, dated as of April 19, 2013, attesting to the continued corporate existence and good standing of the Delaware Entities in the State of Delaware.

The documents referred to in paragraphs (E) through (J) above are collectively referred to herein as the “Subject Documents”.  The documents referred to in paragraphs (D) through (O) above are collectively referred to herein as the “Loan Documents”.  References in this opinion to the Loan Documents shall, except where the context requires otherwise, be deemed to mean such documents as each such agreement is amended and supplemented by counterparts thereto executed and delivered by the Restricted Subsidiaries from time to time and the Fourth Amendment, respectively.

In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Company and (iii) other writings and records, and we have made such inquiries of officers and representatives of the Company as we have deemed appropriate as the factual basis for the opinions hereinafter expressed.

As used in this opinion letter, “Article 9 Collateral” means collateral described in the Security Agreement in which a security interest may be created under Article 9 of the NY UCC; and “Filing Collateral” means that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the UCC as in effect in the State of Delaware.  Unless otherwise indicated, and subject to the qualifications in paragraph IV.A below as to the scope of our opinions, references in this opinion letter to the “UCC” and preceded by a two-letter state abbreviation, shall mean the UCC in effect in the applicable State, as published in regularly available sources.

II.                                   Opinions Rendered

Based upon the foregoing, and subject to the assumptions set forth in this Part or in Part III hereof, and the limitations, qualifications and exceptions set forth in this Part or in Part IV hereof, we are of the opinion that:

A.                                    Each Delaware Entity is a corporation or limited liability company, as applicable, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all of its obligations under the Subject Documents to which it is a party and to consummate the transactions contemplated thereby.

B.                                    The execution and delivery by each Delaware Entity of each Subject Document to

4

which is it a party and the performance by it of its obligations thereunder and under the Loan Documents have been duly authorized, by all necessary corporate or limited liability company action, as applicable, of such Delaware Entity.

C.                                    Each Subject Document to which a Delaware Entity is a party has been duly executed and delivered by such Delaware Entity.

D.                                    Each Subject Document and each Loan Document (to the extent governed by the laws of the State of New York) constitutes the valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

E.                                    The execution and delivery by each Delaware Entity of each Subject Document to which it is a party do not, and the performance by it of its obligations under each Subject Document and each Loan Document to which it is a party will not, result in a violation of such Delaware Entity’s Article’s or Bylaws.

F.                                    Except as set forth on Schedule 5.2C of the Credit Agreement, the execution and delivery by any Loan Party of the Subject Document to which it is a party, and the performance by it of its obligations thereunder will not require any consent, authorization, approval of, filing with, the giving of notice to, or registration with any governmental entity.

G.                                   The execution and delivery by any Loan Party of the Subject Document to which it is a party, and the performance by it of its obligations thereunder will not violate any applicable law, statute or governmental rule or regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System).

H.                                   None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

I.                                        All Obligations under the Credit Agreement incurred as of the date hereof constitute, and are entitled to the benefits of, “Designated Senior Indebtedness” and “Senior Indebtedness” as defined or referred to in the 8.875% Subordinate Note Indenture.

J.                                      The effectiveness of each Subject Document does not, of itself, adversely affect the validity under the NY UCC of the security interest granted to the Administrative Agent to secure the Obligations in each Loan Party’s rights in such Loan Party’s Article 9 Collateral and in any identifiable proceeds thereof and, after giving effect to the Fourth Amendment, the Administrative Agent’s security interest in such Loan Party’s Article 9 Collateral as security for the Obligations (as amended by the Fourth Amendment) will be a valid security interest under Article 9 of the NY UCC

5

to the same extent that it was a valid security interest immediately before the effectiveness of the Fourth Amendment .

K.                                   The effectiveness of each Subject Document does not, of itself, adversely affect the perfection of the Administrative Agent’s security interest under the DE UCC in the rights of the Delaware Entities in that part of the Article 9 Collateral in which, immediately before the effectiveness of the Fourth Amendment, the Administrative Agent had a perfected security interest solely by virtue of the filing of the Financing Statements in the Filing Office (the “Filing Collateral”) and, after giving effect to the Fourth Amendment, the Administrative Agent’s security interest in such Filing Collateral will be a perfected security interest under Article 9 of the applicable UCC as security for the Obligations (as amended by the Fourth Amendment) to the same extent that it was a perfected security interest immediately before the effectiveness of the Fourth Amendment.

III.                              Assumptions

In rendering the opinions set forth herein, we have relied upon and assumed:

A.                                    The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies and the legal competence and capacity of all natural persons;

B.                                    The truth and accuracy of all certificates and representations, writings and records reviewed by us referred to in Part I of this opinion letter, including the representations and warranties made in the Loan Documents, in each case with respect to the factual matters set forth therein;

C.                                    Each party to the Subject Documents (other than the Delaware Entities) is validly existing, and in good standing under the laws of its jurisdiction of organization and has the requisite organizational power to enter into the Loan Documents to which it is a party;

D.                                    Except to the extent that we expressly opine as to any of the following matters with respect to a particular party in Part II above: (i) the execution and delivery of the Subject Documents have been duly authorized by all necessary organizational proceedings on the part of all parties to each such document, (ii) the Subject Documents have been duly executed and delivered by all such parties, (iii) the Subject Documents constitute the valid and binding obligations of all such parties, enforceable against such parties in accordance with their respective terms and (iv) the terms and provisions of each of the Subject Documents do not, and the execution, delivery and performance of its obligations thereunder by each such

6

party will not (a) violate the constitutive or organizational documents of any such party or any law, order or decree of any court, administrative agency or other governmental authority binding on any such party or (b) result in a breach of or cause a default under any contract or indenture to which it is a party or by which it is bound;

E.                                    The Loan Parties will comply with the covenants in the Loan Documents as to the application of proceeds of Loans made, or of Letters of Credit issued, thereunder; and

F.                                     There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Subject Documents.

IV.                               Limitations and Qualifications

The opinions expressed herein are subject to the following qualifications, exceptions and limitations:

A.                                    Members of our firm are members of the State Bar of New York.  We express no opinion as to the laws of any jurisdiction other than (i) the State of New York (excluding municipal laws), (ii) federal laws of the United States of America, (iii) the Delaware General Corporation Law and (iv) the Delaware Limited Liability Company Act and (v) and, to the limited extent described below, the UCC as enacted in the State of Delaware; provided that the laws covered by this opinion do not include federal or state securities or blue sky laws (except to the extent of our opinions in paragraphs II.G (to the extent that such paragraph addresses Regulations T, U and X) and II.H above), the Commodities Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, tax laws, antitrust laws, environmental laws or pension laws, or, in each case any rules or regulations thereof.  With respect to matters concerning the opinions set forth herein under Article 9 of the UCC as enacted in the State of Delaware, we draw your attention to the fact that we are not admitted to the Bar of such State and are not experts in the laws of such jurisdiction, and that any such opinions are based solely upon our review of the statutory language of such Article as set forth in the CCH Secured Transactions Guide, as updated through April 19, 2013 and not on any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations concerning such UCC.  We assume that such publication accurately sets forth the provisions of such UCC as in effect on the date hereof.  In addition, our opinions in paragraphs II.F and G as to violations of law and governmental consents, filings, registrations and the like cover only laws that a New York lawyer exercising customary professional diligence would reasonably be expected to

7

recognize as being applicable to the Loan Parties or the Loan Documents.  We call to your attention that we have not represented the Loan Parties generally in their business activities and are not familiar with the nature and extent of such activities, and that our engagement has been limited to specific matters as to which we have been consulted by the Company.  Accordingly, we are not generally familiar with the Loan Parties’ legal affairs or the regulatory regimes to which any Loan Party or any of its affiliates is subject.

B.                                    Our opinions as to the valid and binding nature and enforceability of any agreement or instrument are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  Without limiting the generality of the foregoing, we note that a court might hold that a technical and nonmaterial default under the Loan Documents does not give rise to a right of the Administrative Agent or any Lender to exercise certain remedies including, without limitation, acceleration.

C.                                    We express no opinion regarding: (i) any severability provision in the Loan Documents; or (ii) any provision of any Loan Document that purports to (a) require a premium or make-whole payment in connection with a prepayment, (b) impose penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default, (c) require payment of attorney’s fees, except to the extent a court determines such fees to be reasonable, (d) appoint any person as the attorney-in-fact of any other person, (e) provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (f) permit set-off in the absence of mutuality between the parties, (g) confer subject matter jurisdiction on a federal court to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction or (h) waive the right to jury trial or any right to object to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum.  Our opinions with respect to any agreement of any Loan Party to indemnify any person (including by way of contribution) are subject to the qualifications that any indemnity obligation may be limited by public policy considerations and may be subject to defenses available to sureties arising from actions of the indemnified party.

D.                                    We express no opinion as to the effect of the law of any jurisdiction (other than New York) wherein the Administrative Agent or any Lender may be located or wherein the enforcement of any Loan Document may be sought that limits the rates of

8

interest legally chargeable or collectible.

E.                                    Our opinion in Paragraph II.A as to good standing is based solely upon good standing certificates issued by the Secretary of State of Delaware dated April [  ], 2013.

F.                                     We express no opinion as to as to the effect of any law relating to the tax, legal or regulatory status of the Administrative Agent or any Lender or the involvement by any such Person in the transactions contemplated by the Loan Documents.

G.                                   Our opinion with respect to the enforceability of the choice of law and choice of forum provisions of the Loan Documents is rendered in reliance on Sections 5-1401 and 5-1402 of the New York General Obligations Law and Section 327(b) of the New York Civil Practice Law and Rules and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and (ii) does not apply to the extent provided in Section 1-105(2) of the Uniform Commercial Code as in effect in New York.  Accordingly, we express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) as to the choice of law in any Loan Document (including, without limitation, whether any court outside the State of New York would honor the choice of New York law as the governing law of the Loan Documents).

H.                                   We note that a court making a choice of law analysis must begin with the choice-of-law rules of the forum (see Third Party Closing Opinions, 53 Bus. Law. 591 (1998)).  Accordingly, unless the forum is located in New York the law under which the opinions in paragraph II.D, above are given might not be determined to be the governing law in the event of litigation or other proceeding in which the perfection of any security interest is at issue.  Except as expressly stated in the foregoing opinion paragraph, no choice-of-law opinions are given or to be implied.

I.                                        Except as expressly set forth above, we express no opinion as to the creation, perfection or priority of any security interest in or other lien on any Collateral.

9

This opinion letter is being furnished only to you, is solely for your benefit, and is not to be used, quoted, relied upon or otherwise referred to by any other person or for any other purposes without our prior written consent.  This opinion letter is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

At your request, we hereby consent to reliance hereon by any future assignee of your interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Sections 9.5 and 10.16 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof,  (ii) we have no responsibility or obligation to update this letter to consider its applicability or correctness or to take into account changes in any law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

MAYER BROWN LLP
JPF/ZKB/MCD/JAK

10

Schedule I

Black Hawk Holdings, L.L.C.
CCSC/Blackhawk, Inc.
IC Holdings Colorado, Inc.
IOC-Black Hawk Distribution Company, LLC
IOC-Boonville, Inc.
IOC-Cape Girardeau, LLC
IOC-Caruthersville, LLC
IOC Davenport, Inc.
IOC-Kansas City, Inc.
IOC-Lula, Inc.
IOC-Natchez, Inc.
IOC Black Hawk County, Inc.
IOC Holdings, L.L.C.
IOC-PA, L.L.C.
IOC-Vicksburg, Inc.
IOC-Vicksburg, L.L.C.
Isle of Capri Bettendorf, L.C.
Isle of Capri Black Hawk Capital Corp.
Isle of Capri Black Hawk, L.L.C.
Isle of Capri Marquette, Inc.
PPI, Inc.
St. Charles Gaming Company, Inc.
Rainbow Casino-Vicksburg Partnership, L.P.

Exhibit A-1

Exhibit A-2

Exhibit A-3

EXHIBIT IX

[FORM OF ASSIGNMENT AGREEMENT]

ASSIGNMENT AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee:                                                                                                                                                      [and is an
                                                                                                                                                Affiliate/Approved Fund(1)]

3.                                      Borrower(s):                                                                             ISLE OF CAPRI CASINOS, INC.

4.                                      Administrative Agent:                         WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement

5.                                      Credit Agreement:                                             The Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, and as further amended, restated, supplemented or

(1)      Select as applicable.

otherwise modified after the date hereof, by and among Isle of Capri Casinos, Inc., a Delaware corporation, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender.

6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
(3)	$	$		%
	$	$		%
	$	$		%

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Its Authorized Signatory

(2)      Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3)      Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,”, etc.)

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Its Authorized Signatory

Notice Address:

Consented to and Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	[ ]
Title:	[ ]

Consented to and Accepted:
ISLE OF CAPRI CASINOS, INC., as Borrower a Delaware Corporation

By:
Name:	[ ]
Title:	[ ]

Its Authorized Signatory

ANNEX 1

Isle of Capri Casinos, Inc.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.                            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

IX-Annex 1

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IX-Annex 2

EXHIBIT X

[FORM OF SOLVENCY CERTIFICATE]

SOLVENCY CERTIFICATE

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents ~~(the “Second Amendment”)~~, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender.  Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

A.                                    I am the duly qualified and acting Chief Financial Officer of Borrower.  In such capacity, I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries.

B.                                    I have also participated in the preparation of, and have reviewed, a projected pro forma summary balance sheet of Borrower and its Subsidiaries as of ~~February 20, 2011~~[                  ], 2013 giving effect to (x) the ~~issuance of $300,000,000 in the aggregate principal amount of 7.75% senior notes~~repayment of the Term Loans under the Existing Credit Agreement and any incurrence of Indebtedness in connection therewith, and (y) the consummation of the transactions and financings contemplated by the ~~Second~~Fourth Amendment Documents and have no reason to (i) question the accuracy of such projected pro forma balance sheet, (ii) question the underlying assumptions upon which the projected pro forma balance sheet was prepared, or (iii) believe that the fair market value of Borrower’s and its Subsidiaries’ assets or liabilities is materially different than as stated in the pro forma balance sheet.

C.                                    I hereby certify that each Loan Party is not now and Borrower and its Subsidiaries, on a consolidated basis, are not now, nor will the transactions and financings contemplated by the ~~Second~~Fourth Amendment Documents render any Loan Party or Borrower and its Subsidiaries, on a consolidated basis, “insolvent” as defined in this paragraph C.  The recipients of this Certificate and I have agreed that, in this context, “insolvent” means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured.  I have also agreed that the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.  My conclusion expressed above is supported by the summary

X-1

balance sheet.  Valuation of Borrower and its Subsidiaries, on a consolidated basis, would reflect the net value of Borrower and its Subsidiaries, on a consolidated basis, as $                     representing the difference between asset values of $                     and liabilities and minority interests aggregating $                      .

D.                                    I hereby conclude that by the transactions and financings contemplated by the ~~Second~~Fourth Amendment Documents, no Loan Party will incur debts beyond its ability to pay as such debts mature and Borrower and its Subsidiaries, on a consolidated basis, will not incur debts beyond their ability to pay as such debts mature.

E.                                     The transactions and financings contemplated by the ~~Second~~Fourth Amendment Documents will not leave any Loan Party or Borrower and its Subsidiaries, on a consolidated basis, with property remaining in its hands constituting “unreasonably small capital.”  In reaching this conclusion, I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by any Loan Party and Borrower and its Subsidiaries on a consolidated basis in light of the pro forma summary balance statement and available credit capacity.

F.                                      To the best of my knowledge, no Loan Party has executed the ~~Second~~Fourth Amendment Documents or any documents mentioned or referenced therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of execution and delivery of the ~~Second~~Fourth Amendment Documents.

I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

X-2

EXHIBIT XI

[FORM OF SUBSIDIARY GUARANTY]

In the form attached to the Credit Agreement, dated as of July 26, 2007, as such form was amended by the Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, and the Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, by and among Isle of Capri Casinos, Inc., a Delaware corporation, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (the “Lenders”), and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as agent for Lenders, Issuing Bank and Swing Line Lender.

XI-A-1

EXHIBIT XII

[FORM OF SECURITY AGREEMENT]

In the form attached to the Credit Agreement, dated as of July 26, 2007, as such form was amended by the First Amendment to Security Agreement, dated as of January 25, 2008, the Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, and the Fourth Amendment to Credit Agreement and Amendments to Loan Documents dated as of April 19, 2013, by and among Isle of Capri Casinos, Inc., a Delaware corporation, the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (the “Lenders”), and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as agent for Lenders, Issuing Bank and Swing Line Lender.

XII-VI-1

EXHIBIT XIII

FEE MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([State])

by and from

[                        ], “Mortgagor”

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

in its capacity as Administrative Agent,

 “Mortgagee”

Dated as of                             , 20

Location:

Municipality:

County:

State:

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING

TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE

DESCRIBED HEREIN

PREPARED BY~~,~~ AND RECORDING REQUESTED BY~~,~~:

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, CA 92101

Attention:  Brett P. Rosenblatt

~~AND~~ WHEN RECORDED MAIL TO:

~~Orrick, Herrington & Sutcliffe LLP~~

~~405 Howard Street~~

~~San Francisco, CA 94105~~

~~Attention:  Lisa Van Velsor~~Wells Fargo Bank, ~~Esq~~N.A.

1700 Lincoln Street, 3rd Floor

Denver, CO 80203-4500

MAC C7300-033

Attn.:  Doc Team 4

MAIL TAX STATEMENTS TO:

XIII-1

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING ([State])

THIS FEE MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([State]) is dated as of                      , 20     (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”) by and from                             , a                             (“Mortgagor”), whose address is c/o Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Mr. Dale Black to WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent”) for and representative of the financial institutions who are party from time to time to the Credit Agreement (hereafter defined) (such financial institutions, together with their respective successors and assigns, are collectively referred to as the “Lenders”) and the Hedge Providers (defined below) (Administrative Agent, together with its successors and assigns, in such capacity, “Mortgagee”), having an address at ~~[333 S. Grand Avenue, Suite 1200, Los Angeles, California 90071].~~1700 Lincoln Street, 3rd Floor, Denver, CO 80203-4500, MAC C7300-033, Attn.:  Doc Team 4.

RECITALS

A.                                    Administrative Agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), the other Loan Parties party thereto and the Lenders have entered into that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011~~,~~ (the “Second Amendment to Credit Agreement”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, (the “Fourth Amendment to Credit Agreement”) (as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), pursuant to which the Lenders agreed to extend credit facilities to Borrower in the ~~original~~ aggregate principal amount of up to $~~800,000,000~~300,000,000.  Initially capitalized terms used in this Mortgage without definition have the respective meanings assigned such terms in the Credit Agreement.

B.                                    Borrower may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements constituting Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons who are or were Lenders or Affiliates of Lenders (in such capacity, collectively, “Hedge Providers”) at the time such Lender Hedge Agreements are or were entered into in accordance with the terms of the Credit Agreement.”

C.                                    [Mortgagor and certain other subsidiaries of Borrower (collectively, the “Subsidiary Guarantors”) executed and delivered that Subsidiary Guaranty dated as of July 26, 2007, as amended by the Second Amendment to Credit Agreement, as further amended by the Fourth Amendment to Credit Agreement (as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) in favor of Administrative Agent (as successor to Credit Suisse

XIII-1

AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)) for the benefit of the Lenders and any Hedge Providers, pursuant to which Subsidiary Guarantors guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Credit Agreement and the other “Loan Documents” (as such term is defined in the Credit Agreement) to which they were a party and the obligations of Borrower under the Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof.](1)

D.                                    Mortgagor’s obligations under the Subsidiary Guaranty are secured by this Mortgage.

E.                                    In order to induce Administrative Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Hedge Providers to enter into the Hedge Agreements, Mortgagor has agreed to execute and deliver this Mortgage.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, Mortgagor and by its acceptance hereof, Lender, hereby agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1                                                                     Definitions.  All capitalized terms used herein without definition are defined in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

(a)                                 “Indebtedness”:  (1) All indebtedness of Borrower to Mortgagee, the Lenders and any Hedge Providers, the full and prompt payment of which has been guaranteed by Mortgagor pursuant to the Subsidiary Guaranty, including the sum of all (i) principal in the maximum aggregate amount of up to $~~1,000,000,000~~300,000,000, together with interest and other amounts evidenced or secured by the Loan Documents, (ii) principal, interest, and other amounts which may hereafter be owed or owing by Borrower to Mortgagee or any of the Lenders under or in connection with the Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (iii) early termination amounts and other amount which may hereafter be owed or owing by Borrower to any Hedge Provider under any Lender Hedge Agreement and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the Lenders under documents which recite that they are intended to be secured by this Mortgage.  The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all of Mortgagee’s obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement. The final maturity date of the Indebtedness is ~~November 1, 2013, as such date may be extended through March 25, 2017 upon satisfaction of certain conditions stated in the Credit Agreement~~April 19, 2018.

(b)                                 “Mortgaged Property”:  All of Mortgagor’s right, title and interest in and to the following:

(1)  To be modified if the Mortgagor is Borrower.

XIII-2

(i)                                     the fee interest, if any, in the real property described in Exhibit A attached hereto and incorporated herein by this reference and the leasehold interest, if any, in the real property described in Exhibit B created by the Primary Leases (hereafter defined), together with any greater estate therein as hereafter may be acquired by Mortgagor (collectively, the “Land”), which together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the “Real Property”);

(ii)                                  all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any real property encumbered hereby (the “Improvements”);

(iii)                               (i) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with the Premises; (ii) all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, communication, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, signs, decorations, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, mini-bars, ice-boxes and heating units; kitchen and restaurant equipment (including stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters and incinerators) now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Premises; (iii) all amusement rides and attractions attached to the Land; and (iv) all furniture and furnishings of every nature whatsoever now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”) (the Real Property, Fixtures and Improvements are collectively referred to as the “Premises”);

(iv)                              (i) all cocktail lounge supplies, including bars, glassware, bottles and tables used in connection with the Premises; (ii) all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment and beauty and barber equipment used in connection with the Premises; (iii) all personal property, goods, equipment and supplies used in connection with the operation of the hotel, casino, restaurants, stores, parking facilities, and all other commercial operations on the Premises, including communication systems, visual

XIII-3

and electronic surveillance systems and transportation systems; (iv) all tools, utensils, food and beverage, silverware, dishes, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles and fuel relating to the Premises; and (v) all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and including everything in ~~Section~~ SECTION 1.1(b)(iii) not permitted to be deemed Fixtures or Improvements (the “Personalty”);

(v)           (i) the rights to use all names, logos and designs and all derivations thereof now or hereafter used by Mortgagor in connection with the Premises, together with the goodwill associated therewith, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Premises and any and all trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Premises, including any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (ii) all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals, signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Mortgagor and its subsidiaries), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds (including income tax refunds), prepaid expenses, rebates; (iii) all accounts, general intangibles, instruments, documents, chattel paper of Mortgagor including all reserves, escrows or impounds required under the Credit Agreement or other Loan Documents and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property; (iv) all actions and rights in action, and all other claims and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Premises and in which Mortgagor now or hereafter has rights; (v) all casino operator’s agreements, vacation license resort agreements or other time share license or right to use agreements for the Premises, including all rents, issues, profits, income and maintenance fees resulting therefrom; and (vi) advertising and promotional material, blueprints, surveys, plans and other documents used in the construction or operation of the Premises, whether any of the foregoing is now owned or hereafter acquired (the “Intangible Property”);

(vi)          all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Mortgaged Property, that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Premises and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Premises to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Mortgage, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Premises or any part thereof, together with all related security and other deposits (the “Leases”);

XIII-4

(vii)         all of the rents, revenues, receipts, royalties, income, proceeds, profits, license and concession fees, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”);

(viii)        all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”);

(ix)          all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing;

(x)           all property tax refunds and rebates and utility refunds and rebates (the “Refunds”);

(xi)          all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”);

(xii)         all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and

(xiii)        all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Government Authority pertaining to the Premises, Fixtures or Personalty (the “Condemnation Awards”).

As used in this Mortgage, the term “Mortgaged Property” means all or, where the context permits or requires, any portion of the above or any interest therein.

(c)           “Obligations”:  All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Subsidiary Guaranty and the other Loan Documents to which it is a party.

(d)           “Primary Leases”:  All of the leases, if any, described on Exhibit C attached hereto and incorporated herein by this reference.

(e)           “UCC”:  The Uniform Commercial Code of the State of New York except to the extent that the provisions of Section 9-301 or any other section of the Uniform Commercial Code in the State of New York mandate that the Uniform Commercial Code of another state be applied, in which event (and to such extent), the term “UCC” means the UCC (as defined in the Credit Agreement) in effect in that state.

ARTICLE 2

GRANT

SECTION 2.1                       Grant.  To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor hereby MORTGAGES,

XIII-5

GRANTS, BARGAINS, SELLS, ASSIGNS and CONVEYS, to Mortgagee the Mortgaged Property, WITH POWER OF SALE, TO HAVE AND TO HOLD the Mortgaged Property, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

SECTION 2.2                       The foregoing grant is made to the fullest extent permitted by, or not prohibited by, the Gaming Laws or other applicable laws.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Mortgagee and Lenders as follows:

SECTION 3.1                       Title to Mortgaged Property and Lien of this Instrument.  Mortgagor has (i) good, sufficient and legal title to (in the case of fee interests in real property comprising the Mortgaged Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property comprising the Mortgaged Property), and (iii) good and marketable title to (in the case of all other personal property comprising the Mortgaged Property), the Mortgaged Property free and clear of any Liens, claims or interests, except the Permitted Encumbrances.  Mortgagor has and will continue to have full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Liens on the Mortgaged Property as provided herein.  The Mortgaged Property is accurately, completely, adequately and sufficiently described herein and in Exhibits A and B as required by applicable laws for this Mortgage to create a Lien on all of the Mortgaged Property.

SECTION 3.2                       Other Real Property.  Mortgagor does not own or lease or have any interest in any other real property used or useful in the operation of the Mortgaged Property, other than the real property described on Exhibits A and B attached hereto.

SECTION 3.3                       First Priority Mortgage.  This Mortgage creates a valid, enforceable First Priority Lien and security interest against the Mortgaged Property and first priority assignment of Leases and Rents, subject in each case only to the Permitted Encumbrances, and there are no defenses or offsets to Mortgagor’s obligations pursuant to this Mortgage or the other Loan Documents.  Mortgagor shall preserve and protect the First Priority Lien and security interest status of this Mortgage and the other Loan Documents.  If any Lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) upon Mortgagee’s request, give Mortgagee a detailed written notice of such Lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security reasonably satisfactory to Mortgagee).

SECTION 3.4                       Leases.  With respect to the assignment of Leases and Rents set forth in Article 7 below, Mortgagor represents that (i) it has listed such Lease in the Schedule of Material Contracts attached to the Credit Agreement; (ii) as of the date hereof, Mortgagor is not, in the capacity of lessor, a party to any other lease, whether written or oral, or any agreement for the use and occupancy of any of the Mortgaged Property as of the date hereof, except as heretofore disclosed in writing by Mortgagor to Mortgagee; (iii) the Leases are valid, binding

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and in full force and effect and have not been amended or modified, except as heretofore disclosed in writing by Mortgagor to Mortgagee; (iv) Mortgagor is the sole owner of the lessor’s interest in the Leases; (v) except for any Permitted Encumbrances, Mortgagor has not executed any other assignment or pledge of any of the Leases or Rents or performed any other act or executed any other instrument which might prejudice Mortgagee’s rights hereunder; (vi) to the best of Mortgagor’s knowledge, no material default exists on the part of any lessee, or on the part of Mortgagor, as lessor, in the performance of the terms, covenants, provisions, conditions or agreements contained in the Leases; (vii) Mortgagor knows of no condition which, with the giving of notice or the passage of time or both, would constitute a material default under any of the Leases on the part of any lessee or Mortgagor, as lessor, except as heretofore disclosed in writing by Mortgagor to Mortgagee; (viii) no rent has been paid by any lessee for more than one installment in advance; and (ix) the payment of none of the Rents to accrue under the Leases has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Mortgagor, except as heretofore disclosed in writing by Mortgagor to Mortgagee.  Notwithstanding anything to the contrary contained in this Mortgage, Mortgagor shall not be deemed to be in default of its obligations under this Mortgage as a result of any breach of any representation and warranty set forth in clauses (i) through (ix), inclusive, of this Section 3.4, if such breach individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.5                       Peaceable Possession.  Mortgagor’s possession of the Mortgaged Property has been peaceable and undisturbed and, to the best of Mortgagor’s actual knowledge, without investigation or inquiry, except as previously disclosed in writing to Mortgagee, the title thereto has never been disputed or questioned, and, except as previously disclosed in writing to Mortgagee, Mortgagor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

SECTION 3.6                       Taxes.  The Land is taxed separately without regard to any other property. Mortgagor has not received any written notice of any federal, state or local tax claims or Liens assessed or filed against Mortgagor or the Mortgaged Property for Taxes which are due and payable, unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any court located in the United States.

SECTION 3.7                       Casualty and Condemnation.  The Mortgaged Property has not been damaged or destroyed by fire or other casualty, and no condemnation or eminent domain proceedings have been commenced and/or are pending with respect to the Mortgaged Property, and, to the best of Mortgagor’s knowledge, no such condemnation or eminent domain proceedings are about to be commenced.

SECTION 3.8                       Other Mortgaged Property Rights.  All easements, leasehold, and other property interests, all utility and other services (including gas, electrical, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights, except in each case to the extent that any failure to have such items could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.9                       Subdivision Compliance.  The Land has been subdivided from all other property in compliance with applicable laws.  No subdivision or other approval is necessary with respect to the Premises in order for Mortgagor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

SECTION 3.10                     Other Representations and Warranties.  The representations and warranties set forth in Section 5 of the Credit Agreement to the extent applicable to the Mortgaged Property and not in conflict herewith are incorporated herein by this reference and are true and correct as of the date hereof.

ARTICLE 4

COVENANTS OF MORTGAGOR

Mortgagor covenants for the benefit of Mortgagee and Lenders as follows:

SECTION 4.1                       Payment and Performance.  Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed in accordance with the terms of the Loan Documents.

SECTION 4.2                       Warranty of Title.  Mortgagor shall warrant, preserve and defend the title to the Mortgaged Property, the interest of the Mortgagee and the Lenders in and to the Mortgaged Property and the validity, enforceability and priority of the Lien of this Mortgage, this assignment of Leases and Rentals and this grant of a security interest against the claims and demands of all Persons whomsoever, at its sole cost and expense.

SECTION 4.3                       Replacement of Fixtures and Personalty.  Except for sales permitted pursuant to subsection 7.7 of the Credit Agreement and by the definition of “Asset Sales” in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty (other than food, liquor and other consumables which shall be replaced in the ordinary course) owned or leased by Mortgagor to be removed at any time from the Real Property or Improvements.

SECTION 4.4                       Inspection.  Mortgagor shall permit Mortgagee and the Lenders, and their respective agents, representatives and employees, to inspect the Mortgaged Property in accordance with the provisions of the Credit Agreement.

SECTION 4.5                       Taxes.  Mortgagor shall pay prior to delinquency, all Taxes imposed or levied by any Government Authority which create a Lien upon the Mortgaged Property or any part thereof in accordance with the terms of the Credit Agreement.

SECTION 4.6                       Utilities. Mortgagor shall pay, prior to delinquency, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or Lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are Liens thereon.

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SECTION 4.7                       Adverse Action.  Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee and the Lenders and to pay all costs and expenses, including the cost of a title report and reasonable attorneys’ fees, including Mortgagee’s and the Lenders’ reasonable attorneys’ fees, incurred in any such action.

SECTION 4.8                       Other Covenants.  All of the covenants in the Credit Agreement to the extent applicable to the Mortgaged Property are incorporated herein by reference.

SECTION 4.9                       Condemnation Awards and Insurance Proceeds.

(a)           Condemnation Awards.  Mortgagor assigns all Condemnation Awards to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and subject to the terms of the Credit Agreement, authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, in accordance with the terms of the Credit Agreement.

(b)           Insurance Proceeds.  Mortgagor assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, except to the extent any such proceeds are payable to any lessor or sublessor under any Primary Lease.  Mortgagor (i) authorizes Mortgagee, except to the extent any such proceeds are payable to any lessor or sublessor under any Primary Lease, to collect and receive such proceeds, and (ii) except to the extent any such proceeds are payable to any lessor or sublessor under any Primary Lease, authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, in all cases subject to the terms of the Credit Agreement.

(c)           Net Insurance/Condemnation Proceeds.  All Net Insurance/Condemnation Proceeds shall be applied in accordance with the terms of the Credit Agreement.

SECTION 4.10                     Preservation and Maintenance of Mortgaged Property.  Mortgagor shall maintain the Mortgaged Property in accordance with the terms of the Credit Agreement.

ARTICLE 5

LEASEHOLD MORTGAGE PROVISIONS

SECTION 5.1                       Representations; Warranties; Covenants.  Mortgagor hereby represents, warrants and covenants that:

(a)           (1) Each Primary Lease is unmodified and in full force and effect except as set forth on Exhibit C attached hereto, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, and (5) to the best of Mortgagor’s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

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(b)           Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to each Primary Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under such Primary Lease;

(c)           Mortgagor shall notify Mortgagee in writing of any material default by Mortgagor in the performance or observance of any material terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Primary Leases within three (3) Business Days after Mortgagor receives written notice or has actual knowledge of such default, except in each case where there failure to so notify Mortgagee could not reasonably be expected to result in a Material Adverse Effect;

(d)           Mortgagor shall, immediately upon receipt thereof, deliver a copy of each material written notice given to Mortgagor by the lessor pursuant to the Primary Leases and promptly notify Mortgagee in writing of any material default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder promptly after Mortgagor knows of such default, except in each case where the failure to so notify Mortgagee could not reasonably be expected to result in a Material Adverse Effect;

(e)           Unless required under the terms of any Primary Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee’s reasonable discretion) terminate, materially modify or surrender such Primary Lease if such action could reasonably be expected to result in a Material Adverse Effect, and any such attempted termination, material modification or surrender without Mortgagee’s prior written consent shall be void;

(f)            Mortgagor shall promptly exercise each individual option, if any, to extend or renew the term of each Primary Lease, if any failure to so exercise the option could reasonably be expected to result in a Material Adverse Effect and hereby expressly authorizes and appoints Mortgagee as its agent and attorney-in-fact to exercise any such option in the name and on, behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest;

(g)           Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its commercially reasonable efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that each Primary Lease is in full force and effect, is unmodified or, if any Primary Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that to such lessor’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under such Primary Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Mortgagee;

(h)           In the event that any Primary Lease is rejected or disaffirmed by the lessor thereunder (or by any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, Mortgagor covenants that it will not elect to treat such Primary Lease as terminated under Title

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11, U.S.C., Section 365(h) or any similar or successor law or right and hereby assigns to Mortgagee the sole and exclusive right to make or refrain from making any such election, and Mortgagor agrees that any such selection, if made by Mortgagor, shall be void and of no force or effect;

(i)            If the lessor under any Primary Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) rejects or disaffirms such Primary Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law and Mortgagee elects to have Mortgagor remain in possession under any legal right Mortgagor may have to occupy the premises leased pursuant to such Primary Lease, (1) Mortgagor shall remain in such possession and shall perform all acts necessary for Mortgagor to retain its legal rights and to remain in such possession for the unexpired term of such Primary Lease (including all renewals thereof), whether such acts are required under the then existing terms and provisions of such Primary Lease or otherwise, and (2) all of the terms and provisions of this Mortgage and the Lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of Mortgagor;

(j)            Mortgagor shall, at Mortgagor’s sole cost and expense, appear in and defend any action or proceeding arising under or in any manner connected with any Primary Lease or the obligations, duties or liabilities of the lessor or Mortgagor thereunder;

Mortgagee may, but shall not be obligated to, take any action Mortgagee deems necessary or desirable to cure any default by Mortgagor under any Primary Lease. Mortgagor agrees to indemnify, defend and hold the Mortgagee harmless from and against any and all liability, loss or damage which the Mortgagee may incur under any Primary Lease by reason of the mortgage of Mortgagor’s interest in such Primary Lease and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged undertaking or obligation on Mortgagee’s part to perform or discharge any of the terms, covenants or agreements contained in such Primary Lease, except to the extent that any such claims and demands arise out of the gross negligence or willful misconduct of the Mortgagee.

SECTION 5.2                       No Merger.  So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to any Primary Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise.  If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by any Primary Lease, or any part thereof, the Lien of this Mortgage shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein.  Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the Lien of this Mortgage on the acquired estate, title or interest.  Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following and during the continuance of an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor.  This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

SECTION 5.3                       Mortgagee as Lessee.  If any Primary Lease is terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if

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Mortgagee or its designee acquires from the lessor a new lease of the premises, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

SECTION 5.4                       No Assignment.  If this Mortgage constitutes a prohibited collateral assignment of any Primary Lease under the terms of such Primary Lease, then the assignment of such Primary Lease in this Mortgage will be deemed conditioned upon the receipt of any consent expressly required under such Primary Lease and Mortgagee and Lenders have no liability or obligation thereunder by reason of its acceptance of this Mortgage.  Mortgagee and Lenders will be liable for the obligations of the tenant arising out of such Primary Lease for only that period of time for which Mortgagee or Lenders are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Mortgagor’s right, title and interest therein.

ARTICLE 6

DEFAULT AND FORECLOSURE

SECTION 6.1                       Remedies.  As used in this Mortgage, “Event of Default” means any Event of Default under the Credit Agreement or any other Loan Document (as such terms are defined therein) and any default by Mortgagor in the performance of its obligations under this Mortgage beyond any applicable cure period.  If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)           Acceleration.  Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)           Entry on Mortgaged Property.  To the extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)           Operation of Mortgaged Property.  To the extent permitted by applicable law, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances subject to the terms and conditions of any Primary Lease (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 6.7.

(d)           Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and

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irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e)           Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property subject to the terms and conditions of any Primary Lease and upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of SECTION 6.7.

(f)            Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

SECTION 6.2                       Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

SECTION 6.3                       Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee and the Lenders have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

SECTION 6.4                       Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Loan Documents or their status as a First Priority Lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

SECTION 6.5                       Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from

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attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as expressly provided for herein, in the Credit Agreement or in any other Loan Document, all notices of any Event of Default or of any election by Mortgagee or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

SECTION 6.6                       Discontinuance of Proceedings.  Mortgagee or the Lenders have the unqualified right to invoke any right, remedy or recourse permitted under the Loan Documents and the unqualified right thereafter to discontinue or abandon it for any reason, and, in such an event, Mortgagor, Mortgagee and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

SECTION 6.7                       Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)           to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)           to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

(c)           the balance, if any, to the payment of the Persons legally entitled thereto.

SECTION 6.8                       Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 6.1(d) will divest all right, title and interest of Mortgagor in and to the property sold, subject to Mortgagor’s statutory redemption rights.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

SECTION 6.9                       Additional Advances and Disbursements; Costs of Enforcement.

(a)           If any Event of Default exists or a default by Mortgagor under any Primary Lease exists, Mortgagee and each of the Lenders has the right, but not the obligation, to cure such Event of Default or default by Mortgagor under such Primary Lease in the name and on behalf of Mortgagor.  All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this SECTION 6.9, or otherwise under this Mortgage or

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any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)           Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

SECTION 6.10                     No Mortgagee in Possession. Neither the enforcement of any of the remedies under this ARTICLE 6, the assignment of the Rents and Leases under ARTICLE 7, the security interests under ARTICLE 8, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 6.11                     Actions by Mortgagee to Preserve the Mortgaged Property.  If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage or in any of the other Loan Documents beyond any applicable cure period, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.  In connection therewith (without limiting Mortgagee’s general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (a) to enter upon and take possession of the Mortgaged Property; (b) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (c) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, in Mortgagee’s judgment, may affect or appear to affect the security of this Mortgage; and (e) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants.  Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys’ fees, together with interest thereon from the date incurred at the interest rate then in effect under the Note.  All such costs and expenses together with interest thereon shall be secured by this Mortgage.

SECTION 6.12                     Due On Sale.  In order to induce Administrative Agent and Lenders to make the Loans and other extensions of credit under the Credit Agreement, Mortgagor agrees that, in the event of any “transfer” of the Mortgaged Property or interest in Mortgagor [DELETE BRACKETED REFERENCES TO “BORROWER” IF MORTGAGOR IS BORROWER (IN THIS SECTION 6.12 ONLY)][or Borrower] that (i) is not expressly permitted pursuant to, and made in accordance with, the Credit Agreement or

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(ii) is not made with the prior written consent of Administrative Agent, Administrative Agent and Lenders have the absolute right at their option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable.  Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions.  Except as otherwise provided in the Credit Agreement, Administrative Agent and Lenders may grant or deny such consent in their sole discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein.  Such assumption will not, however, release Mortgagor[, Borrower] or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Administrative Agent and Lenders.  As used herein, “transfer” includes (i) the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, provided, however, any removal of Fixtures and Personalty permitted under Section 4.3 of this Mortgage shall not be deemed a “transfer”; (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property; (iii) the lease of all or substantially all of the Mortgaged Property; or (iv) the direct or indirect transfer, assignment, hypothecation or conveyance of legal or beneficial ownership of [Borrower or] Mortgagor.

ARTICLE 7

ASSIGNMENT OF RENTS AND LEASES

SECTION 7.1                       Assignment.  In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate (to the extent permitted under applicable law), without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

SECTION 7.2                       Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, First Priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of

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commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

SECTION 7.3                       Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE 8

SECURITY AGREEMENT

SECTION 8.1                       Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property.  To this end, Mortgagor grants to Mortgagee a first and prior security interest (other than with respect in any vendor Liens as disclosed in a UCC search delivered by Mortgagor to Mortgagee) in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Mortgaged Property which is personal property sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

SECTION 8.2                       Financing Statements.  Mortgagor shall deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Mortgagor’s chief executive office is in the State of [              ] at the address set forth in the first paragraph of this Mortgage.

SECTION 8.3                       Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  For purposes of the UCC and the fixture filing, the Mortgagor is the “Debtor”, Mortgagee is the “Secured Party” and the collateral is all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.  The record owner of the Land described in Exhibit A is [                ] and the record owner of the Land described in Exhibit B is [                    ].  Mortgagor’s organizational ID is [                  ].

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ARTICLE 9

INTENTIONALLY DELETED

[TO INSERT TRUSTEE PROVISIONS IN DEED OF TRUST STATES]

ARTICLE 10

MISCELLANEOUS

SECTION 10.1                     Notices.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with the Subsidiary Guaranty.

SECTION 10.2                     Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All subsequent owners and lenders who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party is entitled to any rights thereunder without the prior written consent of Mortgagee.

SECTION 10.3                     Attorney-in-Fact.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) Business Days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Intangible Property, Property Agreements, Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 10.3.

SECTION 10.4                     Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the Lenders, and Mortgagor and their respective successors and assigns.  Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

SECTION 10.5                     No Waiver.  Any failure by Mortgagee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

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SECTION 10.6                     Credit Agreement.  If any conflict exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.  If any conflict exists between this Mortgage and the Security Agreement, the Security Agreement shall govern.

SECTION 10.7                     Release or Reconveyance.  Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor’s expense, shall release the Liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

SECTION 10.8                     Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

SECTION 10.9                     Applicable Law.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the Liens and security interests herein granted with respect to the Premises shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  The provisions of this Mortgage regarding the perfection of the Liens with respect to the Personalty and any other personal property shall be governed by the UCC.  All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

SECTION 10.10                  Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

SECTION 10.11                  Mortgagee as Administrative Agent; Successor Administrative Agents.

(a)           Administrative Agent, and each successor to Administrative Agent, has been appointed to act as Mortgagee hereunder by the Lenders and, by their acceptance of the benefits hereof, Hedge Providers. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property), solely in accordance with the terms of the Credit Agreement, any related agency agreement among Administrative Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage; provided that Mortgagee shall exercise, or refrain from exercising, any remedies provided for in Article 6 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration or cash collateralization or collateralization by “back-to-back” letters of credit of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early

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termination payments then due)) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section 10.11(a), each Hedge Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Provider that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Hedge Providers in accordance with the terms of this Section 10.11(a).  Mortgagor and all other persons are entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Administrative Agent, without inquiry into the existence of required consents or approvals of Requisite Obligees therefor.

(b)           Mortgagee shall at all times be the same Person that is Administrative Agent under the Agency Documents.  Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the Agency Documents shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent as the Mortgagee under this Mortgage, and the retiring or removed Administrative Agent shall promptly (i) assign and transfer to such successor Administrative Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Administrative Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the Liens and security interests created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

(c)           Mortgagee shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Mortgagee from Mortgagor or any such Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.

SECTION 10.12                  Application of Gaming Laws.  This Mortgage is subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of Administrative Agent, Mortgagee, Lead Arranger and Lenders acknowledges by its acceptance hereof that (i) it is subject to being called forward by the Gaming Authority or Government Authorities enforcing the Liquor Laws (the “Liquor Authorities”), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Mortgage and the other Loan Documents, including with respect to the entry into and ownership and operation of Gaming Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor licensee, may be exercised only to the

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extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

SECTION 10.13                  Revolving Line of Credit Revolving Provisions.  Mortgagor acknowledges and agrees that (a) the Revolving Notes evidence a revolving line of credit and indebtedness evidenced by the Revolving Notes may be repaid and readvanced from time to time, (b) this Mortgage shall secure all additional or future advances and readvances of principal under the Revolving Notes, (c) the line of credit evidenced by the Revolving Notes and secured by this Mortgage shall be used primarily for business or commercial purposes, (d) this Mortgage shall remain in full force and effect, without loss of priority, until the earlier of (i) the payment in full of the indebtedness and obligations secured hereby and the receipt by the Mortgagee of Mortgagor’s written request to terminate the line of credit evidenced by the Revolving Notes and secured by this Mortgage, or (ii) the termination or maturity of the line of credit evidenced by the Revolving Notes and secured hereby (whether by acceleration or otherwise), and the payment in full the indebtedness and obligations secured hereby, and (e) this Mortgage shall not be extinguished as a result of the indebtedness and obligations evidenced by the Revolving Notes having a zero balance from time to time (and, to the full extent permitted by applicable law, Mortgagor hereby waives the operation of any applicable law, statutory or otherwise, having a contrary effect).

SECTION 10.14                  Severability.  If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect

ARTICLE 11

LOCAL LAW PROVISIONS

[INSERT AS APPLICABLE]

 [The remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

[Name of Mortgagor]

By:
Name:
Its:

XIII-S-1

ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On                     , 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                to me personally known, who, being by me duly sworn, did say that he/she is the                                                     of said corporation, that [no seal has been procured by the said/the seal affixed thereto is the seal of said] corporation; that said instrument was signed [and sealed] on behalf of said corporation by authority of its Board of Directors; and that the said                                                        as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him/her voluntarily executed.

WITNESS my hand and official seal.

Notary Public in and for said
County and State	[SEAL]

My Commission expires                         ,

XIII-Acknowledgment-1

EXHIBIT A

DESCRIPTION OF FEE ESTATE

Legal Description of premises located at [                                              ]

[See Attached Page]

XIII-A-1

EXHIBIT B

DESCRIPTION OF LEASE HOLD ESTATE

XIII-B-1

EXHIBIT C

PRIMARY LEASES

XIII-C-1

EXHIBIT XIV-A

[FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT]

DEPOSIT ACCOUNT CONTROL AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of                     , 20     and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), each depositor listed on the signature page hereto (collectively, together with Borrower, “Depositor”), [NAME OF DEPOSITORY BANK], as depository bank (“Depository Bank”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (“Secured Party”), for the Lenders and Hedge Providers as such terms are defined in the Security Agreement referred to below.

PRELIMINARY STATEMENTS

A.            Borrower is a party to that certain Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment to Credit Agreement”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment to Credit Agreement”), by and among Borrower, the other Loan Parties party thereto, the Lenders party thereto, and Wells Fargo (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as administrative agent for the Lenders, as Issuing Bank and as Swing Line Lender (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

B.            Pursuant to the Credit Agreement, Depositor, the other grantors named therein, and Secured Party (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)) entered into that certain Security Agreement dated as of July 26, 2007 ~~(as~~, as amended by the Second Amendment to Credit Agreement, as further amended by the Fourth Amendment to Credit Agreement (as further amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”).

C.            Pursuant to the Security Agreement, Depositor, among other things, granted to Secured Party, for the benefit of Secured Party, Lenders and Hedge Providers, a continuing security interest in all of Depositor’s right, title and interest in and to all Deposit Accounts (including the Deposit Account identified on Schedule I annexed hereto (collectively, the “Specified Deposit Account”)).

D.            Depositor, Depository Bank and Secured Party are entering into this Agreement to perfect the security interest of Secured Party in, and to evidence that Secured Party has control of, the Specified Deposit Account.

XIV-A-1

AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Providers to enter into the Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Depositor hereby agrees with Secured Party as follows:

SECTION 1.  Definitions; Rules of Construction.  Initially capitalized terms used herein without definition are defined in the Security Agreement (including those incorporated by reference).  Unless otherwise defined herein or in the Security Agreement, or incorporated by reference in the Security Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 2.  Notice and Acknowledgement of Security Interest.  Depositor and Secured Party hereby notify Depository Bank of, and Depository Bank hereby acknowledges, the security interest granted by Depositor to Secured Party pursuant to the Security Agreement in all of Depositor’s right, title and interest in the Specified Deposit Account and the funds on deposit therein.

SECTION 3 Control of Specified Deposit Account.  (a) Depository Bank agrees to comply with instructions from Secured Party with respect to the Specified Deposit Account and dispositions of funds therein without further consent by Depositor; provided that Secured Party agrees that it will only give such instructions during the existence of an Event of Default.  In addition, that Secured Party may, subject to the terms of the Security Agreement, upon the occurrence of and during the continuance of an Event of Default and without further consent by Depositor, exercise sole and exclusive control of the Specified Deposit Account at any time by giving written notice thereof to Depository Bank, which notice shall state that (i) an Event of Default has occurred that has not been cured or waived and (ii) Secured Party is exercising sole and exclusive control of the Specified Deposit Account (each such notice, a “Notice of Exclusive Control”).  Upon receipt of such Notice of Exclusive Control, Depository Bank shall, without inquiry and in reliance upon such Notice of Exclusive Control, thereafter (1) comply exclusively with instructions from Secured Party and (2) not comply with instructions from Depositor with respect to the Specified Deposit Account and dispositions of funds therein.

(b)           Prior to the date on which a Notice of Exclusive Control is received by Depository Bank from Secured Party, Depository Bank may permit Depositor to operate and transact business through the Specified Deposit Account, including the directing of the disposition of funds from the Specified Deposit Account.

(c)           Upon cure or waiver of all Events of Default, upon the written request of Depositor, Secured Party shall provide written instructions to Depository Bank authorizing Depository Bank to permit Depositor to operate and transact business through the Specified Deposit Account.

XIV-A-2

SECTION 4.  Certain Other Agreements.

(a)           Secured Party agrees that copies of all Notices of Exclusive Control given hereunder or in connection herewith by Secured Party to Depository Bank shall be delivered substantially simultaneously to Depositor, and Depositor agrees that the failure of Secured Party to provide any such copy shall not affect the validity or effectiveness of such notice.

(b)           Depository Bank has not entered into any agreement with respect to, and Depositor has not agreed to provide, any security interest in the Specified Deposit Account, except as set forth herein and, in the case of Depositor, the Security Agreement.

SECTION 5.  Account Information.  Depositor hereby instructs Depository Bank, and Depository Bank agrees, to furnish to Secured Party, upon request of Secured Party, bank statements with respect to the Specified Deposit Account that are customarily provided to customers of Depository Bank at the times such statements are normally provided to customers of Depository Bank, through the normal method of transmission, including United States mail, with a copy to Depositor, at Depositor’s expense.  Additionally, Depositor hereby instructs Depository Bank, and Depository Bank agrees, to make available to Secured Party and Depositor, upon request of Secured Party, copies of all daily debit and credit advices of the Specified Deposit Account and any other item reasonably requested by Secured Party.  If Depository Bank receives any notice of legal process of any kind relating to Depositor, Depository Bank shall make a reasonable effort to give notice to Secured Party and Depositor of such legal process.

SECTION 6.  Additional Agreements and Documents.  Depositor agrees to execute and deliver such other agreements and documents as Secured Party or Depository Bank may reasonably request, in form and substance reasonably satisfactory to Secured Party or Depository Bank, to carry out or to confirm the provisions of this Agreement.

SECTION 7.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement, the Security Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.  Modification.  No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by Depositor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, if an amendment or modification, Depository Bank and Depositor and, if a waiver of rights of Depository Bank, Depository Bank.  Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 9.  Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile

XIV-A-3

or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.  Depository Bank shall not incur any liability to Depositor or Secured Party in acting upon any written notice delivered in accordance with this Section 9 that Depository Bank believes in good faith to be genuine and what it purports to be.

SECTION 10.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK),WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

SECTION 11.  Jurisdiction.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEPOSITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT DEPOSITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  Depositor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to it at its address provided in Section 9, such service being hereby acknowledged by Depositor to be sufficient for personal jurisdiction in any action against it in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party or Depository Bank to bring proceedings against Depositor in the courts of any other jurisdiction.

SECTION 12.  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

SECTION 13.  Successors and Assigns; Secured Party as Agent.  (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises, and agreements by or on behalf of Depositor or by and on behalf of Depository Bank shall bind and inure to the benefit of the successors and assigns of Depositor, Depository Bank and Secured Party.

XIV-A-4

(a)           Secured Party has been appointed to act as Secured Party hereunder and under the Security Agreement by Lenders and, by their acceptance of the benefits hereof, Hedge Providers.  Secured Party’s rights and obligations shall be governed solely by this Agreement, the Security Agreement and the Credit Agreement.  As provided in Section 21 of the Security Agreement, Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.

SECTION 14.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 15.  Termination.  This Agreement shall terminate upon the payment in full of all obligations of Depositor (other than inchoate indemnification and reimbursement obligations not then due and payable) under the Credit Agreement, and the termination of the commitments thereunder, the payment in full of all other Secured Obligations, and Depository Bank’s receipt of written notice from the Secured Party of such payment and termination which notice shall be promptly provided by Secured Party.

SECTION 16.  Headings.  The section headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 17.  Fees and Expenses of Depository Bank.  Depository Bank will not charge or debit, or exercise any right of offset or banker’s lien against, the Specified Deposit Account except as provided below.  Depository Bank may charge the Specified Deposit Account solely for any items deposited in the Specified Deposit Account that are returned for any reason or otherwise not collected and for all service charges, commissions, expenses, and other items ordinarily chargeable to the Specified Deposit Account.  If there are not sufficient funds in the Specified Deposit Account to pay such amounts, then Depositor agrees to pay Depository Bank within ten Business Days of written demand all such amounts, regardless of any collection efforts Depository Bank may have expended. Depositor and Secured Party acknowledge that Depositor is obligated to pay all customary and reasonable charges of Depository Bank resulting from the Specified Deposit Account.

SECTION 18.  Indemnity. Depositor shall indemnify, and pay costs and expenses incurred by, Secured Party as provided in Section 19 of the Security Agreement.

[Remainder of page intentionally left blank]

XIV-A-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

DEPOSITOR:

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

Notice Address:

[Isle of Capri Casinos, Inc.
600 Emerson Road, #300
St. Louis, MO 63141
Facsimile: (314) 813-9481
Attention: Dale Black]

XIV-S-1

[NAME OF DEPOSITORY BANK], as Depository Bank

By:
Name:
Title:

Notice Address:

[ ]

XIV-S-2

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	[ ]
Title:	[ ]

Notice Address:

Wells Fargo Bank, National Association
~~333 S. Grand~~1808 Aston Avenue, Suite ~~1200~~250
~~Los Angeles~~Carlsbad, ~~California 90071~~CA 92008
~~Attention: Donald Schubert~~Attn.: Loan Administration

XIV-S-3

SCHEDULE I

Deposit Account Number	Location

XIV-A-I-1

EXHIBIT XIV-B

[FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT]

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (this “Agreement”) is dated as of                             , 20     by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Grantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent under the Credit Agreement referred to below (in such capacity, “Secured Party” as defined in Section 9-102(a) of the UCC), and [                          ] (and including any successor as provided under Section 12 hereunder), in its capacity as securities intermediary (in such capacity, “Securities Intermediary” as defined in Section 8-102(a)(14) of the UCC).

PRELIMINARY STATEMENTS

A.            Grantor is a party to that certain Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment to Credit Agreement”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment to Credit Agreement”), by and among Grantor, the other Loan Parties party thereto, the Lenders party thereto (“Lenders”), and Wells Fargo (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as administrative agent for Lenders, Issuing Bank and Swing Line Lender (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            Pursuant to the Credit Agreement, Grantor, the other grantors named therein, and Secured Party (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)) entered into that certain Security Agreement dated as of July 26, 2007 ~~(as~~, as amended by the Second Amendment to Credit Agreement, as further amended by the Fourth Amendment to Credit Agreement (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

C.            Pursuant to the Security Agreement, Grantor, among other things, granted to Secured Party, for the benefit of Secured Party, Lenders and Hedge Providers (as such term is defined therein), a continuing security interest in all of Grantor’s right, title and interest in and to all Securities Collateral (as such term is defined therein) (including the Securities Account identified on Schedule I annexed hereto (such accounts and any successor accounts, the “Securities Accounts”)).

D.            Grantor, Securities Intermediary and Secured Party are entering into this Agreement to perfect the security interest of Secured Party in, and to evidence that Secured Party has control of, the Securities Accounts.

(Securities Account Control Agreement)

XIV-B-1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, Grantor, Secured Party and Securities Intermediary agree as follows:

1.1          Definitions.  In addition to all other terms defined herein, all references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, as of the date hereof.

1.2          Establishment of Securities Accounts.  Securities Intermediary confirms that (i) Securities Intermediary has established the Securities Accounts, (ii) the Securities Accounts are, and it shall treat each of the Securities Accounts as, a “securities account” within the meaning of Section 8-501 of the UCC, (iii) each of the Securities Accounts is an account to which financial assets are or may be credited, and Securities Intermediary shall, subject to the terms of this Agreement, treat Secured Party as (A) entitled to exercise the rights that comprise any financial asset or security entitlement credited to any of the Securities Accounts and (B) the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) with respect to the Securities Accounts on the books and records of Securities Intermediary, and (iv) all securities or other property underlying any financial assets or security entitlement credited to any of the Securities Accounts shall be registered in the name of Securities Intermediary or its nominee, endorsed to Securities Intermediary or in blank or credited to another securities account maintained in the name of Securities Intermediary or its nominee, and in no case will any financial asset credited to any of the Securities Accounts be registered in the name of Grantor, payable to the order of Grantor or specially endorsed to Grantor except to the extent the foregoing have been specially endorsed to Securities Intermediary or in blank.

1.3          Financial Assets; Security Interest.  Securities Intermediary agrees that each item of property (whether investment property, financial asset, security, instrument or cash or any other property of any kind) credited to any of the Securities Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.  Securities Intermediary acknowledges the security interest granted by Grantor in favor of Secured Party in the Securities Account and the property credited thereto.

1.4          Control of the Securities Account.  If, at any time, Securities Intermediary shall receive any entitlement order (as defined in Section 8-102(a)(8) of the UCC) (an “Entitlement Order”) from Secured Party directing the transfer or redemption of any financial asset or security entitlement relating to any of the Securities Accounts, Securities Intermediary shall comply with such Entitlement Order without further consent by Grantor or any other person or entity within a reasonable time of receipt of such Entitlement Order not to exceed three business days. Securities Intermediary shall have no obligation to act, and shall be fully protected in refraining from acting, in respect of the financial assets and security entitlement credited to any of the Securities Accounts in the absence of such Entitlement Order.  In addition, prior to the receipt of any Entitlement Order from Secured Party, Securities Intermediary may comply with instructions or Entitlement Orders received from Grantor.  In the event Secured Party issues an Entitlement Order for the transfer, redemption or other disposition of any financial assets credited to any of the Securities Accounts, (a) Securities Intermediary shall attempt to cancel promptly any open orders which had been entered by Grantor but had not yet been executed at

XIV-B-2

the time such Entitlement Order is received by Securities Intermediary and (b) Securities Intermediary shall close each open transaction related to the financial assets and shall forward any proceeds thereof, together with such accounting as Securities Intermediary provides in the ordinary course of its business upon the liquidation of any account, directly to Secured Party; provided, however that nothing contained herein shall require any action in violation of, or prevent any action necessary for compliance with, any applicable law on the part of Securities Intermediary.

1.5          Control Agreement.  Anything contained herein to the contrary notwithstanding, Securities Intermediary shall, if and as directed by Secured Party and without further consent of Grantor, (i) comply with all instructions, directions, and Entitlement Orders originated by Secured Party with respect to the Securities Accounts and any security entitlements credited thereto, (ii) transfer, sell, redeem, liquidate or otherwise dispose of any of the Securities Accounts, (iii) transfer any or all of the financial assets credited to any of the Securities Accounts and all proceeds and other value therefrom to any account or accounts designated by Secured Party, including an account established in Secured Party’s name (whether at Securities Intermediary or otherwise), (iv) register title to the Securities Accounts in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Grantor, or (v) otherwise deal with the Securities Accounts as directed by Secured Party.

1.6          Subordination of Lien; Waiver of Set-Off.  In the event that Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise, a security interest in the Securities Accounts or any security entitlement credited thereto, Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of Secured Party.  The financial assets credited to the Securities Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person or entity, other than Secured Party (except that Securities Intermediary may set off (i) all amounts due to Securities Intermediary in respect of Securities Intermediary’s customary fees and expenses for the routine maintenance and operation of the Securities Account, (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds, and (iii) the purchase price of any securities purchased by Securities Intermediary on behalf of Grantor for which payment has not been received by Securities Intermediary).

1.7          Choice of Law.  This Agreement and the Securities Accounts shall be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the jurisdiction of Securities Intermediary with respect to the Securities Accounts (as well as the securities entitlements related thereto).

1.8          Conflict with other Agreements.  In the event of any conflict between this Agreement and any other agreement between Securities Intermediary and Grantor with respect to the Securities Accounts now existing or hereafter entered into, the terms of this Agreement shall prevail.

XIV-B-3

1.9          Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

1.10        Notice of Adverse Claims.  Except for the claims and interest of Secured Party and Grantor in the Securities Account, Securities Intermediary does not know of any claim to, or interest in, the Securities Accounts or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Securities Accounts or in any financial asset carried therein, Securities Intermediary will promptly notify Secured Party and Grantor thereof.  Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Securities Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such person or entity.  Securities Intermediary has not entered into any other agreement with Secured Party or Grantor purporting to limit or condition the obligation of Securities Intermediary to comply with Entitlement Orders as set forth in Section 4 of this Agreement.

1.11        Maintenance of Securities Account.  In addition to, and not in lieu of, the obligation of Securities Intermediary to honor Entitlement Orders as agreed in Section 4 hereof, Securities Intermediary agrees to maintain the Securities Accounts as follows:

(a)   Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Accounts and/or any financial assets credited thereto simultaneously to each of Secured Party and Grantor at the addresses set forth in Section 14 of this Agreement;

(b)   All items of income, gain, expense and loss recognized in the Securities Accounts shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Grantor; and

(c)   Securities Intermediary will not close any Securities Account or change the name or account number of any of the Securities Accounts without the prior written consent of Secured Party.

1.12        Successors; Termination.

(a)   This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  The rights and powers granted herein to Secured Party have been granted in order to perfect its security interests in the Securities Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of Grantor nor by the lapse of time.  Secured Party shall at all times be the same person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the

XIV-B-4

rights, powers, privileges and duties of the retiring Secured Party pursuant hereto.  Grantor may not assign or delegate its rights and obligations hereunder without the written consent of Securities Intermediary and Secured Party.

(b)   The obligations of Securities Intermediary hereunder shall continue in effect until Secured Party has notified Securities Intermediary in writing of the termination of this Agreement.

1.13        Further Actions.  Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party’s security interest with respect to the Securities Accounts and to permit Secured Party to exercise its rights with respect to the Securities Accounts.

1.14        Notices.  Unless otherwise provided in this Agreement, all notices or other communications by any party relating to this Agreement will be in writing and will be personally delivered or sent by registered or certified mail or nationally-recognized overnight courier, postage prepaid, or by facsimile, to Securities Intermediary, Grantor or Secured Party at its respective address set forth below:

If to the Securities Intermediary:	[ ]
[Address]
[City, State, Zip]

	Attention:	[ ]
	Telephone No.:	[ ]
	Facsimile No.:	[ ]

If to Grantor:	Isle of Capri Casinos, Inc.
600 Emerson Road, Suite 300
St. Louis, Missouri 63141
Attention: Dale Black
Facsimile No.: (314) 813-9481

If to Secured Party:	Wells Fargo Bank, National Association,
as Administrative Agent
~~333 S. Grand~~1808 Aston Avenue, Suite ~~1200~~250
~~Los Angeles~~Carlsbad, California ~~90071~~92008
Attn.: ~~Donald Schubert~~Loan Administration
~~Facsimile No.: (213) 253-7309~~

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

XIV-B-5

1.15        Duties and Liabilities of Securities Intermediary Generally.  The duties and obligations of Securities Intermediary shall be determined solely by the express provisions of this Agreement, and Securities Intermediary shall take such action with respect to this Agreement as it shall be directed pursuant to Section 4 hereof.  Securities Intermediary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and as are specifically directed by Secured Party, and no implied covenants or obligations shall be read into this Agreement against Securities Intermediary.

Securities Intermediary shall not be liable for any error in judgment made in good faith by an officer or officers of Securities Intermediary, except for its own gross negligence, willful misconduct or bad faith.

Grantor covenants and agrees to pay to Securities Intermediary from time to time, and Securities Intermediary shall be entitled to, the fees and expenses agreed in writing between Grantor and Securities Intermediary, and Grantor will further pay or reimburse Securities Intermediary upon its request for all reasonable expenses, disbursements and advances incurred or made by Securities Intermediary in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and reasonable expense and disbursement of its counsel, agents and all persons not regularly in its employ).  The obligations of Grantor under this Section 16 to compensate Securities Intermediary for reasonable expenses, disbursement and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of Securities Intermediary.

Grantor agrees to indemnify Securities Intermediary for, and hold Securities Intermediary harmless against, any and all liabilities, claims and expenses of any kind or nature whatsoever arising out of or in connection with the acceptance or administration of this Agreement and the performance of its duties under this Agreement (including the reasonable fees and disbursements of counsel in connection with any investigative, administrative, or judicial proceeding, whether or not Securities Intermediary shall be designated a party thereto); provided that Grantor shall not have any obligation to Securities Intermediary hereunder with respect to any such liabilities, claims or expenses arising from the gross negligence or willful misconduct Securities Intermediary.

The obligations of Grantor under this Section 15 to indemnify Securities Intermediary shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of Securities Intermediary.

1.16        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, will be deemed to be an original, and all of which, when taken together, will constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile will be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile also will deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart will not affect the validity, enforceability, and binding effect of this Agreement.

XIV-B-6

IN WITNESS WHEREOF, the parties hereto have executed this Securities Account Control Agreement by their duly authorized officers as of the date first above written.

[ ], as Securities Intermediary

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	[ ]
Title:	[ ]

ISLE OF CAPRI CASINOS, INC.
as Grantor

By:
Name:
Title:

XIV-B-S-1

SCHEDULE I

Account Name	Number	Institution and Location

XIV-B-I-1

EXHIBIT XV-A

FORM OF INSTRUMENT OF JOINDER

This Instrument of Joinder (this “Agreement”) dated as of [    ], 20[    ] is entered into by and ~~between~~among [Insert name of new or increasing ~~lender], a [Insert the jurisdiction of its formation][Insert type of entity] (the~~lenders] (each a “New Lender” and, collectively, the “New Lenders”) and the Administrative Agent pursuant to that certain Credit Agreement dated as of July 26, 2007,  as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, supplemented, restated or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages thereof and such financial institutions that become party to the Credit Agreement from time to time (the “Existing Lenders” and together with the New ~~Lender~~Lenders, the “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

Pursuant to subsection 2.1A(iv) of the Credit Agreement, ~~the~~each New Lender desires to become a Lender under the terms of the Credit Agreement.

Accordingly, ~~the~~each New Lender hereby agrees as follows with the Administrative Agent:(1)

1.             ~~The~~Such New Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Lender will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it had executed the Credit Agreement and the other Loan Documents.  ~~The~~Such New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation, all of the authorizations of the Lenders set forth in Section 9 of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof.

2.             The Administrative Agent confirms that immediately upon execution of this Agreement by the parties hereto, ~~the~~such New Lender shall become a Lender under the Credit Agreement.

3.             ~~The~~Such New Lender agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further

(1) In the event the New Lender is an “Increasing Lender”, Agreement to be revised accordingly.

XV-A-1

documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

~~4.             The New Lender’s new interest shall be:(2)~~

~~Facility~~	~~Aggregate Amount of Commitment/Loans for all Lenders~~	~~Amount of Commitment/ Loans for New Lender~~	~~New Lender’s Percentage of Aggregate Amount of Commitment/Loan~~
~~[Revolving][Term] Loan Facility~~	~~$~~	~~$~~		~~%~~

4.             Each New Lender party hereto hereby agrees to provide its respective Commitment as set forth on Schedule A annexed hereto, on the following terms and conditions:(2)

a)            Applicable Margin.  (i) the Applicable Base Rate Margin for each Series [    ] New Term Loan shall mean, as of any date of determination, [      ]% per annum and (ii) the Applicable LIBOR Margin for each Series [    ] New Term Loan shall mean, as of any date of determination, [      ]% per annum.

b)            Scheduled Payments.  Borrower shall make principal payments on the Series [    ] New Term Loans in installments on the dates and in the amounts set forth below:

Payment Date:	Scheduled Repayment of Series [ ] New Term Loans:
$
$
$
$
$
$
$
$

~~(2) In the event of the issuance of a Series of New Term Loans, to specify if Applicable Margins thereunder are different than those applicable to existing Term Loans and provide amendments to Credit Agreement in order to effectuate same.~~

(2) Insert completed items a-g, as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.1A(iv) of the Credit Agreement.

XV-A-2

$
$
$
$
TOTAL:	$

c)             Term Loan Maturity Date.  The Term Loan Maturity Date for the Series [    ] New Term Loans is [                       ,         ].

d)            Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [    ]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [    ]] New Term Loans in accordance with subsection 2.4B(iv) of the Credit Agreement.

e)             Prepayment Fees.  Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any:  [                    ].  [Insert other additional prepayment provisions with respect to New Term Loans].

f)             Other Fees.  Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its Pro Rata Share of an aggregate fee equal to [                     ,         ] on [                       ,         ].

g)            Proposed Borrowing.  This Agreement represents Borrower’s request to borrow [Series [    ] New Term Loans] from New Term Loan Lender as follows (the “Proposed Borrowing”):

i.                 Business Day of Proposed Borrowing:                        ,

ii.             Amount of Proposed Borrowing:  $

iii.         Interest Rate Option:    ☐  a.  Base Rate Loan(s)

☐  b.  LIBOR Loan(s) with an initial Interest Period of         month(s)

5.             ~~The~~Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement; (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Pro Rata Share of the Commitments, shall have the rights and obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement and the

XV-A-3

Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to subsection 6.1(i) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and (v) if it is a Non-US Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (1) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

6.             This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.             This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

8.             Except as set forth in this Agreement, [Revolving Loans] [Series [    ] New Term Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.             For purposes of the Credit Agreement, the initial notice address of each [New Term Loan Lender] [Revolving Loan Lender] shall be as set forth below its signature below.

10.          Upon execution and delivery hereof, Administrative Agent will record the [Series [    ] New Term Loans] [Revolving Loans] made by [New Term Loan Lenders] [Revolving Loan Lenders] in the Register.

11.          This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.          This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13.          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

XV-A-4

[Remainder of page intentionally left blank]

XV-A-5

IN WITNESS WHEREOF, the Administrative Agent and ~~the~~each New Lender have caused this Agreement to be duly executed by their respective authorized officers, and Borrower has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[ ], as New Lender

By:
Name:
Title:

Notice Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
	Name:	[ ]
	Title:	[ ]

Consented to:

BORROWER:

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

XV-A-S-1

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[ ]	[New Term Loan Commitment] [Revolving Loan Commitment]	$	[ ]

	Total:	$	[ ]

XV-A-Schedule A-1

EXHIBIT XV-B

FORM OF NOTICE TO LENDERS

Pursuant to that certain Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, supplemented, restated or otherwise modified, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof (collectively, “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender, this represents Borrower’s notice to [increase the ~~[~~Revolving Loan Commitments] [issue New Term Loan Commitments] pursuant to subsection 2.1A(iv) of the Credit Agreement as follows:

1.             Aggregate Amount of Increase:(1)           $

2.             Increasing Lenders:

3.             New Lenders:

4.             Effective Date of Increase:

Schedule 1 attached hereto sets forth the amount of [the increase in the ~~[~~Revolving Loan Commitments] [the issuance of New Term Loan Commitments] assumed by each New Lender and/or each Increasing Lender and the Pro Rata Share of the [Revolving Loan Commitments] [New Term Loan Commitments] for each Lender after giving effect to the amount of such [increase] [issuance].

DATED:	ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

(1) In the event of the issuance of a Series of New Term Loans, to specify ~~if~~ Applicable Margins ~~thereunder are different than those applicable to existing Term Loans~~and other material terms and conditions thereof and provide amendments to Credit Agreement in order to effectuate same.

XV-B-1

SCHEDULE 1
TO
EXHIBIT XXIII-B

Lender	Aggregate Amount of [Revolving/New Term] Loans Commitments/Loan for all Lenders	Amount of [Revolving/New Term] Loan Commitments/ Loans for Lender	Lender’s Pro Rata Share of [Revolving/New Term] Loan Commitments/Loans
	$	$		%

XV-B-1-1

EXHIBIT XV-C

FORM OF OFFICERS’ CERTIFICATE

Reference is hereby made to that certain Credit Agreement dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 ~~(the “Second~~, that certain Third Amendment~~”)~~ to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as further amended, supplemented, restated or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the other Loan Parties party thereto, the financial institutions listed on the signature pages thereof as Lenders (“Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for the Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

This Officers’ Certificate is being executed and delivered in connection with an [increase in the ~~[~~Revolving Loan Commitments] [issuance of New Term Loan Commitments] pursuant to subsection 2.1A(iv) of the Credit Agreement.  The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

1.                                      The representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended by the ~~Second~~Fourth Amendment Documents) are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the applicable materiality qualifier set forth above shall be disregarded for purposes of this certification.

2.                                      No event has occurred and is continuing or would result from the consummation of the [increase in the ~~[~~Revolving Loan Commitments] [issuance of New Term Loan Commitments] that would constitute an Event of Default or a Potential Event of Default.

3.                                      Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; provided that, if a condition is qualified as to materiality, with respect to such condition the applicable materiality qualifier shall be disregarded for purposes of this certification.

XV-C-1

4.                                      The undersigned has read this Officers’ Certificate and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the [increase in the ~~[~~Revolving Loan Commitments] [issuance of New Term Loan Commitments]; and (b) all conditions precedent to the [increase in the ~~[~~Revolving Loan Commitments] [issuance of New Term Loan Commitments] have been complied with.

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IN WITNESS WHEREOF, the undersigned has caused this Officers’ Certificate to be duly executed and delivered to Administrative Agent as of the date and at the place first written above.

ISLE OF CAPRI CASINOS, INC.

By:
Name:
Title:

XV-C-3

EXHIBIT XVI

[FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT]

~~In the form attached to the Credit Agreement, dated as of July 26, 2007.~~ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of [                            ], by ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), each of THE RESTRICTED SUBSIDIARIES of Borrower listed on the signature pages attached hereto (the “Subsidiary Indemnitors”; Borrower and each Subsidiary Indemnitor is referred to as an “Indemnitor” and collectively as the “Indemnitors”), to and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Administrative Agent (“Administrative Agent”) for and representative of the financial institutions (“Lenders”) that are party to the Credit Agreement referred to below and any Hedge Providers (as defined below), and each of their respective successors, assigns and participants, and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing including any Person that holds or that may hereafter acquire all or any part of the Facilities (as such term is defined in the Credit Agreement) or any interest or estate therein by purchasing any of the Facilities at a foreclosure sale or trustee’s sale or by acceptance of a deed in lieu of foreclosure (each of which are referred to hereinafter individually as an “Indemnitee” and collectively as the “Indemnitees”).

R E C I T A L S

A.                                    Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of July 26, 2007, with Borrower, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment to Credit Agreement”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents (the “Fourth Amendment to Credit Agreement”) (as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to Borrower in the aggregate principal amount of up to $300,000,000.  Initially capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Credit Agreement.

B.                                    Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the “Lender Hedge Agreements”) with or one or more Lenders or Affiliates of Lenders (in such capacity, collectively, “Hedge Providers”) in accordance with the terms of the Credit Agreement.

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C.                                    Subsidiary Indemnitors have executed and delivered that certain Subsidiary Guaranty, dated as of July 26, 2007, as amended by the Second Amendment to Credit Agreement, as further amended by the Fourth Amendment to Credit Agreement (said Subsidiary Guaranty, as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Subsidiary Guaranty”) in favor of Administrative Agent for the benefit of Lenders and any Hedge Providers, pursuant to which the Subsidiary Indemnitors have guaranteed the prompt payment and performance when due of all Obligations of Borrower under the Credit Agreement and other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof.

D.                                    The Credit Agreement requires that Indemnitors execute and deliver this Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, the making of the Loans, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors, intending to be legally bound, hereby jointly and severally agree as follows:

1.                                      Covenants.  The foregoing recitals are incorporated herein by this reference.  Each Indemnitor hereby makes the representations and warranties in Section 5.13 of the Credit Agreement and shall comply with the provisions of Section 6.7 of the Credit Agreement with respect to each Facility in which such Indemnitor has any interest, each of which is incorporated herein by this reference as if fully set forth herein.

2.                                      Indemnity.

2.1                               Each Indemnitor shall indemnify, defend and hold Administrative Agent and the other Indemnitees harmless from and against all claims, losses, damages (whether actual, consequential, punitive, or otherwise denominated), demands, liabilities, causes of action, assessments, penalties, actions, judgments, suits, fees, costs and expenses (including the reasonable fees, expenses and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including Environmental Laws), on common law or equitable causes or on contract or otherwise (collectively, “Claims”) of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising from or related to any of the following, except to the extent such Claims result from any Indemnitee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction:

2.1.1                     Each Indemnitor’s breach of any representation, warranty or covenant or other obligation set forth in this Agreement;

2.1.2                     The presence, Release (or threatened Release), use, generation, manufacture, production, treatment or storage of Hazardous Materials at, on, or from the Facilities or affecting the soil, soil vapor, water, groundwater, vegetation, buildings,

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personal property, Persons, animals or otherwise at or on the Facilities or other property to the extent emanating from or attributable to the Facilities;

2.1.3                     Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials, or underground or other storage tanks for Hazardous Materials, on, at or around the Facilities or other property to the extent emanating from or attributable to the Facilities;

2.1.4                     Any Claim or lawsuit brought or threatened, settlement reached (with Indemnitors’ consent, which consent shall not be unreasonably withheld, delayed or conditioned), or government order relating to Hazardous Materials or underground or other storage tanks for Hazardous Materials on, at or around the Facilities or other property to the extent emanating from or attributable to the Facilities;

2.1.5                     Any violation of Environmental Laws or demand of any Government Authority that is based upon or in any way related to the presence, Release, use, generation, manufacture, production, treatment or storage of Hazardous Materials or underground or other storage tanks for Hazardous Materials in connection with the Facilities by any Person or other source, whether related or unrelated to Indemnitors;

2.1.6                     Any and all losses (including loss of value of the Facilities) and any or all of the following (a) any incurrence of or liability for costs of clean-up, removal or remedial action incurred by a Government Authority, or by any other Person, or damages from injury to or destruction or loss of natural resources including the costs of assessing such injury, destruction or loss, legal representation, governmental oversight, financial assurance or ongoing monitoring or maintenance, arising under the provision of any Environmental Law; (b) any incurrence of or liability for any other costs or expenses of abatement, correction or clean-up, or any fines, damages, response costs or penalties, which arise under the provisions of any Environmental Law; (c) liability for personal injury or property damages arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity; and (d) any amounts expended in good faith by Administrative Agent or any other Indemnitee to settle or compromise any claim or allegation of liability if Indemnitors fail to promptly and diligently defend such claim or allegation; whether or not liability is asserted against or imposed on Administrative Agent as a result of any action or inaction by Administrative Agent;

2.1.7                     The inaccuracy or breach of any representation, warranty or covenant set forth in the Credit Agreement or any other Loan Document relating to Hazardous Materials or Environmental Laws, or subsequently made by any Indemnitor to Administrative Agent with respect to Hazardous Materials or Environmental Laws, in each case when such representation or warranty was made (any of the foregoing being referred to in this Agreement as an “Indemnified Claim”).

Each Indemnitor’s obligations under this Agreement shall arise without regard to whether or not any Government Authority has taken or threatened any action in connection with the presence of any Hazardous Materials.

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2.2                               The indemnification set out in this Section 2 shall survive satisfaction and payment of the Obligations and termination of this Agreement, the Credit Agreement and the other Loan Documents and shall not be limited in any way by the passage of time or occurrence of any event.  The amount of indemnification under this Agreement shall not be limited by and may exceed the amount of the Loans.

2.3                               This Agreement is given to protect Administrative Agent against the Indemnified Claims described in this Agreement, and not as additional security for, or as a means of repayment of, the Loans.  The obligations of each Indemnitor under this Agreement are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loans or secured by any Collateral Document, (ii) the sufficiency or insufficiency of any collateral (including the Facilities) given to Administrative Agent or the Lenders to secure repayment of the Loans, (iii) the consideration given by Administrative Agent or any other party in order to acquire the Facilities, or any portion thereof, (iv) the modification, expiration or termination of any Loan Document or (v) the discharge or repayment in full of the Loans (including, without limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure).  The rights of Administrative Agent under this Agreement shall be in addition to any other rights and remedies of Administrative Agent against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including any right of reimbursement or contribution pursuant to Environmental Laws), and shall not in any way be deemed a waiver of any of such rights.

3.                                      Duty to Defend.  Upon written request of Administrative Agent, at Administrative Agent’s sole option, Indemnitors shall undertake the defense of Administrative Agent and the other Indemnitees at Indemnitors’ sole cost and expense, with counsel approved by Administrative Agent, in connection with any Indemnified Claim.  If (i) any Indemnitor refuses to undertake the defense of Administrative Agent or any other Indemnitee after receiving such request; (ii) any Indemnitor fails to assume (within ten (10) Business Days after receiving such request) and thereafter diligently and continuously conduct such defense; (iii) the use of counsel chosen by Indemnitors to represent Administrative Agent would present such counsel with a conflict of interest that is not waived; or (iv) the defendants in, or targets of, any such litigation or proceeding include both Administrative Agent and Indemnitors, and Administrative Agent in its sole discretion concludes that there are or are likely to be significant legal defenses available to it which are different from or additional to those available to Indemnitors and would require Indemnitors to take inconsistent or conflicting positions from those taken by Administrative Agent (in which case no Indemnitor has the right to direct the defense on behalf of Administrative Agent or any other Indemnitor with respect to such legal defense), then in any of such cases Administrative Agent may employ separate counsel selected by Administrative Agent at the sole cost and expense of Indemnitors without reducing Indemnitors’ obligations to protect, indemnify and hold harmless Administrative Agent and the other Indemnitees as provided in this Agreement.

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4.                                      Performance.

4.1                               The undertakings, liabilities and obligations of Indemnitors hereunder shall not be affected, discharged, improved or varied except by the due and punctual performance of such Indemnitor’s obligations as set forth in this Agreement and then only to the extent thereof.  The rights of Administrative Agent hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of Administrative Agent in connection with the Facilities prior to the date hereof.  No failure or delay on the part of Administrative Agent to exercise any power, right or privilege under this Agreement shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.2                               In the event of any Release of Hazardous Materials, the threat of a Release of any Hazardous Materials, whether or not the same originates or emanates from the Facilities or any contiguous real estate, or the presence of any Hazardous Material affecting the Facilities in breach of Indemnitors’ covenants in Section 1 hereof, and/or if any Indemnitor fails to comply with any of the requirements of the Environmental Laws, Administrative Agent may at its election, but without the obligation so to do, after the date that is ten (10) days after delivery of written notice to Indemnitors thereof (unless Indemnitors cure such condition within ten (10) days after such notice is sent to it or within such additional time (not exceeding sixty (60) days) reasonably necessary so long as Indemnitors diligently pursue cure of such condition), cause such work to be performed at the Facilities and/or take any and all other actions as Administrative Agent deems reasonably necessary or advisable in order to abate the Release of any Hazardous Material, remove the Hazardous Material or cure Indemnitors’ noncompliance.  If Administrative Agent elects to act pursuant to this provision, it will do so only to the extent necessary to protect the value of its security interest in the Facilities.  Each Indemnitor acknowledges that Administrative Agent is not a guarantor or participant of such Indemnitor under Environmental Laws.

4.3                               Each Indemnitor acknowledges that Administrative Agent and Lenders have agreed to make the Loans and other extensions of credit under the Credit Agreement in reliance upon each Indemnitor’s covenants, representations, warranties and indemnities in this Agreement. All of the covenants and indemnities of this Agreement shall survive the repayment of the Loans, the release of the Lien from the Facilities and the release of any Collateral Document and shall survive the transfer of any or all right, title and interest in and to the Facilities by any Indemnitor to any party, whether or not affiliated with such Indemnitor.

4.4                               In addition to any other remedies hereunder or under applicable law which Administrative Agent may have for an Event of Default, Administrative Agent has the right to waive its Lien against the Facilities or any portion thereof, whether fixtures or personal property, to the extent such Facility is found to be environmentally impaired, and to exercise any and all rights and remedies of an unsecured creditor against Indemnitors and all of Indemnitors’ assets and property for the recovery of any deficiency.  As between

~~XVI-A-~~XVI-5

Administrative Agent and Indemnitors, Indemnitors have the burden of proving that any Indemnitor or any related party (or any Affiliate or agent of any Indemnitor or any related party) did not knowingly or negligently cause or contribute to, or knowingly permit or acquiesce to, any Release or threatened Release of a Hazardous Material.  Each Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the other Loan Documents, all judgments and awards entered against Indemnitors shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and each Indemnitor shall be fully liable for all judgments and awards entered against such Indemnitor hereunder, and such liability shall not be limited to the original principal amount of the Loans and each Indemnitor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Facilities.

5.                                      Attorneys and Consultants Fees.  If Administrative Agent, or someone on Administrative Agent’s behalf, retains the services of an attorney and/or environmental consultant, engineer or other professional in connection with the Administrative Agent’s enforcement of the indemnity herein, Indemnitors shall pay Administrative Agent’s costs and reasonable attorneys’ fees and consultants’ fees thereby incurred.  Administrative Agent may employ attorneys and consultants of its own choice.

6.                                      Interest.  If Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitors shall pay the same to Administrative Agent immediately on demand, and if such payment is not received within thirty (30) days after written demand from Administrative Agent to Indemnitors setting forth such amounts in reasonable detail, interest on such unpaid amount shall accrue at the default rate of interest under the Credit Agreement until such amount, plus interest, is paid in full.

7.                                      Joint and Several Liability.  The liability of Indemnitors is joint and several.  In addition, each Indemnitor’s obligations hereunder are joint and several with any other Person now or hereafter obligated under the Loan Documents and are independent of the obligations of each other Indemnitor.  A separate action or actions may be brought and prosecuted against each Indemnitor, whether or not action is brought against any other Indemnitor or any other Person or whether or not any Indemnitor or any other Person is joined in such action or actions.

8.                                      Notice.  All notices, demands, requests and other communications required hereunder shall be in writing and shall be given in accordance with the terms and provisions of the Credit Agreement and the Subsidiary Guaranty.

9.                                      Severability.  If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (a) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby; (b) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction; and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the legal and economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

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10.                               Guarantor Provisions.  If and to the extent that Borrower or any Subsidiary Indemnitor (for the purposes of this Section 10, being individually and collectively referred to herein as “Guarantor”) would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, Guarantor hereby agrees as follows:

10.1                        Guarantor expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Agreement might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of the Administrative Agent, any Lender or any Hedge Provider or their failure to proceed promptly or otherwise as against Borrower or any Subsidiary Indemnitor, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the “Principal Indemnitor”) or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal Indemnitor, or because of any further dealings between the Principal Indemnitor and the Administrative Agent or any Lender or any Hedge Provider, whether relating to this Agreement or otherwise.  Guarantor hereby expressly waives and surrenders any defense to Guarantor’s liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them.  It is the purpose and intent of this Agreement that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

10.2                        Guarantor waives:

10.2.1                                      all statutes of limitations as a defense to any action or proceeding brought against Guarantor by the Administrative Agent, any Lender or any Hedge Provider, to the fullest extent permitted by law;

10.2.2                                      any right it may have to require the Administrative Agent, any Lender or any Hedge Provider to proceed against the Principal Indemnitor or pursue any other remedy in the Administrative Agent’s or any Lender’s or any Hedge Provider’s power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal Indemnitor hereunder, and none of Administrative Agent, any Lender or any Hedge Provider shall be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal Indemnitor prior to proceeding against Guarantor to the full extent of Guarantor’s obligations hereunder;

10.2.3                                      any defense based on any legal disability of the Principal Indemnitor and any discharge, release or limitation of the liability of the Principal Indemnitor to the Administrative Agent or any Lender or any Hedge Provider, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that

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Guarantor’s obligations exceed or are more burdensome than those of the Principal Indemnitor;

10.2.4                                      all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

10.2.5                                      any defense based on or arising out of any defense that the Principal Indemnitor may have to the payment or performance of any obligation set forth in this Agreement;

10.2.6                                      until all obligations under this Agreement have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal Indemnitor, all regardless of whether Guarantor may have made any payments to the Administrative Agent or any Lender or any Hedge Provider; and

10.2.7                                      in the event that notwithstanding the provisions of Section 2.3, the obligations of the Principal Indemnitor, hereunder are held or deemed to be secured, any right of Guarantor to have the Collateral of the Principal Indemnitor first applied to the discharge of the Obligations, and Guarantor expressly recognizes that any such Collateral is security for the Principal Indemnitor’s obligations hereunder but not for Guarantor’s obligations hereunder.

10.3                                                Each Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal Indemnitor and all other circumstances affecting the Principal Indemnitor’s ability to pay for and perform its obligations to the Indemnitees, and agrees that none of Administrative Agent, any Lender or any Hedge Provider have a duty to disclose to Guarantor any information which the Administrative Agent, any such Lender or any such Hedge Provider may receive about the Principal Indemnitor’s financial condition, business operations, or any other circumstances bearing on its ability to perform.

10.4                                                Each Guarantor jointly and severally agrees to perform and be liable for the obligations of the Principal Indemnitor hereunder.

10.5                                                Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an

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amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 10.5, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

10.6                Each Guarantor under this Agreement, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 10.6, together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Agreement and the Related Guaranties.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Agreement or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to the Indemnitees.

11.          Miscellaneous

11.1        THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS RULES AND PRINCIPLES OF SUCH STATE.

11.2        Administrative Agent may, without notice to, or consent of, Indemnitors, sell, assign or transfer to any Person or Persons all or any part of its rights and remedies under this Agreement, and in the event of any such assignment or grant, the rights and remedies of Administrative Agent hereunder shall extend to, and vest in, any such assignee or assignees who has the right to enforce the provisions of this Agreement as fully as Administrative Agent, provided that Administrative Agent shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of its rights and remedies that it has not sold, assigned or transferred.  Each Indemnitor shall fully cooperate with Administrative Agent in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment or grant any amendments to this Agreement in order to effect any such assignment or grant (including the appointment of Administrative Agent as agent for itself and all assignees).

11.3        This Agreement shall be binding upon each Indemnitor’s successors, assigns, heirs, personal representatives and estate and shall inure to the benefit of Administrative Agent, the other Indemnitees and their respective successors, assigns and participants.  No Indemnitor may assign its rights or obligations hereunder or any interest herein without the prior written consent of Administrative Agent (and any such assignment

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or delegation without Administrative Agent’s prior written consent shall be an Event of Default under the Credit Agreement).

11.4        The obligations of Indemnitors hereunder shall be continuing.  No assignment or transfer of the Facilities by the Indemnitors shall operate to release the liability hereunder except with the express prior written consent of the Administrative Agent in its sole and absolute discretion.  Each Indemnitor agrees that it has no right of contribution (including any right of contribution under CERCLA) or subrogation against each of the other Indemnitors unless and until all obligations of Indemnitors have been satisfied.

11.5        From time to time, each Indemnitor shall execute and deliver to the Administrative Agent such additional documents as the Administrative Agent may require to carry out the purposes of this Agreement, to preserve and protect the Administrative Agent’s and the other Indemnitees’ rights as contemplated herein.

11.6        No failure or delay on the part of any Indemnitee to exercise any power, right or privilege under this Agreement impairs any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor does any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.7        This Agreement may be executed in counterparts each of which is an original and all of which constitute one and the same Agreement with the same effect as if all parties had signed the same signature page.  Any signature page of this Agreement may be detached from any other counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

11.8        Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.9        Each Indemnitor represents and warrants to Administrative Agent that it has read each and every provision of this instrument, has consulted, or has been given the opportunity to have this instrument reviewed by competent legal counsel of its choosing and understands, agrees to and accepts the provisions hereof.

11.10      The initial Subsidiary Indemnitor(s) hereunder shall be such of the Subsidiaries of Borrower as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, Subsidiaries of Borrower may become parties hereto, as additional Indemnitor (each an “Additional Indemnitor”), by executing a counterpart of this Agreement.  A form of such a counterpart is attached hereto as Exhibit A.  Upon

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delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Indemnitors, each such Additional Indemnitor shall be an Indemnitor and shall be as fully a party hereto as if such Additional Indemnitor were an original signatory hereof.  Each Indemnitor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Indemnitor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Indemnitor hereunder.  This Agreement shall be fully effective as to any Indemnitor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Indemnitor hereunder.

11.11      All notices hereunder shall be made in accordance with the terms of the Credit Agreement or with respect to the Subsidiary Indemnitors, the terms of the Subsidiary Guaranty.

11.12      This Agreement is subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of Administrative Agent, Lead Arranger, Syndication Agent, Documentation Agent, Indemnitees and Lenders acknowledges by its acceptance hereof that (i) it is subject to being called forward by the Gaming Authorities or Government Authorities enforcing the Liquor Laws, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Loan Documents, including with respect to the entry into and ownership and operation of Gaming Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor licensee, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

[Remainder of page intentionally left blank]

~~XVI-A-~~XVI-11

IN WITNESS WHEREOF, each Indemnitor has executed this Agreement as of the date first above written.

ISLE OF CAPRI CASINOS, INC.
as an Indemnitor

By:
Name:
Title:

[ ], as an Indemnitor

By:
Name:
Title:

[LIST RESTRICTED SUBSIDIARIES]

XVI-S-1

EXHIBIT A

FORM OF COUNTERPART FOR ADDITIONAL INDEMNITORS

This COUNTERPART (this “Counterpart”), dated               , 20    , is delivered pursuant to Section 11.10 of the Environmental Indemnity Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Environmental Indemnity Agreement, dated as of July 26, 2007 (as it may be from time to time amended, modified, restated, or supplemented, the “Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), executed and delivered by the Indemnitors named therein to and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Administrative Agent and certain other parties named therein as “Indemnitees”.  The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Indemnitor under the Agreement in accordance with Section 11.10 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of               , 20    .

[NAME OF ADDITIONAL INDEMNITOR]

By:
Name:
Title:

XVI-A-1

EXHIBIT XVII

[FORM OF CERTIFICATE RE NON-DOMESTIC BANK STATUS]

[See Attached]

~~XVIII-~~XVII-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

~~CERTIFICATE RE NON-DOMESTIC BANK STATUS~~

Reference is hereby made to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, ~~as further amended by~~ that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified to the date hereof, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages therein as Lenders and party from time to time thereto (“Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for the Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

Pursuant to ~~subsection~~the provisions of Section 2.7B(iv) of the Credit Agreement, the undersigned hereby certifies that~~:~~ (i) it ~~1.    It~~ is the sole record and beneficial owner of the ~~Loans and the other Obligations~~Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate~~.~~, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

~~2.             It is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the it further represents and warrants that:~~

                ~~(a)           it is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and~~

                ~~b)            it has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;~~

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

XVII-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

~~3.             It is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and~~

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

XVII-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified to the date hereof, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages therein as Lenders and party from time to time thereto (“Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for the Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

~~4.             It~~Pursuant to the provisions of Section 2.7B(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation ~~receiving interest from a~~ related ~~person within the meaning of~~to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
~~DATED~~Date: , ~~201_~~	~~[NAME OF LENDER~~20[ ]

XVII-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified to the date hereof, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages therein as Lenders and party from time to time thereto (“Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for the Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

Pursuant to the provisions of Section 2.7B(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

XVII-4

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

XVII-5

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as further amended, restated, supplemented or otherwise modified to the date hereof, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Isle of Capri Casinos, Inc., a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages therein as Lenders and party from time to time thereto (“Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as agent for the Lenders (“Administrative Agent”), Issuing Bank and Swing Line Lender.

Pursuant to the provisions of Section 2.7B(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

XVII-6

[NAME OF LENDER]

By:
Name:
Title:
~~By~~Date:	, 20[ ]
~~Its Authorized Signatory~~

XVII-7

SCHEDULE 1.1(a)

EXISTING LETTER OF CREDIT

Letter of Credit	As of ~~March 22, 2011~~ April 1, 2013	Issuing Bank/Surety	Applicant (per the legal document)	Original Issue Date	Expiry Date
TS-07004090	 ~~475,000.00~~$ 75,000.00	Credit Suisse	Isle of Capri Casinos, Inc.	7/26/2007	7/26/~~2011~~2013
TS-07004097	~~2,718,799.00~~3,114,640.00	Credit Suisse	Isle of Capri Casinos, Inc.	7/26/2007	7/26/~~2011~~2013
TS-07004094	266,107.00	Credit Suisse	Isle of Capri Casinos, Inc.; O/B ~~PPI~~Pompano Park Holdings, ~~Inc~~LLC.	7/26/2007	7/26/~~2011~~2013
TS-07004093	40,000.00	Credit Suisse	Isle of Capri Casinos, Inc.; O/B ~~PPI~~Pompano Park Holdings, ~~Inc.~~LLC	7/26/2007	7/26/~~2011~~2013
~~TS-07004307~~	 ~~800,000.00~~ 	~~Credit Suisse~~	~~Isle of Capri Casinos, Inc.~~	~~7/26/2007~~	~~4/28/2011~~
TS-07005156	~~3,055,868.45~~2,911,319.30	Credit Suisse	Isle of Capri Casinos, Inc.; O/B Riverboat Corporation of Mississippi	6/18/2009	6/29/~~2011~~2013
TS-07005417	5,000,000.00	Credit Suisse	~~IOC-PA,~~Isle of Capri Casinos, Inc. On Behalf of: Woodlands Fayette, LLC	1/12/2010	1/12/~~2012~~2014
TS-07005868	100,000.00	Credit Suisse	Isle of Capri Casinos, Inc.; O/B of IOC Marquette, Inc.	12/20/2010	12/19/~~2011~~2013
TS-07005915	300,000.00	Credit Suisse	Isle of Capri Casinos, Inc.; O/B PPI, Inc.	1/14/2011	1/14/~~2012~~2014
TS-07005973	319,000.00	Credit Suisse	Isle of Capri Casinos, Inc. O/B of Isle of Capri Marquette, Inc.	4/1/2011	4/1/2014
~~TOTAL~~TS-07005974	~~$ 12,755,774.45~~760,000.00	Credit Suisse	Isle of Capri Casinos, Inc. O/B of Isle of Capri Bettendorf, L.C.	4/1/2011	4/1/2014
TS-07005975	495,000.00	Credit Suisse	Isle of Capri Casinos, Inc. O/B IOC-Davenport, Inc.	4/1/2011	4/1/2014
TS-07006269	2,083,089.00	Credit Suisse	Isle of Capri Casinos, Inc. and Riverboat Corporation of Vicksburg-Mississippi	11/30/2011	11/30/2013

TS-07006774	25,000,000.00	Credit Suisse	Isle of Capri Casinos, Inc. On Behalf of Tower Entertainment, LLC	2/1/2013	2/1/2014
TOTAL	$40,464,155.30

Schedule 1.1(b)

FOURTH AMENDMENT EFFECTIVE DATE COMMITMENTS

(Added)

(in Actual $) Isle of Capri Casinos, Inc. - Revolving Credit Facility Allocations

Lender	Total Revolver Allocation	% of Total
Wells Fargo Bank	$85,000,000.00	28.33%
Credit Suisse	50,000,000.00	16.67%
Deutsche Bank	50,000,000.00	16.67%
US Bank	50,000,000.00	16.67%
Capital One	35,000,000.00	11.67%
Mutual of Omaha	15,000,000.00	5.00%
One West Bank	15,000,000.00	5.00%

Total	$300,000,000.00	100.00%

“JLA” denotes Joint Lead Arranger

SCHEDULE 4.1H

RESTATEMENT EFFECTIVE DATE MORTGAGED PROPERTY

OWNER/LESSOR	PROPERTY DESCRIPTION	STREET ADDRESS	COMMON NAME
~~Riverboat Corporation of Mississippi~~

~~Approximately 14 acres of property in Biloxi, Mississippi which is leased from the City of Biloxi (for itself and as successor to the interests of the Biloxi Port Commission), and the Secretary of State and operated as the Isle of Capri Casino & Hotel in Biloxi, Mississippi.~~

		~~151 Beach Blvd. Biloxi, MS 39530~~	~~Isle Casino Hotel Biloxi~~
St. Charles Gaming Company, Inc.	Approximately ~~4~~3 acres of land is owned and 17 acres of land is leased in Calcasieu Parish, Louisiana for use in connection the Isle of Capri Casino and Hotel in Lake Charles, Louisiana.	100 Westlake Avenue Lake Charles, LA 70669	Isle of Capri Casino Hotel Lake Charles
Isle of Capri Bettendorf, L.C.	Approximately 24.6 acres of property which is owned and operated as the Isle of Capri Casino ~~&~~ Hotel in Bettendorf, Iowa	1777 Isle Parkway Bettendorf, IA 52722	Isle Casino Hotel~~,~~ Bettendorf
Isle of Capri Marquette, Inc.

Approximately 3.95 acres of property which is owned and utilized in connection with the ~~Isle of Capri~~Lady Luck Casino ~~& Hotel~~ in Marquette, IA, together with an additional 0.34 acre parcel of leased property for docking purposes.

		100 Anti Monopoly Marquette, IA 52158	Lady Luck Casino Marquette
IOC - Natchez, Inc.

Approximately 15 separate parcels of leased property which are utilized for parking, docking, a restaurant and a parcel which is owned and upon which a hotel is located, all of which are utilized in connection with the operation of the Isle of Capri Casino ~~&~~ Hotel in Natchez, MS.

		645 S. Canal Street Natchez, MS 39210 (hotel) 53 Silver Street Natchez, MS 39210 (other property)	Isle of Capri Casino Hotel Natchez
IOC - Lula, Inc.	Approximately ~~900-~~1,000 acres leased in Coahoma County, Mississippi from Roger	777 Isle of Capri Parkway Lula, MS 38644	Isle of Capri Casino Hotel Lula

Allen Johnson, Jr. and Charles Bryant Johnson of which approx. ~~128~~50 acres is used in connection with the operations of the facilities.
IOC Davenport, Inc.	Approximately 12 acre site leased from the City of Davenport.	101 West River Drive Davenport, IA 52801	Rhythm City Casino Davenport
IOC - Kansas City, Inc.	Approximately ~~27~~28 acres which is leased from the Kansas City Port Authority.	1800 East Front Street Kansas City, MO 64120	Isle of Capri Casino Kansas City
IOC Black Hawk County, Inc.	Approximately 30 acres land based parcel; 16.15 waterway parcel; and 6.43 acres roadway parcel	777 Isle of Capri Blvd. Waterloo, IA 50701	Isle Casino Hotel Waterloo
IOC-Caruthersville, LLC f/k/a Aztar Missouri Riverboat Gaming Company, LLC	Approximately ~~38.5~~37 acres of property which is owned and operated as the ~~Isle of Capri Caruthersville d/b/a~~Lady Luck Casino ~~Aztar~~ in Caruthersville, Missouri.	777 East 3rd Caruthersville, MO 63830	Lady Luck Casino Caruthersville
IOC - Boonville, Inc.	Approximately ~~32~~27 acres which is leased from the City of Boonville.	100 Isle of Capri Blvd. Boonville, MO 65233	Isle of Capri Casino Hotel Boonville
CCSC/Blackhawk, Inc.	Casino and parking on approximately 1.8 acre parcel of land and parking garage and hotel occupying approximately 9.4 acres leased from Andrianaks, LLC	340 Main Street Black Hawk, CO 80422 (casino) 333 Main Street Black Hawk, CO 80422 (hotel)	Lady Luck Casino Hotel Black Hawk
Isle of Capri Black Hawk, L.L.C.	Casino, parking garage and hotel Approximately 9.4 acre parcel of land	401 Main Street Black Hawk, CO 80422	Isle Casino Hotel~~,~~ Black Hawk
Rainbow Casino- Vicksburg Partnership, L.P.	~~Approximately 61.75 acre parcel of~~Casino and parking on approximately 60 acres of land	1380 Warrenton Road Vicksburg, ~~Mississippi~~MS 39182	~~Rainbow Hotel~~Lady Luck Casino~~,~~ Vicksburg
IOC-Cape Girardeau LLC	Approximately 23 acres owned of which approximately 15 acres are casino and parking lot and 8 acres dedicated to public streets and other space.	777 North Main Street Cape Girardeau, MO 63701	Isle Casino Cape Girardeau

SCHEDULE 4.1M

VESSELS SUBJECT TO SHIP MORTGAGES

1.              Grand Palais (Westlake, Louisiana)

~~2. Crown Casino (Westlake, Louisiana)~~

2.              ~~3.~~ Bettendorf Capri (Bettendorf, Iowa)

3.              ~~4.~~ Miss Marquette (Marquette, Iowa)

4.              ~~5.~~ Lady Luck Country (Lula/Coahoma, Mississippi)

5.              ~~6.~~ Lady Luck Rhythm & Blues (Lula/Coahoma, Mississippi)

6.              ~~7.~~ Lady Luck Rhythm & Blues II (Lula/Coahoma, Mississippi)

7.              ~~8.~~ Lady Luck I (Natchez, Mississippi)

8.              ~~9.~~ Isle of Boonville (Boonville, Missouri)

9.              ~~10.~~ Treble Clef (Davenport, Iowa)

10.       ~~11.~~ City of Caruthersville (Caruthersville, Missouri)

11.       ~~12.~~ Creole 5 (Vicksburg, Mississippi)

12.       ~~13.~~ Creole 6 (Vicksburg, Mississippi)

SCHEDULE 5.1

SUBSIDIARIES

Name	Designation	State and Date of Incorporation	Ownership
ASMI Management, Inc.	Unrestricted	Florida 10/11/94	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Casino America, Inc. 08/06/1996)
Black Hawk Holdings, L.L.C.	Restricted	Colorado 01/23/08	~~100% owned by Casino America of Colorado, Inc. (~~100% owned by Isle of Capri Casinos, Inc.~~)~~
~~Blue Chip Casinos Limited~~	~~Unrestricted~~	~~United Kingdom 03/12/2001~~	~~66.67% owned by Isle of Capri Casinos Limited (100% owned by Isle of Capri Casinos, Inc.) Remaining equity interests owned by various shareholders~~
Capri Air, Inc.	Unrestricted	Mississippi 12/28/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 100 shares to Casino America, Inc. 12/28/1993)
Capri Insurance Corporation	Unrestricted	Hawaii 07/28/~~2004~~04	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares)
~~Casino America of Colorado, Inc.~~	~~Restricted~~	~~Colorado 04/25/97~~	~~100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares to Casino America, Inc. 04/25/1997)~~
Casino America, Inc.	Unrestricted	Delaware 06/29/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 100 shares to Isle of Capri Casinos, Inc. 08/28/1998)
~~Casino Investments Limited~~	~~Unrestricted~~	~~United Kingdom 08/06/2001~~	~~100% owned by Blue Chip Casinos Plc (66.67% owned by Isle of Capri Casinos Limited (100% owned by Isle of Capri Casinos, Inc.)) Remaining equity interests owned by various shareholders~~
~~Casino Management Limited~~	~~Unrestricted~~	~~United Kingdom 08/06/2001~~	~~100% owned by Blue Chip Casinos Plc (66.67% owned by Isle of Capri Casinos Limited (100% owned by Isle of Capri Casinos, Inc.)) Remaining equity interests owned by various shareholders~~
~~Casino Projects Limited~~	~~Unrestricted~~	~~United Kingdom 08/09/2001~~	~~100% owned by Blue Chip Casinos Plc (66.67% owned by Isle of Capri Casinos Limited (100% owned by Isle of Capri Casinos, Inc.)) Remaining equity interests owned by various shareholders~~
CCSC/Blackhawk, Inc.	Restricted	Colorado 07/02/~~2001~~01

100% owned by IC Holdings Colorado, Inc. (100% owned by ~~Isle of Capri Black Hawk, L.L.C. (57% owned by Casino America of Colorado, Inc. (100% owned by Isle of Capri Casinos, Inc.) and 43%~~ owned by Black Hawk Holdings, L.L.C. (100% ~~Casino America of Colorado (100%~~ owned by Isle of Capri Casinos, Inc.~~)) (Cert. No. 4 — 100 shares to IC Holdings Colorado, Inc. 4/22/2003~~)

CSNO, L.L.C.	Unrestricted	Louisiana 04/04/00	100% owned by IOC Holdings, L.L.C. (100% owned by Isle of Capri Casinos, Inc.) No certificate issued.
~~Grand Palais Riverboat, Inc.~~	~~Restricted~~	~~Louisiana 03/29/93~~	~~100% owned by IOC Holdings, L.L.C. (100% owned by Isle of Capri Casinos, Inc.) (Cert. No. 2 — 1,000 shares to IOC Holdings, L.L.C. 04/29/2001)~~
IC Holdings Colorado, Inc.	Restricted	Colorado 10/21/02	100~~% owned by Isle of Capri Black Hawk, LLC (57% owned by Casino America of Colorado, Inc. (100% owned by Casinos, Inc.)~~

Name	Designation	State and Date of Incorporation	Ownership
~~and 43~~% owned by Black Hawk Holdings, L.L.C. (100% owned by ~~Casino America of Colorado, Inc. (100% owned by~~ Isle of Capri Casinos, Inc.)~~)~~ (Cert. No. ~~1~~2 — 10 shares ~~10~~02/~~21~~20/~~2002~~2012)
International Marco Polo’s Services, Inc.	Unrestricted	Nevada 09/26/74	100% owned by Lady Luck Gaming Corp., (owned 100% by Isle of Capri Casinos, Inc.) (No certificate issued)
IOC - Black Hawk Distribution Company, LLC	Restricted	Colorado 02/22/02

100% owned by Isle of Capri Black Hawk, L.L.C. (~~57~~100% owned by ~~Casino America of Colorado~~CCSC/Blackhawk, Inc. (100% owned by ~~Isle of Capri Casinos~~IC Holdings Colorado, Inc.~~) and 43~~ (100% owned by Black Hawk Holdings, L.L.C. ~~(100% owned by Casino America of Colorado, Inc.~~) (100% owned by Isle of Capri Casinos, Inc.))

IOC - Boonville, Inc.	Restricted	Nevada 07/26/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 37 — 1,000 shares issued to Isle of Capri Casinos, Inc. 05/09/2000)
~~IOC - Cameron, LLC~~	~~Unrestricted~~	~~Louisiana 09/06/02~~	~~100% owned by IOC Holdings, L.L.C. (owned 100% by Isle of Capri Casinos, Inc.) (No. certificate issued)~~
IOC-Caruthersville, LLC	Restricted	Missouri 04/21/99	100% owned by Isle of Capri Casinos, Inc.
~~IOC - City of St. Louis, LLC~~	~~Unrestricted~~	~~Missouri 09/12/02~~	~~100% owned by Isle of Capri Casinos, Inc. (No certificate issued)~~
IOC - Coahoma, Inc.	Unrestricted	Mississippi 09/23/98	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Casino America, Inc. 09/23/1998)
IOC - Kansas City, Inc.	Restricted	Missouri 02/17/00	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 900 shares issued to Isle of Capri Casinos, Inc. 06/05/2000)
IOC - Lula, Inc.	Restricted	Mississippi 05/25/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 5 — 1,000 shares issued to Isle of Capri Casinos, Inc. 04/29/2001)
IOC - Natchez, Inc.	Restricted	Mississippi 08/21/91	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 4 — 1,000 shares issued to Isle of Capri Casinos, Inc. 04/29/2001)
IOC — Nevada, LLC	Unrestricted	Nevada 8/5/09	100% owned by Isle of Capri Casinos, Inc. (no stock certificate issued)
IOC — PA, L.L.C.	~~Unrestricted~~Restricted	Pennsylvania 07/16/03	100% owned by Isle of Capri Casinos, Inc. (No certificate issued)
IOC Black Hawk County, Inc.	Restricted	Iowa 09/22/03	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 100 shares)
IOC Davenport, Inc.	Restricted	Iowa 07/19/00	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 100 shares issued to Isle of Capri Casinos, Inc. 03/12/2001)
IOC Development Company, LLC	Unrestricted	Mississippi 04/18/02	100% owned by Isle of Capri Casinos, Inc. (No certificate issued)
IOC Holdings, L.L.C.	Restricted	Louisiana 11/13/00	100% owned by Isle of Capri Casinos, Inc. (No certificate issued)
IOC Manufacturing, Inc.	Unrestricted	Mississippi 04/~~22~~29/05	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Isle of Capri Casinos, Inc. 04/22/2005)
IOC Mississippi, Inc.	Unrestricted	Mississippi 04/28/06	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Isle of Capri Casinos, Inc.)
IOC Pittsburgh, Inc.	Unrestricted	Pennsylvania 11/29/05	100% owned by Isle of Capri Casinos, Inc. (Certificate 1 — 1,000 shares issued to Isle of Capri Casinos, Inc.)
IOC Services, LLC	~~Restricted~~Unrestricted	Delaware 10/15/02	100% owned by Isle of Capri Casinos, Inc. (No certificate issued)
IOC-Vicksburg, Inc.	Restricted	Delaware 03/25/10	100% owned by Isle of Capri Casinos, Inc. (Certificate 1 — 100 shares issued to Isle of Capri Casinos, Inc.)
IOC-Vicksburg, L.L.C.	Restricted	Delaware 03/25/10	100% owned by IOC — Vicksburg, Inc. (100% owned by Isle of Capri Casinos, Inc.)

Name	Designation	State and Date of Incorporation	Ownership
Isle of Capri - Bahamas Ltd.	Unrestricted	Commonwealth of the Bahamas 02/07/03	80% owned by Isle of Capri Bahamas Holdings, Inc. (100% owned by Isle of Capri Casinos, Inc.) and 20% owned by IOC Holdings, L.L.C. (100% owned by Isle of Capri Casinos, Inc.)
~~Isle of Capri - St. Louis County, Inc.~~	~~Unrestricted~~	~~Missouri 08/16/99~~	~~100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares to Isle of Capri Casinos, Inc. 08/16/1999)~~
Isle of Capri Bahamas Holdings, Inc.	Unrestricted	Mississippi 04/22/05	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Isle of Capri Casinos, Inc. 04/22/05)
Isle of Capri Bettendorf Marina Corporation	~~Restricted~~Unrestricted	Iowa 10/21/97	100% owned by Isle of Capri Bettendorf, L.C. (100% owned by Isle of Capri Casinos, Inc.). Cert. No. 2 — 100 shares.
Isle of Capri Bettendorf, L.C.	Restricted	Iowa 12/16/99	100% owned by Isle of Capri Casinos, Inc. (No certificate issued)

Isle of Capri Black Hawk Capital Corp.	~~Restricted~~Unrestricted	Colorado 07/16/97

100% owned by Isle of Capri Black Hawk, L.L.C. ~~(57~~100% owned by ~~Casino America of Colorado~~CCSC/Blackhawk, Inc. (100% owned by ~~Isle of Capri Casinos~~IC Holdings Colorado, Inc.~~) and 43~~ (100% owned by Black Hawk Holdings, L.L.C. ~~(100% owned by Casino America of Colorado, Inc.~~) (100% owned by Isle of Capri Casinos, Inc.)) (Cert. No. 1 — 100 shares issued to Isle of Capri Black Hawk, LLC 07/22/1997)

Isle of Capri Black Hawk, L.L.C.	Restricted	Colorado 04/25/97

~~57~~100% owned by ~~Casino America of Colorado~~CCSC/Blackhawk, Inc. (100% owned by ~~Isle of Capri Casinos~~IC Holdings Colorado, Inc.~~) and 43~~ (100% owned by Black Hawk Holdings, L.L.C. ~~(100% owned by Casino America of Colorado, Inc.~~) (100% owned by Isle of Capri Casinos, Inc.))

Isle of Capri Casino Colorado, Inc.	Unrestricted	Colorado 12/14/94	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares to Casino America, Inc. 12/14/1994)

Isle of Capri Marquette, Inc.	Restricted	Iowa 12/16/99	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 100 shares issued to Isle of Capri Casinos, Inc.)

Isle of Capri of Michigan LLC	Unrestricted	Delaware 01/20/99	100% owned by Isle of Capri Casinos, Inc.

Isle of Capri of Jefferson County, Inc.	Unrestricted	Missouri 07/12/93	93% owned by Isle of Capri Casinos, Inc. (Cert. No. 3 — 93 shares issued to Isle of Capri Casinos, Inc. on 04/29/2001) Remaining equity interests owned by Steve Roberts
Isle ~~Singapore~~Philadelphia Manager, ~~Inc.~~LLC	Unrestricted	Delaware ~~10~~01/~~06~~25/~~06~~13	100% owned by Isle of Capri Casinos, Inc. ~~(Cert. No. 1 — 1,000 shares issued to Isle of Capri Casinos, Inc.)~~
~~Isle of Capri UK Holdings, Inc.~~	~~Unrestricted~~	~~Mississippi 04/22/05~~	~~100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares issued to Isle of Capri Casinos, Inc. 04/22/2005)~~
~~JPLA Pelican, LLC~~	~~Unrestricted~~	~~Louisiana 11/26/03~~	~~100% owned by Isle of Capri Casinos, Inc.~~

Lady Luck Biloxi, Inc.	Unrestricted	Mississippi 04/02/92	100% owned by Lady Luck Gaming Corp., (owned 100% by Isle of Capri Casinos, Inc.) (Cert. No. 3 — 1,000 shares issued to Lady Luck Gaming Finance Company 02/16/1994 (merged into Lady Luck Gaming Corp.)
Lady Luck Central City, Inc.	Unrestricted	Delaware 02/24/93

100% owned by Lady Luck Gaming Corp., (owned 100% by Isle of Capri Casinos, Inc.) (Cert. No. 5 - 102,750 shares to American Casinos, Inc. 04/28/93 Cert. No. 6 - 411 shares to Lady Luck Gaming Finance 10/28/94
Cert. No. 7 - 216,819 shares to American Casinos, Inc. 04/28/93)

Name	Designation	State and Date of Incorporation	Ownership
Lady Luck Gaming Corporation	Unrestricted	Delaware 02/16/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 2 — 1,000 shares to Isle of Capri Casinos, Inc. 05/31/2000)
Lady Luck Gulfport, Inc.	Unrestricted	Mississippi 09/03/92	100% owned by Isle of Capri Casinos, Inc.) (Cert. No. 4 — 1,000 shares to Isle of Capri Casinos, Inc. 04/29/2001)
Lady Luck Vicksburg, Inc.	Unrestricted	Mississippi 02/10/92	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 4 — 1,000 shares to Isle of Capri Casinos, Inc. 04/29/2001)
LRGP Holdings, L.L.C.	Unrestricted	Louisiana 04/04/00	100% owned by IOC Holdings, L.L.C. (100% owned by Isle of Capri Casinos, Inc.)
IOC-Cape Girardeau LLC (f/k/a Midwest Region Development, LLC)	Restricted	Missouri 07/09/~~2007~~07	100% owned by Isle of Capri Casinos, Inc.
Pompano Park Holdings, L.L.C.	Unrestricted	Florida 02/19/99	50% owned by PPI, Inc. (100% owned by Isle of Capri Casinos, Inc.) and 50% owned by Isle of Capri Casinos, Inc.
PPI, Inc.	Restricted	Florida 11/15/94	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 - 1,000 shares to Casino America, Inc. 08/06/1996)
Rainbow Casino-Vicksburg Partnership, L.P.	Restricted	Mississippi 9/14/~~1993~~93	90% owed by IOC-Vicksburg, Inc. (100% owed by Isle of Capri Casinos, Inc.) 10% owed by IOC-Vicksburg, L.L.C. (100% owed by IOC-Vicksburg, Inc.)
~~Riverboat Corporation of Mississippi~~	~~Restricted~~	~~Mississippi 06/01/90~~	~~100% owned by Isle of Capri Casinos, Inc. (Cert. No. 4 — 100 shares issued to Casino America, Inc. 02/24/2011)~~
Riverboat Corporation of Mississippi - Vicksburg	Unrestricted	Mississippi 02/08/93	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1 — 1,000 shares to Casino America, Inc. 02/09/1993)
Riverboat Services, Inc.	~~Restricted~~Unrestricted	Iowa 11/27/90	100% owned by Isle of Capri Casinos, Inc. (Cert. No. 7 — 1,454.54545 shares to Casino America, Inc. 06/02/1992)
St. Charles Gaming Company, Inc.	Restricted	Louisiana 01/19/93

100% owned by IOC Holdings, L.L.C. (100% owned by Isle of Capri Casinos, Inc.) Cert. No. 107 - 50,000 shares to IOC Holdings, L.L.C. 04/29/01
Cert. No. 111 - 25,000 shares to IOC Holdings, L.L.C. 04/29/01
Cert. No. 112 - 25,000 shares to IOC Holdings, L.L.C. 04/29/01

~~The Isle Casinos Limited~~	~~Unrestricted~~	~~Cardiff United Kingdom 11/07/02~~	~~99% owned by Isle of Capri Casinos, Inc. ; 1 ordinary share issued in favour of Allan B. Solomon as Nominee~~
~~Tri — C Development, Inc.~~	~~Unrestricted~~	~~Arkansas 11/20/2006~~	~~100% owned by Isle of Capri Casinos, Inc. (Cert. No. 1, 1,000 shares to Isle of Capri Casinos, Inc.~~

Indebtedness or Contingent Obligations of the Unrestricted Subsidiaries owed to Borrower or any Restricted Subsidiary:  None.

SCHEDULE 5.2C

GOVERNMENTAL CONSENTS

1.              Gaming Authorities of Mississippi and applicable Gaming Laws of Mississippi

2.              Gaming Authorities of Louisiana and applicable Gaming Laws of Louisiana

3.              Gaming Authorities of Iowa and applicable Gaming Laws of Iowa

4.              Gaming Authorities of Missouri and applicable Gaming Laws of Missouri

5.              Gaming Authorities of Florida and applicable Gaming Laws of Florida

6.              Gaming Authorities of Colorado and applicable Gaming Laws of Colorado

7.              State and Local Liquor Authorities for Colorado

~~8. City of Biloxi, Mississippi~~

~~9. Governor and Secretary of State of Mississippi~~

8.              ~~10.~~ Port authority of Kansas City, Missouri

9.              ~~11.~~ City of Davenport, Iowa

10.       ~~12.~~ City of Boonville, Missouri

11.       ~~13.~~ City of Marquette, Iowa

~~14. City of Waterloo, Iowa~~

~~15. City of Caruthersville, Missouri~~

12.       ~~16.~~ City of Pompano Beach, Florida

13.       ~~17.~~ Gaming Authorities of Nevada and applicable Gaming Laws of Nevada

14.       ~~18.~~ Gaming Authorities of Pennsylvania and applicable Gaming Laws of Pennsylvania

SCHEDULE 5.5

REAL PROPERTY

Please see Schedule 4.1H to the Credit Agreement

Please see Schedules 1(d) and 4(b) to the Security Agreement

LOAN PARTY	ADDRESS	PROPERTY DESCRIPTION
Isle of Capri Casinos, Inc.	600 Emerson Road, Ste. 300 St. Louis, MO 63141	Corporate offices Approximately 50,500 rentable square feet leased from I&G Direct Real Estate 18, LP; lease expires July 31, 2021.
Isle of Capri Casinos, Inc. (sublease)	600 Emerson Road, Ste. 300 St. Louis MO 63141	Subtenant: Computer Sciences Corporation (CSC) Lease Date: January 29, 2009 Annual Base: $~~215,897.00~~294,273.00 Initial Term: 5 years Extension: 1 — 5 year term
Isle of Capri Casinos, Inc.	1635 Popps Ferry Rd., Ste. G Biloxi, MS 39532	Corporate office Approximately 40,000 square feet leased from Mitchel Family LLC; lease expires May 31, 2014.
Isle of Capri Casinos, Inc. (sublease)	1641 Popps Ferry Road Biloxi, MS 39532

Subtenant: Horne, LLP

Lease Date: November 10, 2010

Annual Base: $~~233,936~~243,388

Initial Term: 1 year

Extension: 3 — 1 year terms

Subtenant: CKS Productions d/b/a PPS Plus Software

Lease Date: February 1, 2011

Annual Base: $~~78,700~~88,432.50

Initial Term: 1 year

Extension: 2 — 1 year terms

Subtenant: Machado-Patano -PLLC

Lease Date: October 1, 2009

Annual Base: $~~69,786.00~~66,000.00

Initial Term: 3 year

Extension: 1 — 1 year terms

Subtenant: URS Corporation

Lease Date: August 28, 2009

Annual Base: $2,833.33 Monthly

Initial Term: 1 year

Extension: Month to Month

~~Riverboat Corporation of Mississippi~~	~~151 Beach Blvd. Biloxi, MS 39530~~

~~Approximately 14 acres of property which is leased from the City of Biloxi (for itself and as successor to the interests of the Biloxi Port Commission), and the Secretary of State and operated as the Isle Casino Hotel in Biloxi, Mississippi.~~

~~Riverboat Corporation of Mississippi~~	~~Near 151 Beach Blvd. Biloxi, MS 39530~~	~~Approximately 1.5 acres of property (consisting of 8 separate parcels) north of Highway 90 and across the street from Biloxi Gaming Facilities held for development or sale.~~
~~Riverboat Corporation of Mississippi~~	~~3294-A Warrior Drive Diberville, MS 39540~~	~~Warehouse leased by Riverboat Corporation of Mississippi~~
St. Charles Gaming Company, Inc.

100 Westlake Avenue

Lake Charles, LA 70669

~~and~~

101 Westlake Avenue

Westlake, LA 70669 (Inn at the Isle)

~~and~~

102 Westlake Avenue

Westlake, LA 70669 (Hotel)

~~and~~

523 Miller Avenue (Storage)

Westlake, LA 70669

~~and~~

~~534 Miller Avenue~~114 Kyle Street

Westlake, LA 70669 ~~(Capri College & Training)~~

~~and~~

307 I-10 Service Road

Westlake, LA 70669 (Human Resources)

Approximately ~~4~~3 acres is owned by St. Charles Gaming Company, Inc. and approximately 17 acres is leased in Calcasieu Parish, Louisiana by St. Charles Gaming Company, Inc. and used in connection with the operation of the Isle of Capri Casino Hotel in Lake Charles, Louisiana.

IOC - Natchez, Inc.	645 S. Canal Street Natchez, MS 39210 (hotel) 53 Silver Street Natchez, MS 39210 (other property) 415 S. Canal Natchez, MS 39210 (warehouse)

Approximately 15 parcels of leased property which are utilized for parking, docking, a restaurant and a parcel which is owned and upon which a hotel is located, all of which are utilized in connection with the operation of the Isle of Capri Casino Hotel in Natchez, MS.

Isle of Capri Bettendorf, L.C.	1777 Parkway Bettendorf, IA 52722	Owns 24.6 acres operated as Isle Casino Hotel in Bettendorf, Iowa.
~~Isle of Capri Bettendorf Marina Corporation~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~	~~Office space~~
Isle of Capri Marquette, Inc.	100 Anti Monopoly	Owns 3.95 acres for use as the

Marquette, IA 52158 (pavilion)

99 Anti Monopoly

Marquette, IA 52158 (casino)

1118 West Main Street

McGregor, IA 52157 (satellite office)

30325 128th Street Hwy 18W

Marquette, IA 52158 (warehouse)

91 Water Street

Marquette, IA 52158 (marina)

pavilion and parking area and leases its adjoining 0.34 acre dock site from the City of Marquette. In addition, the operation leases an employee parking lot of 2.53 acres. The facility operates as Lady Luck Casino in Marquette, Iowa.

IOC - Lula, Inc.	777 Isle of Capri Parkway Lula, MS 38644 1225 Sure Grow Rd. Tunica, MS 38676

Lease of approximately ~~900-~~1000 acres of property from Roger Allen Johnson, Jr. and Charles Bryant Johnson operated as Isle of Capri Casino Hotel in Lula, Mississippi~~. 128 acres of this property will be subject to a leasehold mortgage~~ of which approximately 50 acres are used in connection with the operations of the facilities.

IOC Davenport, Inc.	101 West River Drive Davenport, IA 52801 (casino) 1531 West River Drive Davenport, IA 52802 (warehouse)	Approximately 12 acre site which is leased from the City of Davenport
IOC - Kansas City, Inc.	1800 East Front Street Kansas City, MO 64120 2904 Rochester Kansas City, MO 64120 (warehouse)	Approximately ~~27~~28 acres which is leased from the Kansas City Port Authority.
IOC - Boonville, Inc.	100 Isle of Capri Blvd. Boonville, MO 65233 17080 Klinton Drive Boonville, MO 65253 (warehouse)	Approximately ~~32~~27 acres which is leased from the City of Boonville.
IOC Black Hawk County, Inc.	777 Isle of Capri Blvd. Waterloo, IA 50701 (casino)	Approximately 30 acres land owned; 16.15 acres waterway; and 6.43 acres

	1522 Flammang Drive, Suite 300 Waterloo, IA 50701 (warehouse)	roadway.
IOC-Caruthersville, LLC	777 East 3rd Caruthersville, MO 63830	Approximately ~~38.5~~37 acres of property which is owned and operated as the Lady Luck Casino in Caruthersville, Missouri.
PPI, Inc.	1800 SW 3rd Street Pompano Park, ~~Florida~~FL 33069	Approximately ~~220~~223 acres owned and operated by PPI, Inc. which is used to run Isle Casino Racing in Pompano Park
CCSC/Blackhawk, Inc.	340 Main Street Black Hawk, CO 80422 (casino) 333 North Main Street Black Hawk, CO 80422 (hotel)	Casino and parking on approximately 1.8 acre parcel of land Parking garage, restaurant and hotel occupying approximately ~~2.4~~9.4 acres leased from Andrianakos, LLC.
Isle of Capri Black Hawk, L.L.C.	401 Main Street Black Hawk, CO 80422 ~~5870 West 6~~6140 W 55th Avenue ~~Golden~~Arvada, CO ~~80401~~80002 (Warehouse)	Casino, parking garage and hotel Approximately 9.4 acre parcel of land.
Rainbow Casino- Vicksburg Partnership, L.P.	1380 Warrenton Road Vicksburg, ~~Mississippi~~MS 39182	Approximately ~~61.75~~60 acres located at 1350 and 1380 Warrenton Road, Vicksburg, MS for casino and parking.

IOC-Cape Girardeau LLC	777 North Main Street, Cape Girardeau, MO 63701 421 S. Middle Cape Girardeau, MO 63701 (warehouse)

~~Project under construction. Site currently consists of 58 separate parcels totaling approximately 23.2 acres. Upon completion, the~~Approximately 23 acres owned. Approximately 15 acres is utilized for casino and parking ~~will utilize approximately 14.7 acres; approximately 1.3 acres will be~~lot and 8 acres dedicated for public streets~~. The remaining approximately 7.2 acres in~~ and public and private ~~open~~ space.

SCHEDULE 5.8

MATERIAL CONTRACTS

ISLE OF CAPRI CASINOS, INC. (“ISLE”)

CONTRACTING PARTY	DESCRIPTION
~~Isle of Capri Black Hawk, L.L.C.~~

~~Second Amended and Restated Management Agreement between Isle of Capri Casinos, Inc. and Isle of Capri Black Hawk, L.L.C. dated as of April 22, 2003 (as amended by First Amendment dated as of December 22, 2003 and Second Amendment dated as of October 24, 2005); First Amended and Restated Members Agreement between Casino America of Colorado, Inc., Isle of Capri Casinos, Inc., Blackhawk Gold, Ltd and Nevada Gold & Casinos, Inc. dated April 22, 2003; and Second Amended and Restated Operating Agreement between Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. dated as of April 22, 2003~~

U.S. Bank National Association	Indenture dated ~~03~~08/~~03~~07/~~04~~12 relating to ~~7~~8.875% Senior Subordinated Notes
U.S. Bank National Association	Indenture dated 03/~~07~~05/~~11~~13 relating to ~~7.75~~5.875% Senior Notes

~~RIVERBOAT CORPORATION OF MISSISSIPPI (“RCM”) d/b/a~~

~~ISLE CASINO HOTEL BILOXI~~

~~CONTRACTING PARTY~~	~~DESCRIPTION~~
~~City of Biloxi~~	~~Biloxi Waterfront Project Lease (“Hotel Lease”) dated as of April 13, 1994, as amended by First Amendment to Biloxi Waterfront Project Lease (Hotel Lease) dated April 26, 1995~~

~~City of Biloxi~~

~~Biloxi Waterfront Project Lease (“Casino Lease”) dated as of May 12, 1986, as amended by (i) Addendum to Lease, dated August 1, 1992, (ii) Second Addendum to Lease dated as of April 13, 1994, and (iii) Third Addendum to Casino Lease dated as of April 26, 1995~~

~~Secretary of State; City of Biloxi; Board of Trustees of State Institution of Higher Learning; Isle of Capri Casinos, Inc.~~U.S. Bank National Association

Indenture dated 03/07/11 relating to 7.75% Senior Notes~~Point Cadet Compromise and Settlement Agreement (“PCCSA”) dated as of August 15, 2002, resolved claims between parties regarding Point Cadet Property in which Isle holds leasehold interest pursuant to the “City Leases”, including the “Hotel Lease” and “Casino Lease”~~

~~The PCCSA provides that Isle would enter into a lease regarding New Tract A and New Tract B concerning development of a new parking garage, hotel and other new facilities. See below description of the Biloxi Waterfront Project~~

~~Garage Podium Lease.~~

~~Secretary of State; State Institution of Higher Learning; City of Biloxi; Isle of Capri Casinos, Inc.~~

~~Biloxi Waterfront Project Garage-Podium Lease and Easement dated as of August 15, 2002, provides for lease of New Tract A and New Tract B for development of additional retail, food, beverage, hotel and entertainment facilities on New Tract B, in addition to the new garage as contemplated for New Tract A, other facilities it deems appropriate.~~

~~Biloxi Port Commission (whose interests have been succeeded to by the City of Biloxi) and Isle of Capri Casinos, Inc.~~

~~Amendment and Restatement of Berth Rental Agreement dated as of May 12, 1992, as amended by (i) Second Amendment to Berth Rental Agreement dated August 13, 1996, (ii) Third Amendment to Berth Rental Agreement dated December 14, 1999, and (iii) Letter Agreement dated October 17, 2006.~~

~~Secretary of State and Isle of Capri Casinos, Inc.~~	~~Agreement on Casino Berth Tract dated as of August 15, 2002, State consented to dredging, wharfing and filling by Isle of areas to reconfigure Berth Tract to accommodate a larger gaming vessel.~~

~~City of Biloxi and Secretary of State~~

~~Covacevich Compromise and Settlement Agreement dated as of August 15, 2002, provides that City and State each own ½ interest in the subject property. Provides that New Master Plan contemplated by Paragraph VI of the PCCSA shall include the future commercial development of the Covacevich Property~~

ST. CHARLES GAMING COMPANY, INC. (“SCGC”) ~~and~~D/B/A

~~GRAND PALAIS RIVERBOAT, INC. (“GPRI”) D/B/A~~

ISLE OF CAPRI CASINO HOTEL LAKE CHARLES

CONTRACTING PARTY	DESCRIPTION

Port Resources, Inc. and CRU, Inc.

Amended and Restated Lease dated April 19, 1999 (North and South Tracts); as amended by: (i) Amendment to Amended and Restated Lease dated May 19, 2000, and (ii) Second Amendment to Amended and Restated Lease to be entered into in July 3, 2007

~~City of Westlake~~	~~Development Agreement dated June 12, 1996~~

Calcasieu Parish Police Jury

Amendment and Restated Development Agreement dated ~~June 9, 1995, as amended by: (i) First Amendment to Development Agreement dated June 25, 1995; (ii) Second Amendment to Development Agreement dated June 12, 1996; and (iii) Third Amendment to Development Agreement dated May 1,~~

~~2000.~~January 20, 2012

IOC - NATCHEZ, INC. D/B/A

ISLE OF CAPRI CASINO HOTEL NATCHEZ

CONTRACTING PARTY	DESCRIPTION
City of Natchez	Lease Agreement (Little Mexico) dated June 30, 1992

City of Natchez	Lease Agreement (Old Ferry Ramp) dated June 30, 1992, as amended by First Amendment to Lease dated October 27, 1992

Silver Land, Inc.

Amended and Restated Lease Agreement (Box Factory Site and Prince Estate and Silver Land) dated December 31, 1992, as amended by First Addendum to Amended and Restated Lease Agreement dated August 21, 1998

City of Natchez	Lease Agreement (Natchez Under the Hill) dated June 30, 1992

~~City of Natchez~~	~~Toll Plaza Agreement dated February 26, 1993~~

~~Biglane Family Partnership~~	~~Lease Contract dated February 18, 1998~~

Biglane Operating Company	Lease Agreement dated ~~December 31~~June 12, ~~1992~~1996

South Canal Partnership	Lease Contract dated November 4, 1999, renewed August 1, 2006

IOC - LULA, INC. D/B/A

ISLE OF CAPRI CASINO HOTEL LULA

CONTRACTING PARTY	DESCRIPTION
Roger Johnson and Charles Johnson	Lease dated November 16, 1993, as amended by: (i) Addendum to the Lease dated June 22, 1994; and (ii) Second Addendum to the Lease dated October 17, 1995

ISLE OF CAPRI BETTENDORF, L.C. D/B/A

ISLE CASINO HOTEL BETTENDORF

CONTRACTING PARTY	DESCRIPTION
Scott County Regional Authority

Operator’s Contract dated August 11, 1994; as amended by: (i) Amendment to Operator’s Contract dated August 15, 1998; (ii) Second Amendment to Operator’s Contract dated June 30, 2004; and (iii) Third Amendment to Operator’s Contract dated October 30,

2007

City of Bettendorf	Development Agreement dated August 16, 1994; as amended by Amendment to Development Agreement dated August 1, 1998

City of Bettendorf

Development Agreement dated June 17, 1997; as amended by: (i) First Addendum to Development Agreement dated July 28, 1997, and (ii) Amendment to Downtown Riverfront Project Development Agreement dated March 3, 2000

Iowa Department of Natural Resources	Lease No. 87 dated December 1, 1996, renewal pending pursuant to Lease No. 87-R.
City of Bettendorf

Conference/Event Center Development Agreement dated April 26, 2005; as amended by: (i) Amended and Restated Conference/Events Center Development Agreement dated July 18, 2006, and (ii) Reaffirmation of and Amendment to the Amended and Restated Conference/Events Center Development Agreement dated August 1, 2008 and related Management Agreement by and Between City of Bettendorf, Iowa and Isle of Capri: Bettendorf, LC dated July 18, 2006, Minimum Assessment and Revenue Agreement dated May 5, 2006, Real Estate Contract dated July 18, 2006, and Guaranty dated August 29, 2008; First Amendment to the Management Agreement between City of Bettendorf, Iowa, and the Isle of Capri Bettendorf, L.C. dated August 21, 2012.

IOC - KANSAS CITY, INC. D/B/A

ISLE OF CAPRI CASINO KANSAS CITY

CONTRACTING PARTY	DESCRIPTION

The Port Authority of Kansas City, Missouri

Amended and Restated Lease Agreement dated 08/21/95, as amended by: (i) First Amendment to Amended and Restated Lease Agreement dated October 31, 1995; and (ii) Second Amendment to Amended and Restated Lease Agreement dated June 10, 1996

The Port Authority of Kansas City, Missouri	Restated and Amended Development Agreement dated August 15, 2005

Flamingo Hilton Riverboat Casino, LP,	Assignment and Assumption Agreement (Lease Agreement) between Flamingo Hilton Riverboat Casino, LP, Isle of Capri Casinos, Inc. and IOC-Kansas City, Inc. dated as of June 6, 2000
City of Kansas City, Missouri and The Port Authority of Kansas City, Missouri	Land Swap and Site Improvements Agreement dated April 11, 2008

IOC DAVENPORT, INC. D/B/A

RHYTHM CITY CASINO DAVENPORT

CONTRACTING PARTY	DESCRIPTION

City of Davenport

Amended and Restated Development Agreement dated November 29, 1990, as amended by: (i) First Amendment to Amended and Restated Development Agreement dated August 21, 1991; (ii) Second Amendment to Amended and Restated Development Agreement dated April 10, 1992; and (iii) Third Amendment to Amended and Restated Development Agreement dated October 5, 1994; (iv) Master Addendum dated September 14, 2000, and (v) Amendment to Master Addendum dated September 29, 2000

City of Davenport

Lease Agreement (Oscar Mayer Lease) dated March 20, 1991, as amended by: (i) Addendum to Lease dated April 5, 1995, (ii) Addendum of Lease dated March 3, 1999, (iii) Master Addendum dated September 14, 2000, and (iv) Amendment to Master Addendum dated September 29, 2000

City of Davenport	Lease (Promenade Lease) dated November 29, 1990, as amended by: (i) Master Addendum dated September 14, 2000, and (ii) Amendment to Master Addendum dated September 29, 2000
City of Davenport	Lease Agreement (Natatorium Lease) dated July 20, 1995, as amended by: (i) Master Addendum dated September 14, 2000, and (ii) Amendment to Master Addendum dated September 29, 2000

Riverboat Development Authority	Operator’s Contract with a term commencing October 10, 2000 as amended by: (i) Amendment to Operator’s Contract dated June 18, 2009.

IOC - BOONVILLE, INC. D/B/A

ISLE OF CAPRI CASINO HOTEL BOONVILLE

CONTRACTING PARTY	DESCRIPTION

City of Boonville

Master Lease dated July 18, 1997, as amended by: (i) Amendment to Master Lease dated April 19, 1999, (ii) Second Amendment to Master Lease dated September 17, 2001, and (iii) Third Amendment to Master Lease dated November 19, 2001

City of Boonville

Amended and Restated Development Agreement dated July 18, 1997and Amended and Restated Master Agreement dated July 18, 1997, as such documents were amended by: (i) Master Modification to Project Documents dated April 14, 1998; (ii) Second Master Modification to Project Documents dated June 6, 1999; (iii) Third Master Modification to Project Documents dated August 16, 1999; and (iv) Fourth Master Modification to Project Documents dated

April 3, 2000

ISLE OF CAPRI MARQUETTE, INC. D/B/A

LADY LUCK CASINO MARQUETTE

CONTRACTING PARTY	DESCRIPTION

City of Marquette	Dock Site Agreement dated June 10, 1994, as amended by (i) First Amendment to Dock Site Agreement (undated), and (ii) Second Amendment to Dock Site Agreement dated September 6, 1994

Upper Mississippi Gaming Corporation f/k/a Marquette Gaming Corporation	Management Agreement dated June 10, 1994

Marquette Dock Commission	Waterfront Use Commercial Licensing Agreement dated March 8, 1995

IOC-CARUTHERSVILLE, LLC D/B/A

LADY LUCK CASINO CARUTHERSVILLE

CONTRACTING PARTY	DESCRIPTION

St. Francis Levee District of Missouri	License and Permit granted ~~August 31~~December 21, ~~2005~~2010

~~City of Caruthersville, Missouri~~	~~Development Agreement dated September 19, 1993, as amended by Second Addendum dated as of September, 1994.~~

~~St. Francis Levee District of Missouri~~	~~Temporary Easement with the St. Francis Levee District of Missouri dated April 29, 2010, for a 12 month period granting right-of-way for construction of flood gates in the floodwall~~

IOC BLACK HAWK COUNTY, INC. D/B/A

ISLE CASINO HOTEL WATERLOO

CONTRACTING PARTY	DESCRIPTION

Black Hawk County Gaming Association	Amended and Restated Operator’s Contract dated November 9, 2004

Black Hawk County Gaming Association and The City of Waterloo	Admission Fee Administration and Development Agreement dated June 6, 2005

PPI, INC. d/b/a

ISLE CASINO RACING POMPANO PARK

CONTRACTING PARTY	DESCRIPTION

Broward County	Agreement Regarding Operation of Slot Machines in a Parimutuel Facility dated January 1, 2005

City of Pompano Beach	Agreement for Operation of Slot Machines in a Pari-Mutuel Facility dated June 14, 2005

ISLE OF CAPRI BLACK HAWK, L.L.C. d/b/a

ISLE CASINO HOTEL BLACK HAWK

CONTRACTING PARTY	DESCRIPTION
Adrianakos Limited Liability Company

Lease and Agreement — Spring 1995 (Lower Lots) between Andrianakos Limited Liability Company, as lessor, and Anchor Coin, Inc., as lessee, dated August 15, 1995, as modified by Addendum to Lease and Agreement — Spring 1995 (Lower Lots) between Andrianakos Limited Liability Company and Anchor Coin, Inc., dated April 4, 1996, the lessee’s interest in such lease, as modified, assigned by Anchor Coin to CCSC/Blackhawk, Inc. by Assignment and Assumption of Leases (Andrianakos) dated January 1, 2002, as further modified by the Second Addendum to Lease and Agreement - Spring 1995 (Lower Lots), dated March 21, 2003, and the Third Addendum to Lease and Agreement - Spring 1995 (Lower Lots) and further assigned by CCSC/Blackhawk, Inc. to Isle of Capri Black Hawk, L.L.C. by Assignment and Assumption of Lease dated April 22, 2003

CCSC/BLACKHAWK, INC. d/b/a

LADY LUCK CASINO BLACK HAWK

CONTRACTING PARTY	DESCRIPTION
Adrianakos Limited Liability Company	Assignment & Right to Cure Agreement between Andrianakos Limited Liability Company and Anchor Coin dba/ Colorado Central Station Casino (assigned to CCSC/Blackhawk, Inc.) dated August 15, 1995.

Adrianakos Limited Liability Company

Property leased by CCSC/Blackhawk, Inc. pursuant to the Spring 1995 - Amended and Restated Vacant Ground Lease For Parking Lot Purposes and Agreement (Upper Lot) recorded November 9, 1995, in Book 590, Page 75 of Official Records as modified by: the Lease Addendum recorded May 9, 2000, in Book 694, Page 25 of Official Records; the Assignment and Assumption of Leases recorded January 2, 2002, in Book 743, page 15 of Official Records; and the Second Addendum to Spring 1995 - Amended and Restated Vacant Ground Lease for Parking Lot Purposes and Agreement (Upper Lot) dated April 22, 2003

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P. D/B/A

~~RAINBOW~~LADY LUCK HOTEL CASINO VICKSBURG

CONTRACTING PARTY	DESCRIPTION
~~Rainbow Casino-Vicksburg Partnership, L.P~~MPH Investments of Mississippi, Inc.

Memorandum of Agreement for the 88 Room Days Inn Development, dated February 17, 1994. The parties executed an Amendment to the Memorandum of Agreement, a Second Amendment to the Memorandum of Agreement on January 1, 2005, a Third Amendment to the Memorandum of Agreement on November 17, 2006, a Fourth Amendment on December 19, 2007, a Fifth Amendment on October 20, 2008, and a Sixth Amendment on October 20, 2009, a Seventh Amendment on July 1, 2010, and an Eighth Amendment on December 17, 2010.

IOC-CAPE GIRARDEAU LLC D/B/A

ISLE CASINO CAPE GIRARDEAU

CONTRACTING PARTY	DESCRIPTION

~~IOC-Cape~~City of Cape Girardeau ~~LLC~~, Missouri	Development Agreement, dated as of ~~October 4~~September 20, 2010, by and between IOC-Cape Girardeau, LLC and the City of Cape Girardeau, Missouri

IOC - PA, LLC D/B/A

LADY LUCK CASINO NEMACOLIN

CONTRACTING PARTY	DESCRIPTION
Woodlands Fayette, LLC and Nemacolin Woodlands, Inc.	Management Agreement, dated January 4, 2010 by and between Woodlands Fayette, LLC, Nemacolin Woodlands, Inc and IOC-PA LLC.

Restricted Subsidiaries not set forth on this Schedule 5.8 are not party to any Material Contract.

SCHEDULE 5.11

CERTAIN EMPLOYEE BENEFIT PLANS

The Borrower maintains a broad-based severance program that provides severance benefits to certain former employees for a limited period of time following termination of employment.

SCHEDULE 5.14

COLLECTIVE BARGAINING AGREEMENTS

COLLECTIVE BARGAINING AGREEMENT, between UNITE HERE! Local 355 and PPI, INC., d/b/a THE ISLE CASINO & RACING AT POMPANO PARK dated June  ~~2~~1, ~~2009~~2012 — May 31, ~~2012~~2015

SCHEDULE 6.10

DEPOSIT AND SECURITIES ACCOUNTS

ITEM	LEGAL ENTITY NAME	BANK NAME	BANK ACCOUNT #	ACCOUNT TYPE	~~description~~DESCRIPTION

1	CCSC/Black Hawk, Inc.	Capital One	54207-3403	Jackpot Account	deposit account
~~2~~	~~CCSC/Black Hawk, Inc.~~	~~Wells Fargo~~	~~494509-5834~~	~~Depository Account~~	~~deposit account~~
~~3~~	~~Grand Palais Riverboat, Inc.~~	~~Capital One~~	~~542029596~~	~~Accounts Payable Account~~	~~deposit account~~
~~4~~	~~Grand Palais Riverboat, Inc.~~	~~Capital One~~	~~672180880~~	~~Depository Account~~	~~deposit account~~
~~5~~	~~Grand Palais Riverboat, Inc.~~	~~Capital One~~	~~542029669~~	~~Jackpot Account~~	~~deposit account~~
~~6~~2	IOC - Caruthersville, LLC	Focus Bank	00491497	Depository Account	deposit account
~~7~~3	IOC - Caruthersville, LLC	Focus Bank	2020145529	Accounts Payable Account	deposit account
~~8~~4	IOC - Caruthersville, LLC	Focus Bank	00322121	Jackpot Account	deposit account
~~9~~5	IOC Black Hawk County Inc. *	US Bank	153910045407	Depository Account	deposit account
~~10~~	~~IOC Black Hawk County Inc. *~~	~~US Bank~~	~~153910045423~~	~~Certegy Account~~	~~deposit account~~
~~11~~6	IOC Black Hawk County Inc. *	Capital One	542072350	Accounts Payable Account	deposit account
~~12~~7	IOC Black Hawk County Inc. *	Capital One	542072377	Jackpot Account	deposit account
~~13~~8	IOC-Booneville, Inc.	Boone County National Bank	1065092	Depository Account	deposit account
~~14~~9	IOC-Booneville, Inc.	Capital One	542070110	Accounts Payable Account	deposit account
~~15~~10	IOC-Booneville, Inc.	Capital One	542030666	Jackpot Account	deposit account
~~16~~11	IOC-Cape Girardeau LLC ~~**~~	Capital One	542051868	Accounts Payable Account	deposit account
12	IOC-Cape Girardeau LLC	Capital One	542053429	Accounts Payable Account	deposit account
13	IOC-Cape Girardeau LLC	Capital One	542053313	Jackpot Account	deposit account
14	IOC-Cape Girardeau LLC	US Bank	152310864300	Depository Account	Deposit account
~~17~~15	IOC-Davenport, Inc.	US Bank	196613053	Depository Account	deposit account
~~18~~16	IOC-Davenport, Inc.	Capital One	542029546	Accounts Payable Account	deposit account
~~19~~17	IOC-Davenport, Inc.	Capital One	542029554	Jackpot Account	deposit account
~~20~~18	IOC-Kansas City, Inc.	US Bank	5002011749	Depository Account	deposit account
~~21~~19	IOC-Kansas City, Inc.	US Bank	4343923142	CyberCollect Account	deposit account
~~22~~20	IOC-Kansas City, Inc.	Capital One	542029503	Accounts Payable Account	deposit account
~~23~~21	IOC-Kansas City, Inc.	Capital One	542029529	Jackpot Account	deposit account
~~24~~22	IOC-Lula, Inc.	Southern Bancorp	1200336	Depository Account	deposit account
~~25~~23	IOC-Lula, Inc.	Capital One	542029392	Accounts Payable Account	deposit account

~~26~~24	IOC-Lula, Inc.	Southern Bancorp	6412068	Certegy Account	deposit account
~~27~~	~~IOC-Lula, Inc.~~	~~Southern Bancorp~~	~~1201904~~	~~Investment Account~~	~~securities account~~
~~28~~25	IOC-Lula, Inc.	Capital One	542029406	Jackpot Account	deposit account
~~29~~	~~IOC-Lula, Inc.~~	~~Southern Bancorp~~	~~01201409~~	~~Accounts Payable Account~~	~~deposit account~~
~~30~~26	IOC-Natchez, Inc.	United Mississippi Bank	145425	Depository Account	deposit account
~~31~~27	IOC-Natchez, Inc.	Capital One	542029422	Accounts Payable Account	deposit account
~~32~~28	IOC-Natchez, Inc.	Capital One	542072903	Jackpot Account	deposit account
~~33~~29	Isle of Capri Bettendorf, L.C.	US Bank	0793401969	Depository Account	deposit account
~~34~~30	Isle of Capri Bettendorf, L.C.	Capital One	542029367	Accounts Payable Account	deposit account
~~35~~31	Isle of Capri Bettendorf, L.C.	Capital One	542029376	Jackpot Account	deposit account
~~36~~32	Isle of Capri Black Hawk, ~~LLC~~L.L.C.	Capital One	542073373	Accounts Payable Account	deposit account
~~37~~33	Isle of Capri Black Hawk, ~~LLC~~L.L.C.	Capital One	542073381	Jackpot Account	deposit account
~~38~~34	Isle of Capri Black Hawk, ~~LLC~~L.L.C.	Wells Fargo	4588542076	Depository Account	deposit account
~~39~~35	Isle of Capri Casinos, Inc.**	Capital One	762062763	Master Funding Account	deposit account
~~40~~36	Isle of Capri Casinos, Inc.	Capital One	542029626	Accounts Payable Account	deposit account
~~41~~37	Isle of Capri Casinos, Inc.	Wells Fargo	4122118243	Accounts Payable Account	deposit account
~~42~~38	Isle of Capri Casinos, Inc.	Capital One	542029618	Accounts Payable Account	deposit account
~~43~~39	Isle of Capri Marquette, Inc.	Central State Bank	201272901	Depository Account	deposit account
~~44~~40	Isle of Capri Marquette, Inc.	Capital One	542029325	Accounts Payable Account	deposit account
~~45~~41	Isle of Capri Marquette, Inc.	Capital One	542029333	Jackpot Account	deposit account
~~46~~42	PPI, Inc.	~~Regions Bank~~Capital One	~~8190227929~~542071532	~~Depository~~Accounts Payable Account	deposit account
~~47~~43	PPI, Inc.	~~Regions Bank~~Capital One	~~150019971~~542071540	~~Horseman A/P~~Jackpot Account	deposit account
~~48~~44	PPI, Inc.	~~Regions Bank~~Capital One	~~150020325~~5720479070	~~Mutuals A/P~~Jackpot Account	deposit account
~~49~~45	PPI, Inc.	~~Regions Bank~~Wells Fargo	~~150020317~~4945661635	Depository Account	deposit account
~~50~~46	PPI, Inc.	~~Capital One~~Wells Fargo	~~542071532~~4945661650	~~Accounts Payable~~Depository Account	deposit account
~~51~~47	PPI, Inc.	~~Capital One~~Wells Fargo	~~542071540~~4945661643	~~Jackpot Account~~Racing Accounts Payable	deposit account
~~52~~	~~PPI, Inc.~~	~~Capital One~~	~~5720479070~~	~~Jackpot Account~~	~~deposit account~~
~~53~~48	Rainbow Casino-Vicksburg Partnership ~~LP~~, L.P.	Bancorp South	72385164	Depository Account	deposit account
~~54~~49	Rainbow Casino-Vicksburg Partnership ~~LP~~, L.P.	Capital One	542051566	Accounts Payable Account	deposit account
~~55~~	~~Riverboat Corporation of Mississippi~~	~~The Peoples Bank~~	~~1481142~~	~~Investment Account~~	~~securities account~~
~~56~~	~~Riverboat Corporation of Mississippi~~	~~The Peoples Bank~~	~~1482009~~	~~Depository Account~~	~~deposit account~~

~~57~~	~~Riverboat Corporation of Mississippi~~	~~Capital One~~	~~542029227~~	~~Accounts Payable Account~~	~~deposit account~~
~~58~~	~~Riverboat Corporation of Mississippi~~	~~Capital One~~	~~542029236~~	~~Jackpot Account~~	~~deposit account~~
~~59~~50	St. Charles Gaming Co., Inc.	Capital One	762048612	Depository Account	securities account
~~60~~51	St. Charles Gaming Co., Inc.	Capital One	542029677	Accounts Payable Account	deposit account
~~61~~52	St. Charles Gaming Co., Inc.	Capital One	542029694	Jackpot Account	deposit account
53	IOC-PA, L.L.C.	Capital One	542053542	Accounts Payable	deposit account
54	IOC-PA, L.L.C.	Capital One	5720499349	Jackpot Account	deposit account
55	IOC-PA, L.L.C.	Capital One	542053755	Accounts Payable	deposit account
56	IOC-PA, L.L.C.	Capital One	5720499330	Lottery Depository Account	deposit account

* d/b/a Isle Casino Hotel Waterloo
** account ~~to be open soon, bank is currently processing paperwork~~may at times have in excess of $4,000,000 credited thereto

SCHEDULE ~~6.15~~6.11

POST CLOSING MATTERS

1.                                      Ship Mortgage Ownership Certificates.  As promptly as reasonably practicable after the Fourth Amendment Effective Date, ownership certificates with respect to each vessel subject to a Ship Mortgage identifying Administrative Agent as a secured party with respect thereto.

2.                                      Cape Girardeau Title Policy.  Within 30 days after the date that is 180 days after the final completion of the construction of the Cape Girardeau Gaming Facilities, Borrower shall (i) provide or cause to be provided to the Title Company all of the items set forth in the note to Exception 5 of Schedule B, Part I of that certain 2006 ALTA Loan Policy of Title Insurance (NCA-545731-CH12) issued by the Title Company on April 19, 2013 (the “Cape Girardeau Title Policy”) and (ii) cause the Title Company to honor the provisions expressed in the note to Exception 5 of Schedule B, Part I of the Cape Girardeau Title Policy.  Notwithstanding the foregoing, Borrower shall not be obliged to provide a lien waiver or evidence of payment as to any contract or subcontract for any amount that is legitimately in dispute and that otherwise constitutes a Permitted Encumbrance.

3.                                      Lake Charles Title Policy.  Within 30 days after the date that is 60 days after the final completion of the construction of the Lake Charles Gaming Facilities, Borrower shall (i) provide or cause to be provided to the Title Company the items, if any, set forth in the note to Exception 15 of Schedule B, Part I of that certain 1992 ALTA Loan Policy of Title Insurance (NCA-545731-CH12) issued by the Title Company on April 19, 2013 (the “Lake Charles Title Policy”) and (ii) cause the Title Company to honor the provisions expressed in the note to Exception 15 of Schedule B, Part I of the Lake Charles Title Policy.  Notwithstanding the foregoing, Borrower shall not be obliged to provide a lien waiver or evidence of payment as to any contract or subcontract for any amount that is legitimately in dispute and that otherwise constitutes a Permitted Encumbrance.

4.                                      Intercompany Notes.  To the extent not previously delivered to the Administrative Agent, Borrower shall deliver to the Administrative Agent original copies of all of the intercompany notes listed on Schedule 1(f)(ii) of the Security Agreement, along with transfer documents related thereto in form and substance reasonably satisfactory to the Administrative Agent, as promptly as reasonably practicable after the Fourth Amendment Effective Date.

5.                                      Third Party Agreements.  Borrower shall use commercially reasonable efforts to deliver executed copies of the following documents as promptly as reasonably practicable after the Fourth Amendment Effective Date:

(i) Third Amendment to the Operator’s Contract between IOC Bettendorf and Scott County Regional Authority dated October 30, 2007.

(ii)                                Amendment to the Operator’s Contract between IOC Davenport and the Riverboat Development Authority dated June 18, 2009.

6.                                      Amendments to Ship Mortgages.  To the extent not previously delivered in form and substance reasonably satisfactory to the Administrative Agent, within 5 Business Days after the Fourth Amendment Effective Date, Borrower shall deliver to the Administrative Agent, or its designee, original, notarized and fully executed amendments and confirmations to each Existing Ship Mortgage, in form and substance reasonably satisfactory to the Administrative Agent.

SCHEDULE 7.1

CERTAIN EXISTING INDEBTEDNESS AND CAPITAL LEASES

Description	~~02/20/11~~March 5, 2013 Balance
($000s)
Indebtedness:
~~7~~8.875% Subordinated Notes due 2020	$ ~~357,275~~350,000
7.75% Senior Notes due 2019	300,000
5.875% Senior Notes due 2021	350,000
Slavonian Benevolent Association (Riverboat Corporation of Mississippi)	~~2,976~~2,869
General Obligation Bonds (IOC Davenport, Inc.)	~~795~~410

Total	$ ~~661,046~~1,003,279

Lines of Credit:
None

~~Capital Leases:~~
~~Pitney Bowes Lease (IOC-Boonville, Inc)~~	~~$ 2~~

Other Indebtedness
Quad City Waterfront Convention Center (Isle of Capri Bettendorf, L.C.)	$ ~~17,160~~16,813
Nemacolin Woodland Resort (IOC-PA, LLC)	$20,000	*

*Subject to final accounting of Nemacolin Management Agreement dated as of January 4, 2010 between Woodlands Fayette LLC and Nemacolin Woodlands, Inc. and IOC-PA, L.L.C.

Existing Letters of Credit and Bonds:

~~As included in Schedule 1.1(a) EXISTING LETTER OF CREDIT and~~ Schedule 7.4 CERTAIN EXISTING CONTINGENT OBLIGATIONS.

SCHEDULE 7.2

CERTAIN EXISTING LIENS

~~1.~~ 1.                         Lien granted by St. Charles Gaming Company, Inc. in favor of Port Resources, L.L.C. and CRU, L.L.C. securing $1.0 million in Cash Equivalents pursuant to leases relating to property in Westlake, Louisiana.

~~2.~~ 2.                         Notice of Claim of Lien on the LADY LUCK I (Official No. 519502) in favor of North Central Parts, Inc. in the amount of $826.89, Afco Metals, Inc. in the amount of $6,788.75, McMillan Supply Company in the amount of $2,200.17, Hydro Technologies, Inc. in the amount of $20,256.56, Industrial Pollution Control, Inc. in the amount of $10,250.00, Wooster Products Incorporated in the amount of $3,401.80 and Olsen Electric Supply Co. in the amount of $2,938.13.

~~3.~~ 3.                         Mechanic’s lien in favor of Martin Specialty Coatings (a subcontractor) in the amount of approximately $464,000 with respect to the Lake Charles hotel project.  The contractor for this project is disputing this lien, and has executed a letter agreement dated May 7, 2001 confirming its agreement to defend and indemnify St. Charles Gaming Company, Inc. (“SCGCI”) from and against liens and claims of subcontractors, including this lien, pursuant to the existing contract between the contractor and SCGCI.  The Martin Specialty Coating lien has been settled by the contractor, but the mechanic’s lien has not yet been released of record.

~~4.~~ 4.                         Liens described in the title insurance policies delivered to Administrative Agent in connection with the Mortgages and any endorsements to such title insurance policy delivered subsequent thereto.

SCHEDULE 7.3

CERTAIN EXISTING INVESTMENTS

~~1. Riverboat Corporation of Mississippi owns a Certificate of Deposit in the amount of $600,000 as of February 20, 2011, plus accrued interest from The Peoples Bank of Biloxi, MS.~~

~~2. Riverboat Corporation of Mississippi owns a Certificate of Deposit in the amount of $400,000 as of February 20, 2011, plus accrued interest from The Peoples Bank of Biloxi, MS.~~

~~3.~~ 1.                        St. Charles Gaming Company, Inc. owns a Certificate of Deposit in the amount of $1,000,000 as of ~~February 20~~January 27, ~~2011~~2013, plus accrued interest from Capital One Bank in New Orleans, LA.

~~4.~~ 2.                         Isle of Capri Casinos, Inc. has a note receivable for approximately $1,881,697 as of ~~February 20~~January 27, ~~2011~~2013, plus accrued interest issued by Freedom Financial Corporation.

~~5. Isle of Capri Casinos, Inc. has a note receivable for approximately $3,000,000 as of February 20, 2011, plus accrued interest issued by Florida Gaming Corporation, LLC.~~

~~6. Isle of Capri Casinos, Inc. has a note receivable for approximately $1,000,000 as of February 20, 2011, plus accrued interest issued by Eighth Wonder Asia, LLC.  The original promissory note was not delivered to Isle of Capri Casinos, Inc.~~

~~7. IOC-Lula, Inc. owns a Certificate of Deposit in the amount of $750,000 as of February 20, 2011, plus accrued interest from Southern Bancorp, of Lula, MS.~~

~~8. Rainbow Casino-Vicksburg Partnership LP owns a Certificate of Deposit in the amount of $300,000 as of February 20, 2011, plus accrued interest from Bancorp South, of Vicksburg, MS.~~

~~9.~~ 3.                         Isle of Capri Casinos, Inc. owns investments in the amount of $~~3,052,801.32~~3,399,373.61 as of ~~February 20~~January 27, ~~2011~~2013, plus accrued interest that is held with Principal Financial Group related to Isle of Capri Casinos, Inc. Amended and Restated Deferred Compensation Plan.

~~10.~~ 4.                  Management agreement by and between Woodland Fayette, LLC and Nemacolin Woodlands, Inc. and IOC-PA, LLC dated January 4, 2010.

~~11. Isle of Capri Casinos, Inc. has a note receivable for approximately $4,000,000 as of February 20, 2011 related to the Termination of Joint Development Agreement between Isle of Capri Casinos, Inc. and Lemieux Group LP.~~

5.                                      Promissory Note and Security Agreement between Tower Entertainment, LLC and Isle of Capri Casinos, Inc. in the amount of $25,000,000 in the event that the $25,000,000 LOC issued for the benefit of Tower Entertainment, LLC is drawn upon.

SCHEDULE 7.4

CERTAIN EXISTING CONTINGENT OBLIGATIONS

Letters of Credit ~~NonSecured Under Credit Agreement:~~

Letter of ~~Credit/Bond~~Credi#	As of ~~February 20~~April 1, ~~2011~~2013	Issuing Bank	Legal Entity Issuing LOC/Bond (per the legal document)	Expiry Date	Beneficiary
~~SLCPPDX02337~~	~~$ 420,000~~	~~US Bank~~	~~Isle of Capri Casinos, Inc O/B of Isle of Capri Marquette, Inc.~~	~~4/1/2011~~	~~Iowa Racing and Gaming Commission~~
~~SLCPPDX02338~~	~~1,040,000~~	~~US Bank~~	~~Isle of Capri Casinos, Inc O/B of Isle of Capri Bettendorf, L.C.~~	~~4/1/2011~~	~~Iowa Racing and Gaming Commission~~
~~SLCPPDX02339~~	~~710,000~~	~~US Bank~~	~~Isle of Capri Casinos, Inc O/B of Isle of Capri Davenport, Inc.~~	~~4/1/2011~~	~~Iowa Racing and Gaming Commission~~
SB011649BL	~~$~~ 250,000	Capital One	IOC — Lula~~, Inc.~~	5/9/~~2011~~2013	Coahoma Electric Power & Associates
~~1274~~1307	~~788,000~~886,000	The Peoples Bank	IOC - Black Hawk County, Inc.	3/31/~~2011~~2014	IA Racing and Gaming Commission

TOTAL	$ ~~3,208,000~~1,136,000

Bonds:

Bond Number	Bond Amount		Issuing Carrier	Principal Name	Expiration Date	Obligee
K04287009		$250,000	Westchester Fire Insurance Company	St. Charles Gaming Company, Inc.	5/2/~~20112013~~	Louisiana Police Riverboat Gaming
~~K04287812~~	~~$~~	~~5,000~~	~~Westchester Fire Insurance Company~~	~~Riverboat Corporation of Mississippi~~	~~5/2/2011~~	~~State of Mississippi~~
~~K04287848~~	~~$~~	~~5,000~~	~~Westchester Fire Insurance Company~~	~~Riverboat Corporation of Mississippi~~	~~5/2/2011~~	~~State of Mississippi~~
~~K04287939~~	~~$~~	~~5,000~~	~~Westchester Fire Insurance Company~~	~~Riverboat Corporation of Mississippi~~	~~5/2/2011~~	~~State of Mississippi~~
K07073197		$50,000	Westchester Fire Insurance Company	PPI, Inc.	6/30/~~20112013~~	State of Florida
K07073124		$250,000	Westchester Fire Insurance Company	IOC-Boonville~~, Inc.~~	1/1/~~20122014~~	State of Missouri
K07073203		$10,000	Westchester Fire Insurance Company	Isle of Capri Bettendorf, L.C.	10/18/~~20112013~~	City of Bettendorf
K07073148		$250,000	Westchester Fire Insurance Company	IOC - Natchez, Inc.	1/2/~~20122014~~	State of Mississippi

K07073173		$5,000	Westchester Fire Insurance Company	IOC - Natchez, Inc.	5/27/~~2011~~2013	State of Mississippi
K07073185		$5,000	Westchester Fire Insurance Company	IOC - Natchez, Inc.	5/27/~~2011~~2013	State of Mississippi
K06986511		$5,000	Westchester Fire Insurance Company	IOC-Lula, Inc.	10/29/~~2011~~2013	State of Mississippi
K07073094		$5,000	Westchester Fire Insurance Company	IOC-Lula, Inc.	12/18/~~2011~~2013	State of Mississippi
K07073100		$5,000	Westchester Fire Insurance Company	IOC-Lula, Inc.	12/18/~~2011~~2013	State of Mississippi
K04287459		$250,000	Westchester Fire Insurance Company	IOC-Kansas City, Inc.	6/1/~~2011~~2013	State of Missouri
~~K04286972~~	~~$~~	~~250,000~~	~~Westchester Fire Insurance Company~~	~~Grand Palais Riverboat, Inc.~~	~~5/3/2011~~	~~Louisiana Police Riverboat Gaming~~
K07160513		$2,000,000	Westchester Fire Insurance Company	PPI, Inc.	12/7/~~2011~~2013	State of Florida
KO7160562		$250,000	Westchester Fire Insurance Company	IOC-Caruthersville, LLC d/b/a Lady Luck Casino Caurthersville	6/10/~~2011~~2013	State of Missouri
K07886846		$50,000	Westchester Fire Insurance Company	PPI, Inc.	4/8/~~2011~~2013	Florida Department of Business & Professional Regulations
K08463852		$3,612,598	Westchester Fire Insurance Company	~~Riverboat Corporation~~Isle of ~~Mississippi~~Capri Casinos, Inc.	12/1/~~2011~~2013	Harrison County Board of Supervisors and Tal Furry, Tax Assessor for Harrison County, Mississippi
~~TOTAL~~K08463931	$	~~7,262,598~~2,220,623	Westchester Fire Insurance Company	IOC-Lula, Inc., IOC-Natchez, Inc., Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg	6/3/2013	State of Mississippi
K0846330A		$2,858,560	Westchester Fire Insurance Company	Isle of Capri Casinos, Inc.	11/15/2013	Harrison County Board of Supervisors and Tal Flurry, Tax Assessor for Harrison County, MS
K08463347		$300,000	Westchester Fire Insurance Company	St. Charles Gaming Company, Inc.	11/22/2013	Court of the State of Louisiana in the 14th Judicial District Court In and For the County of Calcasieu
K08694205		$250,000	Westchester Fire Insurance Company	IOC-Cape Girardeau LLC	10/20/2013	Missouri Gaming Commission
K08694217		$130,000	Westchester Fire Insurance Company	IOC-Cape Girardeau LLC	9/5/2013	Missouri Department of Revenue
K08694278		$300,000	Westchester Fire Insurance Company	Rainbow Casino-Vicksburg Partnership LP	12/20/2013	State of Mississippi
K08694266		$750,000	Westchester Fire Insurance Company	IOC-Lula, Inc.	12/20/2013	State of Mississippi
K08694254		$2,500,000	Westchester Fire Insurance Company	Isle of Capri Casinos, Inc.	12/20/2013	Harrison County Board of Supervisors and Tal Furry, Tax Assessor for Harrison County, Mississippi
TOTAL		$16,306,781

Attachment 2

REDLINED SUBSIDIARY GUARANTY

[See attached]

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EXECUTION VERSION

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY is entered into as of July 26, 2007 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by THE UNDERSIGNED SUBSIDIARIES (each a “Guarantor” and collectively, “Guarantors”) in favor of and for the benefit of ~~CREDIT SUISSE, CAYMAN ISLAND BRANCH~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions (“Lenders”) party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined), and, subject to subsection 4.14, for the benefit of the other Beneficiaries (as hereinafter defined).

RECITALS

A.            Administrative Agent and certain lenders and other agents entered into that certain Credit Agreement dated as of July 26, 2007 ~~(as~~, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, as amended by that certain Second Amendment to Credit Agreement and Amendment to Loan Documents, dated as of March 25, 2011, as amended by that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and as amended by that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as further amended, restated supplemented or otherwise modified, the “Credit Agreement”) with Isle of Capri Casinos, Inc. (“Borrower”) pursuant to which certain lenders agreed to extend credit facilities to Borrower in the ~~original~~ aggregate principal amount of up to $~~1,350,000,000~~300,000,000 as such amount may be increased pursuant to the terms of the Credit Agreement. Initially capitalized terms used in this Guaranty without definition have the respective meanings assigned such terms in the Credit Agreement.

B.            Borrower may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements constituting Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons who are or were Lenders or Affiliates of Lenders (in such capacity, collectively, “Hedge Providers”) at the time such Lender Hedge Agreements are or were entered into in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof (all such obligations being the “Interest Rate Obligations”), together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

C.            A portion of the proceeds of the Loans may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

D.            It is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrower’s obligations thereunder be guarantied by Guarantors.

E.            Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Hedge Providers to enter into the Lender Hedge Agreements, Guarantors hereby agree as follows:

1  DEFINITIONS

1.1          Certain Defined Terms.  As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Beneficiaries” means Guarantied Party, Lenders and any Hedge Providers for which Guarantied Party has received the notice required by Section 4.16 hereof.

“Guarantied Obligations” has the meaning assigned to that term in subsection 2.1.

“payment in full”, “paid in full” or any similar term means indefeasible payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Lender Hedge Agreements, other than any inchoate reimbursement or indemnification obligation constituting a Guarantied Obligation for which no claim has been asserted.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

1.2          Interpretation.

(a)   References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

(b)   In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

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2  THE GUARANTY

2.1          Guaranty of the Guarantied Obligations.  Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).  The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a)   any and all Obligations of Borrower and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents and the Lender Hedge Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding; and

(b)   those expenses set forth in subsection 2.8 hereof.

Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations.

If all or any portion of the Guarantied Obligations is paid by Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event will the Guarantied Obligations include any Excluded Swap Obligations.

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2.2          Limitation on Amount Guarantied; Contribution by Guarantors.  (a)Anything contained in this Guaranty or any other Loan Document to which any Guarantor is a party to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty or under any other Loan Document to which such Guarantor is a party, such obligations of such Guarantor hereunder or thereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder or and/or thereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder and/or thereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b)).

(b)   Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty and under any other Loan Documents to which any Guarantor is a party.  Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or under any other Loan Document to which such Guarantor is a party (a “Funding Guarantor”) that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount, without duplication, paid or distributed on or before such date by all Funding Guarantors under this Guaranty or any other Loan Document to which any Guarantor is a party in respect of the obligations guarantied.  “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.  “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount, without duplication, of the obligations of such Guarantor under this Guaranty and under any other Loan Document to which such Guarantor is a party, determined as of such date in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or

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indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.  “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) or any other Loan Document to which such Guarantor is a party minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b).  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder or under any other Loan Document to which such Guarantor is a party.

2.3          Payment by Guarantors; Application of Payments.  Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid.  All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

2.4          Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)   This Guaranty is a guaranty of payment when due and not of collectibility.

(b)   Guarantied Party may enforce this Guaranty with the consent and at the direction of the Requisite Lenders upon the occurrence and during the continuation of an “Event of Default” under the Credit Agreement or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Hedge Agreement that results in a Hedge Termination Value owed by the Borrower or a Restricted Subsidiary greater than $10,000,000 (either such occurrence being an “Event of Default” for purposes of this Guaranty) notwithstanding the existence of any dispute between Borrower and

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any Beneficiary with respect to the existence of such Event of Default.  For purposes of this Section 2.4(b), “Hedge Termination Value” means, in respect of any one or more Lender Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Lender Hedge Agreements, (a) for any date on or after the date such Lender Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Lender Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Lender Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

(c)   The obligations of each Guarantor hereunder are independent of the obligations of Borrower under the Loan Documents or the Lender Hedge Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower under the Loan Documents or the Lender Hedge Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Borrower is joined in any such action or actions.

(d)   Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge any Guarantor’s liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid.  This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successor and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any portion of the Guarantied Obligations which has not been paid.  Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guarantied Obligations.

(e)   Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) upon the

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occurrence and during the continuation of an Event of Default, enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement or the applicable Lender Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Hedge Agreements.

(f)    This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Lender Hedge Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Lender Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Hedge Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

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2.5          Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries:

(a)   any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor of the ~~Guaranteed~~Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

(b)   any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations;

(c)   any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)   any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

(e)   (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Lender Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

(g)   any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties (other than that the Guarantied Obligations have been paid in full), or which may conflict with the terms of this Guaranty.

2.6          Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all

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Letters of Credit shall have expired or been cancelled or, to the extent approved by the Issuing Bank in its sole discretion, cash collateralized or collateralized by a “back to back” letter of credit, each Guarantor shall withhold exercise of any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or, to the extent approved by the Issuing Bank in its sole discretion, cash collateralized or collateralized by a “back-to-back” letter of credit, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including any such right of contribution under subsection 2.2(b)).  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7          Subordination of Other Obligations.  Any indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

2.8          Expenses.  Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for: (i) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document and (ii) any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal

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counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

2.9          Continuing Guaranty.   This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or, to the extent approved by the Issuing Bank in its sole discretion, cash collateralized or collateralized by a “back-to-back” letter of credit.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

2.10        Authority of Guarantors or Borrower.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

2.11        Financial Condition of Borrower.  Any Loans may be granted to Borrower or continued from time to time, and any Lender Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Lender Hedge Agreement is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Lender Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower or any other Guarantor now known or hereafter known by any Beneficiary.

2.12        Rights Cumulative.  The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Hedge Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Borrower and any Beneficiary or Beneficiaries.  Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.13        Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.  (a)  So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 4.14), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower.  The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which

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Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)   Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guarantied Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c)   In the event that all or any portion of the Guarantied Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.14        Notice of Events.  As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Borrower that could reasonably be expected to have a Material Adverse Effect or (b) any Event of Default or Potential Event of Default.

2.15        Set Off.  In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

2.16        Discharge of Guaranty Upon Sale of Guarantor.   If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that

11

arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable Net Asset Sale Proceeds if required under the terms of the Credit Agreement.

3  REPRESENTATIONS AND WARRANTIES

In order to induce Beneficiaries to accept this Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, each Guarantor hereby represents and warrants to Beneficiaries that the following statements are true and correct:

3.1          Existence.  Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, has the necessary power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation or other business entity, as the case may be, and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

3.2          Power; Authorization; Enforceable Obligations.  Such Guarantor has the necessary power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary action to authorize its guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder.  No consent of any other person including stockholders or partners and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder, except for such consents, licenses, permits, approvals, authorizations, exemptions, notices, reports, registrations, filings and declarations as are in full force and effect as of the ~~date hereof~~Fourth Amendment Effective Date or except as otherwise provided herein or in the Credit Agreement.  This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer or partner, as the case may be, of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles relating to or limiting creditors’ rights generally.

3.3          No Legal Bar to this Guaranty.  The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Credit Agreement, in each case by each Guarantor do not and will not (i) violate any provision of any law or any governmental rule or regulation or any Gaming Law applicable to such Guarantor, the Organizational Documents of such Guarantor or any order, judgment or decree of any Government Authority or Gaming Authorities binding on such Guarantor (other than any violation of any such law, governmental rule or regulation, or Gaming Law or any such order, judgment or decree, in each case which could not reasonably be expected to have a Material Adverse Effect), (ii) conflict with, result in a breach of or constitute (with due

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notice or lapse of time or both) a default under any Contractual Obligation of such Guarantor (other than any such conflict, breach or default which could not reasonably be expected to have a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Guarantor (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Guarantor, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders.

4  MISCELLANEOUS

4.1          Survival of Warranties.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Lender Hedge Agreements and any increase in the Commitments under the Credit Agreement.

4.2          Notices.  Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate.  Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.

4.3          Severability.  In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4          Amendments and Waivers.  Except as expressly provided herein, no amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

4.5          Headings.  Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

4.6          Applicable Law; Rules of Construction.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; PROVIDED THAT THE GUARANTIED PARTY AND THE LENDERS SHALL RETAIN

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ALL RIGHTS ARISING UNDER FEDERAL LAW.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

4.7          Successors and Assigns.  This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns.  This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.  No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders.  Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part.  The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

4.8          Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)                                   ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)                              WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY;

(III)                         AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 4.2;

(IV)                          AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)                               AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH

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GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)                          AGREES THAT THE PROVISIONS OF THIS SUBSECTION 4.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

4.9          Waiver of Trial by Jury.  EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 4.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

4.10        No Other Writing; Recitals.  This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty.  There are no conditions to the full effectiveness of this Guaranty.  The recitals and exhibits to this Guaranty are incorporated herein by this reference.

4.11        Further Assurances.  At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

4.12        Additional Guarantors.  The initial Guarantors hereunder shall be such of the Restricted Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional domestic Restricted Subsidiaries of Company may

15

become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty.  Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder.  This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

4.13        Counterparts; Effectiveness.  This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.  This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

4.14        Administrative Agent as Guarantied Party.

(a)   Administrative Agent, and each successor to Administrative Agent, has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Providers.  Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release of any Guarantor), solely in accordance with the terms of the Credit Agreement, any related agency agreement among Administrative Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Guaranty; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies provided for hereunder in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration or cash collateralization or collateralization by “back-to-back” letters of credit of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due)) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section 4.14(a), each Hedge Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Hedge Provider that all rights and remedies hereunder may be exercised solely by Guarantied Parties for the benefit of Lenders and Hedge Providers in accordance with the terms of this Section 4.14(a).  Each Guarantor and all other persons are entitled to rely on releases, waivers, consents, approvals, notifications and other

16

acts of Administrative Agent, without inquiry into the existence of required consents or approvals of Requisite Obligees therefor.

(b)   Guarantied Party shall at all times be the same Person that is Administrative Agent under the Agency Documents.  Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to the Agency Documents shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Guarantied Party under this Guaranty.  Upon the acceptance of any appointment as Administrative Agent under the Agency Documents by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty.  After any retiring or removed Guarantied Party’s resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

(c)   In furtherance of the foregoing provisions of this subsection 4.14, each Hedge Provider and each other Beneficiary, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Hedge Provider or other Beneficiary that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this subsection 4.14.

4.15        Gaming Laws.  This Guaranty is subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of the Administrative Agent, Guarantied Party and Lenders by its acceptance hereof acknowledges that (i) it is subject to being called forward by the Gaming Authorities or Government Authorities enforcing the Liquor Laws (the “Liquor Authorities”), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Guaranty and the other Loan Documents, including with respect to the entry into and ownership and operation of the Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

4.16        Notice of Lender Hedge Agreements.  Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written

17

notice in form and substance satisfactory to Guarantied Party from Borrower, a Guarantor or the Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.

4.17        Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.17, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of Guarantied Obligations.  Each Qualified ECP Guarantor intends that this Section 4.17 constitute, and this Section 4.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

IOC-CARUTHERSYILLE, LLC
~~GRAND PALAIS RIVERBOAT, INC.~~
IOC - BOONVILLE, INC.
IOC DAVENPORT, INC.
IOC - KANSAS CITY, INC.
IOC - LULA, INC.
IOC - NATCHEZ, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
~~IOC SERVICES, LLC~~
~~ISLE OF CAPRI BETTENDORF MARINA~~
~~CORPORATION~~
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI MARQUETTE, INC.
PPI, INC.
~~RIVERBOAT CORPORATION OF MISSISSIPPI~~
~~RIVERBOAT SERVICES, INC.~~
ST. CHARLES GAMING COMPANY, INC.
BLACK HAWK HOLDINGS, L.L.C.
CCSC/BLACKHAWK, INC.
IOC — CAPE GIRARDEAU LLC
IC HOLDINGS, COLORADO, INC.
IOC BLACK HAWK DISTRIBUTION COMPANY, LLC
ISLE OF CAPRI BLACK HAWK, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
IOC — PA, L.L.C.

By:
Name:
Title:

19

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

~~ISLE OF CAPRI BAHAMAS HOLDINGS~~By: IOC-VICKSBURG, INC., its General Partner

By:
Name:
Title:

20

EXHIBIT A

FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS

This COUNTERPART (this “Counterpart”), dated               , 20    , is delivered pursuant to Section 4.12 of the Guaranty referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Subsidiary Guaranty, dated as of July 26, 2007 (as it may be amended, modified, restated or supplemented from time to time, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and ~~Credit Suisse, Cayman Islands Branch~~Wells Fargo Bank, National Association, as Guarantied Party.  The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 4.12 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of                             , 20    .

NAME OF ADDITIONAL GUARANTOR

By:
Name:
Title:
Address:	_

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Attachment 3

REDLINED SECURITY AGREEMENT

[See attached]

18

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT is dated as of July 26, 2007 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) and entered into by and between ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), each of THE UNDERSIGNED SUBSIDIARIES of Borrower (each of the undersigned Subsidiaries being a “Subsidiary Grantor” and collectively, “Subsidiary Grantors”), any ADDITIONAL GRANTOR (as hereinafter defined) (each of Borrower, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively, the “Grantors”) and ~~CREDIT SUISSE, CAYMAN ISLANDS BRANCH~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for and representative of (in such capacity herein called “Secured Party”), the financial institutions (“Lenders”) party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined).

RECITALS

A.            Concurrently herewith, Administrative Agent and the Lenders have entered into that certain Credit Agreement dated of even date herewith with Borrower, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, as amended by that certain Second Amendment to Credit Agreement and Amendment to Loan Documents, dated as of March 25, 2011, as amended by that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and as amended by that certain Fourth Amendment to Credit Agreement and Amendment to Loan Documents, dated as of April 19, 2013 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to Borrower in the ~~original~~ aggregate principal amount of up to $~~1,350,000,000~~300,000,000 as such amount may be increased pursuant to the terms of the Credit Agreement.  Initially capitalized terms used in this Agreement without definition have the respective meanings assigned such terms in the Credit Agreement.

B.            Borrower may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements constituting Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons who are or were Lenders or Affiliates of Lenders (in such capacity, collectively, “Hedge Providers”) at the time such Lender Hedge Agreements are or were entered into in accordance with the terms of the Credit Agreement and it is desired that the obligations of Borrower under the Lender Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.            In order to induce the Lenders to enter into the Credit Agreement, Subsidiary Grantors entered into that certain Subsidiary Guaranty dated as of even date herewith

1

(as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and all obligations of Borrower under the Lender Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof.

D.            It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors enter into this Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Providers to enter into the Lender Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees as follows:

1  Grant of Security.

Each Grantor hereby assigns, grants and pledges to Secured Party a security interest in all of such Grantor’s right, title and interest in, to and under each of the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a)   all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the “Equipment”);

(b)   all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor’s business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the “Inventory”) and all negotiable and non-negotiable documents of title (including warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a “Negotiable Document of Title”);

(c)   all accounts, contract rights, chattel paper, documents, instruments, general intangibles, letter of credit rights and other rights and obligations of any kind owned by or owing to such Grantor (and rights to payment, whether earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered thereunder) and all rights in, to and under all security agreements, leases and other contracts or supporting obligations securing or otherwise relating to any such

2

accounts, contract rights, chattel paper, documents, instruments, general intangibles, letter of credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations and rights being the “Accounts”, and any and all such security agreements, leases and other contracts or supporting obligations being the “Related Contracts”), together with all original copies of all documents, instruments or other writings or electronic records or other records evidencing any of the foregoing, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to the foregoing, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the foregoing, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing;

(d)   all agreements to which such Grantor is a party, including those on Schedule 1(d) annexed hereto, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an “Assigned Agreement” and collectively as the “Assigned Agreements”), including (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(e)   all other deposit accounts including any restricted deposit account established and maintained by Secured Party pursuant to Section 12 (the “Collateral Account”), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, including certificates of deposit (collectively, “Deposit Accounts”);

(f)    the “Securities Collateral,” which term means:

(i)            all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests now or hereafter owned by such Grantor in any Person, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those described on Schedule 1(f)(i), and the certificates or other instruments representing any of  the foregoing and any

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interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Shares”), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) or a successor provision of the Internal Revenue Code), the Pledged Shares shall not include any shares of stock of such issuer in excess of the number of shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided further that the Pledged Shares shall not include the equity interests of ~~(a) Blue Chip Casinos, Plc., (b) IOC CC Limited, (c) The Isle Casinos Limited and (d)~~ Capri Insurance Company;

(ii)           all indebtedness from time to time owed to such Grantor by any obligor, including the indebtedness described on Schedule 1(f)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the “Pledged Debt”), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

(iii)          all other investment property of such Grantor;

(g)   the “Intellectual Property Collateral”, which term means:

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including the trademarks specifically identified in Schedule 1(g)(i), as the same may be amended pursuant hereto from time to time) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations and applications specifically identified in Schedule 1(g)(i), as the same may be amended pursuant hereto from time to time) (the “Trademark Registrations”), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the “Trademark Rights”), and all goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith;

(ii)           all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently,

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or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including the patents and patent applications listed in Schedule 1(g)(ii), as the same may be amended pursuant hereto from time to time), all rights corresponding thereto (including the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the “Patents”) and all goodwill of such Grantor’s business symbolized by the Patents and associated therewith; it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties; and

(iii)          all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (including the works listed on Schedule 1(g)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries (including the registrations listed on Schedule 1(g)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights and all goodwill of such Grantor’s business symbolized by the Copyrights, Copyright Registrations, and Copyright Rights and associated therewith;

(h)   all information used or useful or arising from the business of such Grantor, including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of

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production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

(i)    to the extent not included in any other paragraph of this Section 1, all other general intangibles, including tax refunds, condemnation awards, payment intangibles, other rights to payment or performance, choses in action, software and judgments taken on any rights or claims included in the Collateral;

(j)    (i) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with the Facilities or otherwise; (ii) all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, Venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, communication, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, signs, decorations, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, mini-bars, ice-boxes and heating units; kitchen and restaurant equipment (including stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters and incinerators) now owned or hereafter acquired by any Grantor and now or hereafter attached to, installed in or used in connection with any of the Facilities or otherwise; (iii) all amusement rides and attractions attached to the Facilities; and (iv) all furniture and furnishings of every nature whatsoever now or hereafter owned or leased by any Grantor or in which any Grantor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Facilities, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”);

(k)   (i) all cocktail lounge supplies, including bars, glassware, bottles and tables used in connection with the Facilities or otherwise; (ii) all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment and beauty and barber equipment used in connection with the Facilities or otherwise; (iii) all personal property, goods, equipment and supplies used in connection with the operation of the hotel, casino, restaurants, stores, parking facilities, and all other commercial operations on the Facilities or otherwise, including communication systems, visual and electronic surveillance systems and transportation systems; (iv) all tools, utensils, food and beverage, silverware, dishes, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles and fuel relating to the Facilities or otherwise; and (v) all other personal property of any kind or character, including any cash and money and any such items of personal property as defined in the UCC (defined below), now or hereafter owned or leased by Grantors or in which Grantors have any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or

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may hereafter be appropriate for use on or in connection with the operation of the Facilities or otherwise (the “Personalty”);

(l)    all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(m)  to the extent not included in any other paragraph of this Section 1, all Accounts, Chattel Paper, Documents, General Intangibles, Goods (including, without limitation, Inventory and Equipment), Instruments, Investment Property, Letter of Credit Rights, Money and Commercial Tort Claims now or hereafter described on Schedule 4(k), in each case as defined in Article 9 of the UCC (as hereinafter defined);

(n)   all insurance policies covering any part of the Collateral and key man life insurance policies;

(o)   all securities accounts and financial assets and securities entitlements held in or related thereto;

(p)   all ships, barges and other vessels;

(q)   to the extent not included in the foregoing clauses (a) through (p), all personal property of such Grantor and

(r)    all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.  For purposes of this Agreement, the term “proceeds” has the meaning provided in the UCC, and includes whatever is ~~receivable or~~ received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in any of such Grantor’s rights or interests in, any license, contract or agreement to which such Grantor is a party or any promissory note issued in favor of such Grantor or, in each case, any of its rights or interests thereunder to the extent, but only to the extent, that such a grant (i) would, under the terms of such license, contract, agreement or promissory note or otherwise, result in a breach of the terms of, or constitute a default under, any license, contract or agreement to which such Grantor is a party or any promissory note issued in favor of such Grantor or (ii) is restricted or prohibited, or would require the consent of a Governmental Authority (and such consent has not been obtained), under applicable law (in each case, other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity) (collectively, together with any other collateral expressly excluded from this Section 1, the Pompano Beach Real Property, the Biloxi Additional Real Property, the Real Estate Options, the Black Hawk Hotel and Real Property and Capital

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Stock of ~~the Specified Unrestricted Subsidiaries~~Capri Insurance Company, the “Excluded Collateral”); provided, that the ~~exclusions under the~~ foregoing ~~clauses (i) and (ii)~~exclusion shall not include the proceeds of any such license, contract, agreement or promissory note ~~as and to the extent set forth in Sections 9-406 and 9-408 of the UCC~~(unless independently constituting Excluded Collateral); provided further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.  The foregoing grant is made to the fullest extent permitted by, or not prohibited by, the Gaming Laws and other applicable laws.

Each item of Collateral listed in this Section 1 that is defined in Articles 8 or 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded as set forth above.  As used herein, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

2  Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of each Grantor.  “Secured Obligations” means:

(a)   with respect to Borrower, all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Hedge Agreement; and

(b)   with respect to each other Grantor, all obligations and liabilities of every nature of such Grantor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Hedge Provider as a preference, fraudulent

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transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Borrower or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Borrower or such Grantor for such interest in the related bankruptcy proceeding); provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event will the Secured Obligations include any Excluded Swap Obligations.

3  Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contract and agreement included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4  Representations and Warranties.

Each Grantor represents and warrants, as for itself and its Collateral as follows:

(a)   Ownership of Collateral.  Except as expressly permitted by the Credit Agreement, such Grantor owns the Collateral owned by such Grantor and such ownership is free and clear of any Lien other than the Permitted Encumbrances.  Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b)   Locations of Equipment and Inventory.  All of the Equipment and Inventory is, as of the ~~date hereof~~Fourth Amendment Effective Date, or in the case of each Additional Grantor, the date of the applicable counterpart entered into pursuant to Section 22 (each, a “Counterpart”) located at the places specified in Schedule 4(b).

(c)   Negotiable Documents of Title.  No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

(d)   Office Locations, Type and Jurisdiction of Organization and Name.  The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, at the locations set forth on Schedule 4(d) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof), and the type (i.e. corporation, limited partnership, etc.), jurisdiction of organization, organization number (provided by the relevant Government Authority of the jurisdiction of organization) and correct legal name as it appears in official filings in the jurisdiction of organization of such Grantor are as listed on

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Schedule 4(d) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof).

(e)   Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the ~~date hereof~~Fourth Amendment Effective Date, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof except as set forth on Schedule 4(e) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof).

(f)    Delivery of Certain Collateral.  Except for any promissory note (i) issued by an employee of a Grantor in favor of a Grantor or (ii) issued by a non-Grantor in favor of a Grantor, in each case with a principal amount of less than $500,000 (which promissory notes shall not be required to be delivered to Secured Party hereunder), all certificates or instruments evidencing, comprising or representing the Securities Collateral have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer on assignment in blank.

(g)   Securities Collateral.  (i) All of the Pledged Shares described on Schedule 1(f)(i) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof) have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of any Liens (other than tax or ERISA Liens to the extent that the same constitute Permitted Liens) in respect of their issuance; (ii) all of the Pledged Debt described on Schedule 1(f)(ii) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof)  has been duly authorized, authenticated or issued, and delivered and is the legally valid and binding obligation of the issuers thereof and is not in default; (iii) the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof (subject to the proviso to Section 1(f)(i) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof)  with respect to shares of a foreign controlled corporation and other Investments expressly permitted under the Credit Agreement in Persons that are not Subsidiaries of Borrower), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares; (iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (v) Schedule 1(f)(i) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof)  sets forth all of the Pledged Shares owned by each Grantor; and (vi) Schedule 1(f)(ii) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof)  sets forth all of the Pledged Debt (except for Pledged Debt owing by employees of a Grantor to a Grantor or Pledged Debt with a principal amount of less than $100,000).

(h)   Intellectual Property Collateral.

(i)            a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used

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by such Grantor, in whole or in part, is set forth in Schedule 1(g)(i) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof);

(ii)           a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(g)(ii) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof);

(iii)          a true and complete list of all Copyright Registrations and applications for Copyright Registrations owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(g)(iii) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof);

(iv)          after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable except to the extent any such pending or threatened claim could not reasonably be expected to have a Material Adverse Effect; and

(v)           no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office.

(i)    Perfection.  The security interests in such Grantor’s Collateral granted to Secured Party for the benefit of the Lenders and Hedge Providers hereunder constitute valid security interests in such Collateral, securing the payment of the Secured Obligations.  Upon (i) the filing of UCC financing statements naming such Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(i) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof); (ii) in the case of the Securities Collateral of such Grantor consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank; and (iii) in the case of the Intellectual Property Collateral of such Grantor, in addition to the filing of such UCC financing statements, the filing of a Grant of Trademark Security Interest in respect of registered Trademarks, substantially in the form of Exhibit I, and a Grant of Patent Security Interest in respect of registered Patents, substantially in the form of Exhibit II, with the United States Patent and Trademark Office or the filing of a Grant of Copyright Security Interest in respect of registered Copyrights, substantially in the form of Exhibit III, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a “Grant”), (A) the security interests in such Grantor’s Collateral granted to Secured Party for the benefit of the Lenders and Hedge Providers that (x) may be perfected by filing of a financing statement, (y) that constitutes the Securities Collateral described in clause (ii) or, (z) that constitutes Intellectual Property Collateral described in clause (iii) that may be perfected by recording the security interests granted hereunder in the applicable

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intellectual property registries (including but not limited to the United States Patent and Trademark Office and the United States Copyright Office) will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances), and (B) all filings and other actions necessary to perfect and protect such security interest shall have been duly made or taken.  Each agreement purporting to give the Secured Party “control” (as such term is defined in the UCC) over any Collateral is, when executed and delivered by each party thereto, effective to establish the Secured Party’s “control” (as such term is defined in the UCC) of the Collateral subject thereto.

(j)    Aircraft and Vessels.  The Collateral does not consist of any aircraft or vessels other than as set forth on Schedule 4(j) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof).

(k)   Commercial Tort Claims and Letter of Credit Rights.  The Collateral does not consist of any Commercial Tort Claims or Letter of Credit Rights (in each case as defined in the UCC) having a value of greater than $250,000 other than those set forth on Schedule 4(k) (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof).

5  Further Assurances.

(a)   Generally.  Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:  (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments evidencing, comprising or representing the Securities Collateral and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; (iii) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral (iv)(A) execute, if necessary, and file such financing or continuation statements, or amendments thereto; (B) execute and deliver or cause to be executed and delivered, such agreements establishing that Secured Party has control of specified items of Collateral; (C) execute and file such assignments of security interests created pursuant to the Related Contracts; and (D) deliver such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby (but subject in all cases to the terms and conditions of the Credit Agreement); (v) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter indicating the security interest created hereunder in the items of Equipment

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covered thereby; (vi) at any reasonable time at reasonable intervals, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party; (vii) at Secured Party’s request, appear in and defend any action or proceeding that may adversely affect such Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral; and (viii) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest to Secured Party with respect to any Collateral.  Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Grantor) without the signature of any Grantor.

(b)   Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of Exhibit IV (a “Pledge Supplement”), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement.  Upon each delivery of a Pledge Supplement to Secured Party, the representations and warranties contained in clauses (i)-(iv) of Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof and the Schedules described therein shall be deemed modified to include reference to any additional Securities Collateral listed in such Pledge Supplement.  Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(c)   Intellectual Property Collateral.  Without limiting the generality of the foregoing Section 5(a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto.  Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the ~~date hereof~~Fourth Amendment Effective Date and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made; and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the ~~date hereof~~Fourth Amendment Effective Date.  Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; or (3) Copyright Registration, the Grantor filing such application shall execute and deliver to Secured Party and record in all places where a Grant is recorded an IP Supplement, substantially in the form of Exhibit V (an “IP Supplement”), pursuant to which such Grantor shall grant to Secured Party a security

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interest to the full extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be.  Upon delivery to Secured Party of an IP Supplement, Schedules 1(g)(i), 1(g)(ii), and 1(g)(iii) hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral included on Schedule A to such IP Supplement.  Each Grantor hereby authorizes Secured Party to modify this Agreement without the signature or consent of any Grantor by attaching Schedules 1(g)(i), 1(g)(ii), and 1(g)(iii), as applicable, that have been modified to include such Intellectual Property Collateral or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest; provided, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(d)   Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such Grantor and such other reports in connection with such Collateral as Secured Party may reasonably request, all in reasonable detail.

6  Certain Covenants of Grantors.

Each Grantor shall:

(a)   not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)   notify Secured Party in writing of any change in such Grantor’s name, identity or corporate structure within 15 days of such change and within 30 days of such change, take all action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder; provided, that, so long as Secured Party has been so notified, Schedule 4(d) shall be deemed modified by the information contained in such notice;

(c)   give Secured Party 30 days’ prior written notice of any change in such Grantor’s chief place of business, chief executive office or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor, and within 30 days of such written notice, take all action that may be necessary or desirable, or that Secured Party may reasonably request in order to perfect

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and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder; provided, that, so long as Secured Party has been so notified, Schedule 4(d) shall be deemed modified by the information contained in such notice;

(d)   if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

(e)   except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith; provided that in the case of such good faith contest (i) a reserve with respect to such obligation is established by the applicable Grantor in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently and in good faith by the applicable Grantor, and (iii) the Secured Party is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Secured Party’s Liens on any material portion of the Collateral; provided further that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment; and

(f)    notify Secured Party in writing in the event any Grantor acquires any Commercial Tort Claims or Letter of Credit Rights (in each case as defined in the UCC) having a value of greater than $250,000 or acquires any aircraft or vessels (in the case of any aircraft or vessels, such notice to be given at least 15 days prior to any such acquisition), and thereafter promptly take such actions and execute such documents and make such filings all at Grantor’s expense as Secured Party may reasonably request in order to ensure that Secured Party has a valid, perfected security interest in such Collateral; provided, that, so long as Secured Party has been so notified, Schedules 4(j) and 4(k) shall be deemed modified by the information contained in such notice.

Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral (x) that can only be perfected by (i) foreign filings with respect to Intellectual Property Collateral, (ii) filings with registrars of motor vehicles with respect to vehicles covered by a certificate of title (in any event not including aircraft or vessels) or (y) as to which Secured Party has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of perfecting the Lien created by this Agreement thereon.

7  Special Covenants With Respect to Equipment and Inventory.

Each Grantor shall:

(a)   keep the Equipment and Inventory at the places therefor specified in Schedule 4(b) annexed hereto or, upon 30 days’ prior written notice to Secured Party, at such

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other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

(b)   cause the Equipment to be maintained and preserved in the same condition, repair and working order, ordinary wear and tear excepted, and in accordance with such Grantor’s past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment;

(c)   keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of such Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for such Inventory;

(d)   if any Inventory is in possession or control of any of such Grantor’s agents or processors, upon the occurrence of an Event of Default (as defined in the Credit Agreement), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

(e)   promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party; and

(f)    at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

8  Special Covenants with respect to Accounts and Related Contracts.

(a)   Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d), or upon 30 days’ prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken.  Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantors’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

(b)   Each Grantor shall, for not less than five (5) years from the date on which such Account arose, maintain (i) complete records of each Account of such Grantor, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

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(c)          Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts.  In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of an Event of Default, at Secured Party’s discretion, shall take) such action as such Grantor (or, after the occurrence and during the continuance of an Event of Default, Secured Party) may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts, including adjusting, settling or compromising the amount or payment thereof; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(d)         Each Grantor shall maintain perfection of the security interests granted pursuant to the security agreements included within the Related Contracts, except as expressly permitted hereby or by the Credit Agreement.  During the existence of an Event of Default, no Grantor shall terminate or release security interests granted to it pursuant to such security agreements.

9  Special Provisions With Respect to the Assigned Agreements.

(a)         Each Grantor shall, at its expense

(i)                                     perform and observe in all material respects all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party, in each case except to the extent the same could not reasonable be expected to have a Material Adverse Effect; and

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(ii)                                  furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements that are material to the business of the Grantors, taken as a whole, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request, and (B) upon request of Secured Party make to the parties of such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

(b)         Upon the occurrence and during the continuance of an Event of Default, no Grantor shall, without the prior written consent of Secured Party:

(i)                                     cancel or terminate any of the Assigned Agreements that are material to its business or consent to or accept any cancellation or termination thereof;

(ii)                                  amend or otherwise modify the Assigned Agreements that are material to its business, or give any consent, waiver or approval thereunder;

(iii)                               waive any default under or breach of the Assigned Agreements that are material to its business;

(iv)                              consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements that are material to its business, except as expressly provided therein; or

(v)                                 take any other action in connection with the Assigned Agreements that are material to its business, that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party under this Agreement.

10  Special Covenants With Respect to the Securities Collateral.

(a)         Delivery.  Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral required to be delivered hereunder shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.  Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

(b)         Covenants.  Except as expressly permitted by the Credit Agreement, each Grantor shall (i) not permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an issuer

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of Pledged Shares which is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor; provided, notwithstanding anything contained in this clause (iv) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing material loss or depreciation in the value of the Securities Collateral; and (viii) promptly deliver to Secured Party all material written notices received by it with respect to the Securities Collateral.

(c)          Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party’s judgment, such action would have a Material Adverse Effect on the value of the Securities Collateral or any part thereof; and provided further, such Grantor shall give Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor’s consent to the election of directors or other members of a Governing Body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party); (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a

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partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuation of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

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11  Special Covenants With Respect to the Intellectual Property Collateral.

(a)         Each Grantor shall:

(i)                                     diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

(ii)                                  hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

(iii)                               take any and all commercially reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(iv)                              use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

(v)                                 use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

(vi)                              furnish to Secured Party from time to time at Secured Party’s reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

(b)         Except as otherwise provided in this Section 11, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof.  In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of an Event of Default, at Secured Party’s discretion, shall take) such action as such Grantor (or, after the occurrence and during the continuance of an Event of Default, Secured Party) may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including

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checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(c)          Each Grantor shall have the duty to, in its commercially reasonable judgment, use commercially reasonable efforts to, through counsel reasonably acceptable to Secured Party, prosecute, file and/or make (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedules 1(g)(i), 1(g)(ii) or 1(g)(iii), as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral.  Any expenses incurred in connection therewith shall be borne solely by Grantors.  Subject to the foregoing, each Grantor shall give Secured Party written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

(d)         Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral.  Secured Party shall provide, at such Grantor’s expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including joining as a necessary party.  Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) regarding such Grantor’s ownership, right to use, or interest in any Intellectual Property Collateral.  Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

(e)          In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of

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the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed or assignment in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.  In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor’s and any of its Affiliate’s plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested.  If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor’s request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee’s rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

12  Collateral Account.

Secured Party is hereby authorized to establish and maintain at its office or the office of its designee as a blocked account in the name of Borrower or in such name as Secured Party may so designate and under the sole dominion and control of Secured Party, a restricted deposit account designated as “Isle of Capri Collateral Account”.  All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party.  Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

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Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

13  Secured Party Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, from time to time after the occurrence and during the continuation of an Event of Default, or in the case of (a) and (e) below, a Potential Event of Default, including:

(a)         to obtain and adjust insurance (including any claims thereunder) required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

(b)         to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)          to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

(d)         to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e)          to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement, including Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

(f)           to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)          generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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14  Secured Party May Perform.

If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under subsections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof.

15  Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

16  Remedies.

(a)         Generally.  If any “Event of Default” (as defined in the Credit Agreement) shall have occurred and be continuing or upon the occurrence of an Early Termination Date that has not been rescinded (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Hedge Agreement that results in a Hedge Termination Value owed by the Borrower or a Restricted Subsidiary greater than $10,000,000  (either such occurrence being an “Event of Default” for purposes of this Agreement), Secured Party may exercise in respect of the Collateral, with the consent and at the direction of the Requisite Lenders in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender constituting a part of the Collateral and provide

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instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) without notice to any Grantor, transfer to or to register in the name of Secured Party or any of its nominees any or all of the Securities Collateral.  Secured Party or any Lender or Hedge Provider may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Hedge Providers (but not any Lender or Hedge Provider in its individual capacity unless Requisite Obligees (as defined in Section 21(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

For purposes of this Section 16(a), “Hedge Termination Value” means, in respect of any one or more Lender Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Lender Hedge Agreements, (a) for any date on or after the date such Lender Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Lender Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Lender Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

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(b)   Securities Collateral.

(i)            Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(ii)           If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon reasonable request of Secured Party (which request may be made by Secured Party in its sole discretion), such Grantor will, at its own expense do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and bear all costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section.

(iii)          Without limiting the generality of subsections 10.2 and 10.3 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, and each Lender and each Hedge Provider and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission

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to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted).  This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

(c)   Collateral Account.  If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Borrower is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Borrower shall deliver funds in such an amount for deposit in the Collateral Account.  If for any reason the aggregate amount delivered by Borrower for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Borrower shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the “Maximum Available Amount”) to the Aggregate Available Amount.  Upon any drawing under any outstanding Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Bank for the amount of such drawing.  In the event of cancellation or expiration of any Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 18 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Borrower has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

17  Additional Remedies for Intellectual Property Collateral.

(a)   Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at

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the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in subsections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b)   If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

18  Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

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19  Indemnity and Expenses.

(a)   Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Hedge Provider from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party’s or such Lender’s or Hedge Provider’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)   Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(c)   The obligations of Grantors in this Section 19 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Lender Hedge Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

20  Continuing Security Interest; Transfer of Loans; Termination and Release.

(a)   This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration or, to the extent approved by the Issuing Bank in its sole discretion, cash collateralization or collateralization by “back-to-back” letters of credit of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns; provided that if any Grantor makes an Asset Sale permitted by the Credit Agreement, Secured Party shall release concurrently with the consummation of such Asset Sale the assets constituting Collateral that are the subject of such Asset Sale to Borrower or such Grantor free and clear of the lien and security interest under this Agreement; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that Borrower is in compliance with subsection 2.4B(iii)(a) of the Credit Agreement.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Hedge Provider may assign or otherwise transfer any Lender Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Lender Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Hedge Providers herein or otherwise.

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(b)   Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration or, to the extent approved by the Issuing Bank in its sole discretion, cash collateralization or collateralization by “back-to-back” letters of credit of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors.  Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, such Grantor shall deliver an Officer’s Certificate (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction.  Upon the receipt of such Officer’s Certificate, Secured Party shall, at such Grantor’s expense, so long as Secured Party has no reasonable reason to believe that the Officer’s Certificate delivered by such Grantor with respect to such sale is not true and correct, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

(c)   As used in this Agreement, the term “payment in full” or “paid in full” means the payment in full of the Secured Obligations, other than any inchoate reimbursement or indemnification obligations for which no claim has been asserted.

21  Secured Party as Agent.

(a)   Administrative Agent, and each successor to Administrative Agent, has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Providers.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the terms of the Credit Agreement, any related agency agreement among Administrative Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 16 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration or cash collateralization or collateralization by “back-to-back” letters of credit of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due)) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section 21(a), each Hedge Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Provider that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of

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Lenders and Hedge Providers in accordance with the terms of this Section 21(a).  Each Grantor and all other persons are entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Administrative Agent, without inquiry into the existence of required consents or approvals of Requisite Obligees therefor.

(b)   Secured Party shall at all times be the same Person that is Administrative Agent under the Agency Documents.  Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to the Agency Documents shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under the Agency Documents by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

(c)   Secured Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or any such Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.

22  Additional Grantors.

From time to time subsequent to the date hereof, additional Restricted Subsidiaries of Borrower may execute and deliver a counterpart to the Subsidiary Guaranty.  In connection therewith, such Subsidiaries of Borrower may become parties hereto as additional Grantors (each an “Additional Grantor”), by executing a Counterpart substantially in the form of Exhibit VI annexed hereto.  Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto

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regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

23  Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 22 and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

24  Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party’s name on the signature pages to the Subsidiary Guaranty or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

25  Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

26  Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

27  Headings; Recitals.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  The recitals, Schedules and Exhibits to this Agreement are incorporated herein by this reference.

33

28  Governing Law; Terms; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

29  Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

34

30  Waiver of Jury Trial.

GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

31  Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

32  Gaming Laws.

This Agreement is subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of the Administrative Agent, Secured Party and Lenders by its acceptance hereof acknowledges that (i) it is subject to being called forward by the Gaming Authorities or Government Authorities enforcing the Liquor Laws (the “Liquor Authorities”), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Loan Documents, including with respect to the entry into and ownership and operation of the Gaming Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor licensee, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

[Remainder of page intentionally left blank]

35

IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISLE OF CAPRI CASINOS, INC.,
a Delaware Corporation

By:
Name:
Title:

36

IOC-CARUTHERSYILLE, LLC
~~GRAND PALAIS RIVERBOAT, INC.~~
IOC - BOONVILLE, INC.
IOC DAVENPORT, INC.
IOC - KANSAS CITY, INC.
IOC - LULA, INC.
IOC - NATCHEZ, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
~~IOC SERVICES, LLC~~
~~ISLE OF CAPRI BETTENDORF MARINA~~
~~CORPORATION~~
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI MARQUETTE, INC.
PPI, INC.
~~RIVERBOAT CORPORATION OF MISSISSIPPI~~
~~RIVERBOAT SERVICES, INC.~~
ST. CHARLES GAMING COMPANY, INC.
BLACK HAWK HOLDINGS, L.L.C.
CCSC/BLACKHAWK, INC.
IOC — CAPE GIRARDEAU LLC
IC HOLDINGS, COLORADO, INC.
IOC BLACK HAWK DISTRIBUTION COMPANY, LLC
ISLE OF CAPRI BLACK HAWK, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
IOC — PA, L.L.C.

By:
Name:
Title:

37

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

~~CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Secured Party, a Delaware Corporation~~
By: IOC-VICKSBURG, INC., its General Partner

By:
Name:
Title:

38

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Party,

By:
Name:
Title:

39

~~ISLE OF CAPRI BAHAMAS HOLDINGS, INC.~~

By:
Name:
Title:

40

EXHIBIT I TO

SECURITY AGREEMENT

FORM OF GRANT OF TRADEMARK SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a                                           (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

WHEREAS, Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of July ~~[    ]~~26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment”) (said Credit Agreement, as so further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the financial institutions listed on the signature pages thereof (each individually referred to herein as a “Lender” and collectively as “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Administrative Agent for the Lenders (in such capacity, “Secured Party”), ~~Credit Suisse Securities (USA) LLC, as lead arranger,~~ and the other agents and arrangers named therein; and

WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, “Hedge Providers”); and

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of July ~~[    ]~~26, 2007, as amended by the Second Amendment and the Fourth Amendment (said Subsidiary Guaranty, as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the “Guaranty”) in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof; and]

WHEREAS, pursuant to the terms of a Security Agreement dated as of July ~~[    ]~~26, 2007 ~~(as~~, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, the Second Amendment and the Fourth Amendment (as further amended, supplemented, restated or otherwise modified from time to time, the “Security

41

Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral as security for the Secured Obligations; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located as security for the Secured Obligations (the “Trademark Collateral”):

1.             all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including the trademarks specifically identified in Schedule A) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations and applications specifically identified in Schedule A) (the “Trademark Registrations”), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the “Trademark Rights”), and all goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith; and

2.             all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral.  For purposes of this Grant of Trademark Security Interest, the term “proceeds” has the meaning provided in the UCC, and includes whatever is ~~receivable or~~ received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor’s rights or interests in any Trademark Collateral constituting Excluded Collateral; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

42

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

43

[NAME OF GRANTOR]
By:
Name:
Title:

[Remainder of page intentionally left blank]

44

SCHEDULE A

TO

GRANT OF TRADEMARK SECURITY INTEREST

Registered Owner	United States Trademark Description	Registration Number	Registration Date

~~45~~

EXHIBIT II TO

SECURITY AGREEMENT

FORM OF GRANT OF PATENT SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a                                         (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of July ~~[    ]~~26, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment”) (said Credit Agreement, as so further amended, restated, supplemented or otherwise modified, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the financial institutions listed on the signature pages thereof (each individually referred to herein as a “Lender” and collectively as “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Administrative Agent for the Lenders (in such capacity, “Secured Party”), ~~Credit Suisse Securities (USA) LLC, as lead arranger,~~ and the other agents and arrangers named therein; and

WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, “Hedge Providers”); and

[INSERT IF GRANTOR IS A SUBSIDIARY:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of July ~~[    ]~~26, 2007, as amended by the Second Amendment and the Fourth Amendment (said Subsidiary Guaranty, as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the “Guaranty”) in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof; and

WHEREAS, pursuant to the terms of a Security Agreement dated as of July ~~[    ]~~26, 2007 ~~(as~~, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, the Second Amendment and the Fourth Amendment (as further amended, supplemented, restated or otherwise modified from time to time, the

~~46~~

“Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral, as security for the Secured Obligations; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(a)   all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including the patents and patent applications listed in Schedule A), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the “Patents”) and all goodwill of such Grantor’s business symbolized by the Patents and associated therewith; it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties; and

(b)   all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral.  For purposes of this Grant of Patent Security Interest, the term “proceeds” has the meaning provided in the UCC, and includes whatever is ~~receivable or~~ received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor’s rights or interests in any Patent Collateral constituting Excluded Collateral; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Patent Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are

~~47~~

more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Remainder of page intentionally left blank]

~~48~~

IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

XII-II-49

SCHEDULE A

TO

GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventor

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

50

EXHIBIT III TO

SECURITY AGREEMENT

FORM OF GRANT OF COPYRIGHT SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a                                     (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

WHEREAS, Isle of Capri Casinos, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of July ~~[    ]~~26, 2007,  as amended by that certain First Amendment to Credit Agreement, dated as of February 17, 2010, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (the “Second Amendment”), that certain Third Amendment to Credit Agreement, dated as of November 21, 2012, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (the “Fourth Amendment”) (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the financial institutions listed on the signature pages thereof (each individually referred to herein as a “Lender” and collectively as “Lenders”), Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Administrative Agent for the Lenders (in such capacity, “Secured Party”), ~~Credit Suisse Securities (USA) LLC, as lead arranger,~~ and the other agents and arrangers named therein; and

WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, “Hedge Providers”); and

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of July ~~[    ]~~26, 2007, as amended by the Second Amendment and the Fourth Amendment (said Subsidiary Guaranty, as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the “Guaranty”) in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof; and]

WHEREAS, pursuant to the terms of a Security Agreement dated as of July ~~[    ]~~26, 2007 ~~(as~~, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, the Second Amendment and the Fourth Amendment (as further amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein,

51

Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Copyright Collateral as security for the Secured Obligations; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, as security for the Secured Obligations (the “Copyright Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including the works listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights and all goodwill of such Grantor’s business symbolized by the Copyrights, Copyright Registrations and Copyright Rights and associated therewith; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral.  For purposes of this Grant of Copyright Security Interest, the term “proceeds” has the meaning provided in the UCC, and includes whatever is ~~receivable or~~ received when Copyright Collateral or

52

proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor’s rights or interests in any Copyright Collateral constituting Excluded Collateral; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Copyright Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Remainder of page intentionally left blank]

53

IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

54

SCHEDULE A

TO

GRANT OF COPYRIGHT SECURITY INTEREST

U.S. Copyrights:

Title	Registration No.	Date of Issue	Registered Owner

Pending U.S. Copyright Registrations & Applications:

Title	Reference No.	Date of Application	Copyright	Claimant

55

EXHIBIT IV TO

SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated                                     , is delivered pursuant to the Security Agreement, dated July ~~[    ]~~26, 2007, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, among Isle of Capri Casinos, Inc., a Delaware corporation (“Grantor”), the other Grantors named therein, and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Secured Party (as it may be further amended, modified, restated or supplemented from time to time, the “Security Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations and Schedule [1(f)(i)] [1(f)(ii)] to the Security Agreement shall be deemed to be modified to include such [Pledged Shares] [Pledged Debt] in accordance with the terms and provisions of the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of                               .

[GRANTOR]

By:
Name:
Title:

56

EXHIBIT V TO

SECURITY AGREEMENT

IP SUPPLEMENT

This IP SUPPLEMENT, dated               , is delivered pursuant to and supplements (i) the Security Agreement, dated as of July ~~[    ]~~26, 2007, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as it may be from time to time further amended, modified, restated or supplemented, the “Security Agreement”), among Isle of Capri Casinos, Inc., a Delaware corporation, [Insert Name of Grantor], the other Grantors named therein, and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of                       ,            (the “Grant”) executed by Grantor.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

[“Grantor”] grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto in accordance with the terms and provisions of the Security Agreement.  All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of                             .

[NAME OF GRANTOR]

By:
Name:
Title:

57

EXHIBIT VI TO

SECURITY AGREEMENT

[FORM OF COUNTERPART]

This COUNTERPART (this “Counterpart”), dated               , ~~200~~20     is delivered pursuant to Section 22 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of July ~~[    ]~~26, 2007, as amended by that certain First Amendment to Security Agreement, dated as of January 25, 2008, that certain Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011, and that certain Fourth Amendment to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013 (as it may be from time to time further amended, modified, restated or supplemented, the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Isle of Capri Casinos, Inc., a Delaware corporation, the other Grantors named therein, and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as Secured Party.  The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the undersigned hereby:

(i)            authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

(iii)          agrees that all personal property of the undersigned, to the extent of the types described in Section 1 of the Security Agreement other than Excluded Collateral, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations, and the undersigned hereby assigns, grants and pledges to Secured Party a security interest on a first priority basis (subject to Permitted Encumbrances) in all of its right, title and interest in and to and under all of such personal property (including each class of property defined as Collateral under the Security Agreement) to secure all Secured Obligations as and to the extent provided for in the Security Agreement; and

(iv)          makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

58

SCHEDULE 1(d) TO
SECURITY AGREEMENT

ASSIGNED AGREEMENTS

59

SCHEDULE 1(f)(i) TO
SECURITY AGREEMENT

Stock or Equity Interest Issuer	Class of Stock or Equity Interest	Stock or Equity Interest Certificate Nos.	Par Value	Number of Shares, Partnership Units or Membership Units	Percentage of Outstanding Shares, Partnership Units, or Membership Units Pledged

60

SCHEDULE 1(f)(ii) TO
SECURITY AGREEMENT

Debt Issuer	Amount of Indebtedness

61

SCHEDULE 1(g)(i) TO
SECURITY AGREEMENT

U.S. Trademarks:

Registered Owner	Trademark Description	Registration Number	Registration Date

Foreign Trademarks:

Registered Owner	Trademark Description	Registration Number	Registration Date

62

SCHEDULE 1(g)(ii) TO
SECURITY AGREEMENT

U.S. Patents Issued:

Patent No.	Issue Date	Invention	Inventor

U.S. Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

Foreign Patents Issued:

Patent No.	Issue Date	Invention	Inventor

Foreign Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

63

SCHEDULE 1(g)(iii) TO
SECURITY AGREEMENT

U.S. Copyrights:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registrations & Applications:

Title	Reference No.	Date of Application	Copyright	Claimant

Pending Foreign Copyright Registrations & Applications:

Country	Title	Registration No.	Date of Issue

64

SCHEDULE 4(b)

TO

SECURITY AGREEMENT

Locations of Equipment and Inventory

Name of Grantor	Locations of Equipment and Inventory

65

SCHEDULE 4(d)

TO

SECURITY AGREEMENT

Office Locations, Type and Jurisdiction of Organization and Name

Name of Grantor	Type and Jurisdiction of Organization	Organizational Number	Office Location

66

SCHEDULE 4(e)

TO

SECURITY AGREEMENT

Other Names

Name of Grantor	Other Names

67

SCHEDULE 4(i)

TO

SECURITY AGREEMENT

Filing Offices

Grantor	Filing Offices

68

SCHEDULE 4(j)

TO

SECURITY AGREEMENT

Aircraft and Vessels

Aircraft	Vessels

69

SCHEDULE 4(k)

TO

SECURITY AGREEMENT

Commercial Tort Claims and Letters of Credit

Commercial Tort Claims	Letters of Credit

70

SCHEDULE 1(d) TO

SECURITY AGREEMENT

ASSIGNED AGREEMENTS

~~RIVERBOAT CORPORATION OF MISSISSIPPI (“RCM”) d/b/a~~

~~ISLE CASINO HOTEL BILOXI~~

~~CONTRACTING PARTY~~	~~DESCRIPTION~~
~~City of Biloxi~~	~~Biloxi Waterfront Project Lease (“Hotel Lease”) dated as of April 13, 1994, as amended by First Amendment to Biloxi Waterfront Project Lease (Hotel Lease) dated April 26, 1995~~

~~City of Biloxi~~

~~Biloxi Waterfront Project Lease (“Casino Lease”) dated as of May 12, 1986, as amended by (i) Addendum to Lease, dated August 1, 1992, (ii) Second Addendum to Lease dated as of April 13, 1994, and (iii) Third Addendum to Casino Lease dated as of April 26, 1995~~

~~Secretary of State; City of Biloxi; Board of Trustees of State Institution of Higher Learning; Isle of Capri Casinos, Inc.~~

~~Point Cadet Compromise and Settlement Agreement (“PCCSA”) dated as of August 15, 2002 resolved claims between parties regarding Point Cadet Property in which Isle holds leasehold interest pursuant to the “City Leases”, including the Hotel Lease and the Casino Lease.~~

~~The PCCSA provides that Isle would enter into a lease regarding New Tract A and New Tract B concerning development of a new parking garage, hotel and other new facilities. See below description of the Biloxi Waterfront Project Garage Podium Lease.~~

~~Secretary of State; State Institution of Higher Learning; City of Biloxi; Isle of Capri Casinos, Inc.~~

~~Biloxi Waterfront Project Garage-Podium Lease and Easement dated as of August 15, 2002, provides for lease of New Tract A and New Tract B for development of additional retail, food, beverage, hotel and entertainment facilities on New Tract B, in addition to the new garage as contemplated for New Tract A, other facilities it deems appropriate.~~

~~Biloxi Port Commission (whose interests have been succeeded to by the City of Biloxi) and Isle of Capri Casinos, Inc.~~

~~Amendment and Restatement of Berth Rental Agreement dated as of May 12, 1992, as amended by (i) Second Amendment to Berth Rental Agreement dated August 13, 1996, (ii) Third Amendment to Berth Rental Agreement dated December 14, 1999, and (iii) Letter Agreement dated October 17, 2006.~~

~~Secretary of State and Isle of Capri Casinos, Inc.~~	~~Agreement on Casino Berth Tract dated as of August 15, 2002, State consented to dredging, wharfing and filling by Isle of areas to reconfigure Berth Tract to accommodate a larger gaming vessel.~~

~~City of Biloxi and Secretary of State~~

~~Covacevich Compromise and Settlement Agreement dated as of August 15, 2002, provides that City and State each own ½ interest in the subject property. Provides that New Master Plan contemplated by Paragraph VI of the PCCSA shall include the future commercial development of the Covacevich Property.~~

ST. CHARLES GAMING COMPANY, INC. (“SCGC”) ~~and~~D/B/A

~~GRAND PALAIS RIVERBOAT, INC. (“GPRI”) D/B/A~~

ISLE OF CAPRI CASINO HOTEL LAKE CHARLES

CONTRACTING PARTY	DESCRIPTION
Port Resources, Inc. and CRU, Inc.

Amended and Restated Lease dated April 19, 1999 (North and South Tracts); as amended by: (i) Amendment to Amended and Restated Lease dated May 19, 2000, and (ii) Second Amendment to Amended and Restated Lease to be entered into in July 3, 2007.

~~City of Westlake~~	~~Development Agreement dated June 12, 1996~~

Calcasieu Parish Police Jury

Amendment and Restated Development Agreement dated ~~June 9, 1995, as amended by: (i) First Amendment to Development Agreement dated June 25, 1995; (ii) Second Amendment to Development Agreement dated June 12, 1996; and (iii) Third Amendment to Development Agreement dated May 1, 2000~~January 20, 2012.

IOC - NATCHEZ, INC. D/B/A

ISLE OF CAPRI CASINO  HOTEL NATCHEZ

CONTRACTING PARTY	DESCRIPTION
City of Natchez	Lease Agreement (Little Mexico) dated June 30, 1992

City of Natchez	Lease Agreement (Old Ferry Ramp) dated June 30, 1992, as amended by First Amendment to Lease dated October 27, 1992

Silver Land, Inc.

Amended and Restated Lease Agreement (Box Factory Site and Prince Estate and Silver Land) dated December 31, 1992, as amended by First Addendum to Amended and Restated Lease Agreement dated August 21, 1998

City of Natchez	Lease Agreement (Natchez Under the Hill) dated June 30, 1992

~~City of Natchez~~	~~Toll Plaza Agreement dated February 26, 1993~~

~~Biglane Family Partnership~~	~~Lease Contract dated February 18, 1998~~

Biglane Operating Company	Lease Agreement dated ~~December 31~~June 12, ~~1992~~1996

South Canal Partnership	Lease Contract dated ~~November 4~~August 1, ~~1999~~ 2006

IOC - LULA, INC. D/B/A

ISLE OF CAPRI CASINO HOTEL LULA

CONTRACTING PARTY	DESCRIPTION
Roger Johnson and Charles Johnson	Lease dated November 16, 1993, as amended by: (i) Addendum to the Lease dated June 22, 1994; and (ii) Second Addendum to the Lease dated October 17, 1995

ISLE OF CAPRI BETTENDORF, L.C. D/B/A

ISLE CASINO HOTEL BETTENDORF

CONTRACTING PARTY	DESCRIPTION
Scott County Regional Authority

Operator’s Contract dated August 11, 1994; as amended by: (i) Amendment to Operator’s Contract dated August 15, 1998; and (ii) Second Amendment to Operator’s Contract dated June 30, 2004 and (iii) Third Amendment to Operator’s Contract dated October 30, 2007.

City of Bettendorf	Development Agreement dated August 16, 1994; as amended by Amendment to Development Agreement dated August 1, 1998

City of Bettendorf

Development Agreement dated June 17, 1997; as amended by: (i) First Addendum to Development Agreement dated July 28, 1997, and (ii) Amendment to Downtown Riverfront Project Development Agreement dated March 3, 2000

Iowa Department of Natural Resources	Lease No. 87 dated December 1, 1996, renewal pending pursuant to Lease No. 87-R.

City of Bettendorf

Conference/Event Center Development Agreement dated April 26, 2005; as amended by: (i) Amended and Restated Conference/Events Center Development Agreement dated July 18, 2006, and (ii) Reaffirmation of and Amendment to the Amended and Restated Conference/Events Center Development Agreement dated August 1, 2008 and related Management Agreement by and Between City of Bettendorf, Iowa and Isle of Capri: Bettendorf, LC dated July 18, 2006, Minimum Assessment and Revenue Agreement dated May 5, 2006, Real Estate Contract dated July 18, 2006, and Guaranty dated August 29, 2008~~.~~; First Amendment to the Management Agreement between City of Bettendorf, Iowa, and the Isle of Capri Bettendorf, L.C. dated August 21, 2012

IOC - KANSAS CITY, INC. D/B/A

ISLE OF CAPRI CASINO KANSAS CITY

CONTRACTING PARTY	DESCRIPTION
The Port Authority of Kansas City, Missouri

Amended and Restated Lease Agreement dated August 21, 1995, as amended by: (i) First Amendment to Amended and Restated Lease Agreement dated October 31, 1995; and (ii) Second Amendment to Amended and Restated Lease Agreement dated June 10, 1996

The Port Authority of Kansas City, Missouri	Restated and Amended Development Agreement dated August 15, 2005

Flamingo Hilton Riverboat Casino, L.P.	Assignment and Assumption Agreement (Lease Agreement) between Flamingo Hilton Riverboat Casino, L.P., Isle of Capri Casinos, Inc. and IOC-Kansas City, Inc. dated as of June 6, 2000

City of Kansas City, Missouri and The Port Authority of Kansas City, Missouri	Land Swap and Site Improvements Agreement dated April 11, 2008

IOC DAVENPORT, INC. D/B/A

RHYTHM CITY CASINO DAVENPORT

CONTRACTING PARTY	DESCRIPTION
City of Davenport

Amended and Restated Development Agreement dated November 29, 1990, as amended by: (i) First Amendment to Amended and Restated Development Agreement dated August 21, 1991; (ii) Second Amendment to Amended and Restated Development Agreement dated April 10, 1992; and (iii) Third Amendment to Amended and Restated Development Agreement dated October 5, 1994; (iv) Master Addendum dated September 14, 2000; and (v) Amendment to Master Addendum dated September 29, 2000

City of Davenport

Lease Agreement (Oscar Mayer Lease) dated March 20, 1991, as amended by: (i) Addendum to Lease dated April 5, 1995, (ii) Addendum of Lease dated March 3, 1999, (iii) Master Addendum dated September 14, 2000, and (iv) Amendment to Master Addendum dated September 29, 2000

City of Davenport	Lease (Promenade Lease) dated November 29, 1990, as amended by: (i) Master Addendum dated September 14, 2000, and (ii) Amendment to Master Addendum dated September 29, 2000

City of Davenport	Lease Agreement (Natatorium Lease) dated July 20, 1995, as amended by: (i) Master Addendum dated September 14, 2000, and (ii) Amendment to Master Addendum dated September 29, 2000

Riverboat Development Authority	Operator’s Contract with a term commencing October 10, 2000, as amended by: (i) Amendment to Operator’s Contract dated June 18, 2009.

IOC - BOONVILLE, INC. D/B/A

ISLE OF CAPRI CASINO HOTEL BOONVILLE

CONTRACTING PARTY	DESCRIPTION
City of Boonville

Master Lease dated July 18, 1997, as amended by: (i) Amendment to Master Lease dated April 19, 1999, (ii) Second Amendment to Master Lease dated September 17, 2001, and (iii) Third Amendment to Master Lease dated November 19, 2001

City of Boonville

Amended and Restated Development Agreement dated July 18, 1997 and Amended and Restated Master Agreement dated July 18, 1997, as such documents were amended by: (i) Master Modification to Project Documents dated April 14, 1998; (ii) Second Master Modification to Project Documents dated June 6, 1999; (iii) Third Master Modification to Project Documents dated August 16, 1999; and (iv) Fourth Master Modification to Project Documents dated April 3, 2000

ISLE OF CAPRI MARQUETTE, INC. D/B/A

LADY LUCK CASINO MARQUETTE

CONTRACTING PARTY	DESCRIPTION
City of Marquette	Dock Site Agreement dated June 10, 1994, as amended by (i) First Amendment to Dock Site Agreement (undated), and (ii) Second Amendment to Dock Site Agreement dated September 6, 1994
Upper Mississippi Gaming Corporation f/k/a Marquette Gaming Corporation	Management Agreement dated June 10, 1994
Marquette Dock Commission	Waterfront Use Commercial Licensing Agreement dated March 8, 1995

IOC-CARUTHERSVILLE, LLC D/B/A

LADY LUCK CASINO CARUTHERSVILLE

CONTRACTING PARTY	DESCRIPTION
St. Francis Levee District of Missouri	License and Permit granted December 21, 2010
~~City of Caruthersville, Missouri~~	~~Development Agreement dated September 10, 1993, as amended by Second Addendum dated as of September 1994~~
~~St. Francis Levee District of Missouri~~	~~Temporary Easement with the St. Francis Levee District of Missouri dated April 29, 2010, for a 12 month period granting right-of-way for construction of flood gates in the floodwall~~

IOC BLACK HAWK COUNTY, INC. D/B/A

ISLE CASINO HOTEL WATERLOO

CONTRACTING PARTY	DESCRIPTION
Black Hawk County Gaming Association	Amended and Restated Operator’s Contract dated November 9, 2004
Black Hawk County Gaming Association and The City of Waterloo	Admission Fee Administration and Development Agreement dated June 6, 2005

PPI, INC. d/b/a

ISLE CASINO RACING POMPANO PARK

CONTRACTING PARTY	DESCRIPTION
Broward County	Agreement Regarding Operation of Slot Machines in a Parimutuel Facility dated January 1, 2005
City of Pompano Beach	Agreement for Operation of Slot Machines in a Pari-Mutuel Facility dated June 14, 2005

ISLE OF CAPRI BLACK HAWK, L.L.C. d/b/a

ISLE CASINO HOTEL BLACK HAWK

CONTRACTING PARTY	DESCRIPTION
Adrianakos Limited Liability Company

Lease and Agreement — Spring 1995 (Lower Lots) between Andrianakos Limited Liability Company, as lessor, and Anchor Coin, Inc., as lessee, dated August 15, 1995, as modified by Addendum to Lease and Agreement — Spring 1995 (Lower Lots) between Andrianakos Limited Liability Company and Anchor Coin, Inc., dated April 4, 1996, the lessee’s interest in such lease, as modified, assigned by Anchor Coin to CCSC/Blackhawk, Inc. by Assignment and Assumption of Leases (Andrianakos) dated January 1, 2002, as further modified by the Second Addendum to Lease and Agreement - Spring 1995 (Lower Lots), dated March 21, 2003, and the Third Addendum to Lease and Agreement - Spring 1995 (Lower Lots) and further assigned by CCSC/Blackhawk, Inc. to Isle of Capri Black Hawk, L.L.C. by Assignment and Assumption of Lease dated April 22, 2003

CCSC/BLACKHAWK, INC. d/b/a

LADY LUCK CASINO BLACK HAWK

CONTRACTING PARTY	DESCRIPTION
Adrianakos Limited Liability Company	Assignment & Right to Cure Agreement between Andrianakos Limited Liability Company and Anchor Coin dba/ Colorado Central Station Casino (assigned to CCSC/Blackhawk, Inc.) dated August 15, 1995.

Adrianakos Limited Liability Company

Property leased by CCSC/Blackhawk, Inc. pursuant to the Spring 1995 - Amended and Restated Vacant Ground Lease For Parking Lot Purposes and Agreement (Upper Lot) recorded November 9, 1995, in Book 590, Page 75 of Official Records as modified by: the Lease Addendum recorded May 9, 2000, in Book 694, Page 25 of Official Records; the Assignment and Assumption of Leases recorded January 2, 2002, in Book 743, page 15 of Official Records; and the Second Addendum to Spring 1995 - Amended and Restated Vacant Ground Lease for Parking Lot Purposes and Agreement (Upper Lot) dated April 22, 2003

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P. D/B/A

~~RAINBOW HOTEL~~LADY LUCK CASINO VICKSBURG

CONTRACTING PARTY	DESCRIPTION
~~Rainbow Casino-Vicksburg Partnership, L.P~~MPH Investments of Mississippi, Inc.

Memorandum of Agreement for the 88 Room Days Inn Development, dated February 17, 1994. The parties executed an Amendment to the Memorandum of Agreement, a Second Amendment to the Memorandum of Agreement on January 1, 2005, a Third Amendment to the Memorandum of Agreement on November 17, 2006, a Fourth Amendment on December 19, 2007, a Fifth Amendment on October 20, 2008, ~~and~~ a Sixth Amendment on October 20, 2009~~.~~, a Seventh Amendment on July 1, 2010, and an Eighth Amendment on December 17, 2010

IOC-CAPE GIRARDEAU LLC D/B/A

ISLE CASINO CAPE GIRARDEAU

CONTRACTING PARTY	DESCRIPTION
~~IOC-Cape~~City of Cape Girardeau ~~LLC~~, Missouri	Development Agreement, dated as of ~~October 4~~September 20, 2010, by and between IOC-Cape Girardeau~~,~~ LLC and the City of Cape Girardeau, Missouri

Grantors not set forth on this Schedule 1(d) are not party to any Material Contract.

SCHEDULE 1(f)(i) TO

SECURITY AGREEMENT

PLEDGED SHARES

PLEDGOR	Equity Issuer	Class of Stock	Par Value	Stock Cert. Nos.	No. of Issued and Outstanding Shares or Interest	Pledged Equity	Outstanding Options, Warrants, Convertible Securities or Other Rights
~~Isle of Capri Casinos, Inc.~~	~~Riverboat Corporation of Mississippi~~	~~Common~~	~~None~~	~~4~~	~~100~~	~~100~~	~~None~~
Isle of Capri Casinos, Inc.	Riverboat Corporation of Mississippi - Vicksburg	Common	None	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	Riverboat Services, Inc.	Common	None	7	1,454.54545	1,454.54545	None
IOC Holdings, L.L.C.	St. Charles Gaming Company, Inc.	Common	None	111	100,000	25,000	None
IOC Holdings, L.L.C.	St. Charles Gaming Company, Inc.	Common	None	112	100,000	25,000	None
IOC Holdings, L.L.C.	St. Charles Gaming Company, Inc.	Common	None	107	100,000	50,000	None
~~IOC Holdings, L.L.C.~~	~~Grand Palais Riverboat, Inc.~~	~~Common~~	~~None~~	~~2~~	~~1,000~~	~~1,000~~	~~None~~
Isle of Capri Casinos, Inc.	PPI, Inc.	Common	$.01	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC — Boonville, Inc. ~~(f/k/a Davis Gaming Boonville, Inc.)~~	Common	None	37	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC Davenport, Inc.	Common	None	1	100	100	None
Isle of Capri Casinos, Inc.	IOC — Kansas City, Inc.	Common	None	1	900	900	None
Isle of Capri Casinos, Inc.	IOC — Lula, Inc.	Common	None	5	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC — Natchez, Inc.	Common	None	4	1,000	~~1000~~1,000	None
Isle of Capri Casinos, Inc.	Isle of Capri Marquette, Inc.	Common	None	1	100	100	None
Isle of Capri Casinos, Inc.	IOC - Coahoma, Inc.	Common	None	1	1,000	1,000	None
~~Isle of Capri Casinos, Inc.~~	~~Casino America of Colorado, Inc.~~	~~Common~~	~~$ .01~~	~~1~~	~~1,000~~	~~1,000~~	~~None~~
Isle of Capri Casinos, Inc.	ASMI Management, Inc.	Common	$.01	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	Lady Luck Gulfport, Inc.	Common	None	4	1,000	1,000	None
Isle of Capri Casinos, Inc.	Lady Luck Vicksburg, Inc.	Common	None	4	1,000	1,000	None
Isle of Capri Casinos, Inc.	Capri Air, Inc. (f/k/a EEA Corporation)	Common	$1.00	1	100	100	None
Isle of Capri Casinos, Inc.	Casino America, Inc. (n/k/a Isle of Capri Casino, Inc.)	Common	$.01	1	100	100	None
Isle of Capri Bettendorf, L.C.	Isle of Capri Bettendorf Marina Corporation	Common	None	2	100	100	None
Isle of Capri Casinos, Inc.	Lady Luck Gaming Corporation	Common	$.01	2	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC Black Hawk County, Inc.	Common	None	1	100	100	None
~~Isle of Capri Casinos, Inc.~~	~~IOC- St. Louis County, Inc. (f/k/a IOC-Missouri, Inc.)~~	~~Common~~	~~None~~	~~1~~	~~1,000~~	~~1,000~~	~~None~~
Isle of Capri Casinos, Inc.	Isle of Capri Casino Colorado, Inc.	Common	None	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	Isle of Capri of Jefferson County, Inc.	Common		3	100	93	None
Isle of Capri Casinos, Inc.	IOC Manufacturing, Inc.	Common	None	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC Mississippi, Inc.	Common	None	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	IOC Pittsburgh, Inc.	Common	None	1	1,000	1,000	None
Isle of Capri Casinos, Inc.	Isle of Capri Bahamas Holdings, Inc.	Common	None	1	1,000	1,000	None
~~Isle of Capri Casinos, Inc.~~	~~Isle Singapore, Inc.~~	~~Common~~	~~$ 0.01~~	~~1~~	~~1,000~~	~~1,000~~	~~None~~
~~Isle of Capri Casinos, Inc.~~	~~Isle of Capri UK Holdings, Inc.~~	~~Common~~	~~None~~	~~1~~	~~1,000~~	~~1,000~~	~~None~~
~~Isle of Capri Casinos, Inc.~~	~~Tri-C Development, Inc.~~	~~Common~~	~~None~~	~~1~~	~~1,000~~	~~1,000~~	~~None~~
Isle of Capri Casinos, Inc.	IOC-Vicksburg, Inc.	Common	$0.01	1	100	100	None
Isle of Capri Black Hawk, L.L.C.	Isle of Capri Black Hawk Capital Corp.	Common	None	1	100	100	None
~~Isle of Capri~~ Black Hawk Holdings, L.L.C.	IC Holdings Colorado, Inc.	Common	None	~~1~~2	10	10	None
IC Holdings Colorado, Inc.	CCSC/Blackhawk, Inc.	Common	$.01	4	100	100	None
~~Riverboat Corporation of Mississippi~~	~~Casino Parking, Inc.~~	~~Common~~	~~$ 1.00~~	~~4~~	~~10,000~~	~~5,000~~	~~None~~

OTHER PLEDGED EQUITY INTERESTS

Grantor	Equity Issuer	Equity Interest
Isle of Capri Casinos, Inc.	Isle of Capri Bettendorf, L.C.	Membership (100%)
Isle of Capri Casinos, Inc.	IOC Holdings, L.L.C.	Membership (100%)
Isle of Capri Casinos, Inc.	Isle of Capri of Michigan, ~~L.L.C.~~LLC	Membership (100%)
IOC Holdings, L.L.C.	CSNO, L.L.C.	Membership (100%)
IOC Holdings, L.L.C.	LRGP Holdings, L.L.C.	Membership (100%)
Isle of Capri Casinos, Inc.	IOC Services, LLC	Membership (100%)
~~IOC Holdings, L.L.C.~~	~~IOC - Cameron, LLC~~	~~Membership (100%)~~
~~Isle of Capri Casinos, Inc.~~	~~IOC - City of St. Louis, LLC~~	~~Membership (100%)~~
Isle of Capri Casinos, Inc.	IOC Development Company, LLC	Membership (100%)
~~Isle of Capri Casinos, Inc.~~	~~JPLA Pelican, LLC~~	~~Membership (100%)~~
Isle of Capri Casinos, Inc.	Pompano Park Holdings, L.L.C.	Membership (50%)
Isle of Capri Casinos, Inc.	IOC - PA, ~~LLC~~L.L.C.	Membership (100%)
Isle of Capri Casinos, Inc.	IOC-Caruthersville, LLC	Membership (100%)
~~Casino America~~Isle of ~~Colorado~~Capri Casinos, Inc.	Black Hawk Holdings, L.L.C.	Membership (100%)
~~Casino America of Colorado~~CCSC/Blackhawk, Inc.	Isle of Capri Black Hawk, L.L.C	Membership (~~57~~100%)
~~Black Hawk Holdings, L.L.C.~~	~~Isle of Capri Black Hawk, L.L.C~~	~~Membership (43%)~~
Isle of Capri Black Hawk, L.L.C.	IOC-Black Hawk Distribution Company, LLC	Membership (100%)
IOC Holdings, L.L.C.	Isle of Capri - Bahamas Ltd.	Membership (20%)
IOC-Vicksburg, Inc.	IOC-Vicksburg, L.L.C.	Membership (100%)
IOC-Vicksburg, Inc.	Rainbow Casino-Vicksburg Partnership, L.P.	Membership (90%)
IOC-Vicksburg, L.L.C.	Rainbow Casino-Vicksburg Partnership, L.P.	Membership (10%)
Isle of Capri Black Hawk, L.L.C.	Isle of Capri Black Hawk Capital Corp.	Membership (100%)
Isle of Capri Black Hawk, L.L.C.	IC Holdings Colorado, Inc.	Membership (100%)
PPI, Inc.	Pompano Park Holdings, L.L.C.	Membership (50%)
IC Holdings Colorado, Inc.	CCSC/Blackhawk, Inc.	Membership (100%)
Isle of Capri Casinos, Inc.	IOC-Nevada, LLC	Membership (100%)
Isle of Capri Casinos, Inc.	IOC-Cape Girardeau~~,~~ LLC	Membership (100%)
Isle of Capri Casinos, Inc.	Isle Philadelphia Manager, LLC	Membership (100%)

SCHEDULE 1(f)(ii) TO

SECURITY AGREEMENT

1.              Intercompany Promissory Note dated as of March 23, 2011 executed by Isle of Capri Casinos, Inc. and its Restricted Subsidiaries, as amended.

~~2. Promissory Note dated July 8, 2008 in the original principal amount of $3,500,000 issued by Freedom Financial Corporation to Isle of Capri Casinos, Inc.~~

~~3. Amended and Restated Secured Promissory Note dated December 31, 2008 in the original principal amount of $3,000,000 issued by Florida Gaming Corporation to Isle of Capri Casinos, Inc.~~

~~4. Promissory Note dated July 31, 2006 in the original principal amount of $1,000,000 issued by Eighth Wonder Asia, LLC to Isle of Capri Casinos, Inc. (no original note delivered to Isle of Capri Casinos, Inc.)~~

2.              ~~5.~~ Intercompany Promissory Note executed by Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, ~~Riverboat Corporation of Mississippi~~PPI, Inc. (Borrower~~,~~), dated April 30, 2007, has a balance of $~~32,000,000~~ 80,000,000.00, as of ~~February 20~~January 27, ~~2011~~2013, plus accrued interest.

3.              ~~6.~~ Intercompany Promissory Note executed by Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, ~~PPI~~IOC Black Hawk County, Inc. (Borrower) dated January 28, 2008, has a balance of $~~134,256,917.48~~ 110,000,000, as of ~~February 20~~January 27, ~~2011~~2013, plus accrued interest.

~~7. Intercompany Promissory Note executed by Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, Black Hawk Holdings, L.L.C. (Borrower), has a balance of $64,600,000, as of February 20, 2011, plus accrued interest.~~

4.              Revolving Note dated as of October 24, 2011 executed by IOC-Cape Girardeau LLC in favor of Isle of Capri Casinos, Inc in the amount of $150,000,000.

~~8. Intercompany Promissory Note executed by Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, IOC Black Hawk County, Inc. (Borrower), has a balance of $123,492,000, as of February 20, 2011, plus accrued interest.~~

~~9. Intercompany Promissory Note executed by Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, Isle of Capri Black Hawk, L.L.C. (Borrower), has a balance of $167,000,000, as of February 20, 2011, plus accrued interest.~~

5.              ~~10. Intercompany~~ Promissory Note dated as of March 1, 2012 executed by ~~Isle of Capri Casinos, Inc. (Lender) with its Restricted Subsidiary, IOC-Kansas City, Inc. (Borrower), has a balance of $10,000,000, as of February 20, 2011, plus accrued interest.~~CCSC/Black Hawk, Inc. in favor of IC Holdings Colorado, Inc. in the amount of $75,707,277.

6.              Revolving Note dated as of April 20, 2011executed by Isle of Capri Bettendorf, L.C. in favor of Isle of Capri Casinos, Inc. in the amount of $150,000,000.

7.              Revolving Note dated as of April 20, 2011executed by IOC Davenport, Inc. in favor of Isle of Capri Casinos, Inc. in the amount of $40,000,000.

8.              Revolving Note dated as of February 21, 2011executed by IOC-Kansas City, Inc.  in favor of Isle of Capri Casinos, Inc. in the amount of $10,000,000.

9.              Revolving Note dated as of April 20, 2011 executed by IOC-Lula, Inc. in favor of Isle of Capri Casinos, Inc. in the amount of $200,000,000.

10.       Revolving Note dated as of April 20, 2011 executed by Isle of Capri Marquette, Inc. in favor of Isle of Capri Casinos, Inc. in the amount of $75,000,000.

11.       Revolving Note dated as of April 20, 2011 executed by IOC-Natchez, Inc. in favor of Isle of Capri Casinos, Inc. in the amount of $20,000,000.

12.       Revolving Note dated as of March 4, 2013 executed by Rainbow Casino-Vicksburg Partnership, L.P in favor of IOC-Vicksburg, Inc. in the amount of $75,000,000.

13.       Revolving Note dated as of March 4, 2013 executed by Rainbow Casino-Vicksburg Partnership, L.P in favor of IOC-Vicksburg, L.L.C. in the amount of $10,000,000.

14.       Revolving Note dated as of March 4, 2013 executed by IOC-PA L.L.C. in favor of Isle of Capri Casinos, Inc. in the amount of $75,000,000.

SCHEDULE 1(g)(i) TO

SECURITY AGREEMENT

U.S. Trademarks:

REGISTERED OWNER	TRADEMARK DESCRIPTION	REGISTRATION NUMBER	REGISTRATION DATE
Isle of Capri Casinos, Inc.	A Fresh Way to Buffet	4231508	10/23/2012
Isle of Capri Casinos, Inc.	Ampersand		Pending Application
Isle of Capri Casinos, Inc.	Ampersand	4243716	11/13/2012
Isle of Capri Casinos, Inc.	Blushing Lady	1636938	3/5/1991
Isle of Capri Casinos, Inc.	BOIL & BOOGIE	3722362	12/8/2009
Isle of Capri Casinos, Inc.	~~BRAGOZZO OSTERIA WINE BAR~~Bragozzo	~~3225909~~4223028	~~4~~10/~~3~~9/~~2007~~2012
Isle of Capri Casinos, Inc.	Calypso’s	2022801	12/17/1996
Isle of Capri Casinos, Inc.	Caribbean Cove	2620362	9/17/2002
Isle of Capri Casinos, Inc.	Casino Row and design	2994544	9/13/2005
Isle of Capri Casinos, Inc.	~~Club Capri~~Chachicken and Design	~~2617362~~	~~9/10/2002~~Pending Application
Isle of Capri Casinos, Inc.	~~COCONUT CAY~~CHACHING!	~~3274689~~4074356	~~8~~12/~~7~~20/~~2007~~2011
Isle of Capri Casinos, Inc.	Club Capri	2617362	9/10/2002
Isle of Capri Casinos, Inc.	Community Aces	3865879	10/19/2010
Isle of Capri Casinos, Inc.	Diamond Lady	1750445	2/2/1993
Isle of Capri Casinos, Inc.	EDGE POOL BAR	~~36939483~~3639483	6/16/2009
Isle of Capri Casinos, Inc.	~~Emerald Lady~~Fan Club	~~1708740~~2580177	~~8~~6/~~18~~11/~~1992~~2002
Isle of Capri Casinos, Inc.	~~Fan Club~~FANPLAY	~~2580177~~4317977	~~6~~4/~~11~~9/~~2002~~2013
Isle of Capri Casinos, Inc.	Farmer’s Pick Buffet	4147954	5/22/2012
Isle of Capri Casinos, Inc.	Farraddays’	2200484	10/27/1998
Isle of Capri Casinos, Inc.	~~FLING~~Fling	3409928	4/8/2008
Isle of Capri Casinos, Inc.	FLORIDA STATE POKER CHAMPIONSHIP	3738444	1/12/2010
Isle of Capri Casinos, Inc.	Hit Parade	2580176	6/11/2002
Isle of Capri Casinos, Inc.	Inn at the Isle	2215467	12/29/1998
Isle of Capri Casinos, Inc.	ISLE	2939807 3120505 3667148	4/12/2005 7/25/2006 8/11/2009
Isle of Capri Casinos, Inc.	Isle Buffet and design	3419271	4/29/2008
Isle of Capri Casinos, Inc.	ISLE CASINO HOTEL	3630560	6/2/2009
~~Isle of Capri Casinos, Inc.~~	~~Isle Net and Design~~	~~3019751~~	~~11/29/2005~~
Isle of Capri Casinos, Inc.	Isle of Capri	1789909 1789917	8/24/1993 8/24/1993
Isle of Capri Casinos, Inc.	Isle of Capri and parrot logo	2039052	2/18/1997
Isle of Capri Casinos, Inc.	Isle One	2846790	5/25/2004
Isle of Capri Casinos, Inc.	~~ISLEPLAY~~Isleplay	3109227	6/27/2006
Isle of Capri Casinos, Inc.	~~JAVA BAY~~Java Bay	3111626	7/4/2006

Isle of Capri Casinos, Inc.	~~Java Bay Café and design~~Jewel of the Isle	~~3116705~~2512687	~~7~~11/~~18~~27/~~2006~~2001
Isle of Capri Casinos, Inc.	~~Jewels of the Isle~~K Keller’s and ~~design~~Design	~~2512687~~4314855	~~11~~4/~~27~~2/~~2001~~2013
Isle of Capri Casinos, Inc.	~~KITT’S BEACH BAR & GRILL~~Kitt’s Kart	~~3126534~~4212354	~~8~~9/~~8~~25/~~2006~~2012
Isle of Capri Casinos, Inc.	Lady Luck	1650606 1613796 1165866 2238666 1847065 1530253	7/16/1991 9/18/1990 8/18/1981 4/13/1999 7/26/1994 3/14/1989
Isle of Capri Casinos, Inc.	LADY LUCK CASINO ~~and design~~	3642779	6/23/2009
Isle of Capri Casinos, Inc.	LOUISIANA STATE POKER CHAMPIONSHIP	3888287	12/7/2010
Isle of Capri Casinos, Inc.	Lucky Lady	1528853	3/7/1989
Isle of Capri Casinos, Inc.	Lucky Wins	2794988	12/16/2003
Isle of Capri Casinos, Inc.	Mad Money	1535814	4/18/1989
Isle of Capri Casinos, Inc.	MARDI GRAS FREEROLL	3875186	11/9/2010
Isle of Capri Casinos, Inc.	~~MYRON’S DELICATESSEN~~Myron’s Delicatessen	3442741	6/3/2008
Isle of Capri Casinos, Inc.	O & H OTIS & HENRY’S BAR AND GRILL	3713332	11/17/2009
Isle of Capri Casinos, Inc.	O&H ~~EXPRESS~~Express	~~37776050~~3776050	4/13/2010
Isle of Capri Casinos, Inc.	OTIS & HENRY’S	3716825	11/24/2009
Isle of Capri Casinos, Inc.	Pompano Park Racing	2604369	8/6/2002
Isle of Capri Casinos, Inc.	Palm Terrace	3171801	11/14/2006
Isle of Capri Casinos, Inc.	Quality Myron’s Delicatessen First and design	~~33311623~~3311623	10/16/2007
Isle of Capri Casinos, Inc.	Rhythm City	2592727	7/9/2002
Isle of Capri Casinos, Inc.	Rhythm City Casino Horizontal design	2592758	7/9/2002
Isle of Capri Casinos, Inc.	Rhythm City Casino Stacked ~~design~~Design	2580132	6/11/2002
~~Isle of Capri Casinos, Inc.~~	~~Rock Around the Clock~~	~~2626265~~	~~9/24/2002~~
Isle of Capri Casinos, Inc.	ROLL WITH IT	3826266	7/27/2010
Isle of Capri Casinos, Inc.	~~SEE~~See. ~~SAY~~Say. ~~SMILE~~Smile.	3584409	3/3/2009
Isle of Capri Casinos, Inc.	Southern Nights		Pending Application
Isle of Capri Casinos, Inc.	The Best Club. The Most Rewards.	2833448	4/13/2004
Isle of Capri Casinos, Inc.	The Best Club. The Most Rewards.	3721680	12/8/2009
Isle of Capri Casinos, Inc.	The Best Club. The Most Rewards. ~~and~~ (stylized or with design)	2916815	1/4/2005
Isle of Capri Casinos, Inc.	~~Isle~~The Buffet and Design	~~2939807~~4198497	~~4~~8/~~12~~28/~~2005~~2012

Isle of Capri Casinos, Inc.	The Isle and ~~design~~Design	3463006	7/8/2008
Isle of Capri Casinos, Inc.	The Isle and Parrot design	3373570	1/22/2008
Isle of Capri Casinos, Inc.	~~THE LONE WOLF~~The Lone Wolf	3670893	8/18/2009
Isle of Capri Casinos, Inc.	THE ~~LOAN WOLF~~Lone Wolf and design	3670895	8/18/2009
Isle of Capri Casinos, Inc.	The Station Café and design	3415290	4/22/2008
Isle of Capri Casinos, Inc.	THE WINTER CAPITAL OF HARNESS RACING	3767423	3/30/2010
Isle of Capri Casinos, Inc.	Trackside Bar and ~~design~~Design	3481433	8/5/2008
Isle of Capri Casinos, Inc.	TRACKSIDE GRILL and design	3831849	8/10/2010
Isle of Capri Casinos, Inc.	Tradewinds	2250938	6/8/1999
Isle of Capri Casinos, Inc.	Tradewinds Marketplace	2533966	1/29/2002
Isle of Capri Casinos, Inc.	Colorado Central Station Casino	2023021	12/17/1996
Isle of Capri Casinos, Inc.	~~WHERE THE WINNERS PLAY~~Where The Winners Play	2287937	10/19/1999
Isle of Capri Casinos, Inc.	~~WILD JACKPOTS~~Wild Jackpots	3409873	4/8/2008
Isle of Capri Casinos, Inc.	YOUR EVERYDAY GETAWAY	3635259	6/9/2009
~~Ho-Chunk Nation~~	~~RAINBOW CASINO~~	~~2216381~~	~~01/05/1999~~
~~Ho-Chunk Nation~~	~~RAINBOW CASINO~~	~~2245675~~	~~05/18/1999~~
~~Ho-Chunk Nation~~	~~RAINBOW CASINO~~	~~2245676~~	~~05/18/1999~~
~~Ho-Chunk Nation~~	~~RAINBOW HOTEL CASINO~~	~~2448840~~	~~05/08/2001~~
~~Ho-Chunk Nation~~	~~RAINBOW HOTEL CASINO~~	~~2448841~~	~~05/08/2001~~
~~Ho-Chunk Nation~~	~~RAINBOW HOTEL CASINO~~	~~2633851~~	~~10/15/2002~~
Isle of Capri Casinos, Inc.	JESTER’S JAM	3926886	3/1/2011
~~Isle of Capri Casinos, Inc.~~	~~3rd Street Grill~~	~~2884638~~	~~9/14/2004~~
~~Isle of Capri Casinos, Inc.~~	~~COPPER ROSE CAFÉ~~	~~77/767,292~~	~~Pending Application~~
~~Isle of Capri Casinos, Inc.~~	~~360 REWARDS~~	~~77/826,217~~	~~Pending Application~~
Isle of Capri Casinos, Inc.	LOUISIANA FALL POKER CLASSIC	~~85/056,045~~3972108	~~Pending Application~~5/31/2011
~~Isle of Capri Casinos, Inc.~~	~~BATTLE ON THE BAYOU HEADS UP POKER CHAMPIONSHIP~~	~~85/196,653~~	~~Pending Application~~
Isle of Capri Casinos, Inc.	WAVE ~~and~~& Design	~~85/078,805~~4222353	~~Pending Application~~10/9/2012
Isle of Capri Casinos, Inc.	GET WINNING	~~85/081,003~~4046401	~~Pending Application~~10/25/2011
Isle of Capri Casinos, Inc.	FARMER’S PICK BUFFET and Circle Design	~~85/193,567~~4231464	~~Pending Application~~10/23/2012

Isle of Capri Casinos, Inc.	~~Battle on the Bayou Heads Up Poker Championship and design~~Isle Open	~~85/051,493~~4005955	~~Pending Application~~8/2/2011
~~Isle of Capri Casinos~~	~~ISLE OPEN~~	~~85/209,712~~	~~Pending Application~~
Isle of Capri Casinos, Inc.	ISLE POKER CLASSIC	~~85/209,713~~4005956	~~Pending Application~~8/2/2011
Isle of Capri Casinos, Inc.	Java Bay Trading Co and ~~design~~Design	~~85/213,731~~4129504	~~Pending Application~~4/17/2012
Isle of Capri Casinos, Inc.	Battles At The Beach	~~85/2531030~~4034701	~~Pending Application~~10/4/2011

Colorado Trademarks:

Registered Owner	Trademark Description	Registration Number	Registration Date
CCSC/Blackhawk, Inc.	FAST TRACK CLUB and design	19941004277	January 12, 1994
CCSC/Blackhawk, Inc.	COLORADO CENTRAL STATION CASINO and design	19931140596	December 21, 1993
~~CCSC/Blackhawk, Inc.~~	~~YOUR RIDE TO RICHES~~	~~19881161788~~	~~September 8, 1998~~

Foreign Trademarks

Bahamas Trademarks:

Mark	Registration Number	Registration Date
Club Capri	26051	7/9/2003
Diamond Lady	26053	7/9/2003
Emerald Lady	26046	7/9/2003
Farraddays’	26047	7/9/2003
Isle cash	26049	7/9/2003
Isle Miles	26050	7/9/2003
Isle Miles Ship Design	26040	7/9/2003
Isle of Capri	26048	7/9/2003
Isle One	26055	7/9/2003
Isle Style	26054	7/9/2003
Jewels of The Isle	26043	7/9/2003
Kitt’s Kitchen and Rum Mill	26039	7/9/2003
Palm Terrace	26056	7/9/2003
The Best Club. The Most Rewards.	26042	7/9/2003
The Player’s Place	26041	7/9/2003

Tradewinds	26052	7/9/2003
Tradewinds Marketplace	26044	7/9/2003
Waves of Fortune	26045	7/9/2003
The Cove	~~Pending Application~~26057	7/9/2003

European Union Trademarks:

Mark	Registration Number	Registration Date
Isle of Capri (CTM)	003904893	11/20/2007
Isle of Capri and Design (CTM)	003905247	11/4/2005
The Isle (CTM)	003904943	11/3/2005

United Kingdom Trademarks:

Mark	Registration Number	Registration Date
The Player’s Place	2318234	6/11/2004
The Isle Arena	2367414	7/15/2005
Jewels of The Isle	2318222	5/30/2003
Tradewinds	2318226	7/15/2005
Isle of capri and parrot logo	2318231	6/6/2003
Tradewinds Marketplace	2318233	7/15/2005
Isle cash	2318247	5/30/2003
Waves of Fortune	2318248	5/30/2003
Island gold	2318249	5/30/2003
Calypso’s	2318250	11/24/2006

SCHEDULE 1(g)(ii) TO

SECURITY AGREEMENT

U.S. PATENTS ISSUED:

Patent No.	Issue Date	Invention	Inventor

NOT APPLICABLE

U.S. PATENTS PENDING:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

NOT APPLICABLE

FOREIGN PATENTS ISSUED:

Patent No.	Issue Date	Invention	Inventor

NOT APPLICABLE

FOREIGN PATENTS PENDING:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

NOT APPLICABLE

SCHEDULE 1(g)(iii) TO

SECURITY AGREEMENT

U.S. COPYRIGHTS:

Title	Registration No.	Date of Issue	Registered Owner

NOT APPLICABLE

FOREIGN COPYRIGHT REGISTRATIONS:

Country	Title	Registration No.	Date of Issue

NOT APPLICABLE

PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

Title	Reference No.	Date of Application	Copyright Claimant

NOT APPLICABLE

PENDING FOREIGN COPYRIGHT REGISTRATION & APPLICATIONS:

Country	Title	Registration No.	Date of Issue

NOT APPLICABLE

SCHEDULE 4(b)

TO

SECURITY AGREEMENT

Locations of Equipment and Inventory

OWNER/LESSOR	STREET ADDRESS
~~Grand Palais Riverboat, Inc.~~

~~100 Westlake Avenue~~

~~Westlake, LA 70669 (Casino)~~

~~and~~

~~101 Westlake Avenue~~

~~Westlake, LA 70669 (Inn at the Isle)~~

~~and~~

~~102 Westlake Avenue~~

~~Westlake, LA 70669 (Hotel)~~

~~and~~

~~600 Emerson Road, Ste. 300~~

~~St. Louis, MO 63141~~

IOC - Boonville, Inc.	100 Isle of Capri Boulevard Boonville, MO 65233 (Casino & Barge & HR) and 17080 Klinton Drive Boonville, MO 65253 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC Davenport, Inc.	101 West River Drive Davenport, IA 52801 (Casino / Guest Services) and 1531 West River Drive, Davenport, IA 52802 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC Holdings, L.L.C.	600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC - Kansas City, Inc.	1800 East Front Street Kansas City, MO 64120 and 2904 Rochester Kansas City, MO 64120 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC - Lula, Inc.	777 Isle of Capri Parkway Lula, MS 38644 and

1225 Sure Grow Rd. Tunica, MS 38676 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC - Natchez, Inc.	53 Silver Street Natchez, MS 39210 (Offices) and 645 S. Canal Street Natchez, MS 39210 (Hotel) and 415 S. Canal Natchez, MS 39120 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
Isle of Capri Bettendorf, L.C.	1777 Isle Parkway Bettendorf, IA 52722 and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
Isle of Capri Casinos, Inc.	600 Emerson Road, Ste. 300 St. Louis, MO 63141 and 1635 Popps Ferry Rd., Ste. G Biloxi, MS 39532
Isle of Capri Marquette, Inc.

1118 West Main Street

McGregor, IA 52157 (Satellite Office)

and

99 Anti Monopoly

Marquette, IA 52158 (Casino & Barge)

and

100 Anti Monopoly

Marquette, IA 52158 (Pavilion)

and

~~103 Anti Monopoly~~

~~Marquette, IA 52158 (Hotel)~~

~~and~~

30325 128th Street — Hwy. 18W

Marquette, IA 52158 (Warehouse)

and

91 Water Street

Marquette, IA 52158 (Marina)

and

600 Emerson Road, Ste. 300

St. Louis, MO 63141

~~Riverboat Corporation of Mississippi~~	~~151 Beach Blvd. Biloxi, MS 39530 and 3294-A Warrior Drive Diberville, MS 39540 (Warehouse) and 600 Emerson Road, Ste. 300 St. Louis, MO 63141~~
~~Riverboat Services, Inc.~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~
IOC-Caruthersville, LLC	777 East 3rd Caruthersville, MO 63830 and ~~500 Walker Avenue Caruthersville, MO 63830 and~~ 600 Emerson Road, Ste. 300 St. Louis, MO 63141
~~IOC Services, LLC~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~
~~Isle of Capri Bettendorf Marina Corporation~~	~~1777 Isle Parkway Bettendorf, IA 52722 and 600 Emerson Road, Ste. 300 St. Louis, MO 63141~~
PPI, Inc.	1800 SW 3rd Street Pompano Park, ~~Florida~~FL 33069 and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC Black Hawk County, Inc.	777 Isle of Capri Blvd. Waterloo, IA 50701 and 1522 Flamming Dr. Suite 300 Waterloo IA 50701 and 114 Kyle St. Westlake, LA 70669 and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
St. Charles Gaming Company, Inc.	100 Westlake Avenue Lake Charles, LA 70669 (Casino) and 101 Westlake Avenue Westlake, LA 70669 (Inn at the Isle) and

102 Westlake Avenue

Westlake, LA 70669 (Hotel)

and

523 Miller Avenue (Storage)

Westlake, LA 70669

and

~~534 Miller Avenue~~

114 Kyle St.

Westlake, LA 70669 ~~(Capri College &~~

~~Training)~~

and

307 I-10 Service Road

Westlake, LA 70669 (Human Resources)

and

600 Emerson Road, Ste. 300

St. Louis, MO 63141

Isle of Capri Black Hawk, L.L.C.	401 Main Street Black Hawk, CO 80422 and ~~15870 West 6~~6140 W. 55th Avenue ~~Golden~~Arvada, CO ~~80401~~80002 (Warehouse)
~~Isle of Capri Black Hawk Capital Corp.~~	~~401 Main Street Black Hawk, CO 80422~~
IC Holdings Colorado, Inc.	401 Main Street Black Hawk, CO 80422
CCSC/Blackhawk, Inc.	340 Main Street Black Hawk, CO 80422 and 333 N. Main Street Black Hawk, CO 80422 (hotel)
IOC — Black Hawk Distribution Company, LLC	401 Main Street Black Hawk, CO 80422 and 600 Emerson Road, Ste. 300 St. Louis, MO 63141
Black Hawk Holdings, L.L.C.	600 Emerson Road, Ste. 300 St. Louis, MO 63141
~~Casino America of Colorado, Inc.~~	~~401 Main Street Black Hawk, CO 80422~~
Rainbow Casino-Vicksburg Partnership, L.P.	1380 Warrenton Road, Vicksburg, MS 39182
IOC-Cape Girardeau LLC	777 North Main Street Cape Girardeau, MO 63701(Casino) and 421 S. Middle Cape Girardeau, MO 63701 (Warehouse) and

600 Emerson Road, Suite 300 St. Louis, MO 63141
IOC-Vicksburg, Inc.	600 Emerson Road, Ste. 300 St. Louis, MO 63141
IOC-Vicksburg, L.L.C.	600 Emerson Road, Ste. 300 St. Louis, MO 63141

SCHEDULE 4(d)

TO

SECURITY AGREEMENT

Office Locations

ENTITY	State of Incorporation/ Formation	TAX I.D.	State Organizational ID Number	ADDRESS	Other Prior and Current Trade or Legal Names
~~Grand Palais Riverboat, Inc.~~	~~Louisiana 03/29/93~~	~~72-1235423~~	~~34430437D~~	~~100 Westlake Avenue Westlake, LA 70669~~	~~d/b/a Isle of Capri Casino Hotel Lake Charles~~
IOC - Boonville, Inc.	Nevada 07/26/93 Qualified to do business in MO 09/16/93	88-0303425	C8962-1993	100 Isle of Capri Boulevard Boonville, MO 65233	f/k/a Davis Gaming — Boonville, Inc. d/b/a Isle of Capri Casino Hotel Boonville
IOC Davenport, Inc.	Iowa 07/19/00	64-0928290	243099	101 W. River Dr. Davenport, IA 52801	d/b/a Rhythm City Casino Davenport
IOC Holdings, L.L.C.	Louisiana 11/13/00	64-0934982	35004835K	600 Emerson Road, Ste. 300 St. Louis, MO 631414	N/A
IOC - Kansas City, Inc.	Missouri 02/17/00	64-0921931	00480136	1800 East Front Street Kansas City, MO 64120	d/b/a Isle of Capri Casino Kansas City
IOC - Lula, Inc.	Mississippi 05/25/93	88-0301634	689002	777 Isle of Capri Parkway Lula, MS 38644	f/k/a Magnolia Lady, Inc. f/k/a Lady Luck Casino & Hotel d/b/a Isle of Capri Casino Hotel Lula
IOC - Natchez, Inc.	Mississippi 08/21/91	88-0277687	688169	53 Silver Street Natchez, ~~Ms~~MS 39120	f/k/a Lady Luck Mississippi, Inc. f/k/a Lady Luck Casino & Hotel — Natchez, MS d/b/a Isle of Capri Casino Hotel Natchez
IOC — PA, L.L.C	Pennsylvania 7/16/03	83-0380084	3156889	4067 National Pike/Hwy 40 Farmington PA 15437	d/b/a Lady Luck Casino Nemacolin
IOC Black Hawk County, Inc.	Iowa 09/22/03	83-0380482	284347	777 Isle of Capri Blvd. Waterloo, IA 50701	d/b/a Isle Casino Hotel Waterloo
IOC-Caruthersville, LLC	Missouri 04/21/99	36-4335059	LC0027462	777 East 3rd Caruthersville, MO 63830	f/k/a Aztar Missouri Riverboat Gaming Company, LLC d/b/a Lady Luck Casino Caruthersville
~~IOC Services, LLC~~	~~Delaware 10/15/02~~	~~54-2078201~~	~~3579540~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~	~~N/A~~
Isle of Capri Bettendorf, L.C.	Iowa 12/16/99	62-1810319	235137	1777 Isle Parkway Bettendorf, IA 52722	d/b/a Isle Casino Hotel Bettendorf
~~Isle of Capri Bettendorf Marina Corporation~~	~~Iowa 10/21/97~~	~~42-1466884~~	~~210919~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~	~~N/A~~
Isle of Capri Casinos, Inc.	Delaware 02/14/90	41-1659606	2222074	600 Emerson Road, Ste. 300 St. Louis, MO 63141 ~~1635~~1641 Popps Ferry Rd., Ste. G Biloxi, MS 39532 711 Washington Loop Biloxi, MO 39530	f/k/a Kana Corporation, Anubis II Corporation, and Casino America, Inc.

ENTITY	State of Incorporation/ Formation	TAX I.D.	State Organizational ID Number	ADDRESS	Other Prior and Current Trade or Legal Names
Isle of Capri Marquette, Inc.	Iowa 12/16/99	62-1810746	235140	100 Anti Monopoly Davenport, IA 52158~~/~~	d/b/a Lady Luck Casino Marquette
PPI, Inc.	Florida 11/15/94	65-0585198	D94000083372	1800 SW 3rd Street Pompano Park, ~~Florida~~FL 33069	d/b/a Isle Casino Racing Pompano Park
~~Riverboat Corporation of Mississippi~~	~~Mississippi 06/01/90~~	~~64-0795563~~	~~572523~~	~~151 Beach Blvd. Biloxi, MS 39530~~	~~d/b a Isle Casino Hotel Biloxi~~
~~Riverboat Services, Inc.~~	~~Iowa 11/27/90 Qualified to do business in MS 11/12/93 LA 09/07/93 MO 7/31/08~~	~~42-1360145~~	~~146759~~	~~600 Emerson Road, Ste. 300 St. Louis, MO 63141~~	~~N/A~~
St. Charles Gaming Company, Inc.	Louisiana 01/19/93	72-1235262	34424709D	100 Westlake Avenue Westlake, LA 70669	d/b/a Isle of Capri Casino Hotel Lake Charles
Isle of Capri Black Hawk, L.L.C.	Colorado 4/25/97 ~~Qualified to do business in MS 8/19/97~~	84-1422931	19971066760	401 Main Street Black Hawk, CO 80422	Isle Casino Hotel Black Hawk
~~Isle of Capri Black Hawk Capital Corp.~~	~~Colorado 7/16/1997 Qualified to do business in MS 8/19/97~~	~~91-1842690~~	~~19971112373~~	~~401 Main Street Black Hawk, CO 80422~~	~~N/A~~
IC Holdings Colorado, Inc.	Colorado 10/21/02	41-2068984	20021292597	401 Main Street Black Hawk, CO 80422	N/A
CCSC/Blackhawk, Inc.	Colorado 7/02/01	84-1602683	20011131773	401 Main Street Black Hawk, CO 80422	f/k/a Colorado Central Station Casino d/b/~~aLady~~a Lady Luck Black Hawk
IOC- Black Hawk Distribution Company, LLC	Colorado 2/22/02	95-4896277	20021045071	600 Emerson Road, Ste. 300 St. Louis, MO 63141	N/A
Black Hawk Holdings, L.L.C.	Colorado 1/23/08	26-1809618	20081045909	600 Emerson Road, Ste. 300 St. Louis, MO 63141	N/A
~~Casino America of Colorado, Inc.~~	~~Colorado 4/25/97 Qualified to do business in MS 8/19/97~~	~~91-1842688~~	~~19971066759~~	~~401 Main Street Black Hawk, CO 80422~~	~~N/A~~
IOC-Vicksburg, Inc.	Delaware 03/25/10 Qualified to do business in MS 4/16/10	27-2281521	4804238	600 Emerson Road, Ste. 300 St. Louis, MO 63141	a/k/a IOC- Vicksburg GP, Inc (in MS only).
IOC-Vicksburg, L.L.C.	Delaware 03/25/10 Qualified to do business in MS 4/16/10	27-2281675	4804353	600 Emerson Road, Ste. 300 St. Louis, MO 63141	N/A
Rainbow Casino-Vicksburg Partnership, L.P.	Mississippi 09/14/93	64-0844165	601704	1380 Warrenton Road, Vicksburg, MS 39182	~~N~~d/~~A~~b/a Lady Luck Casino Vicksburg
IOC-Cape Girardeau LLC	Missouri 07/09/07	27-3047637	LC0828242	777 North Main Street Cape Girardeau, MO 63701 600 Emerson Rd. Ste 300 St. Louis, MO 63141	f/k/a Midwest Region Development, LLC d/b/a Isle Casino Cape Girardeau

SCHEDULE 4(e)

TO

SECURITY AGREEMENT

OTHER NAMES

See Schedule 4(d)

SCHEDULE 4(i)

TO

SECURITY AGREEMENT

Filing Offices

ENTITY	FILING OFFICE
~~Grand Palais Riverboat, Inc. (Louisiana corporation)~~	~~Calcasieu Parish, Louisiana~~
IOC - Boonville, Inc. (Nevada Corporation)	Nevada Secretary of State
IOC Davenport, Inc. (Iowa corporation)	Iowa Secretary of State
IOC Holdings, L.L.C. (Louisiana limited liability company)	Calcasieu Parish, Louisiana
IOC - Kansas City, Inc. (Missouri corporation)	Missouri Secretary of State - UCC Division
IOC - Lula, Inc. (Mississippi corporation)	Mississippi Secretary of State
IOC - Natchez, Inc. (Mississippi corporation)	Mississippi Secretary of State
IOC Black Hawk County, Inc. (Iowa Corporation)	Iowa Secretary of State
~~IOC Services, LLC (Delaware limited liability company)~~	~~Delaware Secretary of State~~
IOC-Caruthersville, LLC (Missouri limited liability company)	Missouri Secretary of State - UCC Division
Isle of Capri Bettendorf, L.C. (Iowa limited liability company)	Iowa Secretary of State
~~Isle of Capri Bettendorf Marina Corporation (Iowa corporation)~~	~~Iowa Secretary of State~~
Isle of Capri Casinos, Inc. (Delaware corporation)	Delaware Secretary of State
Isle of Capri Marquette, Inc. (Iowa corporation)	Iowa Secretary of State
PPI, Inc. (Florida corporation)	Florida Secretary of State
~~Riverboat Corporation of Mississippi (Mississippi corporation)~~	~~Mississippi Secretary of State~~
~~Riverboat Services, Inc. (Iowa corporation)~~	~~Iowa Secretary of State~~
St. Charles Gaming Company, Inc. (Louisiana corporation)	Calcasieu Parish, Louisiana
Isle of Capri Black Hawk, L.L.C. (Colorado limited liability company)	Colorado Secretary of State
~~Isle of Capri Black Hawk Capital Corp.~~	~~Colorado Secretary of State~~
IC Holdings Colorado, Inc. (Colorado corporation)	Colorado Secretary of State
CCSC/Blackhawk, Inc. (Colorado corporation)	Colorado Secretary of State
IOC- Black Hawk Distribution Company, LLC (Colorado limited liability company)	Colorado Secretary of State
Black Hawk Holdings, L.L.C.	Colorado Secretary of State

(Colorado limited liability company)
~~Casino America of Colorado, Inc.~~IOC — PA, L.L.C (Pennsylvania limited liability company)	~~Colorado Secretary~~Pennsylvania Department of State
IOC-Vicksburg, Inc. (Delaware corporation)	Delaware Secretary of State
IOC-Vicksburg, L.L.C. (Delaware limited liability company)	Delaware Secretary of State
Rainbow Casino-Vicksburg Partnership, L.P. (Mississippi limited partnership)	Mississippi Secretary of State
IOC-Cape Girardeau LLC (Missouri limited liability company)	Missouri Secretary of State - UCC Division

SCHEDULE 4(j)

TO

SECURITY AGREEMENT

VESSELS/AIRCRAFT

Vessels

1.	Grand Palais (Westlake, Louisiana)

~~2. Crown Casino (Westlake, Louisiana)~~

2.	~~3.~~ Bettendorf Capri (Bettendorf, Iowa)

3.	~~4.~~ Miss Marquette (Marquette, Iowa)

4.	~~5.~~ Lady Luck Country (Lula/Coahoma, Mississippi)

5.	~~6.~~ Lady Luck Rhythm & Blues (Lula/Coahoma, Mississippi)

6.	~~7.~~ Lady Luck Rhythm & Blues II (Lula/Coahoma, Mississippi)

7.	~~8.~~ Lady Luck I (Natchez, Mississippi)

8.	~~9.~~ Isle of Boonville (Boonville, Missouri)

9.	~~10.~~ Treble Clef (Davenport, Iowa)

10.	~~11.~~ City of Caruthersville (Caruthersville, Missouri)

11.	~~12.~~ Creole5 (Vicksburg, MS)

12.	~~13.~~ Creole 6 (Vicksburg, MS)

Aircraft

None.

SCHEDULE 4(k)

TO

SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS/ LETTER OF CREDIT RIGHTS

Commercial Tort Claims

~~1. Riverboat Corporation of Mississippi filed a claim on November 22, 2010 against BP for losses arising from the oil spill in the gulf.~~

~~2.~~ Isle of Capri Casinos, Inc. vs~~. Florida Gaming~~ Freedom Financial Corporation ~~and Florida Gaming Centers, Inc.:~~

~~Two lawsuits were filed by Isle of Capri Casinos, Inc. against Florida Gaming Centers, Inc. and Florida Gaming Corp.; one in St. Lucie County and one in Palm Beach County.  The Palm Beach County action is the main suit, and it seeks to recover under the $3 million promissory note and pledge agreement.  The pledge agreement pledges Florida Gaming Centers’ stock and it parimutuel permit with the State of Florida.  In addition, it seeks to recover $358,000 owed to Isle of Capri Casinos, Inc. under the Simulacast Wagering Agreement between Florida Gaming Centers, Inc., Florida Gaming Corp. and Isle of Capri Casinos, Inc.  This action was filed on February 17, 2010.  The St. Lucie action seeks to foreclose a mortgage on the property on which the defendants’ parimutuel facility is located, which secures the $3 million promissory note.  This action was filed on March 5, 2011.~~

A lawsuit filed in Floyd County, Indiana circuit court seeking collection of approximately $2.5 million of principle, interest and other charges related to the investment listed on Schedule 7.3 of the Credit Agreement schedules.

Letter-of-Credit Rights

None.

Attachment 4

REVOLVING LOAN LENDERS

[See attached]

(in Actual $)

Isle of Capri Casinos, Inc. - Revolving Credit Facility Allocations

Lender	Total Revolver Allocation	% of Total
Wells Fargo Bank	$85,000,000.00	28.33%
Credit Suisse	50,000,000.00	16.67%
Deutsche Bank	50,000,000.00	16.67%
US Bank	50,000,000.00	16.67%
Capital One	35,000,000.00	11.67%
Mutual of Omaha	15,000,000.00	5.00%
One West Bank	15,000,000.00	5.00%
Total	$300,000,000.00	100.00%

“JLA” denotes Joint Lead Arranger